UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

HERITAGE-CRYSTAL CLEAN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

August 31, 2023

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Heritage-Crystal Clean, Inc. (which we refer to as “Crystal Clean,” the “Company,” “we,” “us” and “our”), to be held on Tuesday, October 10, 2023, at 9:00 a.m. Central Time at 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192.

At the special meeting, you will be asked to consider and vote upon (1) a proposal to adopt the Agreement and Plan of Merger, dated as of July 19, 2023 (which we refer to as the “merger agreement”), by and among JFL-Tiger Acquisition Co., Inc. (which we refer to as “Parent”), JFL-Tiger Merger Sub, Inc., a wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”), and Crystal Clean, pursuant to which, Merger Sub will merge with and into Crystal Clean (which we refer to as the “merger”), with Crystal Clean surviving the merger and becoming a wholly-owned subsidiary of Parent, (2) a non-binding advisory proposal to approve specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger, and (3) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

If the merger is completed, you will be entitled to receive $45.50 in cash, without interest, subject to applicable withholding taxes, for each share of Company common stock you own as of immediately prior to the effective time of the merger other than any shares as to which appraisal rights have been perfected (and not withdrawn or lost) in accordance with applicable law (which will be cancelled and converted into the right to receive a payment determined in accordance with Section 262 of the Delaware General Corporation Law).

The board of directors of Crystal Clean (the “Board”) has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Crystal Clean and its stockholders, and deemed and declared it advisable and in the best interests of the Company to enter into the merger agreement and authorized and approved the execution, delivery and performance by Crystal Clean of the merger agreement and the consummation of the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement, (ii) “FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger, and (iii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about Crystal Clean from documents we file with the Securities and Exchange Commission (which we refer to as the “SEC”) from time to time.

For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean present at the special meeting, whether in person or by proxy. Whether or not you expect to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in street name, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of not less than 75% of the shares of Company common stock issued and outstanding at the close of business on August 28, 2023. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the internet or by telephone or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you have any questions or need assistance voting your shares of Company common stock, please contact Mackenzie Partners, our proxy solicitor, by calling (800) 322-2885 toll-free. Thank you for your support of Crystal Clean.

Sincerely,

Brian J. Recatto

President, Chief Executive Officer and director

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated August 31, 2023 and is being sent on or about August 31, 2023 to stockholders of record of Crystal Clean on the record date.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Heritage-Crystal Clean, Inc. (which we refer to as “Crystal Clean” the “Company, “we,” “us” or “our”), is to be held on Tuesday, October 10, 2023, at 9:00 a.m. Central Time at 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192. At the special meeting you will be asked to consider and vote upon the following proposals:

1.

to adopt the Agreement and Plan of Merger, dated as of July 19, 2023 (which we refer to as the “merger agreement”), by and among JFL-Tiger Acquisition Co., Inc., a Delaware corporation (which we refer to as “Parent”), JFL-Tiger Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”) and Crystal Clean, pursuant to which Merger Sub will merge with and into Crystal Clean (which we refer to as the “merger”), and Crystal Clean will become a wholly-owned subsidiary of Parent;

2.	to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger; and

3.

to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by stockholders holding not less than 75% of the shares of Company common stock issued and outstanding at the close of business on August 28, 2023 (which we refer to as the “record date”).

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy or voting instructions by telephone or the internet prior to the special meeting to ensure that your shares of Company common stock will be represented and voted at the special meeting if you are unable to attend.

For Crystal Clean to consummate the merger, stockholders holding not less than 75% of the shares of Company common stock issued and outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. Failure to submit a signed proxy card, grant a proxy by phone or the internet or to vote in person by ballot at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. For more information concerning the special meeting, the merger agreement and the merger, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock, present or represented by proxy at the special meeting and entitled to vote thereon, so long as a quorum is present. An abstention from voting will have the same effect as a vote “AGAINST” such proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, so long as a quorum is otherwise present.

The affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock, present or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve one or more adjournments of the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.

Only stockholders of record at the close of business on August 28, 2023 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 2000 Center Drive, Suite East C300, Hoffman Estates, Illinois 60192 during regular business hours for a period of at least ten (10) days before the special meeting and at the place of the special meeting during the meeting.

The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement, (ii) “FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger and (iii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

By Order of the Board of Directors,

Brian J. Recatto

President, Chief Executive Officer and director

August 31, 2023

Hoffman Estates, Illinois

i

ii

SUMMARY

This Summary, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement and does not contain all of the information that may be important to you. You should read carefully the entire proxy statement and the additional documents referred to in this proxy statement for a more complete understanding of the matters being considered at the special meeting. This summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this summary. This proxy statement is dated August 31, 2023 and is first being sent to stockholders of record on or about August 31, 2023.

In this proxy statement, the terms “Crystal Clean,” the “Company,” “we,” “us” and “our” refer to Heritage-Crystal Clean, Inc. and, where appropriate, its subsidiaries. We refer to JFL-Tiger Acquisition Co., Inc. as “Parent” and JFL-Tiger Merger Sub, Inc. as “Merger Sub.” All references to the “merger” refer to the merger of Merger Sub with and into Crystal Clean, with Crystal Clean continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, and all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of July 19, 2023, as it may be amended from time to time, by and among Crystal Clean, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement. Crystal Clean, following the consummation of the merger, is sometimes referred to as the “surviving corporation.”

Parties Involved in the Merger (page 33)

Heritage-Crystal Clean, Inc.

The Company provides parts cleaning, used oil re-refining, hazardous and non-hazardous waste disposal, emergency and spill response, and industrial and field services to vehicle maintenance businesses, manufacturers and other industrial businesses, as well as utilities and governmental entities. The Company owns and operates a used oil re-refinery where it re-refines used oils and sells high quality base oil for use in the manufacture of finished lubricants as well as other re-refinery products. The Company also has multiple locations where it dehydrates used oil. The oil processed at these locations is primarily sold as recycled fuel oil. The Company also operates twelve non-hazardous waste processing facilities, as well as five antifreeze recycling facilities at which it produces virgin-quality antifreeze. The Company’s locations are in the United States and Ontario, Canada. The Company conducts its primary business operations through Heritage-Crystal Clean, LLC, its wholly owned subsidiary, and all intercompany balances have been eliminated in consolidation. The Company’s principal executive offices are located at 2000 Center Drive, Suite East C300, Hoffman Estates, Illinois 60192, and its telephone number is (847) 836-5670.

Crystal Clean is a Delaware corporation and the Company common stock, par value $0.01 per share (which we refer to as “Company common stock”), trades on the NASDAQ Global Select Market (which we refer to as “Nasdaq”), under the symbol “HCCI.”

JFL-Tiger Acquisition Co., Inc.

JFL-Tiger Acquisition Co., Inc., a Delaware corporation (which we refer to as “Parent”) was formed on June 28, 2023, for the purpose of engaging in the transactions contemplated by the merger agreement, including the merger and the related transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the financing in connection with the merger. Parent’s principal executive offices are located at c/o J.F. Lehman & Company, 110 East 59th Street, 27th Floor New York, New York 10022. Parent’s telephone number is (212) 634-0100.

JFL-Tiger Merger Sub, Inc.

JFL-Tiger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”), was formed by Parent on June 28, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Crystal Clean and will cease to exist. Merger Sub’s principal executive offices are located at c/o J.F. Lehman & Company, 110 East 59th Street, 27th Floor New York, New York 10022. Merger Sub’s telephone number is (212) 634-0100.

Parent and Merger Sub are each affiliated with J.F. Lehman & Company (which we refer to as “JFLCO”). JFLCO is a leading private equity investment firm focused on the aerospace, defense, maritime and environmental sectors.

In connection with the transactions contemplated by the merger agreement, JFL Equity Investors VI, L.P., an affiliate of JFLCO (which we refer to as the “JFLCO Equity Investor”), has provided Parent with an equity commitment, which will be available, together with the debt financing (as described in this proxy statement), the equity commitment from certain investment affiliates of HarbourVest Partners (which, collectively, we refer to as the “HVP Equity Investors,” and which, together with the JFLCO Equity Investor, we refer to collectively as the “Equity Investors”) and cash on hand at Crystal Clean (if any) as of the closing of the merger, to fund the aggregate merger consideration and to pay the costs, fees, expenses and other amounts arising in connection with the transactions contemplated by the merger agreement.

The HVP Equity Investors are each affiliated with HarbourVest Partners. HarbourVest Partners is an independent, global private markets firm with 40 years of experience and more than $106 billion of assets under management as of December 31, 2022.

For more information, see the section entitled “The Merger—Financing of the Merger” beginning on page 61 of this proxy statement.

The Merger (page 33)

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (which we refer to as the “merger agreement”), which was entered into on July 19, 2023, by and among Parent, Merger Sub and Crystal Clean. Pursuant to the merger agreement, Merger Sub will merge with and into Crystal Clean (which we refer to as the “merger”) with Crystal Clean surviving the merger and becoming a wholly-owned subsidiary of Parent. If the merger is completed, you will be entitled to receive $45.50 in cash, without interest (which we refer to as the “per share merger consideration”), subject to applicable withholding taxes, for each share of Company common stock you own as of immediately prior to the effective time of the merger (which we refer to as the “effective time”) other than any shares as to which appraisal rights have been perfected (and not withdrawn or lost) in accordance with applicable law (which will be cancelled and converted into the right to receive a payment determined in accordance with Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”)).

The Support Agreements (page 93)

In connection with the execution of the merger agreement, (a) Fred Fehsenfeld, Jr. and Jim Schumacher, each solely in his capacity as a stockholder of Crystal Clean and not in his capacity as a director of Crystal Clean, and certain other stockholders of Crystal Clean (including The Heritage Group), in their capacities as stockholders of Crystal Clean, which stockholders collectively hold approximately 26.7% of the outstanding shares of Company common stock in the aggregate, and (b) Brian Recatto, solely in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of Crystal Clean, who holds approximately 3.1% of the outstanding shares of Company common stock, entered into Voting and Support Agreements (which we refer to as the “support agreements”) pursuant to which they agreed, among other things, to vote all of their respective shares of Company common stock in favor of the adoption of the merger agreement and against certain actions that would prevent, interfere with or delay the consummation of the merger. See “The Support Agreements” beginning on page 92 of this proxy statement.

The Special Meeting (page 27)

The special meeting will be held on Tuesday, October 10, 2023, at 9:00 a.m. Central Time at 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192.

Record Date and Quorum (page 27)

Only individuals who were Crystal Clean stockholders of record at the close of business on August 28, 2023 (which we refer to as the “record date”) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the shares of Company common stock issued and outstanding at the close of business on the record date will constitute a quorum, permitting Crystal Clean to conduct its business at the special meeting.

Required Vote (page 28)

Holders of Company common stock are entitled to one vote on each proposal submitted to a vote at the special meeting for each share of Company common stock they own at the close of business on the record date.

For Crystal Clean to complete the merger, stockholders holding not less than 75% of the shares of Company common stock issued and outstanding at the close of business on the record date, present in person or represented by proxy at the special meeting at which a quorum is present, must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Company common stock or an abstention from voting on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee, and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

For stockholders to approve, on a non-binding advisory basis, the proposal regarding specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger, stockholders holding not less than a majority of the shares of Company common stock present in person or represented by proxy at the special meeting at which a quorum is present and entitled to vote thereon, must vote “FOR” the proposal to approve, on a non-binding advisory basis, the specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger. An abstention from voting on such proposal will have the same effect as a vote “AGAINST” such proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, so long as a quorum is otherwise present.

For stockholders to adjourn the special meeting, stockholders holding not less than a majority of the shares of Company common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present, must vote “FOR” the proposal to adjourn the special meeting. An abstention from voting on the proposal to adjourn the special meeting will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.

At the close of business on the record date, there were 24,342,717 shares of Company common stock issued and outstanding.

In connection with the execution of the merger agreement, (a) Fred Fehsenfeld, Jr. and Jim Schumacher, each solely in his capacity as a stockholder of Crystal Clean and not in his capacity as a director of Crystal Clean, and certain other stockholders of Crystal Clean (including The Heritage Group), in their capacities as stockholders of Crystal Clean, which stockholders collectively hold approximately 26.7% of the outstanding shares of Company common stock in the aggregate, and (b) Brian Recatto, solely in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of Crystal Clean, who holds approximately 3.1% of the outstanding shares of Company common stock, entered into the support agreements pursuant to which they agreed, among other things, to vote all of their respective shares of Company common stock in favor of the adoption of the merger agreement and against certain actions that would prevent, interfere with or delay the consummation of the merger. See “The Support Agreements” beginning on page 93 of this proxy statement. We currently expect that Crystal Clean’s other directors and executive officers will vote their shares of Company common stock, representing, at the close of business on the record date, approximately 1.7% of the issued and outstanding shares of Company common stock, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting. However, other than Messrs. Fehsenfeld, Jr., Schumacher and Recatto’s obligations under the support agreements, our directors and executive officers are under no obligation to do so.

How to Vote Your Shares (page 32)

If you are a stockholder of record, you may vote your shares using one of the four (4) methods described below.

•	Vote by Internet—www.proxyvote.com

Before the special meeting use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the 16-digit control number found on your proxy card or voting instruction form;

•	Vote by Telephone—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions;

•	Vote by Mail

You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope at least two business days before the meeting date; or

•	Vote in Person

You may also vote in person at the special meeting.

If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote. If you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote.

Closing of the Merger (page 69)

The merger agreement provides that the closing of the merger (which we refer to as the “closing”) will take place at 9:00 a.m. Eastern Time, on the date that is two (2) business days (except if the last of the conditions to closing to be satisfied is either the consummation of the merger not being restrained, enjoined, or otherwise prohibited by any governmental authority or the expiration or termination of the applicable waiting period under the HSR Act, then four (4) business days) after satisfaction or, to the extent permitted under the merger agreement, waiver of all conditions to the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted thereunder) of such conditions), unless the merger agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.

As soon as practicable on the closing date of the merger (which we refer to as the “closing date”), Crystal Clean and Parent will cause a certificate of merger to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided under the DGCL. The merger will become effective on such date and at such time when the certificate of merger has been filed with the Secretary of State of the State of Delaware or on such later date or at such later time as may be agreed to by Crystal Clean, Parent and Merger Sub and is specified in the certificate of merger.

Conditions to the Merger (page 87)

The respective obligations of the Company, Parent and Merger Sub, as applicable, to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver of, at or prior to the closing, of the following conditions:

•	adoption of the merger agreement by the affirmative vote of the holders of not less than 75% of the issued and outstanding shares of Company common stock at the close of business on the record date;

•

no governmental authority having jurisdiction over any party to the merger agreement shall have entered or issued any order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger, and no applicable law shall have been enacted or adopted that makes consummation of the merger illegal or otherwise prohibited; and

•	the applicable waiting period (and any extension thereof) applicable to the merger under the HSR Act shall have expired or been terminated.

The respective obligations of Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent of, at or prior to the closing, of the following additional conditions:

•	the representations and warranties of the Company:

○

regarding the authorized share capital of the Company and issued and outstanding equity (including Company equity awards) shall be true and correct in all respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date, in each case other than de minimis inaccuracies (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date other than de minimis inaccuracies);

○

regarding corporate organization, corporate authority relative to the merger agreement, information regarding Company equity awards, and brokers’ fees resulting from the merger shall be true and correct in all material respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date); and

○

regarding each of the other matters set forth in the merger agreement, disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for those instances in which the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company material adverse effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties; Material Adverse Effect”);

•

the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with and by the Company under the merger agreement at or prior to the closing;

•	since the date of the merger agreement, no Company material adverse effect shall have occurred and be continuing; and

•

Parent shall have received a certificate validly signed on behalf of the Company by a duly authorized executive officer of the Company certifying that the conditions set forth above have been satisfied.

The obligations of the Company to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver, at or prior to the closing, of the following additional conditions:

•	the representations and warranties of Parent and Merger Sub:

○

regarding corporate existence and power, corporate authority relative to the merger agreement, and brokers’ fees resulting from the merger shall be true and correct in all material respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date); and

○

regarding each of the representations and warranties of Parent and Merger Sub set forth in the merger agreement that are not described in the bullet above, disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for those instances in which the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent material adverse effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties; Material Adverse Effect”);

•	Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing; and

•	the Company shall have received a certificate validly signed on behalf of Parent by a duly authorized officer of Parent certifying that the conditions set forth above have been satisfied.

For more information, please see “The Merger Agreement—Other Covenants and Agreements—Conditions to the Merger” beginning on page  87 of this proxy statement.

Effect on Crystal Clean if the Merger is Not Consummated (page 34)

If the merger agreement is not adopted by the Company stockholders, or if the merger is not consummated for any other reason:

•	the Company stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company common stock pursuant to the merger agreement; and

•

Crystal Clean will remain an independent public company, Company common stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and Crystal Clean will continue to file periodic reports with the SEC.

In addition, if the merger is not consummated under certain special circumstances set forth in the merger agreement and described herein under “The Merger Agreement—Termination”, Crystal Clean may be required to pay Parent a termination fee equal to $42,331,515 (and it would have been required to pay a termination fee of $23,584,701 if the merger agreement had been terminated before the go-shop period ended at 11:59 p.m. New York City time on August 23, 2023 or in connection with entering into certain transactions with an excluded person after the expiration of the go-shop period), and Parent may be required to pay Crystal Clean a termination fee of $72,568,311 under certain other circumstances, upon the termination of the merger agreement. For more information, please see “The Merger—Effect on Crystal Clean if the Merger is Not Consummated” beginning on page 34 of this proxy statement.

Recommendation of the Board and Reasons for the Merger (page 44)

The Board unanimously recommends that Crystal Clean stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the other proposals to be considered at the special meeting. For a description of the reasons considered by the Board in deciding to recommend the adoption of the merger agreement, see the section entitled “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 44 of this proxy statement.

Opinion of Stifel, Nicolaus & Company, Incorporated (page 48)

Crystal Clean requested the opinion of Stifel, Nicolaus & Company, Incorporated (which we refer to as “Stifel”), as to the fairness, from a financial point of view, to the holders of shares of Company common stock (other than Fred Fehsenfeld, Jr., Jim Schumacher and Brian Recatto, each in his capacity as a stockholder of the Company, and all other stockholders of the Company that are executing the support agreements in favor of the adoption of the merger agreement, which we refer to as the “excluded holders”) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement. Stifel delivered an opinion dated July 19, 2023 to the Board to the effect that, as of July 19, 2023, and subject to the limitations, qualifications and assumptions set forth in such opinion, the merger consideration to be received by holders of Crystal Clean common stock (other than the excluded holders) in the merger pursuant to the merger agreement is fair, to such holders of shares, from a financial point of view. The opinion was for the information of, and was directed to, the Board (in its capacity as such) in connection with its consideration of the fairness, from a financial point of view, to the holders of Company common stock (other than the excluded holders) of the per share merger consideration to be received by such holders in the merger pursuant to the merger agreement. The opinion did not address the underlying business decision of the Company to engage in the merger or enter into the merger agreement, nor does it constitute a recommendation to the Board in connection with the merger, and it does not constitute a recommendation to any holder of Company common stock or any stockholder of any other entity as to how to vote in connection with the merger or any other matter.

For a description of the opinion that the Board received from Stifel, see “The Merger—Opinion of Stifel, Nicolaus & Company, Incorporated” beginning on page 48 of this proxy statement.

Treatment of the Company’s Equity Awards and Company ESPP (page 71)

Immediately prior to the effective time, by virtue of the merger, each Company restricted stock award (which we refer to as “restricted stock awards”) granted under the Company’s 2019 Incentive Award Plan (which we refer to as the “Company Equity Plan”) will become fully vested and the restrictions with respect to such restricted stock awards will lapse. All restricted stock awards will be treated in the merger in the same manner as the other shares of the Company common stock (i.e., they will be cancelled and automatically converted into the right to receive the per share merger consideration, subject to applicable withholding taxes).

Immediately prior to the effective time, by virtue of the merger, each award of restricted stock units (which we refer to as “Company RSUs” and together with restricted stock awards, “Company equity awards”) granted under the Company Equity Plan that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (x) the per share merger consideration and (y) the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.

The Company will take all necessary actions pursuant to the terms of the Company’s Employee Stock Purchase Plan of 2008 (which we refer to as the “Company ESPP”) to (i) provide that (A) the commencement of any future offering period will be suspended following the date of the merger agreement under the Company ESPP unless and until the merger agreement is terminated, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP during the current offering period from those in effect as of the date of the merger agreement, (C) except to the extent required by applicable law, no individual participating in the Company ESPP will be permitted to make separate non-payroll contributions to the Company ESPP, (D) no individuals will commence participation in the Company ESPP during the period from the date of the merger agreement through the earlier of the effective time or the date the merger agreement is validly terminated, and (E) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is no later than two (2) business days prior to the effective time (with any participant payroll deductions not applied to the purchase of shares of Company common stock returned to the participant), and (ii) terminate the Company ESPP effective immediately prior to the effective time.

Interests of Crystal Clean’s Directors and Executive Officers in the Merger (page 59)

The directors and executive officers of Crystal Clean have interests in the merger that may be different from, or in addition to, the interests of Crystal Clean stockholders generally. These interests are described in more detail in the section entitled “The Merger—Interests of Crystal Clean’s Directors and Executive Officers in the Merger” beginning on page 59 of this proxy statement. The Board was aware of these interests prior to the execution of the merger agreement and considered them, among other matters, in approving the merger agreement and in determining to recommend that the stockholders adopt the merger agreement. These interests may include the following, among others:

•	the accelerated vesting and cash-out of Company equity awards;

•	certain transaction-based bonus payments;

•	the entitlement of the executive officers to receive severance benefits under their respective employment agreements upon a qualifying termination of employment following the completion of the merger;

•	Section 280G gross up payments; and

•	continuation of indemnification, directors’ and officers’ liability insurance.

Financing of the Merger (page 61)

The obligation of Parent and Merger Sub to consummate the merger is not subject to a financing condition. Parent plans to fund the transactions contemplated by the merger agreement (including payment of the aggregate consideration, repayment of Crystal Clean’s existing revolving credit facility and payment of the costs, fees, expenses and other amounts arising in connection with the transactions contemplated by the merger agreement) with committed equity and debt financing, together with available cash on the Company’s balance sheet (if any), as described below.

In connection with the execution and delivery of the merger agreement, Parent entered into equity commitment letters, each dated as of July 19, 2023, with (a) the JFLCO Equity Investor and (b) the HVP Equity Investors, respectively (which letters we refer to as the “equity commitment letters”). The JFLCO Equity Investor and HVP Equity Investors have, severally but not jointly, committed to contribute to Parent an aggregate amount in cash of up to $551,400,000 upon the terms and subject to conditions set forth in the equity commitment letters, which equity commitments will be used by Parent, together with the debt financing described below, and available cash on our balance sheet (if any), to fund Parent’s obligations under the merger agreement. The Equity Investors’ equity commitments are subject only to the satisfaction or waiver of the conditions to Parent and Merger Sub’s obligations to effect the consummation of the merger as set forth in the merger agreement and the prior or substantially concurrent funding of the debt financing (or any alternate debt financing in accordance with the merger agreement) as contemplated by the merger agreement. Crystal Clean is an express third-party beneficiary of the equity commitment letters and is entitled to enforce Parent’s right to cause the commitments under the equity commitment letters to be funded to Parent in accordance with the equity commitment letters subject to the limitations and conditions set forth in the equity commitment letters.

In addition, in connection with the execution and delivery of the merger agreement, Parent has entered into a debt commitment letter, dated as of July 19, 2023, as amended and restated on August 9, 2023 (which we refer to as the “debt commitment letter”), with Jefferies Finance LLC (which we refer to as “Jefferies”), Sumitomo Mitsui Banking Corporation (which we refer to as “Sumitomo”) and the other commitment party thereto (which together with Jefferies and Sumitomo and any additional commitment party joining the committed debt financing, we refer to as the “debt financing sources”). Pursuant to the debt commitment letter, the debt financing sources have committed to provide Parent, severally but not jointly, subject to the terms and conditions set forth in the debt commitment letter, debt financing consisting of a senior secured first lien term loan facility (which we refer to as the “term facility”) and a senior secured first lien revolving credit facility (the “revolving credit facility” and which, together with the term facility, we refer to as the “credit facilities”), which credit facilities may be used (a) in the case of the term facility, to finance all or a portion of the transactions contemplated by the merger agreement, and (b) in the case of the revolving credit facility, to finance a portion of the transactions contemplated by the merger agreement and, from and after the closing, to finance working capital needs and other general corporate purposes. The debt financing sources’ obligations to provide the debt financing under the debt commitment letter are subject to customary conditions. The commitments under the debt commitment letter expire on the earliest of (i) March 7, 2024, (ii) the valid termination of the merger agreement by Parent or with Parent’s consent, (iii) the occurrence of the closing without the use of the credit facilities and (iv) the date Parent delivers notice of termination of the commitments under the credit facilities, subject to any extension agreed by the debt financing sources.

For more information, please see the section entitled “The Merger—Financing of the Merger” beginning on page 61 of this proxy statement.

Limited Guarantee (page 62)

The JFLCO Equity Investor provided a limited guarantee in favor of Crystal Clean (which we refer to as the “limited guarantee”) with respect to certain obligations of Parent and Merger Sub under the merger agreement, including a guarantee of payment of the Parent termination fee and certain other reimbursement obligations that may be owed by Parent pursuant to the merger agreement, subject to an aggregate maximum cap equal to the amount of the Parent termination fee plus any amounts in respect of reimbursement obligations of Parent and Merger Sub under the merger agreement for certain costs, expenses or losses incurred by Crystal Clean and its subsidiaries. For more information, please see the section entitled “The Merger—Limited Guarantee” beginning on page 62 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger (page 63)

The exchange of shares of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a Crystal Clean stockholder that is a U.S. holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this proxy statement) generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Company common stock exchanged therefor. With respect to a Crystal Clean stockholder that is a non-U.S. holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this proxy statement), the exchange of shares of Company common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States or Crystal Clean is, or was during the relevant period, a “United States real property holding corporation” within the meaning of 897(c)(2) of the Code. Backup withholding may apply to the cash payments made pursuant to the merger unless the Crystal Clean stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form).

Each Crystal Clean stockholder is urged to read the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this proxy statement, and to consult its tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger in light of its particular circumstances and any consequences arising under any state, local or non-U.S. tax law or tax treaties.

Regulatory Clearances (page 66)

Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), has expired or been terminated. Crystal Clean and Parent filed or caused to be filed their respective HSR Act notifications on August 2, 2023.

Appraisal Rights (page 101)

Under the DGCL, Crystal Clean stockholders and beneficial owners who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Crystal Clean before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. A copy of Section 262 of the DGCL is also accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

The content of the website referred to above is not incorporated into this proxy statement. Further, our reference to the URL for this website is intended to be an inactive textual reference only.

De-listing and De-registration of Company common stock (page 66)

If the merger is completed, Company common stock will be de-listed from Nasdaq and de-registered under the Exchange Act.

Go-Shop; Unsolicited Proposals (page 77)

For purposes of this proxy statement, each of “acceptable confidentiality agreement,” “acquisition proposal” and “superior proposal” is defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Go-Shop; Unsolicited Proposals” beginning on page 77 of this proxy statement.

Beginning on the date of the merger agreement and continuing until 11:59 p.m. Eastern Time on August 23, 2023 (which we refer to as the “go-shop period”), the Company and its representatives had the right to, subject to certain conditions in the merger agreement: (1) solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an alternative acquisition proposal from third parties; (2) furnish non-public information to such third parties in connection with any such proposal; and (3) participate in discussions or negotiations with third parties with respect to such proposals.

Since the expiration of the go-shop period at 11:59 p.m. Eastern Time on August 23, 2023, the Company has been restricted from soliciting alternative acquisition proposals, engaging in discussions or negotiations with respect to such proposals or providing non-public information in connection with such proposals, subject to certain limited exceptions to permit the Board to comply with its fiduciary duties.

In the event that the Board receives an alternative acquisition proposal that it determines to be a superior proposal in accordance with the terms of the merger agreement, the Company may, subject to compliance with requirements to provide notice to and a period for Parent to match such proposal, payment of the Company termination fee by the Company to Parent described below and other conditions and requirements set forth in the merger agreement, withdraw its recommendation in favor of the adoption of the merger agreement and terminate the merger agreement to accept the applicable superior proposal.

Additionally, subject to certain customary “fiduciary exceptions,” the Board is not permitted to withdraw, qualify, amend or modify, in each case in any manner adverse to Parent or Merger Sub, its recommendation that the Company’s stockholders adopt the merger agreement.

For a more complete description, please see the section entitled “The Merger Agreement—Other Covenants and Agreements—Go-Shop; Unsolicited Proposals” beginning on page 77 of this proxy statement.

Company Board Recommendation; Adverse Recommendation Change; Fiduciary Exception (page 80)

For purposes of this proxy statement, each of “adverse recommendation change” and “intervening event” is defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Company Board Recommendation Change; Adverse Recommendation Change; Fiduciary Exception” beginning on page 80 of this proxy statement.

As described above, the Board has made the recommendation that the Company stockholders vote “FOR” the proposal to adopt the merger agreement. Under the merger agreement, in certain circumstances and subject to certain limitations set forth in the merger agreement, if the Board determines in good faith (after consultation with the Company’s outside legal counsel), that failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under Delaware law, the Board may make an adverse recommendation change in response to either (i) a superior proposal received after the date of the merger agreement, or (ii) an intervening event that was not known (or if known, the material consequences of which were unknown or reasonably unforeseeable) by the Board prior to or as of the date of the merger agreement.

For a more complete description, please see the section entitled “The Merger Agreement—Other Covenants and Agreements—Company Board Recommendation; Adverse Recommendation Change; Fiduciary Exception” beginning on page 80 of this proxy statement.

Termination (page 88)

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the closing:

•	by mutual written consent of each of Crystal Clean and Parent whether or not the approval of the Company’s stockholders of the merger has been obtained;

•	by either Crystal Clean or Parent, upon prior written notice to the other party, if:

○

the merger has not been consummated on or before 11:59 p.m., New York City time, on February 29, 2024 (which we refer to as the “end date”), whether or not the approval of the Company’s stockholders of the merger has been obtained; provided, that, the right to terminate the merger agreement is not available to any party whose failure to perform (or whose affiliate’s failure to perform) any covenant or obligation under the merger agreement or whose breach (or whose affiliate’s breach) of any provision of the merger agreement has been the principal cause of, or resulted in, the failure of the conditions to closing to have occurred prior to such termination;

○

any governmental authority of competent jurisdiction shall have issued a final and non-appealable order enjoining, restraining or otherwise prohibiting the consummation of the transactions (whether or not the approval of the Company’s stockholders of the merger has been obtained); provided that the party seeking to terminate the merger agreement shall not have (i) breached in any material respects its obligations regarding obtaining regulatory approval (and in the case of Parent, Merger Sub shall not have breached in any material respects its obligations regarding obtaining regulatory approval) and (ii) been the principal cause of such order due to failure to perform any such obligations; or

○

the approval of the Company’s stockholders of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof);

•	by Parent, upon written notice to Crystal Clean if:

○

Crystal Clean breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions to Parent’s obligations to consummate the merger would not be satisfied and (ii) the Company cannot cure or has not cured such breach in all material respects prior to the earlier of the end date or the thirtieth (30th) calendar day following Parent’s delivery of written notice describing such breach to the Company; provided that Parent shall not be entitled to terminate the merger agreement on this basis if, at the time of such termination, either Parent or Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement;

○	prior to the approval of the Company’s stockholders of the merger, the Board or any duly authorized committee thereof shall have effected an adverse recommendation change;

•	by Crystal Clean, upon written notice to Parent if:

○

Parent or Merger Sub breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions to the Company’s obligations to consummate the merger would not be satisfied and (ii) Parent or Merger Sub cannot cure or has not cured such breach in all material respects prior to the earlier of the end date or the thirtieth

(30th) calendar day following the Company’s delivery of written notice describing such breach to Parent; provided that the Company shall not be entitled to terminate the merger agreement on this basis if, at the time of such termination, the Company is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement;

○

prior to the approval of the Company’s stockholders of the merger and upon prior written notice to Parent and the concurrent payment of the Company termination fee, the Board has effected an adverse recommendation change in order to enter into an alternative acquisition agreement in connection with a superior proposal in accordance with the merger agreement; or

○

(i) all of the conditions to Parent’s obligations to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, and such conditions are then capable of being satisfied); (ii) the Company has notified Parent in writing that (A) the Company is ready, willing and able to consummate the merger; and (B) all conditions to the Company’s obligations to consummate the merger have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is then capable of being satisfied) or that it is willing to waive any unsatisfied conditions; and (iii) Parent and Merger Sub have failed to consummate the merger at the closing pursuant to the terms of the merger agreement.

Termination Fee (page 90)

If the merger agreement is terminated in specified circumstances that obligate Crystal Clean to pay to Parent a termination fee, Crystal Clean (a) would have been required to pay Parent an amount equal to $23,584,701 if such termination fee became payable in connection with (i) the Company’s termination of the merger agreement in order to enter into an alternative acquisition agreement in connection with a superior proposal during the go-shop period or with respect to an alternative acquisition agreement to be entered into with an excluded person in connection with a superior proposal after the go-shop period; or (ii) Parent’s termination of the merger agreement in the case of an adverse recommendation change during the go-shop period or in the case of an adverse recommendation change with respect to a superior proposal from an excluded person after the go-shop period; and (b) will be required to pay Parent an amount equal to $42,331,515 if such termination fee becomes payable in all other circumstances, which we refer to as the “Company termination fee.” The go-shop period expired at 11:59 p.m. Eastern Time on August 23, 2023. The Company did not receive any alternative acquisition proposals during the go-shop period and no excluded persons were identified.

Crystal Clean will be required to pay Parent the Company termination fee if the merger agreement is terminated:

•	by Parent if, prior to the approval of the Company’s stockholders of the merger, the Board or any duly authorized committee thereof shall have effected an adverse recommendation change;

•

by the Company if (i) the merger has not been consummated on or before the end date or (ii) the stockholder approval of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof), and in either such case Parent would have been entitled to terminate the merger agreement as a result of an adverse recommendation change by the Board at the time of such termination, and such Parent termination right first arose no more than ten (10) days prior to such termination by the Company;

•

by the Company if, prior to the approval of the Company’s stockholders of the merger and upon prior written notice to Parent, the Board has effected an adverse recommendation change in order to enter into an alternative acquisition agreement in connection with a superior proposal in accordance with the merger agreement;

•	by the Company if (i) the merger has not consummated on or before the end date, and prior to the end date, an acquisition proposal by a third party was made publicly and was not withdrawn (with such withdrawal having been publicly disclosed) and (ii) within twelve (12) months of the date the merger agreement is so terminated, the Company consummates or enters into a definitive agreement with respect to an acquisition proposal (for purposes of this clause (ii), replacing all references in the definition of “acquisition proposal” to “25% or more” with “more than 50%”) that is subsequently consummated (whether during such twelve (12) month period or thereafter);

•

by Parent or the Company if (i) the approval of the Company’s stockholders of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof), and prior to the stockholders’ meeting, an acquisition proposal was made publicly and was not withdrawn (with such withdrawal having been publicly disclosed), and (ii) within twelve (12) months of the date the merger agreement is so terminated, the Company consummates or enters into a definitive agreement with respect to an acquisition proposal (for purposes of this clause (ii), replacing all references in the definition of “acquisition proposal” to “25% or more” with “more than 50%”) that is subsequently consummated (whether during such twelve (12) month period or thereafter); or

•

by Parent (i) as a result of the Company breaching the terms of the merger agreement, and (ii) within twelve (12) months of the date the merger agreement is so terminated, the Company consummates or enters into a definitive agreement with respect to an acquisition proposal (for purposes of this clause (ii), replacing all references in the definition of “acquisition proposal” to “25% or more” with “more than 50%”) that is subsequently consummated (whether during such twelve (12) month period or thereafter).

The Company termination fee is payable in the case of termination of the merger agreement (i) within two (2) business days after the date of termination in the event that Parent is the party that terminates the merger agreement, (ii) prior to or concurrently with termination of the merger agreement in the event that the Company is the party terminating the merger agreement in order to accept a superior proposal. In the case of the termination described in the last bullet above, the Company termination fee is payable on the date that the Company consummates an acquisition transaction contemplated by the applicable acquisition proposal.

If the merger agreement is terminated in specified circumstances that obligate Parent to pay to Crystal Clean a termination fee, Parent will be required to pay Crystal Clean a termination fee of $72,568,311, which we refer to as the “Parent termination fee.” Parent will be required to pay Crystal Clean the Parent termination fee if the merger agreement is terminated:

•	by the Company as a result of Parent breaching the terms of the merger agreement;

•	by the Company as a result of Parent failing to close when the conditions to closing have been satisfied or waived; or

•

by Parent if the merger has not been consummated on or before the end date (and at such time the Company would have been entitled to terminate the merger agreement as a result of Parent breaching the merger agreement or failing to close when the conditions to closing have been satisfied or waived, and such Company termination right first arose no more than ten (10) days prior to the end date).

The Parent termination fee is payable (i) within two (2) business days after the date of termination in the event that the Company is the party terminating the merger agreement, or (ii) prior to or contemporaneously with such termination if Parent is the party terminating the merger agreement.

Expenses (page 92)

Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all expenses incurred in connection with the merger agreement will be paid by the party incurring or required to incur such expenses. Parent is responsible for paying all filing fees payable pursuant to the HSR Act.

Specific Performance (page 92)

Each of the parties is entitled to an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of its terms and provisions, in addition to any other remedy to which they are entitled at applicable law or in equity in connection with the merger agreement.

The Company is entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations under the merger agreement, including to effect the closing in the event that each of the following requirements have been and continue to be satisfied: (i) the conditions set forth in the merger agreement have been satisfied or waived at the time the closing would have occurred but for the failure of the equity financing to be funded, and such conditions remain satisfied; (ii) the debt financing has been funded in accordance with the terms thereof or will be or would be funded in accordance with the terms thereof at the closing if the equity financing was funded at the closing; (iii) the Company has confirmed in writing to Parent that if specific performance is granted and the equity financing and debt financing are funded, then the closing will occur; and (iv) Parent and Merger Sub have failed to consummate the merger by the date the closing is required to have occurred.

By seeking the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies). Nothing within the merger agreement shall require any party to institute any proceeding for specific performance or as a condition to exercising termination rights, as discussed above.

Market Prices (page 98)

Company common stock is listed on Nasdaq under the symbol “HCCI.” The closing sale price of Company common stock on July 18, 2023, the last trading day prior to the execution of the merger agreement, was $42.62 per share. On August 30, 2023, the most recent practicable date before the filing of this proxy statement, the closing price of Company common stock was $45.09 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

For a more complete description, please see the section entitled “Market Prices” beginning on page 98 of this proxy statement.

Litigation Relating to the Merger (page 67)

On or about August 15, 2023, a purported stockholder of the Company commenced a civil action against the Company in the United States District Court for the Southern District of New York captioned Ryan O’Dell v. Heritage-Crystal Clean, Inc., et al., Case 1:23-cv-07208. The action alleges that the preliminary proxy statement filed by the Company in connection with the merger contained certain material misrepresentations and/or omission and asserts claims pursuant to Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, as well as Section 20(a) of the Exchange Act. The alleged omissions and/or material misrepresentations relate to certain financial projections prepared by the Company and certain financial analyses prepared by Stifel. Plaintiff seeks, among other things, to enjoin the Company from consummating the merger, or in the alternative, rescission of the merger agreement, as well as damages and attorneys’ fees. Although the ultimate outcome of the complaint cannot be predicted with any certainty, the Company believes that the allegations in the complaint are without merit. Additional lawsuits arising out of the merger also may be filed in the future.

* * *

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the merger agreement and the transactions contemplated thereby. These questions and answers may not address all questions that may be important to you as a Crystal Clean stockholder. Please refer to the section entitled “Summary” preceding this section and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully.

Q:	Why am I receiving this proxy statement?

A:

On July 19, 2023, Crystal Clean entered into the merger agreement providing for the merger of Merger Sub with and into Crystal Clean, with Crystal Clean surviving the merger as a wholly-owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of Crystal Clean by Parent through the merger of Merger Sub with and into Crystal Clean pursuant to the merger agreement. Following the effective time, Crystal Clean will be privately held as a wholly-owned subsidiary of Parent, and you will no longer own shares of Company common stock and instead will have only the right to receive the merger consideration, subject to appraisal rights that may be available to you under Section 262 of the DGCL.

Q:	What will I receive in the merger?

A:

If the merger is completed, you will be entitled to receive the per share merger consideration for each share of Company common stock you own, subject to applicable withholding taxes. For example, if you own 100 shares of Company common stock, you will be entitled to receive $4,550.00 in cash, without interest, subject to applicable withholding taxes. After the effective time, you will no longer have any rights as a Crystal Clean stockholder other than the right to receive the merger consideration, subject to appraisal rights that may be available to you under Section 262 of the DGCL.

Q:	What is included in these materials?

A:	These materials include:

•	this proxy statement for the special meeting;

•	a proxy card or voting instruction form (enclosed with this proxy statement);

•	a copy of the merger agreement (attached as Annex A to this proxy statement);

•	the written opinion of Stifel (attached as Annex B to this proxy statement);

•	the full text of Section 262 of the DGCL (attached as Annex C to this proxy statement);

•	copies of the support agreements (attached as Annex D-1 and D-2); and

•	the limited guarantee (attached as Annex E).

Q:	Where and when is the special meeting?

A:	The special meeting will take place on Tuesday, October 10, 2023, at 9:00 a.m. Central Time at 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192.

Q:	What proposals will be voted on at the special meeting?

A:	There are three (3) proposals scheduled to be voted on at the special meeting:

•	to adopt the merger agreement;

•	to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger; and

•

to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q:	What is the Board’s voting recommendation?

A:	The Board unanimously recommends that you vote your shares:

•	“FOR” the proposal to adopt the merger agreement;

•	“FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger; and

•

“FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

For a discussion of the factors that the Board considered in determining to approve the execution and delivery of the merger agreement by Crystal Clean and to recommend the adoption of the merger agreement, please see the section entitled “The Merger—Recommendation of the Board and Reasons for the Merger.” In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Crystal Clean stockholders generally. For a discussion of these interests, please see the section entitled “The Merger—Interests of Crystal Clean’s Directors and Executive Officers in the Merger.”

Q:	Who is entitled to vote at the special meeting?

A:

All shares owned by you on the record date, which is the close of business on August 28, 2023, may be voted by you. You may cast one vote per share of Company common stock that you held on the record date. These shares include shares that are:

•	held directly in your name as the stockholder of record; and

•	held through a broker, bank or other nominee for you as the beneficial owner.

On the record date, there were 24,342,717 shares of Company common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Our stockholders may hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•

Stockholder of Record. If your shares are registered directly in your name with Crystal Clean’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by Crystal Clean. As the stockholder of record, you have the right to vote in person at the special meeting, grant your voting proxy directly to certain officers of Crystal Clean or to appoint a representative of your choosing to attend the special meeting and vote on your behalf by granting such person a “legal proxy.”

•

Beneficial Owner. If your shares are held in an account at a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares on your behalf at the special meeting, or you may contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card to authorize you to vote your shares in person at the special meeting.

Q:	What must I do if I want to attend the special meeting in person?

A:

Only individuals who were Crystal Clean stockholders on the record date and their authorized representatives may attend the special meeting. Proof of ownership of Crystal Clean common stock (which may be the appearance of such stockholder’s name on Crysal Clean’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.” No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:	If I am a stockholder of record of Crystal Clean shares, how do I vote?

A:	If you are a stockholder of record, there are four (4) ways you can vote:

•	Vote by Internet—www.proxyvote.com

Before the special meeting use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the 16-digit control number found on your proxy card or voting instruction form;

•	Vote by Telephone—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions;

•	Vote by Mail

You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope at least two business days before the meeting date; or

•	Vote in Person

You may also vote in person at the special meeting.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:

If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote. Please note that if you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker, bank or other nominee.

Q:	Will my shares of Company common stock held in street name or another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of Company common stock you may hold in street name will be deemed to be held by a different stockholder of record than any shares of Company common stock you hold of record, any shares of Company common stock held in street name will not be combined for voting purposes with shares of Company common stock you hold of record. Similarly, if you own shares of Company common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card or vote separately by telephone or internet with respect to those shares of Company common stock because they are held in a different form of record ownership. Shares of Company common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Company common stock held in an individual retirement account must be voted under the rules governing such account.

Q:	If I hold unvested Company RSUs, can I vote the shares of Company common stock that are subject to my unvested Company RSUs?

A:	No. You cannot vote shares of Company common stock that are subject to Company RSUs until the Company RSUs vest and settle in accordance with the terms governing the Company RSUs.

Q:	What is the quorum requirement for the special meeting?

A:

A quorum is necessary to hold a valid meeting. A quorum exists if the holders of a majority of the aggregate voting power of Company common stock entitled to vote at the special meeting are present in person or represented by proxy. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What happens if I do not give specific voting instructions?

A:

Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement.

Beneficial Owner. If you are a beneficial owner of shares held in street name, under applicable stock exchange rules the broker, bank or other nominee that holds your shares may generally vote on routine proposals but cannot vote without instructions on non-routine matters unless they have discretionary authority. None of the proposals to be voted on at the special meeting are considered routine proposals. As a result, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares, a “broker non-vote” will occur. Therefore, we urge you to give voting instructions to your broker. Shares represented by such “broker non-votes” will not be counted as present or represented by proxy in determining whether there is a quorum and will be ignored for purposes of determining the outcome of the non-binding advisory vote on merger-related compensation arrangements and the proposal to approve one or more adjournments of the special meeting, so long as a quorum is otherwise present. A “broker non-vote” will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What is the voting requirement to approve the proposal to adopt the merger agreement?

A:

Adoption of the merger agreement requires stockholders holding not less than 75% of the shares of Company common stock issued and outstanding at the close of business on the record date to vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Company common stock or an abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What is the voting requirement to approve the proposal regarding specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger?

A:

The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger requires an affirmative vote by stockholders holding a majority of the issued and outstanding shares of Company common stock which are present or represented by proxy at the special meeting and entitled to vote thereon, so long as a quorum is present, to vote “FOR” the proposal. An abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but, so long as a quorum is otherwise present at the special meeting, will have no effect on this proposal.

Q:	What is the voting requirement to approve the proposal to adjourn the special meeting?

A:

The approval to adjourn the special meeting requires a majority of the shares of Company common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present, to vote “FOR” the proposal. An abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.

Q:	How do Crystal Clean’s directors and executive officers intend to vote?

A:

In connection with the execution of the merger agreement, (a) Fred Fehsenfeld, Jr. and Jim Schumacher, each solely in his capacity as a stockholder of Crystal Clean and not in his capacity as a director of Crystal Clean, and certain other stockholders of Crystal Clean (including The Heritage Group), in their capacities as stockholders of Crystal Clean, which stockholders collectively hold approximately 26.7% of the outstanding shares of Company common stock in the aggregate, and (b) Brian Recatto, solely in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of Crystal Clean, who holds approximately 3.1% of the outstanding shares of Company common stock, entered into the support agreements pursuant to which they agreed, among other things, to vote all of their respective shares of Company common stock in favor of the adoption of the merger agreement and against certain actions that would prevent, interfere with or delay the consummation of the merger. We currently expect that Crystal Clean’s other directors and executive officers will vote their shares of Company common stock, representing, at the close of business on the record date, approximately 1.7% of the issued and outstanding shares of Company common stock, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting. However, other than Messrs. Fehsenfeld, Jr., Schumacher and Recatto’s obligations under the support agreements, our directors and executive officers are under no obligation to do so.

Q:	What effects will the merger have on Crystal Clean and its common stock?

A:

Company common stock is currently registered under the Exchange Act, and is listed on Nasdaq under the symbol “HCCI.” At the effective time, Merger Sub will merge with and into Crystal Clean, with Crystal Clean continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. As a result of the merger, Crystal Clean will cease to be a publicly traded company. Following the consummation of the merger, Company common stock will be de-listed from Nasdaq and de-registered under the Exchange Act.

Q:	What will happen to outstanding Company equity awards in the merger?

A:

Each Company restricted stock award will become fully vested and the restrictions with respect to such restricted stock awards will lapse. All restricted stock awards will be treated in the merger in the same manner as the other shares of the Company common stock (i.e., they will be cancelled and automatically converted into the right to receive $45.50 in cash without interest), subject to all applicable tax withholding requirements.

Each award of Company RSUs that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of the per share merger consideration of $45.50 and the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.

Q:	When is the merger expected to be completed?

A:

We and Parent are working toward completing the merger as quickly as possible. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by Crystal Clean stockholders. Assuming the timely satisfaction of the conditions to closing, and although there can be no assurance, the parties hope to complete the merger in the fourth quarter of 2023.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by Crystal Clean stockholders, or if the merger is not completed for any other reason, the Crystal Clean stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Except in certain circumstances where Crystal Clean has entered into an alternative transaction to the merger, Crystal Clean would remain a public company, and shares of Company common stock would continue to be registered under the Exchange Act, as well as listed and traded on Nasdaq. In the event that the merger agreement is terminated, under certain specified circumstances, the Company will be required to pay Parent a termination fee of $42,331,515. If the merger agreement had been terminated under certain specified circumstances during the go-shop period or pursuant to certain transactions with an excluded person after the expiration of the go-shop period, the Company would have been required to pay Parent a termination fee of $23,584,701. The go-shop period expired at 11:59 p.m. Eastern Time on August 23, 2023. The Company did not receive any alternative acquisition proposals during the go-shop period and no excluded persons were identified. If the merger agreement is terminated in specified circumstances that obligate Parent to pay to Crystal Clean a termination fee, Parent will be required to pay Crystal Clean a termination fee of $72,568,311. See the section entitled “The Merger Agreement—Termination” beginning on page 88 of this proxy statement.

Q:

What will happen if stockholders do not approve, on a non-binding advisory basis, the proposal on specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger?

A:

The inclusion of this proposal is required by the SEC rules. However, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote and will not be binding on Crystal Clean or Parent. If the merger agreement is adopted by Crystal Clean stockholders and the merger is completed, the merger-related compensation may be paid to Crystal Clean’s named executive officers even if stockholders fail to approve this proposal.

Q:	Can I revoke my proxy or change my vote?

A:	Yes. If you are a stockholder of record, you may revoke your proxy by:

•

changing your vote using the online voting method or by telephone as described under “How to Vote Your Shares” below, in which case only your latest proxy submitted prior to the special meeting will be counted;

•	filing with the Executive Vice President & Chief Financial Officer of the Company, before the special meeting, a written notice of revocation bearing a date later than the date of the proxy;

•

duly executing and dating a subsequent proxy relating to the Company common stock and delivering it to the Executive Vice President & Chief Financial Officer of the Company before the special meeting; or

•	attending the special meeting and voting in person.

Attending the special meeting without taking one of the actions described above will not, in itself, revoke your proxy. Any written notice revoking a proxy must be received by the Company prior to the special meeting and should be sent to: Heritage-Crystal Clean, Inc., 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192, Attention: Executive Vice President & Chief Financial Officer. If you hold your shares in “street name,” you must follow the directions provided by your broker, bank, or nominee to revoke your proxy. You may also revoke your proxy by obtaining a “legal proxy” or broker’s proxy card from your broker, bank, or other nominee that holds the shares of record and voting your shares in person at the special meeting.

Q:	What happens if I do not vote or if I abstain from voting on the proposal to adopt the merger agreement? On the other proposals?

A:

The requisite number of shares to approve the proposal to adopt the merger agreement is based on the total number of shares of Company common stock outstanding, not just the shares that are voted. Failure to submit a signed proxy card, grant a proxy by phone or the internet or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. For more information concerning the special meeting, the merger agreement and the merger, please review this proxy statement and the copy of the merger agreement attached as Annex A thereto.

The requisite number of shares to approve the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger is a majority of the shares of Company common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, so long as a quorum is present at the special meeting. A quorum is a majority of the aggregate voting power of Company common stock issued and outstanding entitled to vote at such meeting. An abstention from voting will have the same effect as a vote “AGAINST” such proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, so long as a quorum is otherwise present.

The requisite number of shares to approve the proposal to adjourn the special meeting is a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve one or more adjournments of the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.

Only shares of common stock that are issued and outstanding on the record date are eligible to be voted on each of the three (3) proposals and will be counted for purposes of determining whether a quorum is present.

Q:	What happens if I sell my shares of Company common stock before completion of the merger?

A:

In order to receive the merger consideration, you must hold your shares of Company common stock through completion of the merger. Consequently, if you transfer your shares of Company common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is August 28, 2023. If you transfer your shares of Company common stock after the record date but before the closing, unless you have granted a “legal proxy” to the purchaser as part of the transfer, you will have the right to vote at the special meeting although you will have transferred your right to receive the merger consideration in the merger.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Company common stock evidenced by stock certificates for the merger consideration. If your shares of Company common stock are held in street name by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to what action, if any, you need to take in order to effect the surrender of your street name shares in exchange for the merger consideration. Do not send in your certificates now.

Q:	I do not know where my stock certificates are, how will I get the merger consideration for my shares?

A:

If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:	Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of Company common stock?

A:

Under Section 262 of the DGCL, stockholders and beneficial owners who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the merger consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Crystal Clean before the vote on the proposal to adopt the merger agreement and such stockholder must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to comply exactly with the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. A copy of Section 262 of the DGCL is also accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The content of the website referred to in the immediately preceding sentence is not incorporated into this proxy statement. Further, our reference to the URL for this website is intended to be an inactive textual reference only). For additional information, see the section entitled “Appraisal Rights” beginning on page 101 of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Company common stock for the merger consideration pursuant to the merger?

A:

The exchange of shares of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a Crystal Clean stockholder that is a U.S. holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this proxy statement) will generally recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Company common stock exchanged therefor. With respect to a Crystal Clean stockholder that is a non-U.S. holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this proxy statement), the exchange of shares of Company common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws unless such non-U.S. holder has certain connections with the United States or Crystal Clean is, or was during the relevant period, a U.S. real property holding corporation. Backup withholding may apply to the cash payment made pursuant to the merger unless the Crystal Clean stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9 or IRS Form W-8 or applicable successor form).

Each Crystal Clean stockholder is urged to read the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this proxy statement and to consult its tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger in light of its particular circumstances and any consequences arising under any state, local or non-U.S. tax laws or tax treaties.

Q:	What does it mean if I get more than one proxy card?

A:

If your shares of Company common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction form. Please complete and return all of the proxy cards or voting instructions forms you receive (or submit each of your proxies or voting instructions forms by telephone or the internet, if available to you) to ensure that all of your shares of Company common stock are voted.

Q:	How many copies should I receive if I share an address with another stockholder?

A:

Some banks, brokers and other nominees may participate in the practice of “householding” proxy statements, annual reports and notices of internet availability of proxy materials. This means that a single set of our proxy materials, containing a single copy of this proxy statement but multiple proxy cards or voting instruction forms, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy materials to you upon written or oral request to Heritage-Crystal Clean, Inc., Attn: Executive Vice President & Chief Financial Officer, 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192 or (847) 836-5670. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting Crystal Clean at the address or phone number set forth in the prior sentence.

Q:	Who will count the votes?

A:	The votes will be counted by one or more inspectors of election appointed for the special meeting.

Q:	Who will solicit and bear the cost of soliciting votes for the special meeting?

A:

Crystal Clean will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Crystal Clean has engaged Mackenzie Partners, Inc. (which we refer to as “Mackenzie Partners”) to assist in the solicitation of proxies for the Crystal Clean special meeting. Crystal Clean estimates that it will pay Mackenzie Partners a fee of $17,500, plus reimbursement of certain expenses. In addition, Crystal Clean may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Company common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find the voting results of the special meeting?

A:

Crystal Clean will announce preliminary voting results at the special meeting and publish preliminary, or final results if available, in a current report on Form 8-K filed with the SEC within four (4) business days after the special meeting.

Q:	Where can I find more information about Crystal Clean?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information” beginning on page 107 of this proxy statement.

Q:	Who can help answer my other questions?

A:

If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Mackenzie Partners, which is acting as the proxy solicitor and information agent for Crystal Clean in connection with the merger.

Mackenzie Partners

1407 Broadway, 27th Floor

New York, New York 10018

Email: proxy@mackenziepartners.com

Stockholders May Call Toll Free: (800) 322-2885

Banks and Brokers May Call: (212) 929-550

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the completion of the merger and the expected timing of the completion of the merger, the management of the Company upon completion of the merger and the Company’s plans upon completion of the merger. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. There can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger;

•	risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger;

•	unexpected costs, charges or expenses resulting from the merger;

•	the Company’s ability to retain and hire key personnel in light of the merger;

•	certain restrictions during the pendency of the merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•	the ability of Parent to obtain the necessary financing arrangements set forth in the commitment letters and the limited guarantee received in connection with the merger;

•

current and potential litigation relating to the merger that could be instituted by the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•	the effect of the announcement of the merger on the Company’s relationships with its customers, operating results and business generally; and

•	the risk that the merger will not be consummated in a timely manner, if at all.

The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2022, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the Securities and Exchange Commission (which we refer to as the “SEC”) and are available on the SEC’s website at www.sec.gov (see “Where You Can Find Additional Information” beginning on page 107 of this proxy statement).

All of the forward-looking statements made in this proxy statement are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to place undue reliance on the forward-looking statements contained in this proxy statement. Forward-looking statements speak only as of the date they are made and Crystal Clean does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

THE SPECIAL MEETING

We are furnishing this proxy statement to Crystal Clean stockholders as part of the solicitation of proxies by the Board for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides Crystal Clean stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on Tuesday, October 10, 2023, at 9:00 a.m. Central Time at 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192, or at any adjournment or postponement thereof.

Only individuals who were Crystal Clean stockholders at the close of business on the record date and their authorized representatives may attend the special meeting. Proof of ownership of Crystal Clean common stock (which may be the appearance of such stockholder’s name on Crystal Clean’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.” No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Purposes of the Special Meeting

One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the merger agreement. Our stockholders must adopt the merger agreement in order for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, and the material provisions of the merger agreement are summarized in the section of this proxy statement entitled “The Merger Agreement” beginning on page 68 of this proxy statement.

In addition, our stockholders are being asked to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger, the value of which is disclosed in the table entitled “Golden Parachute Compensation” and the notes accompanying that table in the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements” beginning on page 94 of this proxy statement.

Our stockholders are also being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

The proxy statement is being sent on or about August 31, 2023 to stockholders of record on the record date.

Record Date and Quorum

The holders of record of Company common stock as of the close of business on August 28, 2023, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, there were 24,342,717 shares of Company common stock issued and outstanding.

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the aggregate voting power of Company common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum, permitting Crystal Clean to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting. “Broker non-votes,” described below under the sub-heading “Providing Voting Instructions by Proxy—Shares of Company common stock Held in Street Name,” will not be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting.

Required Vote

Holders of Company common stock are entitled to one vote on each proposal submitted to a vote at the special meeting for each share of Company common stock they own at the close of business on the record date. At the close of business on the record date, there were 24,342,717 shares of Company common stock issued and outstanding.

For Crystal Clean to complete the merger, an affirmative vote by stockholders holding not less than 75% of the shares of Company common stock issued and outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Company common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger requires a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, so long as a quorum is present. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, so long as a quorum is otherwise present.

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.

Voting by Crystal Clean’s Directors and Executive Officers

In connection with the execution of the merger agreement, (a) Fred Fehsenfeld, Jr. and Jim Schumacher, each solely in his capacity as a stockholder of Crystal Clean and not in his capacity as a director of Crystal Clean, and certain other stockholders of Crystal Clean (including The Heritage Group), in their capacities as stockholders of Crystal Clean, which stockholders collectively hold approximately 26.7% of the outstanding shares of Company common stock in the aggregate, and (b) Brian Recatto, solely in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of Crystal Clean, who holds approximately 3.1% of the outstanding shares of Company common stock, entered into the support agreements pursuant to which they agreed, among other things, to vote all of their respective shares of Company common stock in favor of the adoption of the merger agreement and against certain actions that would prevent, interfere with or delay the consummation of the merger. We currently expect that Crystal Clean’s other directors and executive officers will vote their shares of Company common stock, representing, at the close of business on the record date, approximately 1.7% of the issued and outstanding shares of Company common stock, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting. However, other than Messrs. Fehsenfeld, Jr., Schumacher and Recatto’s obligations under the support agreements, our directors and executive officers are under no obligation to do so.

Attendance; Voting; Proxies; Revocation

Attendance

All holders of shares of Company common stock at the close of business on the record date, including stockholders of record and beneficial owners of Company common stock registered in the street name of a broker, bank or other nominee, are invited to attend the special meeting. Proof of ownership of Crystal Clean common stock (which may be the appearance of such stockholder’s name on Crystal Clean’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.”

Voting Procedures

Only stockholders who owned Company common stock at the close of business on the record date may attend and vote at the special meeting. Stockholders are entitled to one vote per share of Company common stock that they owned on the record date on each matter that may properly come before the special meeting.

If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person during the special meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote and are also invited to attend the special meeting in person. If you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote. If you do not obtain a “legal proxy,” you may not vote these shares during the special meeting, and you may instead receive a notice with instructions on how to access proxy materials as well as how you may instruct your bank or brokerage firm how to vote your shares.

Providing Voting Instructions by Proxy

To ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Company common stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below:

•	via the internet at www.proxyvote.com up until 11:59 p.m. Eastern Time the day before the meeting date;

•	by telephone at 1-800-690-6903 up until 11:59 p.m. Eastern Time the day before the meeting date; or

•	by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope at least two business days before the meeting date.

If you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the special meeting and vote in person, the effect will be that your shares of Company common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote against the proposal to adopt the merger agreement, will have no effect on the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger and contemplated by the merger agreement, so long as a quorum is otherwise present, and will have no effect on the vote regarding the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Shares of Company common stock Held in Street Name

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to vote your shares. You must follow the instructions of your bank, broker or other nominee in order for your shares of Company common stock to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks, brokers and other nominees. If your shares are not registered in your own name but are held through your bank, broker or other nominee and you plan to vote your shares in person at the special meeting, you should contact your bank, broker or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote.

In accordance with stock exchange rules, brokers, banks and other nominees that hold shares of Company common stock in street name for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the non-binding advisory proposal to approve specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger and contemplated by the merger agreement, or the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstance, a “broker non-vote” would arise. “Broker non-votes,” if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect (x) so long as a quorum is otherwise present, on the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger and contemplated by the merger agreement or (y) on the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. Thus, for shares of Company common stock held in street name, only shares of Company common stock affirmatively voted “FOR” the proposal to adopt the merger agreement will be counted as a vote in favor of such proposal.

Revocation of Proxies

All Company common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting and not properly revoked will be voted during the special meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR all proposals listed in the Notice of Special Meeting of Stockholders attached to this proxy statement. The Board does not know of any matters, other than the matters described in the Notice of Special Meeting of Stockholders attached to this proxy statement that will come before the special meeting.

Any proxy given by a holder of record pursuant to this solicitation may be revoked by:

•

changing your vote using the online voting method or by telephone as described under “How to Vote Your Shares” below, in which case only your latest proxy submitted prior to the special meeting will be counted;

•	filing with the Executive Vice President & Chief Financial Officer of the Company before the special meeting, a written notice of revocation bearing a date later than the date of the proxy;

•

duly executing and dating a subsequent proxy relating to the Company common stock and delivering it to the Executive Vice President & Chief Financial Officer of the Company before the special meeting; or

•	attending the special meeting and voting in person.

Attending the special meeting without taking one of the actions described above will not, in itself, revoke your proxy. Any written notice revoking a proxy must be received by the Company prior to the special meeting and should be sent to: Heritage-Crystal Clean, Inc., 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192, Attention: Executive Vice President & Chief Financial Officer. If you hold your shares in “street name,” you must follow the directions provided by your broker, bank, or nominee to revoke your proxy. You may also revoke your proxy by obtaining a “legal proxy” or broker’s proxy card from your broker, bank or other nominee that holds the shares of record and voting your shares in person at the special meeting.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included as shares of Company common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the respective proposal to adopt the merger agreement, to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger and contemplated by the merger agreement and to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Adjournments or Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including for the purpose of soliciting a sufficient number of proxies in favor of the proposal to adopt the merger agreement for such proposal to receive Crystal Clean stockholder approval. In the event that a sufficient number of shares of Company common stock is present or represented, in person or by proxy, and voted in favor of the proposal to adopt the merger agreement at the special meeting such that Crystal Clean stockholder approval shall have been obtained, Crystal Clean does not anticipate that it will adjourn or postpone the special meeting.

The special meeting may be adjourned by the affirmative vote of the holders of a majority of the votes cast in respect of issued and outstanding shares of Company common stock that are present in person or represented by proxy at the special meeting and entitled to vote at the special meeting or as otherwise permitted by law, whether or not a quorum is present. Any adjournment or postponement of the special meeting will allow Crystal Clean stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.

Solicitation of Proxies

We are paying the cost for the preparation, printing and distribution of the proxy materials. We may use the services of our directors, officers and employees, without additional compensation, to solicit proxies. We will reimburse any holder of record for its reasonable expenses incurred in completing the mailing of stockholder requested proxy materials to the beneficial owners of our voting common stock. Crystal Clean has engaged Mackenzie Partners to assist in the solicitation of proxies for the special meeting. Crystal Clean estimates that it will pay Mackenzie Partners a fee of $17,500, plus reimbursement of certain expenses. In addition, Crystal Clean may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Company common stock for their expenses in forwarding solicitation material to such beneficial owners.

How to Vote Your Shares

•	Vote by Internet—www.proxyvote.com

Before the special meeting use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the 16-digit control number found on your proxy card or voting instruction form;

•	Vote by Telephone—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions;

•	Vote by Mail

You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope at least two business days before the meeting date; or

•	Vote in Person

You may also vote in person at the special meeting.

Electronic Delivery of Future Proxy Materials

If you would like to reduce the cost incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Householding

We are permitted to send a single set of proxy materials to stockholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact your bank, broker, or other nominee. Upon written or oral request to Heritage-Crystal Clean, Inc., Attn: Executive Vice President & Chief Financial Officer, 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192 or (847) 836-5670, we will promptly provide copies of these materials.

Other Information

You should not return your stock certificate or send documents representing Company common stock with the proxy card. If the merger is completed, the paying agent for the merger will send to you a letter of transmittal and related materials and instructions for exchanging your shares of Company common stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

THE MERGER

The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

Parties Involved in the Merger

Heritage-Crystal Clean, Inc.

The Company provides parts cleaning, used oil re-refining, hazardous and non-hazardous waste disposal, emergency and spill response, and industrial and field services to vehicle maintenance businesses, manufacturers and other industrial businesses, as well as utilities and governmental entities. The Company owns and operates a used oil re-refinery where it re-refines used oils and sells high quality base oil for use in the manufacture of finished lubricants as well as other re-refinery products. The Company also has multiple locations where it dehydrates used oil. The oil processed at these locations is primarily sold as recycled fuel oil. The Company also operates twelve non-hazardous waste processing facilities, as well as five antifreeze recycling facilities at which it produces virgin-quality antifreeze. The Company’s locations are in the United States and Ontario, Canada. The Company conducts its primary business operations through Heritage-Crystal Clean, LLC, its wholly owned subsidiary, and all intercompany balances have been eliminated in consolidation. The Company’s principal executive offices are located at 2000 Center Drive, Suite East C300, Hoffman Estates, Illinois 60192, and its telephone number is (847) 836-5670.

Crystal Clean is a Delaware corporation and Company common stock, par value $0.01 per share, trades on Nasdaq under the symbol “HCCI.”

Additional information about Crystal Clean is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 107 of this proxy statement.

JFL-Tiger Acquisition Co., Inc. (Parent)

Parent was formed on June 28, 2023, for the purpose of engaging in the transactions contemplated by the merger agreement, including the merger and the related transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the financing in connection with the merger. Parent’s principal executive offices are located at c/o J.F. Lehman & Company, 110 East 59th Street, 27th Floor New York, New York 10022. Parent’s telephone number is (212) 634-0100.

JFL-Tiger Merger Sub, Inc. (Merger Sub)

Merger Sub was formed by Parent on June 28, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Crystal Clean and will cease to exist. Merger Sub’s principal executive offices are located at c/o J.F. Lehman & Company, 110 East 59th Street, 27th Floor New York, New York 10022. Merger Sub’s telephone number is (212) 634-0100.

Parent and Merger Sub are each affiliated with JFLCO. JFLCO is a leading private equity investment firm focused on the aerospace, defense, maritime and environmental sectors.

In connection with the transactions contemplated by the merger agreement, the JFLCO Equity Investor has provided Parent with an equity commitment, which will be available, together with the debt financing (as described in this proxy statement), the equity commitment from the HVP Equity Investors and cash on hand at Crystal Clean (if any) as of the closing of the merger, to fund the aggregate merger consideration and to pay the costs, fees, expenses and other amounts arising in connection with the transactions contemplated by the merger agreement. For more information, please see the section entitled “The Merger—Financing of the Merger” beginning on page 61 of this proxy statement.

Certain Effects of the Merger

If the merger agreement is adopted by Crystal Clean stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will merge with and into Crystal Clean, with Crystal Clean being the surviving corporation in the merger.

Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned or held in treasury by Crystal Clean or any direct or indirect wholly-owned subsidiary of Crystal Clean or shares owned by Parent or any direct or indirect wholly-owned subsidiary of Parent (including Merger Sub), which in each case will be cancelled for no consideration, and other than shares with respect to which the stockholder has properly exercised its appraisal rights) will be cancelled and converted into the right to receive the per share merger consideration, subject to applicable withholding taxes.

Company common stock is currently registered under the Exchange Act and is listed on Nasdaq under the symbol “HCCI.” As a result of the merger, Crystal Clean will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. Following the consummation of the merger, Company common stock will be de-listed from Nasdaq and de-registered under the Exchange Act, in each case in accordance with applicable law, rules and regulations.

Effect on Crystal Clean if the Merger is Not Consummated

If the merger agreement is not adopted by the Company stockholders, or if the merger is not consummated for any other reason:

•	the Company stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company common stock pursuant to the merger agreement; and

•

Crystal Clean will remain an independent public company, Company common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and Crystal Clean will continue to file periodic reports with the SEC.

In addition, if the merger agreement is terminated under certain special circumstances set forth in the merger agreement and described herein under “The Merger Agreement—Termination”, Crystal Clean may be required to pay Parent a termination fee equal to $42,331,515 (and it would have been required to pay a termination fee of $23,584,701 if the merger agreement had been terminated before the go-shop period ended at 11:59 p.m. New York City time on August 23, 2023 or in connection with entering into certain transactions with an excluded person after the expiration of the go-shop period), and Parent may be required to pay Crystal Clean a termination fee of $72,568,311 under certain other circumstances, upon the termination of the merger agreement. The go-shop period expired at 11:59 p.m. Eastern Time on August 23, 2023. The Company did not receive any alternative acquisition proposals during the go-shop period and no excluded persons were identified. For more information, please see “The Merger Agreement—Termination Fee” beginning on page 90 of this proxy statement.

Background of the Merger

The following chronology summarizes certain key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalog every contact or communication involving the Company, Parent, JFLCO, the Board, the Company’s senior management or any other parties, including their respective representatives.

This discussion of the merger is qualified by reference to the merger agreement, which is attached to this Proxy Statement as Annex A. You should read the entire merger agreement carefully because it is the legal document that governs the merger.

We are asking our stockholders to vote on and approve the adoption of the merger agreement. If the merger is completed, the holders of the shares of Company common stock will have the right to receive the per share merger consideration for each of their shares of Company common stock.

As part of their ongoing evaluation of the Company’s business, the Board and the Company’s senior management periodically review and assess the Company’s operations, financial performance, total stockholder return, and prospects in light of industry conditions and the general economic environment and their potential impact on the Company’s long-term strategic goals and plans, which review and assessment includes potential opportunities for business combinations, acquisitions, dispositions and other financial and strategic alternatives and has at times included outside financial and legal advisors.

In the first quarter of 2018, the Company’s used oil business experienced a decrease in revenues due to unplanned downtime at the Company’s re-refinery. The business also experienced a change from a charge for used oil collection to paying customers to collect their used oil. In June 2018, a special committee of the Board was created to explore the possible divestiture of the Company’s used oil business. As part of this process, the Company engaged a financial advisor and signed non-disclosure agreements with eight potential acquirors. Following due diligence, seven of those acquirors elected not to submit an acquisition proposal for the used oil business or to continue to explore a potential transaction with the Company, and while the eighth acquiror did submit a written non-binding proposal to the Company, the Company did not pursue that potential transaction given the price and terms proposed by the potential acquiror. Subsequently, the special committee was disbanded.

In March 2021, the Company received an unsolicited written non-binding proposal from a strategic buyer (“Party A”) to acquire the Company for $33.00 per share. In response to the proposal, at the direction of the Board, the Company engaged financial and legal advisors to help it consider and negotiate the unsolicited proposal. Thereafter, the proposal was increased to $33.50 per share payable either in cash or, at the option of the stockholders, a mixture of cash and common stock of Party A. However, in June 2021, Party A notified the Company that it had decided not to pursue the transaction.

In September 2021, the Board established a transaction committee to conduct a strategic review process, with the assistance of financial and legal advisors, following which the financial advisor broadly solicited potential purchasers of the Company in an effort to enable the Board to determine whether a transaction might be available that would be in the best interests of the Company’s stockholders. During this process, the financial advisor, on behalf of the Company, contacted 40 potential buyers, consisting of 13 potential strategic buyers and 27 potential financial buyers. Of the contacted parties, six parties (three of which were financial buyers and three of which were strategic buyers) submitted written non-binding acquisition proposals ranging from $32.00 to $38.61 per share. In addition, one potential strategic buyer proposed a transaction that would have involved just the purchase of the Company’s used oil re-refinery. After discussion among the Board and its financial and legal advisors, the Company engaged in negotiations with the strategic buyer that proposed to acquire the Company for $38.61 per share (“Party B”). In December 2021, Party B informed the Company that it did not have the resources to acquire the Company and instead suggested that the Company consider acquiring a business owned by Party B. At the direction of the transaction committee of the Board, the Company evaluated the acquisition of a business owned by Party B but such process was terminated in January 2022 due to valuation concerns and lack of strategic fit, and the transaction committee was disbanded.

Between June 15, 2022, and May 22, 2023, as part of the Company’s continuing consideration of its long-term strategic goals and plans, the Company entered into non-disclosure agreements that permitted the exploration of possible transactions involving the sale of the Company with seven potential counterparties who had each approached the Company to explore strategic opportunities with the Company.

In August 2022, the Company acquired Patriot Environmental Services, Inc. (“Patriot”) for approximately $156 million in cash, to strengthen the Company’s presence in the Western U.S., to add depth and breadth to its industrial and field services offering, and to supplement its vertical integration strategy with the addition of Patriot’s two wastewater treatment facilities and other non-hazardous waste processing capabilities.

The Company has had a longstanding relationship with William Blair & Company L.L.C. (“Blair”), and Blair has periodically met with the Board and the Company’s senior management to review the Company’s financial performance, the performance of other companies in the industries in which the Company operates and other market and industry developments and to advise the Company with respect to strategic opportunities and alternatives.

On February 20, 2023, the Board met by videoconference along with members of senior management of the Company. At the meeting, the senior management team presented to the Board an updated strategic plan for the Company, which included a five year forecast for the Company. Following the presentation, the Board discussed potential strategic alternatives for the Company.

On February 22, 2023, at the request of Mr. Glenn Shor, a Partner at JFLCO, a leading private equity investment firm focused on sectors in which the Company operates, representatives of Blair arranged an in-person meeting between Messrs. Shor and Recatto. At that meeting, Mr. Shor asked whether the Company would consider a potential transaction with JFLCO involving the sale of the Company. Mr. Recatto responded that the Company was not for sale but, if the Board were presented with an acquisition proposal that it believed was or could lead to a transaction that was in the best interests of the Company and its stockholders, the Board would consider such proposal.

On February 27, 2023, the Company and JFLCO entered into a non-disclosure agreement which contained standstill provisions.

In March 2023, the Company received an unsolicited written non-binding proposal from a potential strategic buyer (“Party C”) to purchase the Company’s used oil re-refinery for an amount greater than the offers received for the re-refinery in June 2018 and September 2021, and on March 3, 2023 provided a draft of a non-binding memorandum of understanding reflecting the terms of such proposed acquisition.

During the first quarter of 2023, the Board continued its consideration of the Company’s long-term strategic goals and plans, including evaluating and negotiating the proposal by Party C.

Throughout March 2023, members of the Company’s senior management shared the Company’s strategic plan and other non-public information on a confidential basis with JFLCO as part of JFLCO’s due diligence process. As part of that process, on March 28, 2023, Mr. Recatto and Mr. Mark DeVita, the Chief Financial Officer of the Company, met with Mr. Shor and other representatives of JFLCO and provided a presentation on the Company’s business and strategic plan.

During the second week of April, management of the Company and representatives of JFLCO discussed a potential transaction and Mr. DeVita met with representatives of JFLCO to continue to respond to JFLCO’s due diligence questions and discuss information that had been provided to JFLCO.

On April 13, 2023, the Company entered into a registration rights agreement with Fred Fehsenfeld, Jr., a director of the Company, The Heritage Group and Fehsenfeld Family Trusts (collectively, the “Heritage Stockholders”), under which the Heritage Stockholders were provided certain rights relating to the registration of their shares of Company common stock.

On April 20, 2023, the Company entered into a non-disclosure agreement with a financial firm (“Party D”) to explore possible transactions involving the Company. Members of Company management met with representatives of Party D, but discussions related to a potential transaction between the Company and Party D did not materially advance prior to granting exclusivity to JFLCO.

On April 24, 2023, representatives of Blair, JFLCO and Mr. Recatto attended a dinner meeting during which certain high-level terms for a potential transaction were discussed.

On April 25, 2023, JFLCO submitted a written non-binding proposal to acquire the Company for cash at a price of $41.50 per share, subject to the Company entering into a 30-day exclusivity agreement, satisfactory completion by JFLCO of its due diligence, the negotiation, execution and delivery of mutually satisfactory definitive agreements, approval of the transaction by Company stockholders, entry into a customary voting and support agreement by the Heritage Stockholders, and receipt of customary regulatory and other third-party approvals (the “April 25 Proposal”). The $41.50 per share represented a premium of 15.8% to the $35.80 closing price of the Company common stock price on April 24, 2023, 7.5% to the all-time high closing price of the Company common stock and 18.9% to the volume-weighted average price of the Company common stock for the one month to and including April 24, 2023. The April 25 Proposal did not include any details as to terms of any potential definitive agreement.

Also on April 25, 2023, Party C submitted a revised memorandum of understanding reflecting a proposal to purchase the Company’s used oil re-refinery business for an amount higher than contained in Party C’s previous proposal.

Over the next several days, representatives of JFLCO and senior management of the Company engaged in discussions and negotiations regarding the April 25 Proposal. As part of those discussions, JFLCO provided the Company with further information regarding the financing of the potential transaction.

On May 5, 2023, the Board held a meeting at which management of the Company discussed the April 25 Proposal with the Board.

Also at that meeting, senior management of the Company presented to the Board the Company’s forecast for each remaining quarter of 2023 and discussed the forecast in the context of the Company’s strategic plan that had been presented to the Board on February 20, 2023.

On May 30, 2023, the Board held a meeting by videoconference, with participation by members of senior management of the Company, representatives of McDermott Will & Emery LLP, outside legal counsel to the Company (“MWE”), and representatives of Blair, the proposed financial advisor to the Company, to further review and discuss the April 25 Proposal. Representatives of MWE reviewed with the Board its fiduciary duties and other legal matters in the context of a review of the April 25 Proposal versus other alternatives available to the Company (and updated such presentation, reminding the Board of such fiduciary duties and other legal matters, at subsequent Board meetings as well). Representatives of Blair reviewed with the Board the key financial metrics underlying the April 25 Proposal, the Company’s historical stock price performance and a preliminary financial analysis of the proposal, and Company management provided perspectives on the Company’s recent performance and outlook. The Board discussed, with the assistance of senior management in consultation with its financial and legal advisors, perspectives on the Company’s proposed valuation, including the advantages and risks of a proposed transaction with JFLCO, including, among other things, whether the April 25 Proposal represented an attractive valuation for stockholders when considered in light of the Company’s business, operations, management, financial condition and prospects and the various challenges the Company could continue to face as a stand-alone public company. In reviewing the April 25 Proposal, the Board noted that the dollar value of the proposal was higher than any per share price that had previously been submitted by any third party, including the $33.00 price proposed by Party A in March 2021, and the prices proposed during the process that had been conducted in late 2021, which included a $38.61 proposal by Party B.

The Board then discussed the possibility of conducting a process that would involve contacting other parties that might potentially be interested in, and capable of, completing an acquisition of the Company, the potential risks of such a process, the potential adverse consequences of disclosure of information regarding the proposed transaction if it were to become publicly known, including the increased risk that a broad outreach would become publicly known, which could disrupt the Company’s business, versus the possibility of contacting other potential acquirors through a go-shop process following an announcement of the potential transaction. As part of this discussion, the Board took into account that it had undergone a process involving outreach to potential buyers in the fourth quarter of 2021, which ultimately had not resulted in a potential buyer interested in acquiring the Company for a satisfactory per share price, with all of the proposals received at such time below the per share price set forth in the April 25 Proposal. Following discussion, the Board instructed Blair to convey to JFLCO that although the Company was not looking to pursue a sale of the Company, it remained open to considering unsolicited proposals that might be in the best interests of the Company stockholders, but that the Board had considered the April 25 Proposal and determined that it was not compelling enough to warrant the Company entering into an exclusivity arrangement with JFLCO at that time. Following this Board meeting, representatives of Blair communicated to JFLCO representatives the Board’s message.

On May 31, 2023, JFLCO submitted to the Company a revised written non-binding proposal to acquire the Company for a price of $45.00 per share, subject to the same general conditions as the April 25 Proposal (the “May 31 Proposal”). The May 31 Proposal was contingent on entry into exclusivity with the Company by June 5, 2023. The revised price represented an approximately 8.0% increase from the price in the April 25 Proposal, and a premium of 35.7% to the $33.16 closing price of Company common stock on May 31, 2023, 16.6% to the all-time high closing price of Company common stock and 32.7% to the volume-weighted average price of Company common stock for the one month to and including May 31, 2023. The May 31 Proposal also noted that JFLCO expected that the definitive agreement related to the transaction would contain customary non-solicitation obligations on the part of the Company that would prevent the Company from conducting any “go-shop” process following execution of a merger agreement.

On June 2, 2023, the Board held a meeting by videoconference to discuss the May 31 Proposal, with members of the Company’s senior management, and representatives from Blair and MWE, in attendance. Representatives of Blair provided an update on recent discussions with JFLCO and presented its preliminary financial analyses with respect to certain financial aspects of the May 31 Proposal. The representatives of Blair also discussed certain financial risks associated with the Company’s long-term business strategies, including the potential decrease in the price of base oil and the rising interest rate environment, as well as potential options for how the Company might respond to the May 31 Proposal. The Board discussed, with the assistance of senior management in consultation with its financial and legal advisors, the advantages and risks of a proposed transaction with JFLCO, including, among other things, whether the May 31 Proposal represented an attractive valuation for stockholders when considered in light of the Company’s business, operations, management, financial condition and prospects and the various challenges the Company could continue to face as a stand-alone public company. The members of senior management and the Board discussed certain risks related to the execution of the Company’s business plan, including the potential for an economic slowdown, the impact of rising borrowing costs, and the potential decrease in base oil prices, all of which had the potential to adversely impact the Company’s operating results.

The Board discussed the best process for maximizing stockholder value if the Company were to be sold, including whether a competitive bidding process might yield a higher price than the May 31 Proposal, the prospects for negotiating a go-shop provision to facilitate competing bids after signing a definitive merger agreement, as well as benefits and risks to the Company’s business posed by contacting other potential buyers while still engaging with JFLCO, including the risk that engaging with or contacting other potential buyers prior to signing a definitive merger agreement with JFLCO could jeopardize the availability of the terms of the May 31 Proposal, especially since the May 31 Proposal was contingent on entry into exclusivity by June 5, 2023. The Board also discussed with the Company’s senior management and financial and legal advisors other potential risks and considerations, including the risk that market leaks or rumors regarding a potential transaction could disrupt the Company’s business and increase the risk of employee turnover, and could lead to turnover in the Company’s stockholder base and potential stock price volatility, and the fact that there were a limited number of potential buyers with the financial ability to acquire the Company (including as a result of rising interest rates and the deterioration in the credit markets). The Board discussed the desirability of obtaining the opportunity to solicit interest from other parties through a go-shop process following execution of a definitive merger agreement with JFLCO.

After extensive discussions at this meeting, the Board determined not to pursue a broader outreach to other potential buyers at such time, based on the concerns and other factors set forth above, but also instructed Blair to convey to JFLCO that the Board had considered the May 31 Proposal and determined that it was not compelling enough to warrant entering into an exclusivity arrangement with JFLCO at this time. The Board also authorized MWE to work with JFLCO’s counsel, Shearman and Sterling LLP (“Shearman”), to negotiate a term sheet with respect to the proposed transaction, which would include the ability to conduct a go-shop after executing the definitive merger agreement. Following the Board meeting, Blair communicated to JFLCO the Board’s message.

Throughout June 2023, the Company continued to provide customary due diligence information to JFLCO and its advisors.

Between June 2, 2023 and June 6, 2023, representatives of Blair and Houlihan Lokey (“Houlihan Lokey”), a financial advisor for JFLCO, discussed the May 31 Proposal.

On June 5, 2023, Shearman submitted to MWE a draft of a high-level term sheet outlining certain terms of a potential acquisition transaction, which terms did not include a go-shop period, together with a draft of a proposed exclusivity letter (collectively, the “Term Sheet”). The Term Sheet provided for a termination fee payable by the Company under certain circumstances equal to 4.0% of enterprise value, and for voting and support agreements from certain of the Company’s principal stockholders and management. The Term Sheet also included a reverse termination fee payable by the buyer under certain circumstances equal to 4.5% of enterprise value.

Following MWE’s receipt of the proposed Term Sheet, MWE and Shearman commenced discussing and negotiating its terms. Among other things, on June 6, 2023, MWE informed Shearman that the inclusion of a go-shop period was important to the Company and must be included.

On June 7, 2023, the Board held a meeting by videoconference, with management of the Company and representatives of Blair and MWE in attendance, to further discuss the May 31 Proposal and to discuss the draft Term Sheet. Representatives of Blair provided an update on discussions with JFLCO, and representatives of MWE provided an overview of the terms of the proposed Term Sheet and the current status of negotiations. The Board asked that Blair continue to work with JFLCO with a view toward maximizing the price per share that JFLCO might be willing to pay, and instructed MWE to continue negotiating the Term Sheet with Shearman.

On June 8, 2023, the Company formally engaged Blair as financial advisor with respect to the potential transaction with JFLCO based on Blair’s experience in transactions similar to the proposed transaction, qualifications, expertise and reputation and its knowledge of the Company and its business and the industries in which the Company conducts its business. The engagement of Blair did not include the delivery of an opinion as to the fairness of the consideration to be paid in the proposed transaction, as the Company contemplated selecting a separate financial advisor for that task.

On June 12, 2023, the Board held a meeting by videoconference, with members of senior management of the Company and representatives of Blair and MWE in attendance. Representatives of Blair, Company management and the Board discussed, among other things, the cyclical nature of the Company’s business and risks associated with an evolving macroeconomic environment, including oil prices, rising inflation, supply chain challenges and geopolitical instability, along with historical trends in the Company’s business and how the Company’s common stock had traded relative to the Company’s peers in the waste industry. Company management then discussed with the Board key assumptions underlying the Company’s strategic plan and key drivers of potential opportunities and risks going forward, and confirmed that the financial projections provided to the Board on May 5, 2023 and in connection with the Company’s strategic plan provided to the Board in February 2023 continued to be the most appropriate to consider in evaluating the May 31 Proposal. The Board asked that Blair continue to work with JFLCO with a view toward maximizing the price per share that JFLCO might be willing to pay. Among other things, the members of the Board again expressed a desire that the terms of the transaction include a go-shop provision, that the scope of the non-solicitation provisions and other deal protections sought by JFLCO be reduced, and that the scope of the Board’s right to change its recommendation and other fiduciary out provisions be strengthened.

Following that meeting on June 12, 2023, MWE shared a revised draft of the Term Sheet with Shearman, which contained a 45-day “go-shop” period and permitted the Company to continue to engage in discussions related to a possible sale of its used oil re-refinery during the initial exclusivity period prior to executing a definitive agreement. The Term Sheet contained a Company termination fee equal to 1.25% of enterprise value if the definitive agreement were to be terminated as a result of a superior proposal received from a “go-shop” bidder, and 2.5% in all other circumstances as well as a guarantee of the buyer’s obligations under the proposed definitive agreement.

On June 13, 2023, Shearman provided a revised draft of the Term Sheet, which reflected ongoing negotiations of the material terms to be reflected in the Term Sheet.

On June 14, 2023, the Board held a meeting by videoconference, with senior management of the Company and representatives of Blair and MWE in attendance, to discuss a preliminary valuation analysis performed by Blair and the current status of the negotiations of the Term Sheet. Among other things, during this meeting the Board emphasized to its financial and legal advisors the continued importance of seeking a go-shop provision. Following the Board meeting, MWE provided Shearman a revised draft of the Term Sheet. Also following that meeting, representatives of Blair communicated to representatives of Houlihan Lokey and JFLCO that the Board believed the valuation of the Company proposed in the May 31 Proposal was insufficient.

On June 15, 2023, Shearman submitted a revised Term Sheet to MWE that contemplated a 35 day go-shop period, termination fee payable by the Company under certain circumstances equal to 3.5% of enterprise value (which would be lowered to 1.99% of enterprise value in connection with entry into a superior proposal resulting from the go-shop period), and a termination fee payable by the acquiring entity under certain circumstances equal to 6.0% of enterprise value.

On June 16, 2023, representatives of JFLCO communicated a proposed offer price of $45.50 per share to representatives of Blair, which was conveyed to the Company. The revised price represented a premium of 23.7% to the $36.79 closing price of Company common stock on June 16, 2023, 17.9% to the all-time high closing price of Company common stock and 31.9% to the volume-weighted average price of Company common stock for the one month to and including June 16, 2023.

On June 17, 2023, the Board held a meeting by videoconference, with management of the Company and representatives of Blair and MWE in attendance, to discuss the June 15 revised draft of the Term Sheet and JFLCO’s revised price. The Board discussed the terms set forth in the Term Sheet, including the limited match right that the buyer would have, the termination provisions, the revised proposed amounts of the two-tiered termination fee payable by the Company, and the revised proposed amount of the reverse termination fee payable by the buyer. The Board also discussed the proposed financing for the transaction and the proposed limitations on the liability of the buyer (and an affiliated entity providing a limited guarantee of the buyer’s obligations) under the proposed merger agreement.

Later on June 17, 2023, MWE submitted a revised Term Sheet to Shearman reflecting the Board’s instructions.

On June 18, 2023, Shearman submitted a revised Term Sheet to MWE, which reflected the increased $45.50 per share, as well as agreement on the termination fee amounts and treatment of discussions related to the oil re-refinery.

Also, on that day, representatives of Blair communicated with representatives of JFLCO regarding the price per share proposed by JFLCO. During that conversation the representatives of JFLCO stated that the $45.50 per share price reflected in the revised Term Sheet was JFLCO’s highest and best offer (the “Final Proposal”) and that JFLCO would not consider increasing the per share price payable in the transaction set forth in the Final Proposal.

On June 19, 2023, the Board held a meeting by videoconference, with management of the Company and representatives of Blair and MWE in attendance. Representatives of Blair provided an update on discussions with JFLCO since the last Board meeting and discussed the revised proposal submitted by JFLCO of $45.50 per share, noting that it was the Final Proposal, and presented its financial analyses of the Final Proposal. Representatives of MWE provided a summary of the terms of the Term Sheet, including the proposed transaction structure, potential remedies for the failure of JFLCO to close the proposed transaction, provision for a 35-day “go-shop” period, a Company termination fee equal to 1.95% of enterprise value if the definitive agreement were to be terminated as a result of a superior proposal received from a “go-shop” bidder and 3.5% in all other circumstances, a reverse termination fee of 6.0% of enterprise value payable by the buyer under certain circumstances, and voting and support agreements from the Heritage Stockholders and the Company’s CEO, Brian Recatto. MWE also noted that the Term Sheet contemplated equity commitment letters from an investment affiliate of JFLCO and investment affiliates of HarbourVest Partners, and a limited guarantee from an investment affiliate of JFLCO with sufficient financial resources to backstop certain of the obligations of the newly-formed JFLCO affiliate proposed to serve as the buyer in the transaction. Representatives of Blair then left the meeting.

Following extensive Board discussions, the Board approved the Company’s entering into an exclusivity letter with JFLCO, to which the Term Sheet was attached. MWE noted, among other things, that the exclusivity period would terminate in the event that JFLCO lowered the purchase price or demanded other changes to the material terms of the transaction adverse to the Company, or if JFLCO failed to reaffirm the price and material terms to the Company within 15 days. The Company and JFLCO entered into the Term Sheet on June 19, 2023.

On June 21, 2023, JFLCO and its advisors were provided with access to a virtual data room with diligence information regarding the Company.

Between June 20 and July 8, 2023, members of Company senior management and representatives of MWE participated in diligence calls with representatives of JFLCO, Shearman and other advisors to JFLCO, and provided written responses to diligence questions through a due diligence tracker via email.

On June 23, 2023, Shearman provided an initial draft of the support agreement to MWE.

On June 27, 2023, MWE provided an initial draft of the merger agreement to Shearman, which contemplated among other things, the terms set forth in the Term Sheet. Also on June 27, 2023, representatives of MWE provided the Heritage Stockholders and Kirkland & Ellis LLP (“Kirkland”), counsel to the Heritage Stockholders, with the draft of the support agreement previously provided by Shearman. Kirkland confirmed that it only represented the Heritage Stockholders, and not Brian Recatto, in connection with the support agreement, and provided input to drafts of the support agreement on behalf of the Heritage Stockholders.

On June 30, 2023, Shearman provided a revised draft of the merger agreement to MWE, which included, among other things, revisions to the definition of superior proposal, regulatory efforts standards, HSR thresholds and timing of the go-shop period.

On July 3, 2023, MWE provided a revised draft of the support agreement to Shearman.

On July 4, 2023, JFLCO reaffirmed its interest in pursuing the contemplated transaction in accordance with the terms of the exclusivity letter, with the result that the exclusivity period thereunder continued.

On July 6, 2023, MWE provided a revised draft of the merger agreement to Shearman, and Shearman provided a revised draft of the support agreement to MWE, which MWE shared with Kirkland.

On July 7, 2023, the Board held a meeting by videoconference, with senior management of the Company and representatives of Blair and MWE in attendance, to discuss the potential transaction with JFLCO and the go-shop process that would follow if the Company and JFLCO ultimately entered into a definitive merger agreement. The Board also discussed and approved a proposal to engage Stifel, including Stifel’s fee, for the delivery of an opinion in connection with the potential transaction.

On July 10, 2023, Shearman provided a draft debt commitment letter from Jefferies Finance LLC and Sumitomo Mitsui Banking Corporation for the debt financing for the potential transaction and a revised draft of the merger agreement to MWE, which included, among other things, revisions to the definition of superior proposal, the reimbursement of third-party expenses and the timing of the stockholders’ meeting.

Between July 10, 2023 and July 19, 2023, Shearman and MWE held daily videoconferences to discuss the status of the transaction documents, due diligence and the progress of the transaction.

On July 11, 2023, Party C revised its proposal regarding the potential acquisition of the Company’s used oil re-refinery, which revision reflected a significant decrease in the proposed purchase price from the purchase price reflected in the memorandum of understanding. Accordingly, the Company elected to not respond to this revised proposal. Further discussions between the Company and Party C have not progressed since such date.

On July 11, 2023, Shearman provided additional revisions to the merger agreement to MWE.

On July 12, 2023, MWE provided revised drafts of the merger agreement and the support agreement to Shearman.

On July 13, 2023, members of the Company’s senior management met with representatives of Stifel to discuss the opinion, and Shearman provided a revised draft of the support agreement to MWE.

Concurrently with the ongoing negotiations of the transaction documents, during the first and second weeks of July 2023, members of senior management of the Company continued to meet with representatives of JFLCO to discuss diligence matters and the Company’s strategic plan.

On July 14, 2023, Shearman provided a revised draft of the merger agreement to MWE, which included, among other things, revisions to the definition of superior proposal, regulatory efforts standards and the interim operating covenants.

On July 15, 2023, MWE provided a revised draft of the support agreement to Shearman.

On July 16, 2023, MWE and Shearman had a call to discuss and negotiate the open points on the merger agreement and other transaction documents. Later that same day, MWE provided a revised draft of the merger agreement to Shearman.

On July 17, 2023, the Board convened to discuss the potential transaction with JFLCO, including related diligence and open items on legal documentation, as well as further information on the go-shop process. Members of Company senior management, and representatives from each of Blair, MWE and Stifel also attended the July 17, 2023 meeting of the Board. Representatives of Stifel discussed their preliminary financial analysis underlying Stifel’s proposed opinion regarding fairness, from a financial point of view. Mr. Recatto and the Board discussed the benefits and disadvantages of the transaction. Representatives of MWE provided a summary of the latest proposed terms of the merger agreement and the support agreement.

On July 17, 2023, Shearman provided revised drafts of each of the merger agreement and the support agreement to MWE. Shearman’s draft of the merger agreement included, among other things, revisions to the closing timing, stockholders’ meeting timing and the interim operating covenants. Later that same day, MWE provided a revised draft of the support agreement to Shearman.

On July 17, 2023, representatives of MWE provided Mr. Recatto and Sidley Austin LLP (“Sidley”), counsel to Mr. Recatto, with a draft of the support agreement.

On July 18, 2023, MWE and Shearman continued to negotiate the merger agreement and the support agreements, and Kirkland and Sidley continued to provide input on the form of the support agreement to be entered into by the Heritage Stockholders and Mr. Recatto, respectively, through July 19, 2023.

On July 19, 2023, the Board held a meeting by videoconference, with senior management of the Company and representatives of each of Blair, Stifel and MWE in attendance, to discuss the potential transaction with JFLCO. Representatives of Stifel orally delivered to the Board Stifel’s opinion to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Stifel as set forth in its written opinion, the merger consideration of $45.50 per share in cash to be received by the holders of common stock of the Company (other than the excluded holders) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders, and confirmed that it would follow up the meeting with written confirmation of such opinion. Representatives of MWE confirmed that negotiations with respect to the various transactional documents, including the merger agreement, the support agreements, the limited guarantee, the equity commitment letters and the debt commitment letter had been completed and that such documents were in their proposed final form for consideration by the Board, and provided an update to their presentation to the Board at prior meetings regarding fiduciary duties of directors and other obligations of the Board’s members in the context of considering the proposed transaction with JFLCO versus other alternatives available to the Company. The members of the Board shared their views with respect to the proposed transaction with each other and the Company’s advisors.

At such meeting, following further discussion, the Board unanimously determined that the merger and the other transactions contemplated by the merger agreement were fair to, and in the best interests of, the Company and the Company’s stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. The Board also unanimously resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders and recommended that the stockholders of the Company vote to adopt the merger agreement.

Later that same day, the Company, on the one hand, and Parent and Merger Sub, on the other hand, executed and delivered the merger agreement, Parent and Merger Sub, on the one hand, and certain stockholders of the Company, on the other hand, executed and delivered the support agreements, an affiliate of Parent executed and delivered the limited guarantee in favor of Parent (with the Company as a third-party beneficiary), and the parties to the equity commitment letters and debt commitment letter executed and delivered such documents.

Later that same day, the Company and JFLCO issued a joint press release announcing the transaction and the execution and delivery of the merger agreement.

During the go-shop period, representatives of Blair, acting at the direction of the Board, communicated with 53 prospective transaction partners to solicit such prospective transaction partners to make a proposal or offer that could constitute an alternative acquisition proposal. The Company executed a confidentiality agreement with ten of those 53 prospective transaction partners and subsequently provided non-public information relating to the Company to such prospective transaction partners.

The go-shop period ended at 11:59 p.m. Eastern Time on August 23, 2023. To date, no party has made an alternative acquisition proposal to the Company following the execution of the merger agreement.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

After considering the various factors described below, the Board unanimously (a) determined that the merger agreement, the merger and the terms thereof, together with all of the transactions contemplated by the merger agreement, are in the best interests of Crystal Clean and its stockholders, (b) declared it advisable and in the best interests of the Company to enter into the merger agreement and approve the merger, (c) authorized and approved the merger agreement and approved the merger, (d) resolved to recommend that Crystal Clean’s stockholders vote in favor of the adoption of the merger agreement and (e) directed that the merger agreement be submitted to a vote of Crystal Clean’s stockholders.

The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement, (ii) “FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger and (iii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Reasons for our Board’s Recommendation in Favor of the Merger

The Board recommends that you vote “FOR” the merger proposal.

The Board, at a meeting held on July 19, 2023, unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and the Company’s stockholders and approved and declared advisable the merger agreement and the Merger and the other transactions contemplated by the merger agreement. The Board also unanimously resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders and recommended that the stockholders of the Company vote to adopt the merger agreement. The Board consulted with members of the Company’s senior management and the Company’s outside financial and legal advisors at various times and considered a number of factors, including the following principal factors (not in any relative order of importance) that the Board believes support its decision:

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information available to the Board with respect to the Company’s business, operations, financial condition, earnings and prospects, the Company’s long-range plans, and the risks in achieving those prospects and plans;

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analyses that the merger is more favorable to the Company’s stockholders than the possible alternatives to the merger, including the execution of the Company management’s strategic plan (taking into account the risks and uncertainties associated with the execution of that plan), and taking into account that the go-shop period would permit the Company to explore potential alternative mergers or acquisition transactions with strategic counterparties and other financial sponsors;

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the breadth of the Company’s freedom during the go-shop period to actively solicit alternative acquisition proposals, and discuss and negotiate alternative acquisition proposals with third parties, without being required to disclose such activities or such proposals to Parent until after the conclusion of the go-shop period, and then only to the limited extent set forth in the merger agreement;

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the merger consideration of $45.50 per share represents a premium of approximately 18.7% to the volume-weighted average price of a share of Company common stock over the 30-day period prior to July 19, 2023, and a premium of approximately 24.9% to the volume-weighted average price of a share of Company common stock over the 60-day period prior to July 19, 2023;

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the merger consideration of $45.50 per share was perceived to compare favorably overall to the various financial analyses prepared by Blair with respect to the value of the Company as an independent entity, taking into account the Company Projections, as well as the risks and challenges associated with the attainment of the Company Projections;

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the oral opinion of Stifel delivered to the Board on July 19, 2023 (which was subsequently confirmed by delivery of a written opinion dated July 19, 2023) as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of common stock of the Company (other than the excluded holders), of the merger consideration of $45.50 per share in cash to be received by such holders in the merger pursuant to the merger agreement, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Stifel as set forth in its written opinion. A copy of such written opinion is included as Annex B to this proxy statement;

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the belief of the Board, after negotiations with JFLCO, that the merger consideration of $45.50 per share in cash provided for in the merger agreement was in the best interests of the Company and its stockholders and represented the highest per share consideration reasonably attainable at the time;

•	the improvement in the merger consideration offered by JFLCO from $41.50 per share at the time of its initial proposal to $45.50 per share, representing a 9.6% increase over JFLCO’s original proposal;

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the fact that the Company engaged in a strategic review process in 2021 and had negotiated with Party A with respect to a possible sale of the Company and explored other strategic alternatives in the last two years which did not result in any transaction;

•

the Board’s consideration of the current state of the economy, the stock market and financial markets and its assessment of the state of the industries in which the Company operates, the competitive landscape, customer relationships, organic and non-organic growth opportunities, the capital expenditures that would be required to maintain or enhance the Company’s competitive position, the need to meet customer demands and the uncertainty surrounding forecasted economic conditions, both in the near term and the long term as well as generally and within the Company’s industries in particular, as compared to the certainty of an all-cash merger consideration;

•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

○

Parent’s agreement to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the merger and the other transactions contemplated by the merger agreement;

○	the fact that the February 29, 2024 “drop dead” date under the merger agreement (the date after which either party may generally walk away) allows for sufficient time to complete the merger;

○

more generally, the fact that the conditions to the closing of the merger are specific and limited in scope and that the definition of “material adverse effect” in the merger agreement contains certain carve-outs that make it less likely that adverse changes in the Company’s business between announcement and closing of the merger will provide a basis for Parent to refuse to consummate the merger;

○

the business reputation and capabilities of JFLCO, and the Board’s perception that JFLCO is willing to devote the resources necessary to complete the merger in an expeditious manner; the fact that the merger is not subject to a financing condition, and the financial condition and creditworthiness of the affiliate of JFLCO providing the limited guarantee and one of the equity commitment letters and Parent’s representation that Parent will have, through the committed financing, all funds necessary for the payment of the aggregate merger consideration and to satisfy all of Parent’s other obligations under the merger agreement;

○	the receipt of a debt commitment letter and the reputation of the financial institutions named therein, which increase the likelihood of the debt financing being available;

•

the ability of the Board to withhold, withdraw or modify its recommendation to stockholders in favor of the adoption of the merger agreement and the other transactions contemplated by the merger agreement in connection with a superior proposal or in connection with any event or circumstance that becomes known to the Board that is material to the Company and its subsidiaries, taken as a whole, that was not known or reasonably foreseeable (or the impact of which was not known or reasonably foreseeable) to the Board or the Company’s named executive officers as of July 19, 2023, if the Board determines in good faith, after consultation with outside counsel, that the failure to so withhold, withdraw or modify its recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law (subject to Parent’s ability to terminate the merger agreement and collect a termination fee if such recommendation is withheld, withdrawn or modified in a manner adverse to Parent);

•

the ability of the Board to terminate the merger agreement to enter into an alternative transaction determined to constitute a superior proposal, subject to certain conditions (including certain rights of Parent to seek to match the superior proposal and payment by the Company of a termination fee if the Company goes through with such termination);

•

the fact that the Company had conducted several strategic processes over the last five years and had not received a proposal as compelling as the $45.50 per share price provided by the transaction, as the previously highest per share price submitted by a third party was $38.61, and the fact that the Company’s discussions regarding the potential sale of the oil re-refinery business had stalled and the counterparty had lowered its proposed purchase price;

•

the rights of Company stockholders to demand appraisal of their shares and receive payment of the “fair value” of such shares pursuant to Section 262 of the DGCL if they comply in all respects with Section 262 of the DGCL and the absence of any closing conditions in the merger agreement related to the exercise of appraisal rights by Company stockholders;

•

the availability of the remedy of specific performance to the Company under the merger agreement in certain circumstances, including the Company’s right under the equity commitment letter to cause the equity financing to be funded if, among other things, the conditions to closing are satisfied (or would be satisfied at the closing of the merger) and the debt financing has been funded or will be funded at the closing of the merger;

•	the fact that the merger and the merger agreement are subject to approval by the Company’s stockholders by a required 75% vote, as provided in the Company’s certificate of incorporation; and

•	the potential risks to the Company’s ability to successfully pursue and execute long-term strategic objectives and plans as a public company.

The Board also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following (not in any relative order of importance):

•

the merger would preclude the Company’s stockholders from having the opportunity to participate in the future performance of the Company’s assets and any potential future appreciation of the value of Company common stock;

•	the merger agreement imposes certain restrictions on soliciting competing acquisition proposals from third parties following the conclusion of the go-shop period;

•

the termination fee to be paid to Parent under the circumstances specified in the merger agreement, which, while as a percentage of the equity value of the Company is within a customary range for similar transactions, may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company, or may reduce the price offered by such other parties in a competing bid;

•

the right afforded to Parent under the merger agreement to seek to match alternative acquisition proposals that the Board determines in good faith are superior proposals, and the requirement that the Company pay a termination fee in connection with entering into any alternative transaction determined to constitute a superior proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company;

•

the restrictions on the conduct of the Company’s business prior to the completion of the merger, which, subject to specific exceptions, could delay or prevent the Company from undertaking capital expenditures and pursuing business opportunities it would otherwise undertake or pursue absent the pending completion of the merger;

•

the fact that significant costs are involved in connection with entering into and completing the merger and substantial time and effort of management is required to complete the merger, potentially resulting in disruptions to the operation of the Company’s business;

•	the fact that the announcement and pendency of the merger, or failure to complete the merger, may cause substantial harm to relationships with the Company’s employees, suppliers and customers;

•

the fact that, while the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and, as a result, the merger may not be consummated;

•

the fact that the approval threshold for adoption of the merger agreement under the Company’s certificate of incorporation is 75%, which is higher than the threshold for other public companies generally, increasing the risk that even if the other conditions to the consummation of the merger are satisfied, the condition that the merger agreement be adopted by the Company’s stockholders may not be satisfied;

•

the fact that Parent requires third-party debt financing for the merger and in the event that the debt financing sources do not provide the financing under the debt commitment letter, the Company will not be able to specifically enforce Parent’s obligation to complete the merger and may only be entitled to receive the Parent termination fee as provided under the merger agreement;

•

if Parent fails to complete the merger as a result of the failure to obtain the financing under the debt commitment letter or a breach of the merger agreement in certain circumstances, remedies are generally limited to the Parent termination fee payable by Parent, which may be inadequate to compensate the Company for the damage caused, and if available, other rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

•

the possibility that in light of the public disclosure of the go-shop period, the trading price of the Company common stock might exceed the deal value of $45.50 for all or portions of the period after the signing of the merger agreement, based on speculation that a superior proposal might emerge during the go-shop period or thereafter, potentially reducing the likelihood that the Company’s stockholders would vote in favor of the adoption of the merger agreement at $45.50 per share;

•	the effects that a failure to consummate the merger could have on the price of the Company’s common stock and on the market’s perceptions of the Company’s prospects; and

•	the fact that an all-cash transaction generally would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company.

Portions of this explanation of the reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Forward-Looking Statements”.

Opinion of Stifel, Nicolaus & Company, Incorporated

The Company engaged Stifel to render an opinion to the Board as to the fairness, from a financial point of view, to the holders of Company common stock (other than the excluded holders) of the per share merger consideration to be received by such holders in the merger pursuant to the merger agreement. The Board selected Stifel because Stifel is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, Stifel is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

On July 19, 2023, Stifel rendered its oral opinion to the Board, which was subsequently confirmed by delivery of a written opinion, dated July 19, 2023, to the effect that, as of the date of such opinion, and based upon and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stifel as set forth in Stifel’s written opinion, the per share merger consideration to be received by the holders of Company common stock (other than the excluded holders) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Stifel, dated July 19, 2023, is attached as Annex B to this proxy statement and is incorporated into this document by reference. This summary of Stifel’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to read the opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stifel in connection with its opinion. Stifel’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Board (in its capacity as such) in connection with its consideration of the per share merger consideration to be received by the holders of Company common stock (other than the excluded holders). The opinion addressed only the fairness, from a financial point of view, to the holders of Company common stock (other than the excluded holders) of the per share merger consideration to be received by such holders in the merger pursuant to the merger agreement. It did not address the underlying business decision of the Company to engage in the merger or enter into the merger agreement or constitute a recommendation to the Board in connection with the merger, and it does not constitute a recommendation to any holder of Company common stock or any stockholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation as to whether or not any such stockholder should enter into a voting, stockholders’, affiliates’ or other agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

Stifel’s opinion was reviewed and approved by Stifel’s Fairness Opinion Committee. In rendering its opinion, Stifel has, among other things:

(i)	discussed the merger and related matters with the Company’s counsel and reviewed a draft dated July 17, 2023 of the merger agreement;

(ii)

reviewed the audited consolidated financial statements contained in the Company’s Annual Reports filed with the SEC on Form 10-K for the two years ended December 31, 2022 and unaudited consolidated financial statements contained in its Quarterly Report filed with the SEC on Form 10-Q for the quarter ended March 31, 2023;

(iii)	reviewed and discussed with Company management certain other publicly available information concerning the Company and JFLCO;

(iv)

reviewed certain non-publicly available information concerning the Company, including internal financial analyses and forecasts prepared by its management and held discussions with the Company’s senior management regarding recent developments;

(v)	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Stifel deemed relevant to its analysis;

(vi)	reviewed and analyzed certain publicly available financial and stock market data relating to selected other public companies that Stifel deemed relevant to its analysis;

(vii)	reviewed the reported prices and trading activity of the Company common stock;

(viii)	conducted such other financial studies, analyses and investigations and considered such other information as Stifel deemed necessary or appropriate for purposes of its opinion;

(ix)

reviewed a certificate addressed to Stifel from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Stifel by or on behalf of the Company; and

(x)

took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as Stifel’s experience in securities valuations and Stifel’s knowledge of the Company’s industry generally.

In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company, or that was otherwise reviewed by Stifel, and had not assumed any responsibility for independently verifying any of such information. With respect to the Company Projections Stifel assumed, at the direction of Company management, that they were reasonably prepared in good faith on the basis reflecting the best currently available estimates and judgments of Company management as to the future operating and financial performance of the Company, and that they provided a reasonable basis upon which Stifel could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information was based on numerous variables and assumptions that were inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel relied on this projected information without independent verification or analyses and did not in any respect assume any responsibility for the accuracy or completeness thereof. For more information regarding the Company Projections please refer to the section below titled “Company Projections.”

Stifel also relied upon and assumed, without independent verification, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements of the Company made available to Stifel, and that there was no information or any facts that would make any of the information reviewed by Stifel incomplete or misleading. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities, nor has

Stifel been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumed no responsibility for their accuracy.

Stifel assumed, with the consent of the Board, that there were no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger would be satisfied and not waived. In addition, Stifel assumed that the definitive merger agreement would not differ materially from the draft Stifel reviewed. Stifel also assumed that the merger would be consummated substantially on the terms and conditions described in the merger agreement, without any waiver of material terms or conditions by the Company or any other party and without any adjustment to the per share merger consideration to be received by the holders of Company common stock (other than any adjustment pursuant to the express terms of the merger agreement), and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger would not have an adverse effect on the Company or the merger. Stifel assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Stifel further relied upon the fact that the Company obtained the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the merger and the merger agreement, and assumed that all such advice was correct.

Stifel’s opinion is limited to whether the per share merger consideration to be received by the holders of Company common stock (other than the excluded holders) was fair to such holders, from a financial point of view, and does not address any other terms, aspects or implications of the merger including, without limitation, the form or structure of the merger, any consequences of the merger on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. Stifel’s opinion also does not consider, address or include: (i) any other strategic alternatives then-currently (or which had been or may be) contemplated by the Board or the Company; (ii) the legal, tax or accounting consequences of the merger on the Company or the holders of shares of Company common stock; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, affiliates or class of such persons, relative to the consideration to be received by the holders of the Company’s securities; (iv) the effect of the merger on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than the shares of Company common stock, or any class of securities of any other party to any transaction contemplated by the merger agreement; or (v) any advice or opinions provided by Blair or any other advisor to the Company. Furthermore, Stifel did not express any opinion as to the prices, trading range or volume at which the Company common stock would trade following public announcement of the merger.

Stifel’s opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Stifel by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of its opinion. It is understood that subsequent developments may affect the conclusion reached in Stifel’s opinion and that Stifel does not have any obligation to update, revise or reaffirm its opinion, except in accordance with the terms and conditions of Stifel’s engagement with the Company. In addition, Stifel’s opinion does not compare the relative merits of the merger with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the merger. Stifel was not requested to, and did not, initiate or participate in discussions or negotiations with JFLCO, explore alternatives to the merger or solicit the interest of any other parties in pursuing a transaction with the Company.

Stifel’s opinion was provided to the Board in connection with its evaluation of the merger and was only one of many factors considered by the Board in evaluating the merger. Neither Stifel’s opinion nor its analyses were determinative of the per share merger consideration to be received by the holders of Company common stock or of the views of the Board or Company management with respect to the merger. The type and amount of consideration payable in the merger were determined through negotiation between the Company and JFLCO, and the decision to enter into the merger was solely that of the Board.

The following is a summary of the material financial analyses performed by Stifel in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Stifel employed in reaching its conclusion. None of the analyses performed by Stifel were assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel. Some of the summaries of the financial analyses performed by Stifel include information presented in tabular format. In order to understand the financial analyses performed by Stifel more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. The summary data set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel made its determination as to the fairness, from a financial point of view, to the holders of Company common stock (other than the excluded holders) of the per share merger consideration to be received by such holders in the merger pursuant to the merger agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data presented and the corresponding imputed ranges of value for the Company should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses.

Except as otherwise noted, the information utilized by Stifel in its analyses, to the extent that it was based on market data, is based on market data as it existed on or before July 18, 2023 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

Selected Company Analysis

Stifel compared the Company, from a financial point of view, to three North American publicly-traded environmental services companies and five North American publicly-traded specialty refinery companies that Stifel deemed to be relevant based on their business profiles, service offerings, end-market(s) served, and operating characteristics including financial metrics and potential growth prospects. Stifel compared the Company’s estimated financial metrics for calendar years 2023 and 2024, as set forth in the Company Projections, to the estimated calendar year 2023 and 2024 financial metrics, obtained from available public sources, of the eight companies. Stifel believed that the companies listed below have business models similar to those of the Company, but noted that none of these companies have the same management, composition, size, operations or financial profile as the Company.

The group of selected publicly-traded environmental services companies reviewed were as follows:

Company Name
Darling Ingredients Inc.
Clean Harbors, Inc.
Enviri Corporation

Based on this information, Stifel calculated and compared multiples for the Company and for the selected public companies of enterprise value (“EV”), which Stifel defined as fully-diluted equity value using the treasury stock method, plus debt, preferred stock and minority interests, less cash and cash equivalents, to estimated calendar year 2023 and 2024: (i) earnings before one-time charges, interest, taxes, depreciation and amortization (“Adj. EBITDA”); and (ii) Adj. EBITDA less net capital expenditures (“EBITDA less CapEx”).

The following table sets forth the multiples indicated by this analysis, including the range of selected multiples relative to the selected companies:

Multiple:	Mean	Median	Range of Multiples Utilized in the Analysis (1st & 3rd Quartiles)
CY 2023E EV/Adj. EBITDA	8.8x	8.1x	7.9x – 9.4x
CY 2024E EV/Adj. EBITDA	8.3x	7.8x	7.5x – 8.9x
CY 2023E EV/Adj. EBITDA less CapEx	14.6x	14.5x	13.0x – 16.1x
CY 2024E EV/Adj. EBITDA less CapEx	13.1x	14.0x	12.1x – 14.6x

The group of selected publicly-traded oil refinery companies reviewed were as follows:

Company Name
HF Sinclair Corporation
PBF Energy Inc.
CVR Energy, Inc.
Delek US Holdings, Inc.
Vertex Energy, Inc.

Based on this information, Stifel calculated and compared multiples for the Company and for the selected public companies of EV to estimated calendar year 2023 and 2024: (i) Adj. EBITDA; and (ii) Adj. EBITDA less CapEx.

The following table sets forth the multiples indicated by this analysis, including the range of selected multiples relative to the selected companies:

Multiple:	Mean	Median	Range of Multiples Utilized in the Analysis (1st & 3rd Quartiles)
CY 2023E EV/Adj. EBITDA	4.2x	4.1x	4.0x – 4.2x
CY 2024E EV/Adj. EBITDA	4.5x	4.9x	3.2x – 4.9x
CY 2023E EV/Adj. EBITDA less CapEx	5.5x	5.2x	5.0x – 5.7x
CY 2024E EV/Adj. EBITDA less CapEx	6.8x	6.6x	6.5x – 8.1x

Based on its review of the multiples relative to the selected companies, and applying a sum of the parts approach by applying the multiples of the selected environmental services companies to the environmental services business of the Company (which includes the Company’s industrial and field services) and the multiples of the selected oil refining companies to the used oil business of the Company, Stifel applied the 1st quartile and 3rd quartile multiples of the selected companies to the corresponding estimated calendar year 2023 and 2024 Adj. EBITDA and Adj. EBITDA less CapEx for the Company’s environmental services business and used oil business, as prepared by Company management and provided to Stifel by Company management to derive the following ranges of implied per share equity values and compared such values to the Company’s closing per share price of $42.62 on July 18, 2023 and the per share merger consideration of $45.50:

Benchmark	Range of Implied Per Share Equity Values
CY 2023E EV/Adj. EBITDA	$33.43 – $39.10
CY 2024E EV/Adj. EBITDA	$35.89 – $45.33
CY 2023E EV/Adj. EBITDA less CapEx	$22.35 – $27.52
CY 2024E EV/Adj. EBITDA less CapEx	$34.32 – $42.28

No company utilized in the selected company analysis is identical to the Company. In evaluating the selected companies, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any adverse material change in the Company’s financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean, median or quartile) is not in itself a meaningful method of using peer group data.

Selected Precedent Transactions Analysis

Based on public information, Stifel calculated and compared the multiples of EV to last twelve month (“LTM”) Adj. EBITDA implied in the merger agreement for the Company to the corresponding multiples implied in the following seven selected transactions which occurred since 2018 involving North American-focused environmental services companies that Stifel deemed to have certain characteristics that are similar to those of the Company, although Stifel noted that none of the selected transactions or the companies that participated in the selected transactions were directly comparable to the merger or to the Company, respectively. The group of selected transactions reviewed were as follows:

Date Closed	Acquirer	Target
11/30/21	EQT Infrastructure	Covanta Holding Corporation
10/8/21	Clean Harbors, Inc.	HydroChemPSC
8/17/21	GFL Environmental Inc.	Terrapure Environmental Ltd.
4/6/20	Harsco Corporation	Stericycle Environmental Solutions
11/1/19	US Ecology	NRC Group
6/28/19	Harsco Corporation	Clean Earth, Inc.
10/17/18	Hennessey Capital	NRC Group

The following table sets forth the multiples indicated by this analysis, including the range of selected multiples relative to the selected precedent transactions:

Multiple:	Mean	Median	1st to 3rd Quartile
LTM EV/Adj. EBITDA	11.0x	10.9x	9.5x—12.4x

Based on public information, Stifel calculated and compared the multiples of EV to LTM Adj. EBITDA implied in the merger agreement for the Company to the corresponding multiples implied in the following two selected transactions which occurred since 2019 involving North American-focused oil refinery companies that Stifel deemed to have certain characteristics that are similar to those of the Company, although Stifel noted that neither of the selected transactions or the companies that participated in the selected transactions were directly comparable to the merger or to the Company, respectively. The group of selected transactions reviewed were as follows:

Announcement Date	Acquirer	Target
2/1/23	GFL Environmental Inc.	Vertex Energy’s Used Motor Oil Collection & Refining Business
11/1/19	Tidewater Midstream and Infrastructure Ltd.	Husky Energy’s Prince George Refinery

Stifel noted that both of the multiples of LTM EV to Adjusted EBITDA in this analysis were 3.6x.

Based on its review of the selected precedent transactions, and applying a sum of the parts approach by applying the multiples of the selected environmental services companies to the environmental services business of the

Company (which includes the Company’s industrial and field services) and the multiples of the selected oil refining companies to the used oil business of the Company, Stifel applied the 1st quartile and 3rd quartile multiples to the corresponding LTM Adj. EBITDA of the Company’s environmental services business and used oil business, as prepared by Company management and provided to Stifel by Company management to derive the following range of implied equity values per share and compared such values to the Company’s current per share price of $42.62 and the per share merger consideration of $45.50:

Benchmark	Range of Implied Per Share Equity Values
LTM EV/Adj. EBITDA	$38.16 – $46.35

No transaction used in the precedent transactions analysis is identical to the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies involved in the precedent transactions which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the Company is being compared. In evaluating the precedent transactions, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, such as the impact of competition, industry growth and the absence of any adverse material change in the financial condition of the Company or the companies involved in the precedent transactions or the industry or in the financial markets in general, which could affect the public trading value of the companies involved in the precedent transaction which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the merger is being compared.

Discounted Cash Flow Analysis

Stifel used financial forecasts of the Company for the calendar year 2023 through calendar year 2027, as prepared by Company management and provided to Stifel by Company management, to perform a discounted cash flow analysis, which is designed to provide insight into a company’s future cash flow projections by discounting them to arrive at the net present value of these cash flows. In conducting this analysis, Stifel assumed that the Company would perform in accordance with these forecasts. The forecasts and estimates supplied to and utilized by Stifel are set forth below in the section entitled “Company Projections.” Stifel first estimated the terminal value of the projected cash flows using the following assumptions in the following scenarios:

•

Applying a range of exit multiples Stifel deemed relevant to the Company’s estimated 2027 EBITDA, which multiples ranged from 8.0x to 9.0x for its environmental services segment and 3.5x to 4.5x for its oil business segment; and

•

Applying a range of perpetuity growth percentages Stifel deemed relevant to the Company’s estimated 2027 unlevered cash flow, which percentages ranged from 2.00% to 3.00% for its environmental services segment and -0.50% to 0.50% for its oil business segment.

Stifel calculated projected unlevered free cash flow for the calendar year 2023 through calendar year 2027 as derived by Stifel by applying assumptions that Stifel believed reasonable based on its knowledge of the Company to the projected financial information prepared by Company management and provided to Stifel by Company management and discounted these cash flows and the terminal value to present values using discount rates of 11.8% – 12.8%, based on the Company’s weighted average cost of capital (“WACC”) using the Capital Asset Pricing Model (“CAPM”) for its environmental services segment and 14.4% – 15.4%, based on Company’s WACC using CAPM for its oil business segment.

This analysis resulted in the following implied enterprise value ranges, which Stifel compared to the Company’s current per share price of $42.62 and the per share merger consideration of $45.50:

Methodology:	Range of Implied Per Share Equity Values
EV/Adj. EBITDA Multiple	$40.50 – $46.97
Perpetuity Growth %	$31.07 – $37.69

Miscellaneous

The preparation of an opinion regarding fairness from a financial point of view is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel’s analyses and opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Stifel’s view of the actual value of the Company.

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Stifel has acted as financial advisor to the Company in connection with the merger and received a fee of $1.5 million, which was not contingent upon completion of the merger. Stifel will not receive any other significant payment or compensation contingent upon the successful consummation of the merger. In addition, the Company agreed to reimburse Stifel for certain of its expenses and to indemnify Stifel for certain liabilities arising out of its engagement. There were no other material relationships that existed during the two years prior to the date of Stifel’s opinion or that were mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the merger. Stifel may seek to provide investment banking services to the Company, JFLCO or their respective affiliates in the future, for which Stifel would seek customary compensation. In the ordinary course of business, Stifel and its clients may transact in the securities of each of the Company and JFLCO and may at any time hold a long or short position in such securities.

Prospective Financial Information

The Company does not, as a matter of general practice, publicly disclose financial projections because of, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates and the unpredictability of the Company’s business and the competitive markets in which it operates. However, in connection with the Company’s evaluation of the proposal to acquire the Company by investment affiliates of JFLCO, Company management provided the Board, Blair and Stifel with certain non-public, unaudited internal prospective financial information prepared by Company management for the fiscal years ending 2023 through 2027 (which, collectively, we refer to as the “Company Projections”). The Company Projections, provided by Company management to the Board in February 2023, as part of the Company’s senior management team’s presentation to the Board of an updated strategic plan, and on May 5, 2023, as part of the Company’s senior management team’s presentation to the Board of the Company’s forecast for each remaining quarter of 2023, and to Blair on June 4, 2023, incorporated actual results through the first fiscal quarter of fiscal year 2023, and Company management’s expectations for the second, third and fourth fiscal quarters of fiscal year 2023. The Company Projections were prepared solely for internal use and are subjective in many respects. The Company Projections, were provided to Stifel on July 13, 2023 and were relied upon and used as the basis for the financial analyses conducted by Stifel and summarized above in “—Opinion of Stifel, Nicolaus & Company, Incorporated.”

The summary of the Company Projections is included in this proxy statement because the Company Projections were made available to Stifel for the purpose of rendering an opinion that is materially related to the proposed merger and are being disclosed in order to comply with the SEC rules or requirements under applicable law, including case law regarding disclosure of the financial advisor’s analyses. A summary of this financial information is provided below only to provide stockholders of the Company with access to certain prospective financial information concerning the Company that was made available to the Board and Stifel, as described herein. The Company Projections were not prepared with a view to public disclosure, but rather solely for internal use of the Company. The Company Projections are not included in this proxy statement in order to influence any stockholder of the Company to make any decision regarding the proposals relating to the transactions contemplated by the merger agreement or for any other purpose, and readers of this proxy statement are cautioned not to place undue reliance on the Company Projections included herein.

The Company Projections included in this proxy statement are the responsibility of the Company’s management. The Company Projections represent Company management’s reasonable estimates and good faith judgments as to the future growth and financial performance of the Company, including forecasts of revenues and adjusted EBITDA, that Company management believed were reasonable at the time the Company Projections were prepared, taking into account relevant information available at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Company Projections is presented with numerical specificity, it reflects numerous assumptions and estimates made by the Company’s management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, actual results could vary significantly from those set forth in such projected financial information. The Company Projections also reflect assumptions as to certain business decisions that are subject to change. Because the Company Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on the Company’s future financial performance. The Company Projections reflect the subjective judgment of the Company’s management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Company Projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under “Forward-Looking Statements”, the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, the outcome of pending or future litigation and the various risks set forth in the reports filed by the Company with the SEC.

The Company Projections were prepared for internal use and were not prepared with a view toward public disclosure or with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company Projections are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Projections.

The Company Projections contain certain non-GAAP financial measures (including adjusted EBITDA) that Company management believes are helpful in understanding the Company’s financial performance and future results. Company management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. While the Company believes these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze the Company’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the merger if the disclosure is included in a document such as this proxy statement.

The inclusion of the Company Projections should not be regarded as an admission, representation or indication that any of the Board, the Company, the Company’s management, Stifel, any of their respective advisors or any other person considered, or now considers, the Company Projections to be material or a reliable prediction of future results, and the Company Projections should not be relied upon as such. In fact, the Board and the Company’s management view the Company Projections as non-material because of the inherent risks and uncertainties associated with such long-range forecasts. There can be no assurance that the projected results will be realized or that actual results will not be materially lower or higher than estimated, whether or not the merger is completed.

No representation or warranty was made in the merger agreement concerning prospective financial information, including the Company Projections. The Company Projections should only be evaluated in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. Neither the Company nor its affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ from the Company Projections.

The Company Projections in this proxy statement do not take into account any conditions, circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Except as required by applicable law, the Company does not intend to update or otherwise revise the Company Projections to reflect any condition, circumstance or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the merger agreement to occur), even in the event that any or all of the assumptions underlying the Company Projections are in error or are no longer appropriate.

The Company Projections included below are not being included herein to influence the Company’s stockholders’ decision whether to vote in favor of any proposal contained in this proxy statement. In light of the foregoing factors and the uncertainties inherent in the projections, stockholders are cautioned not to place undue reliance on the projections included in this proxy statement.

FY 2023E to FY 2027E Company Projections

Subject to the foregoing qualifications, the portions of the Company Projections that were provided to the Board on May 5, 2023, Blair on June 4, 2023 and Stifel on July 13, 2023 are summarized below.

While presented with numeric specificity, the Company Projections reflect numerous estimates based upon, among other things, the historical trajectory of the Company’s businesses, trends in the used oil, antifreeze and non-hazardous environmental services industries (including containerized waste), and assumptions that while reasonable when made, may subsequently prove to be incorrect. In addition, the Company projections are subject to significant economic and competitive uncertainties which are beyond the control of the Company. Furthermore, the Company Projections do not take into account any circumstances or events occurring after the date they were prepared. The Company can give no assurance that, had the Company Projections been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. Key estimates and assumptions utilized by the Company’s management in preparing the Company Projections include, among others: market supply and demand for, and the price of, feedstock (including used oil and solvent), production and sales volume levels, competitive conditions, technology, availability of capital resources, levels of capital expenditures, the cost of capital and contractual obligations. The Company Projections also assume annual price increases for the Company’s products and services, continued increases in costs of goods sold, significant growth in the Company’s containerized waste business, steady growth in the Company’s antifreeze business, limited growth in the Company’s oil re-refining business and no acquisitions being completed in the periods presented.

Unaudited Summary Financial Projections

in millions	Est.	Projected
FYE December 31	2023	2024	2025	2026	2027
Environmental Services Revenue	$589.8	$634.3	$686.9	$741.2	$797.2
Oil Business Revenue	222.6	229.7	229.7	229.7	229.7

Total Revenue	$812.5	$864.0	$916.6	$970.9	$1,026.9
% Environmental Services Growth	31.4%	7.5%	8.3%	7.9%	7.5%
% Oil Business Growth	(14.5%)	3.2%	0.0%	0.0%	0.0%
% Total Growth	14.5%	6.3%	6.1%	5.9%	5.8%
Environmental Services Adj. EBITDA	84.4	103.5	120.8	139.2	158.6
Oil Business Adj. EBITDA	51.0	48.1	47.7	47.2	46.8

Total Adj. EBITDA[1]	$135.4	$151.6	$168.5	$186.4	$205.4
% Environmental Services Revenue	14.3%	16.3%	17.6%	18.8%	19.9%
% Oil Business Revenue	22.9%	20.9%	20.8%	20.6%	20.4%
% Total Revenue	16.7%	17.5%	18.4%	19.2%	20.0%
Environmental Services CapEx	52.2	50.0	46.7	40.4	41.1
Oil Business CapEx	15.1	10.5	10.5	6.9	6.9

Total CapEx	$67.3	$60.6	$57.3	$47.3	$48.0
% Environmental Services Revenue	8.8%	7.9%	6.8%	5.4%	5.2%
% Oil Business Revenue	6.8%	4.6%	4.6%	3.0%	3.0%
% Total Revenue	8.3%	7.0%	6.2%	4.9%	4.7%
Environmental Services Adj. EBITDA less CapEx	32.2	53.4	74.1	98.8	117.6
Oil Business Adj. EBITDA less CapEx	35.9	37.6	37.2	40.3	39.8

Total Adj. EBITDA less CapEx	$68.2	$91.0	$111.3	$139.2	$157.4
% Environmental Services Revenue	5.5%	8.4%	10.8%	13.3%	14.7%
% Oil Business Revenue	16.1%	16.4%	16.2%	17.6%	17.3%
% Total Revenue	8.4%	10.5%	12.1%	14.3%	15.3%

[1]

Adjusted EBITDA is a non-GAAP financial measure. The Company defines adjusted EBITDA as net income or loss adjusted for income taxes, interest income, interest expense, depreciation and amortization and certain other non-cash compensation expenses.

Interests of Crystal Clean’s Directors and Executive Officers in the Merger

In considering the recommendation by the Board that stockholders vote to adopt the merger agreement, stockholders should be aware that the directors and executive officers of Crystal Clean have certain interests in the transaction that may be different from, or in addition to, the interests of Crystal Clean stockholders generally. The members of the Board were aware of these interests and considered the interests of other directors and of executive officers, among other things, in evaluating the merger agreement and the transactions and in recommending that Crystal Clean stockholders vote “FOR” the proposal to adopt the merger agreement. These interests include those described below.

Treatment of Shares of Company Common Stock

Each director and executive officer of Crystal Clean will be entitled to receive, for each share of Company common stock he or she holds as of immediately prior to the effective time of the merger that is not a Company equity award, the same per share merger consideration in cash in the same manner as other Crystal Clean stockholders. For information regarding the beneficial ownership of Company common stock by the directors and executive officers of Crystal Clean, see “Security Ownership of Certain Beneficial Owners and Management.” Note that the beneficial ownership information share counts include shares of Company common stock subject to certain Company equity awards, the treatment of which is described under “Interests of Crystal Clean’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards.”

Treatment of Company Equity Awards

Each director and executive officer of Crystal Clean holds restricted stock awards and certain executive officers hold Company RSUs. At the effective time, all Company equity awards, including awards held by our directors and executive officers, that are outstanding immediately prior to the effective time will generally be subject to the following treatment:

Restricted Stock Awards

Immediately prior to the effective time, by virtue of the merger, each Company restricted stock award granted under the Company’s 2019 Incentive Award Plan (which we refer to as “restricted stock awards”) will become fully vested and the restrictions with respect to such restricted stock awards will lapse. All restricted stock awards will be treated in the merger in the same manner as the other shares of the Company common stock (i.e., they will be cancelled and automatically converted into the right to receive the per share merger consideration, subject to applicable tax withholding requirements).

Company RSUs

Immediately prior to the effective time, by virtue of the merger, each award of Company RSUs that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (x) the per share merger consideration and (y) the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.

For an estimate of the amounts that would be payable to each of the Company’s named executive officers (each of whom represents all of the executive officers of the Company) with respect to their Company equity awards, see “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements” beginning on page 94. The estimated amount that would be payable to each of the Company’s six non-employee directors in settlement of their Company equity awards that are expected to be outstanding as of October 1, 2023 (which we refer to as the “assumed closing date of the merger”) if the effective time were to occur at such time is $108,244.50. This amount was determined using the per share merger consideration of $45.50 and does not include issuances or forfeitures of equity award grants (including any equity awards that may be granted in respect of fiscal year

2023) that may be made or occur, or dividends or dividend equivalents that may be accrued, prior to the assumed closing date of the merger, and does not reflect any Company equity that have vested or are expected to vest in accordance with their terms prior to the assumed closing date of the merger.

Employment Agreements

We have entered into employment agreements with our named executive officers that provide the following severance benefits:

•

If Mr. Recatto’s employment is terminated without “Cause” or if he resigns for “Good Reason” (each as defined in his employment agreement) Mr. Recatto will be entitled to severance compensation equal to one and a half times his base salary then in effect, payable on the Company’s regular payroll terms. Mr. Recatto is also entitled to remain eligible to vest, on the original vesting date, in a portion of the shares of restricted stock issued to him on non-vested equity awards and is entitled to a tax “gross up” payment for the amount of excise taxes imposed by Section 4999 of the Code (excluding any penalties and interest) and all additional state and federal taxes, interest and/or penalties attributable to the additional payments. During his employment with the Company and for a period of eighteen (18) months following his termination of employment for any reason, Mr. Recatto is precluded from soliciting any Company employee, consultant, vendor or supplier.

•

If Mr. DeVita’s employment is terminated without “Cause” or if he resigns for “Good Reason” (each as defined in his employment agreement) Mr. DeVita will be entitled to severance compensation in the form of salary continuation at his base salary rate in effect at the time of his employment termination for a period of twelve months, an additional amount equal to twelve (12) times the monthly COBRA premium rate in effect for his health plan coverage tier at the time of termination of employment, and Mr. DeVita may receive a prorated portion of a bonus amount based on the number of whole months in such year the Mr. DeVita was employed prior to his employment termination if a bonus would otherwise have been payable to him for the year of his employment. Mr. DeVita has agreed not to compete with us in various markets for twelve months after the termination of his employment for any reason.

•

If Ms. Bruce’s employment is terminated prior to March 6, 2024 other than for “Cause” (as defined in her employment agreement), Ms. Bruce will be entitled to the portion of her minimum annual base salary which is earned but unpaid through the termination date, and Ms. Bruce may receive a prorated portion of a bonus amount based on the number of whole months in such year she was employed prior to her employment termination if a bonus would otherwise have been payable to her for the year of her employment. If Ms. Bruce terminates her employment for “Good Reason” (as defined in her employment agreement) prior to March 6, 2024, she will receive an amount equal to $700,000 payable in four installments, and a cash payment equal to the value of any non-vested restricted shares of common stock (or restricted stock units) of the Company held by Ms. Bruce as of the termination date, based on the thirty day average closing price of the Company’s common stock on Nasdaq prior to the termination date. If Ms. Bruce’s employment terminates prior to March 6, 2024, she will receive a prorated amount of the Award Payment (as defined in the applicable employment agreement) based on the number of months employed by the Company. Ms. Bruce has agreed not to compete with us in various markets for two years after the termination of her employment for any reason.

No severance benefits are provided to any executive officer in the event the executive is terminated for Cause.

For an estimate of the amounts that would be payable to each of the Company’s named executive officers with respect to their severance entitlement under their employment agreements, see the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements” beginning on page 94.

Transaction Bonus

Mr. DeVita is entitled to receive a one-time transaction bonus in the amount of $250,000, less applicable withholding taxes, upon the consummation of the transactions contemplated by the merger agreement, provided that he remains continuously employed through the closing of the transactions contemplated by the merger agreement.

Other Employee Arrangements

As of the date of this proxy statement, none of our executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. All of the existing employment agreements will survive the merger as continuing obligations of the surviving corporation, unless and until modified or terminated, and no termination rights will be triggered on account of the merger. Prior to and following the closing of the merger, however, certain of our executive officers may have discussions, and following the closing of the merger, may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective controlled affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

See “The Merger Agreement—Other Covenants and Agreements,” beginning on page 77 of this proxy statement, for a summary of the obligations of Parent and the surviving corporation with respect to insurance and indemnification of directors and executive officers after the effective time.

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the merger is not subject to a financing condition. Parent plans to fund the transactions contemplated by the merger agreement (including payment of the aggregate consideration, repayment of Crystal Clean’s existing revolving credit facility and payment of the costs, fees, expenses and other amounts arising in connection with the transactions contemplated by the merger agreement) with committed equity and debt financing, together with available cash on the Company’s balance sheet (if any). The equity and debt financing commitments will be funded in accordance with the terms of the equity commitment letters and the debt commitment letter, as further described below.

Equity Financing

In connection with the execution and delivery of the merger agreement, Parent has entered into the equity commitment letters with (a) the JFLCO Equity Investor and (b) the HVP Equity Investors, respectively. The JFLCO Equity Investor and HVP Equity Investors have, severally but not jointly, committed to contribute to Parent an aggregate amount in cash of up to $551,400,000 upon the terms and subject to conditions set forth in the equity commitment letters, which equity commitments will be used by Parent, together with the debt financing described below, and available cash on our balance sheet (if any), to fund Parent’s obligations under the merger agreement.

The Equity Investors’ equity commitments are generally subject to (a) the satisfaction or waiver of the conditions to Parent and Merger Sub’s obligations to effect the consummation of the transactions as set forth in the merger agreement and (b) the prior or substantially concurrent funding of the debt financing (or any alternate debt financing in accordance with the merger agreement) as contemplated by the merger agreement.

The Equity Investors’ equity commitments to fund their respective portion of the equity financing will terminate automatically upon the earlier to occur of (a) the valid termination of the merger agreement (subject to the non-terminating party’s right to contest such termination in a legal proceeding within 10 business days after such purported termination), (b) the occurrence of the closing (if the Equity Investors’ funding obligations have been satisfied, waived or otherwise discharged) or (c) the assertion by Crystal Clean or any of its affiliates (or any person claiming by, through or on behalf of Crystal Clean or such affiliates) of any written claim in a legal proceeding against any Equity Investor with respect to its respective equity commitment letter or any other transaction document (other than the support agreements) or any of the transactions contemplated by the merger agreement, except for claims by Crystal Clean (i) with respect to enforcing its third-party beneficiary rights under the equity commitment letters, (ii) against the JFLCO Equity Investor pursuant to, and subject to the terms of, the limited guarantee and (iii) against Parent or Merger Sub pursuant to the merger agreement or any other transaction document, but subject to the limitations therein.

Crystal Clean is an express third-party beneficiary of the equity commitment letters and is entitled to enforce Parent’s right to cause the commitment under the equity commitment letters by the Equity Investors to be funded to Parent in accordance with the equity commitment letters subject to the limitations and conditions set forth in the equity commitment letters.

Debt Financing

In addition, in connection with the execution and delivery of the merger agreement, Parent has entered into the debt commitment letter with the debt financing sources. Pursuant to the debt commitment letter, the debt financing sources have committed to provide Parent, severally but not jointly, subject to the terms and conditions set forth in the debt commitment letter, debt financing in consisting of the term facility and the revolving credit facility, which credit facilities may be used (a) in the case of the term facility, to finance all or a portion of the transactions contemplated by the merger agreement, and (b) in the case of the revolving credit facility, to finance a portion of the transactions contemplated by the merger agreement and, from and after the closing, to finance working capital needs and other general corporate purposes.

The debt financing sources’ obligations to provide the debt financing under the debt commitment letter are subject to customary conditions.

The commitments under the debt commitment letter expire on the earliest to occur of (a) March 7, 2024, (b) the valid termination of the merger agreement by Parent or with Parent’s consent, (c) the closing without the use of the Credit Facilities and (d) the date Parent delivers notice of termination of the commitments under the credit facilities, subject to any extension agreed by the debt financing sources.

Limited Guarantee

This section describes the material terms of the limited guarantee, which was executed on July 19, 2023. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the limited guarantee, a copy of which is attached as Annex E to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the limited guarantee that is important to you. You are encouraged to read the limited guarantee carefully and in its entirety.

The JFLCO Equity Investor provided the limited guarantee in favor of Crystal Clean with respect to certain obligations of Parent and Merger Sub under the merger agreement, including a guarantee of payment of the Parent termination fee and certain other reimbursement obligations that may be owed by Parent pursuant to the merger agreement, subject to an aggregate maximum cap equal to the amount of the Parent termination fee plus any amounts in respect of reimbursement obligations of Parent and Merger Sub under the merger agreement for certain costs, expenses or losses incurred by Crystal Clean and its subsidiaries.

The limited guarantee is irrevocable and will remain in full force and effect until the earliest to occur of (a) the closing, (b) 60 days after the valid termination of the merger agreement if the merger agreement is terminated in any of the circumstances pursuant to which Parent would be required pursuant to the terms and subject to the conditions of the merger agreement to make a payment of all or any portion of Parent’s obligations guaranteed by the JFLCO Equity Investor under the limited guarantee (except to the extent Crystal Clean commences a legal proceeding against the JFLCO Equity Investor under the limited guarantee during such 60-day period alleging that Parent or Merger Sub are liable for any of the guaranteed obligations under the merger agreement, in which case the limited guarantee and the JFLCO Equity Investor’s obligations thereunder will survive until the final resolution of such legal proceeding or the mutual written agreement by Crystal Clean and the JFLCO Equity Investor to terminate the limited guarantee) or (c) the date the guaranteed obligations are discharged in full.

Material U.S. Federal Income Tax Consequences of the Merger

General

The following summary discusses the material U.S. federal income tax consequences of the merger to holders of shares of Company common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable Treasury regulations promulgated under the Code, administrative interpretations, and judicial decisions as in effect as of the date of this proxy statement, all of which may be repealed, revoked, modified or otherwise changed (in each case, possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion addresses only the consequences of the exchange of shares of Company common stock held as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be important to a Crystal Clean stockholder in light of the Crystal Clean stockholder’s particular circumstances, or to a Crystal Clean stockholder that is subject to special rules, including (but not limited to):

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization or government organization;

•	a dealer or broker in securities or non-U.S. currencies;

•	a trader in securities who elects the mark-to-market method of accounting;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	a Crystal Clean stockholder subject to the alternative minimum tax provisions of the Code;

•	a mutual fund;

•	a U.S. expatriate or former citizen or former long-term resident of the United States;

•

a partnership (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), an S corporation or other pass-through entity (or an investor in such an S corporation or other pass-through entity);

•	a foreign pension fund and its affiliates;

•	a person whose functional currency is not the U.S. dollar;

•	a real estate investment trust or regulated investment company;

•	a Crystal Clean stockholder that holds its shares of Company common stock through individual retirement or other tax-deferred accounts;

•	an entity subject to section 7874 of the Code;

•

a Crystal Clean stockholder that holds shares of Company common stock as part of a hedge, constructive sale, appreciated financial position, straddle, synthetic security or conversion or integrated transaction or other risk-reduction transaction for U.S. federal income tax purposes; or

•	a Crystal Clean stockholder that acquired shares of Company common stock through the exercise of compensatory options or stock purchase plans or otherwise as compensation.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Company common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state therein or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person as defined in section 7701(a)(30) of the Code.

A “non-U.S. holder” is a beneficial owner of shares of Company common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of shares of Company common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Company common stock should consult its tax advisor regarding the consequences of the merger to its particular circumstances.

This discussion of material U.S. federal income tax consequences is for general information only and not a complete description of all potential U.S. federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, a holder’s particular circumstances. In addition, it does not address any alternative minimum tax, any U.S. state or local or any non-U.S. tax consequences of the merger, any U.S. federal estate, gift or other non-income tax consequences, any state, local or non-U.S. tax consequences or the potential application of the Medicare contribution tax on net investment income. Accordingly, each Crystal Clean stockholder should consult its tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger in light of its particular circumstances.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the merger described herein. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. HOLDERS OF COMPANY COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

U.S. Federal Income Tax Consequences to U.S. Holders

The receipt of the merger consideration by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) such U.S. holder’s adjusted tax basis in its shares of Company common stock exchanged therefor.

If a U.S. holder’s holding period in the shares of Company common stock surrendered in the merger (other than shares of Company common stock that are subject to outstanding restricted stock awards) is more than one year as of the date of the merger, the capital gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized in connection with the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of shares of Company common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Company common stock that it holds.

U.S. Federal Income Tax Consequences to non-U.S. Holders

The receipt of the merger consideration by a non-U.S. holder pursuant to the merger will not be subject to U.S. federal income tax unless:

•

the gain, if any, recognized by the non-U.S. holder is effectively connected with a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met; or

•

the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Company common stock at any time during the five (5)-year period preceding the merger, and Crystal Clean is or has been a “United States real property holding corporation” within the meaning of section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five (5)-year period preceding the merger or the period that the non-U.S. holder held the shares of Company common stock.

Gain described in the first bullet point above will be subject to tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). Additionally, any gain described in the first bullet point above of a non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a 30% rate (or lower rate provided by an applicable income tax treaty). A non-U.S. holder described in the second bullet point above will be subject to tax at a rate of 30% (or a lower rate provided by an applicable income tax treaty) on any capital gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, capital gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. We believe that we are not, nor have we been within the five (5)-year period preceding the merger, a “United States real property holding corporation” within the meaning of section 897(c)(2) of the Code.

Backup Withholding and Information Reporting

Payments made in exchange for shares of Company common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding. To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

A non-U.S. holder may be subject to information reporting and backup withholding on the merger consideration received in exchange for shares of Company common stock unless the non-U.S. holder establishes an exemption, for example, by completing the appropriate IRS Form W-8 for the non-U.S. holder, in accordance with the instructions thereto.

Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. federal income tax liability of a Crystal Clean stockholder, provided the required information is timely furnished to the IRS. The IRS may impose a penalty upon a Crystal Clean stockholder that fails to provide the correct taxpayer identification number.

Regulatory Clearances

Required Approvals

Under the merger agreement, the merger cannot be completed until the applicable waiting period under the HSR Act has expired or been terminated.

Crystal Clean and Parent filed or caused to be filed their respective HSR Act notifications on August 2, 2023.

Even after the applicable waiting period under the HSR Act expires or is terminated, the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. Likewise, at any time before or after the consummation of the merger, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.

Commitments to Obtain Approvals

Crystal Clean, Parent and Merger Sub have agreed to use reasonable best efforts to (a) take, or cause to be taken, all appropriate actions and to do, or cause to be done, all actions necessary, proper or advisable to consummate, as promptly as practicable, but in no event later than the end date, the transactions contemplated by the merger agreement, (b) obtain from any governmental authority any consents, licenses, permits, waivers, clearances, approvals, waiting period terminations or expirations, authorizations or orders required to be obtained, or avoid any proceeding by any governmental authority to consummate and make effective the transaction, (c) provide such other information to any governmental authority as such governmental authority may reasonably request and (d) cooperate fully with each other in connection with the making of all such filing, responses or submissions, including consulting with the other parties to the merger agreement with respect to and providing any necessary information and assistance as the other parties may reasonably request with respect to any filings, responses, or submissions.

De-listing and De-registration of Company common stock

If the merger is completed, Company common stock will be de-listed from Nasdaq and de-registered under the Exchange Act.

Specific Performance

Each of the parties is entitled to an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions, in addition to any other remedy to which they are entitled at applicable law or in equity in connection with the merger agreement. By seeking the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies). Nothing within the merger agreement shall require any party to institute any proceeding for specific performance or as a condition to exercising termination rights, as discussed above.

Litigation Relating to the Merger

On or about August 15, 2023, a purported stockholder of the Company commenced a civil action against the Company in the United States District Court for the Southern District of New York captioned Ryan O’Dell v. Heritage-Crystal Clean, Inc., et al., Case 1:23-cv-07208. The action alleges that the preliminary proxy statement filed by the Company in connection with the merger contained certain material misrepresentations and/or omission and asserts claims pursuant to Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, as well as Section 20(a) of the Exchange Act. The alleged omissions and/or material misrepresentations relate to certain financial projections prepared by the Company and certain financial analyses prepared by Stifel. Plaintiff seeks, among other things, to enjoin the Company from consummating the merger, or in the alternative, rescission of the merger agreement, as well as damages and attorneys’ fees. Although the ultimate outcome of the complaint cannot be predicted with any certainty, the Company believes that the allegations in the complaint are without merit. Additional lawsuits arising out of the merger also may be filed in the future.

THE MERGER AGREEMENT

Below is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to carefully read the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement and the copy of the merger agreement attached as Annex A to this proxy statement are intended only to provide information regarding the terms of the merger agreement. They are not intended to provide any factual information about the Company, Parent or Merger Sub or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. Any material facts in the Company’s public reports previously filed with the SEC that are incorporated by reference into this proxy statement that contradict the factual statements about the Company contained in the merger agreement will modify such factual statements. In particular, the merger agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to the Company. The merger agreement contains representations and warranties by, and covenants of, the Company, Parent and Merger Sub that were made only for purposes of the merger agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company’s stockholders are not third-party beneficiaries under the merger agreement until the effective time and thereafter only with respect to such stockholders’ right to receive the per share merger consideration with respect to the outstanding shares of Company common stock held by such stockholders. Declaratory and other statements included below in this section of the proxy statement do not constitute promises, assurances or covenants with respect to future events or circumstances or guarantees that any of the parties to the merger agreement will comply with their obligations thereunder, but rather are only descriptions of the provisions set forth in the merger agreement.

Additional information about the Company may be found elsewhere in this proxy statement and in the Company’s other public filings. See the section entitled “Where You Can Find Additional Information” beginning on page 107 of this proxy statement.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, at the effective time, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (which we refer to as the “surviving corporation”). At the effective time, the separate corporate existence of Merger Sub will cease, and all of the rights, privileges, immunities, powers and franchises of the Company will continue unaffected by the merger and vest in the surviving corporation, all as provided under the DGCL. By virtue of the merger, at the effective time, the Company’s certificate of incorporation, as in effect immediately prior to the effective time, will be amended and restated so as to read in its entirety as set forth in the applicable exhibit to the merger agreement, and as so amended and restated will be the certificate of incorporation of the surviving corporation. By virtue of the merger, at the effective time, the Company’s bylaws will be amended and restated to be the same as the bylaws of Merger Sub in effect immediately prior to the effective time, except the references to Merger Sub’s name will be replaced by references to the name of the surviving corporation, and as so amended and restated will be the bylaws of the surviving corporation. For at least six (6) years following the effective time, the certificate of incorporation and bylaws of the surviving corporation will not contain provisions less favorable with respect to indemnification, advancement of expenses and exculpation of individuals covered by the Company’s governing documents, organizational documents of the Company’s subsidiaries or indemnification agreements than were set forth in the Company’s governing documents and the Company’s subsidiaries’ organizational documents in effect as of the date of the merger agreement.

The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation and the officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation. The initial directors and officers will hold office until their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Closing of the Merger

The merger agreement provides that the closing of the merger will take place at 9:00 a.m. Eastern Time, on the date that is two (2) business days (except if the last of the conditions to closing to be satisfied is either the consummation of the merger not being restrained, enjoined, or otherwise prohibited by any governmental authority or the expiration or termination of the applicable waiting period under the HSR Act, then four (4) business days) after satisfaction or, to the extent permitted under the merger agreement, waiver of all conditions to the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted thereunder) of such conditions), unless the merger agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.

As soon as practicable on the closing date, Parent and the Company will cause a certificate of merger to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided under the DGCL. The merger will become effective on such date and at such time when the certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date or such later time as may be agreed to by the Company, Parent and Merger Sub and is specified in the certificate of merger.

Effect of the Merger on the Company Common Stock

At the effective time, except as otherwise provided with respect to outstanding Company equity awards (which refers to both restricted stock awards and Company RSUs, in each case, as defined below), each share of the Company common stock issued and outstanding immediately prior to the effective time will be automatically cancelled and converted into the right to receive the per share merger consideration, subject to applicable withholding taxes. At the effective time, all such shares of the Company common stock will no longer be issued and outstanding and will automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of the Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration for each share upon surrender of such certificate, subject to appraisal rights under Section 262 of the DGCL.

At the effective time, each share of Merger Sub common stock issued and outstanding immediately prior to the effective time will automatically be converted into and become one, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.

Payment Procedures

Prior to the effective time, Parent agreed to appoint an agent reasonably acceptable to the Company as the payment agent (which we refer to as the “payment agent”) to act as an agent for the Company’s stockholders who will become entitled to receive funds pursuant to the merger agreement, including as agent for the purpose of surrendering certificates representing shares of the Company common stock for the per share merger consideration. At or prior to the effective time, Parent will deposit or cause to be deposited the aggregate consideration (other than with respect to the portion of the aggregate consideration related to Company equity awards) (which we refer to as the “payment fund”) with the payment agent. If such fund diminishes for any reason below the level required to make prompt payment of the aggregate merger consideration (other than with respect to the portion of the aggregate consideration related to Company equity awards), Parent and the surviving corporation will promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund to ensure that it is, at all times, maintained at a level sufficient to make such payments. The payment fund will be invested by the payment agent as and to the extent directed by Parent.

Each holder of shares of the Company common stock as of the effective time will be entitled to receive the per share merger consideration in respect of each share of the Company common stock represented by a certificate, promptly, upon (a) surrender to the payment agent of such certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the payment agent, or (b) receipt of an “agent’s message” by the payment agent (or such other evidence, if any, of transfer as the payment agent may reasonably request) in the case of a book-entry transfer of shares of the Company common stock, and, in each case, delivery to the payment agent of such other documents as may reasonably be requested by the payment agent. Until so surrendered or transferred, each such certificate will represent after the effective time for all purposes only the right to receive the per share merger consideration with respect to each share of the Company common stock represented by such certificate. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate.

If any portion of the per share merger consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, it will be a condition to such payment that (i) either such certificate be properly endorsed or otherwise be in proper form for transfer and (ii) the person requesting such payment pays to the payment agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or establish to the satisfaction of the payment agent that such tax has been paid or is not payable.

Prior to the effective time, Parent and the Company will cooperate to establish procedures with the payment agent and the Depository Trust Company (which we refer to as “DTC”) with the objective that the payment agent will transmit to DTC or its nominee on or promptly after the effective time, and in any event no later than two (2) business days after the effective time, an amount in cash, by wire transfer of immediately available funds, equal to the number of shares of Company common stock held of record by DTC or such nominee immediately prior to the effective time multiplied by the per share merger consideration.

All cash amounts properly paid upon the surrender of certificates in accordance with the terms hereof will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the Company common stock formerly represented by such certificate and from and after the effective time, there will be no further registration of transfers of shares of the Company common stock on the stock transfer books of the surviving corporation. If, after the effective time, certificates are presented to the surviving corporation, they shall be canceled and exchanged for the per share merger consideration with respect to each share of the Company common stock represented by such certificate.

Any portion of the payment fund that remains unclaimed by the holders of shares of the Company common stock six (6) months after the effective time shall be delivered to the surviving corporation, upon demand, and any such holder who has not exchanged shares of the Company common stock for the per share merger consideration prior to that time will thereafter look only to Parent or the surviving corporation for payment of the cash to which they are otherwise entitled, in accordance with the procedures set forth in the merger agreement, without interest. None of Parent, the surviving corporation or the payment agent will be liable to any stockholder of the Company for any cash amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable law.

Notwithstanding anything to the contrary, with respect to current and former employees of the Company and its subsidiaries who hold outstanding Company equity awards that are being converted into the right to receive the per share merger consideration in accordance with the merger agreement, at the closing, Parent will pay or cause to be paid to the surviving corporation an amount in cash equal to the amount necessary for the payment of the per share merger consideration with respect to such Company equity awards for further payment to such holders of Company equity awards, no later than five (5) business days following the effective time, through the surviving corporation’s payroll system.

Treatment of the Company’s Equity Awards and Company ESPP

Immediately prior to the effective time, by virtue of the merger, each Company restricted stock award granted under the Company Equity Plan will become fully vested and the restrictions with respect to such restricted stock awards will lapse. All restricted stock awards will be treated in the merger in the same manner as the other shares of the Company common stock (i.e., they will be cancelled and automatically converted into the right to receive the per share merger consideration), subject to applicable withholding taxes.

Immediately prior to the effective time, by virtue of the merger, each award of restricted stock unit granted under the Company Equity Plan that is outstanding immediately prior to the effective time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the per share merger consideration and (b) the total number of shares of Company common stock subject to such award of Company RSUs as of immediately prior to the effective time.

The Company will take all necessary actions pursuant to the terms of the Company ESPP to (i) provide that (A) the commencement of any future offering period will be suspended following the date of the merger agreement under the Company ESPP unless and until the merger agreement is terminated, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP during the current offering period from those in effect as of the date of the merger agreement, (C) except to the extent required by applicable law, no individual participating in the Company ESPP will be permitted to make separate non-payroll contributions to the Company ESPP, (D) no individuals shall commence participation in the Company ESPP during the period from the date of the merger agreement through the earlier of the effective time or the date the merger agreement is validly terminated, and (E) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is no later than two (2) business days prior to the effective time (with any participant payroll deductions not applied to the purchase of shares of Company common stock returned to the participant), and (ii) terminate the Company ESPP effective immediately prior to the effective time.

Appraisal Rights

Notwithstanding anything to the contrary in the merger agreement, shares of the Company common stock that are outstanding immediately prior to the effective time and that are held by a stockholder or beneficial owner who has neither voted in favor of the adoption of the merger agreement nor consented to the merger in writing and who has demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (we refer to such shares collectively as the “dissenting shares”) will not be converted into, or represent the right to receive, the per share merger consideration, unless such holder or beneficial owner fails to perfect, withdraws or otherwise loses the right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction determines such holder or beneficial owner is not entitled to the relief provided by Section 262 of the DGCL. At the effective time, all dissenting shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and, except as otherwise provided by applicable laws, each holder or beneficial owner of dissenting shares will cease to have any rights with respect to the dissenting shares, other than such rights as are granted under Section 262 of the DGCL . Such stockholders or beneficial owners will be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of

Section 262 of the DGCL, except that all dissenting shares held by a stockholder or beneficial owner who fails to perfect, withdraws or who otherwise loses the right to appraisal of such shares under such Section 262 of the DGCL or that a court of competent jurisdiction determines is not entitled to the relief provided by Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the effective time, the right to receive the per share merger consideration, without any interest thereon and less any applicable withholding taxes.

The Company is required to give Parent (a) prompt written notice of any demands for appraisal received by the Company, withdrawals of such demands and any other demands, notices, or instruments served pursuant to Section 262 of the DGCL and received by the Company prior to the effective time and (b) the opportunity and right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company may not, except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), make any payment, or offer or agree to make any settlement, with respect to any demands for appraisal.

Representations and Warranties; Material Adverse Effect

The merger agreement contains representations and warranties of the Company and of Parent and Merger Sub.

Subject to certain exceptions and qualifications in the merger agreement, in the disclosure schedule delivered by the Company to Parent in connection with the merger agreement (which we refer to as the “disclosure schedule”) and as disclosed in the Company’s public filings with the SEC filed on or prior to July 18, 2023, the merger agreement contains customary representations and warranties of the Company with respect to the Company and its subsidiaries as to, among other things:

•	due organization, good standing and qualification to do business;

•	the Company’s organizational documents and absence of violations of the Company’s organizational documents;

•	the Company’s subsidiaries;

•	corporate authority relative to the merger agreement, consents and approvals relating to the execution, delivery and performance of the merger agreement;

•	authorized share capital of the Company, issued and outstanding equity of the Company as of July 17, 2023 and other matters regarding the Company’s capitalization;

•

reports, forms, documents and financial statements of the Company required by the SEC and establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

•	absence of certain events or changes in the business of the Company since March 31, 2023, including an absence of a “material adverse effect”;

•	no undisclosed material liabilities;

•	indebtedness;

•	litigation against or involving the Company or its subsidiaries;

•	compliance with applicable laws (including anti-corruption laws) and permits;

•	material contracts and enforceability thereof;

•	tax returns, filings and other tax matters;

•	employee benefit plans, and labor and employment matters;

•	insurance policies;

•	compliance with environmental laws, permits issued pursuant to such environmental laws and absence of lawsuits pertaining to such environmental laws;

•	intellectual property and data privacy;

•	owned or leased real property;

•	the top twenty-five (25) largest customers and suppliers of the Company and its subsidiaries and absence of certain changes relating to those relationships;

•	government contracts;

•	applicable state anti-takeover statutes or regulations;

•	absence of interested party transactions;

•	brokers’ fees and expenses;

•	the fairness opinion received by the Board; and

•	confirmation with respect to statements made in this proxy statement.

Subject to certain exceptions in the merger agreement, the merger agreement also contains customary representations and warranties of Parent and Merger Sub as to, among other things:

•	organization, good standing and qualification to do business;

•	corporate authority relative to the merger agreement, consents and approvals relating to the execution, delivery and performance of the merger agreement;

•	authorized share capital of Merger Sub, issued and outstanding equity of the Merger Sub and operations of Merger Sub;

•	no vote required of Parent stockholders;

•	litigation against or involving Parent;

•	availability of funds to consummate the merger, as well as matters relating to debt financing;

•	the solvency of Parent immediately after giving effect to the consummation of the transactions contemplated by the merger agreement;

•	absence of conflicts, consents and certain agreements relating to the Company, the Company’s subsidiaries or the transactions;

•	absence of being an “interested stockholder” of the Company for the last three (3) years ;

•	enforceability of the limited guarantee;

•	broker’s fees and expenses;

•	confirmation with respect to statements made in this proxy statement;

•	investment intention; and

•	non-reliance on estimates, projections, forecasts, forward-looking statements and business plans of the Company.

Some of the representations and warranties in the merger agreement include materiality qualifications or “Company material adverse effect” qualifications with respect to the Company and its subsidiaries or “Parent material adverse effect” qualifications with respect to Parent and Merger Sub. The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

For purposes of the merger agreement, a “Company material adverse effect” means any event, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, has, or would be reasonably be expected to (a) have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delay beyond the end date, materially impede or prevent the consummation by the Company of the merger or the other transactions contemplated by the merger agreement.

However, no event, effect, development, circumstance, condition or occurrence resulting from any of the following, will be deemed to constitute, or be taken into account in determining whether there has been, or there is reasonably expected to be, a Company material adverse effect:

•	conditions (or changes therein) generally affecting the industry or industries in which the Company or any of its subsidiaries operates;

•

general legal, tax, economic, political or regulatory conditions (or changes therein), including any conditions or events affecting financial, credit, debt or capital markets, generally affecting companies in the industry or industries in which the Company or any of its subsidiaries operate;

•

any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law or GAAP or judicial, regulatory or other interpretation following the date of the merger agreement of any of the foregoing;

•	the taking of any action that is expressly required to be taken by the merger agreement, or the failure to take any action, pursuant to or in accordance with the terms of the merger agreement;

•

any effect attributable to the negotiation, execution or announcement of the merger agreement, the merger or the other transactions contemplated by the merger agreement, including the taking of any action expressly required by the merger agreement and any proceedings with stockholders of the Company, including proceedings related to appraisal of the fair value of any shares of Company common stock pursuant to the DGCL in connection with the merger agreement, including any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Parent or its affiliates;

•

changes in the market price or trading volume of the shares of the Company common stock (provided, that the underlying causes of such changes may be considered in determining whether there is a material adverse effect);

•

any failure to meet published analyst estimates or expectations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts, in and of itself (provided, that the underlying causes of such failure may be considered in determining whether there is a material adverse effect);

•

the outcome of any proceeding to the extent it has been resolved or determined in a manner consistent in all material respects with the description of such proceeding in the disclosure schedule or otherwise reserved for in the financial statements;

•

the payment of any amounts due to, or the provision of any other benefits to, any officers or employees of the Company or any subsidiary under employment contracts, non-competition agreements, plans, severance arrangements or other arrangements in existence as of the date of the merger agreement, to the extent made available to Parent prior to the date of the merger agreement; or

•

any changes in general United States or global economic conditions or any conditions arising out of the outbreak, commencement, continuation or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military action threatened or underway as of the date of the merger agreement, war, weather conditions, pandemics or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the merger agreement.

Except, with respect to the first three and tenth bullet points above, if such effects have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect that such effects have on other similarly situated companies operating in the industry and in the jurisdictions in which the Company and its subsidiaries operate, then, to the extent not otherwise excluded from the definition of Company material adverse effect, only such incremental disproportionate impact or impacts shall be taken into account in determining whether there has been, is or would be reasonably likely to be a Company material adverse effect.

For the purpose of the merger agreement, a “Parent material adverse effect” with respect to Parent means any event, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, would reasonably be expected to materially delay beyond the end date, materially impede or prevent the consummation by Parent or Merger Sub of the merger or the other transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

The merger agreement provides that, during the period commencing on the date of the merger agreement, and ending at the effective time (or, if earlier, the date, if any, on which the merger agreement is validly terminated), except as set forth in the disclosure schedule or as otherwise permitted by the merger agreement or for matters required by law or any governmental authority, or as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company must use commercially reasonable efforts to conduct its and its subsidiaries’ business in all material respects in the ordinary course, including using commercially reasonable efforts to (a) preserve in the ordinary course of business the Company’s and its subsidiaries’ material business organizations, material assets and material properties intact and in good working order and condition, ordinary wear and tear excepted, and in the ordinary course of business maintain in all material respects existing or satisfactory relations with its and their material commercial relationships with third parties (including with governmental authorities and material customers, suppliers, service providers, creditors, partners and lessors) and (b) maintain in effect all material business Company permits and material insurance policies (subject to the right to replace such insurance policies with comparable coverage) necessary for the conduct of the business of the Company and its subsidiaries as conducted on the date of the merger agreement.

Further, the merger agreement also provides that, from the date of the merger agreement through the effective time (or, if earlier, the date, if any, on which the merger agreement is validly terminated), except as set forth in the disclosure schedule or as otherwise permitted by the merger agreement or for matters required by law, or as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company must not do any of the following (among other prohibitions):

•	adopt any change or amendment to the Company’s certificate of incorporation or by-laws or the comparable organizational documents of any of the Company’s subsidiaries;

•

establish a record date for, declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof, in each case that would be outside the ordinary course of business; provided, that the foregoing shall not restrict dividends or other distributions from any wholly owned subsidiary to the Company (or any other direct or indirect subsidiary of the Company);

•	issue, sell or grant any Company securities;

•

adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to the Company or any of its subsidiaries;

•

except (a) as required by the terms of any Company benefit plan as in effect on the date of the merger agreement, or (b) to the extent necessary to comply with applicable law, (i) increase the compensation or benefits payable or to become payable to any employee, other than increases in compensation in the ordinary course of business to non-executive employees, (ii) grant or promise to grant any employee any award or benefit or any increase in severance or termination pay, other than in the ordinary course of business to non-executive employees, (iii) enter into any written employment, consulting, retention, change in control, severance or termination agreement with any employee, other than in the ordinary course of business to non-executive employees or (iv) establish, amend, adopt or enter into any collective bargaining agreement or Company benefit plan;

•

hire or terminate the employment or service of any named executive officer of the Company (or any individual who would reasonably be expected to be named executive officer of the Company for fiscal year 2023);

•	implement any employee layoffs that would implicate the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local applicable law;

•	permit or allow any employee or any other person to participate in the Company non-qualified deferred compensation plan (which we refer to as the “Company NQDC plan”);

•

acquire any business or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), in each case, for consideration in excess of $10,000,000 individually or $20,000,000 in the aggregate;

•

dispose of any business line, division or similar material asset, whether in whole or in part (and whether by sale of stock, sale of assets, merger, consolidation, or otherwise), in each case, for consideration in excess of $1,000,000 individually or $5,000,000 in the aggregate;

•	make any material change to its accounting methods, except as permitted by GAAP or relevant regulations;

•

(a) issue any debt securities or incur, create or assume or otherwise become liable or responsible for any indebtedness; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the indebtedness of any other person that is not a controlled affiliate of the Company for borrowed money; (c) make any loans, advances or capital contributions to, or investments in, any other person; or (d) cancel any indebtedness or waive any claims or rights of substantial value, in each case for purposes of this clause, for amounts in excess of $1,000,000 individually or $5,000,000 in the aggregate;

•	take certain tax-related actions;

•

(a) (i) modify or amend in any material respect, (ii) terminate (other than terminations pursuant to the expiration of its term), fail to renew (if renewal on terms not less favorable terms to the Company than those in effect on the date of the merger agreement are available) or cancel or (iii) waive, release or assign any material rights or claims with respect to, any material contract or (b) enter into any contract that, if entered into prior to the date of the merger agreement, would qualify as a material contract (other than material contracts with principal customers or principal suppliers or government contracts, in each case entered into in the ordinary course of business);

•

except as may be required by applicable laws, become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•

make any capital expenditures or incur any obligations or liabilities in respect thereof, except (i) in accordance with the capital expenditures budget for the Company made available to Parent or (ii) not to exceed $1,000,000 individually or $5,000,000 in the aggregate;

•

settle any proceeding, in each case, made by or pending against the Company or any of its subsidiaries, or any of its or their respective officers and directors in their respective capacities as such, other than the settlement of proceedings that do not require payment by the Company or any subsidiary of an amount in excess of $1,000,000 or $5,000,000 in the aggregate so long as any such settlement does not involve injunctive or equitable relief on the Company or any of its subsidiaries or impose any restrictions or changes on the business or operations of the Company or its subsidiaries or any present of future affiliate of the Company or its subsidiaries (other than immaterial restrictions or changes that do not have an adverse effect on such business or operations);

•	enter into any material new line of business other than any line of business that is reasonably ancillary to any existing line of business as of the date of the merger agreement;

•

sell, lease, assign, abandon, or permit to lapse, prematurely fail to maintain, exclusively license or otherwise transfer or dispose of or grant any option or exclusive rights in, to or under, any material owned intellectual property (for the avoidance of doubt, including any registered Company intellectual property), or permit or allow all or any portion of any material owned intellectual property (for the avoidance of doubt, including any registered Company intellectual property) to be subjected to any lien, other than permitted liens or liens that will be released at or prior to the closing;

•	enter into or adopt any “poison pill” or similar stockholder rights plan; or

•	authorize, commit or agree to take any of the foregoing actions.

Other Covenants and Agreements

Go-Shop; Unsolicited Proposals

Under the merger agreement, during (a) the period beginning on the date of the merger agreement and continuing until 11:59 p.m. Eastern Time on August 23, 2023 (the “go-shop period,” and the first (1st) calendar day immediately after the last day of the go-shop period, the “non-solicitation start date”), and (b) any period until the receipt of the Company stockholder approval if such action would have been taken with respect to a party that had submitted an acquisition proposal during the go-shop period that the Company would have determined in good faith prior to the non-solicitation start date, after consultation with its outside financial advisor and outside legal counsel, was, or would have reasonably been expected to lead to, a superior proposal, the Company and its subsidiaries and its and their directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives (which we refer to as “representatives”) would have had the right to:

•

solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an acquisition proposal, including by way of entering into acceptable confidentiality agreements and providing access to non-public information to any person pursuant to the terms thereto; provided, however, that (i) any such nonpublic information has previously been made available to Parent or is made available to Parent prior to, or substantially concurrently with, the time such information is made available to such person, and (ii) any competitively sensitive information or data provided to any such person who is, or whose affiliates include, a direct competitor of the Company or any of its subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as determined by the Company in good faith after having obtained advice from its outside legal counsel;

•	engage in, continue, enter into and otherwise participate in any discussion or negotiation with any person with respect to any acquisition proposal;

•

otherwise cooperate with, assist, participate in, and facilitate any such inquiry, proposal, offer, discussion or negotiation and any effort or attempt to make any acquisition proposal, including through the waiver or release by the Company, at its sole discretion, of any standstill or similar agreement with any person; and

•	take any other action and make any other decision with respect to any acquisition proposal not otherwise prohibited by the terms of the merger agreement.

The go-shop period ended at 11:59 p.m. Eastern Time on August 23, 2023. The Company did not receive any alternative acquisition proposals during the go-shop period and no excluded persons were identified.

During the period commencing on the non-solicitation start date, and continuing until the earlier to occur of the effective time or the termination of the merger agreement, except as expressly permitted by the merger agreement, the Company has agreed that:

•

immediately upon the non-solicitation start date, the Company and its subsidiaries will, and will cause their respective representatives to, cease all actions permitted during the go-shop period with any third party (other than any person from whom the Company has received, during the go-shop period, a bona fide written acquisition proposal that the Company board determines in good faith prior to the non-solicitation start date, after consultation with its outside financial advisor and outside legal counsel, is, or would reasonably be expected to lead to, a superior proposal, which person we refer to as an “excluded person”) that may be ongoing with respect to an acquisition proposal;

•

the Company will not, and will not permit any of its subsidiaries to, nor will the Company authorize or knowingly permit any of its representatives of any of its subsidiaries’ representatives to, directly or indirectly (a) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that would reasonably be expected to lead to, an acquisition proposal (other than with respect to any excluded person and its representatives), (b) knowingly engage in, continue or otherwise participate in any discussions or negotiations with any third party (other than with respect to any excluded person and its representatives) regarding an acquisition proposal, or furnish to any third party (other than with respect to any excluded person and its representatives) information or data or provide to any third party (other than with respect to any excluded person and its representatives) access to the businesses, properties, assets or personnel of the Company or any of its subsidiaries in connection with, for the purpose of encouraging or facilitating, an acquisition proposal, (c) approve, endorse, recommend, or execute or enter into any agreement, arrangement or understanding, including any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement respect to an acquisition proposal (other than a customary confidentiality agreement no less favorable to the Company than the similar confidentiality agreement between the Company and Parent and other than with respect to any excluded person) or (other than with respect to any excluded person) enter into any agreement, contract or commitment requiring the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by the merger agreement, or (d) resolve, propose or agree to do any of the foregoing; and

•

the Company will and will cause its subsidiaries to and will direct its and its subsidiaries’ representatives to, immediately upon the non-solicitation start date, cease and terminate any existing solicitation, discussions or negotiations with any third party (other than any excluded person and its representatives) that may be ongoing with a potential acquirer or its representative with respect to an acquisition proposal, and will promptly request the prompt return or destruction of all confidential information previously furnished in connection therewith and immediately terminate all physical and electronic data room access previously granted to any such person or its representatives.

Under the merger agreement, an “acquisition proposal” means any inquiry, offer, proposal or indication of interest from any third party relating to any transaction or series of related transactions involving (a) any acquisition or purchase by such third party, directly or indirectly, of 25% or more of any class of outstanding voting securities of the Company (or securities exercisable or convertible into or exchangeable for 25% or more of any class of voting securities of the Company), or any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of outstanding voting securities of the Company (or securities convertible into or exchangeable for 25% or more of any class of voting securities of the Company), in each case whether by merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or (b) any sale, exchange (including split-off), spin-off, transfer, acquisition, disposition or lease or license to such third party of 25% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole (measured by the fair market value thereof) or to which 25% or more of the consolidated net revenue or net income of the Company and its subsidiaries, taken as a whole, are attributable, including through the acquisition of one or more subsidiaries of the Company owning such assets.

Receipt of Acquisition Proposal

At any time on or after the non-solicitation start date and prior to the Company stockholder approval, if the Company receives a bona fide unsolicited written acquisition proposal that did not result from a breach of the merger agreement, and the Board (or any duly authorized committee thereof) determines in good faith (after consultation with its outside legal counsel) that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board under Delaware law, then the Company and its representatives may (a) furnish information and data with respect to the Company and its subsidiaries to the third party making such acquisition proposal and its representatives and afford such third party and its representatives access to the businesses, properties, assets and personnel of the Company and its subsidiaries, provided, however, (i) any such nonpublic information has previously been made available to Parent or is made available to Parent prior to, or substantially concurrently with, the time such information is made available to such person, and (ii) any competitively sensitive information or data provided to any such person who is, or whose affiliates include, a direct competitor of the Company or any of its subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by the Company with advice from its outside legal counsel, and (b) enter into, maintain and participate in discussions or negotiations with the third party making such acquisition proposal and its representatives regarding such acquisition proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party and its business). However, the Company will not, and will not permit its subsidiaries or its or their representatives to, furnish any non-public information to any person or entity except pursuant to a customary confidentiality agreement containing terms no less favorable, in the aggregate, to the Company than the confidentiality agreement entered into between the Company and Parent, except that such confidentiality agreements need not contain standstill provisions (such customary confidentiality agreement, an “acceptable confidentiality agreement”). The foregoing restrictions will not prevent the Board from waiving any standstill agreements entered into by third parties in favor of the Company.

Under the merger agreement, a “superior proposal” means any bona fide written acquisition proposal (for purposes of this definition, replacing all references in the definition of “acquisition proposal” to “25% or more” with “more than 50%”) made after the date of the merger agreement that (a) is not the result of a breach of the merger agreement (other than immaterial breaches) and (b) the Board (or a duly authorized committee thereof) determines in good faith (after consultation with the Company’s outside financial advisor and outside legal counsel), and taking into account such factors as the Board (or any duly authorized committee thereof) considers to be appropriate (including the certainty and timing of closing, all legal, financial, financing (including availability thereof), regulatory and other aspects of such acquisition proposal and the person making such acquisition proposal), (i) is reasonably likely to be consummated, and (ii) if consummated, would result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the merger contemplated in the merger agreement.

Notice of Acquisition Proposal

The merger agreement provides that within twenty-four (24) hours following the expiration of the go-shop period, the Company was required to deliver to Parent a list identifying all excluded persons as of such date (excluding affiliates of any other excluded persons) and the acquisition proposal with respect to which the Board made the determination that each excluded person is an excluded person and copies of the terms and conditions of any such acquisition proposal made by each such excluded person, or where no such copies are available, a reasonably detailed written description thereof. The go-shop period expired at 11:59 p.m. Eastern Time on August 23, 2023. The Company did not receive any alternative acquisition proposals during the go-shop period and no excluded persons were identified.

From the non-solicitation start date until the earlier to occur of the effective time or the valid termination of the merger agreement, the Company has agreed to as promptly as reasonably practicable (and in any event within twenty-four (24) hours) notify Parent if any acquisition proposal is received by it or any of its representatives from a third party (other than any excluded person and its representatives) after the non-solicitation start date, or any non-public information is requested from, or any inquiries are made or discussions or negotiations are sought to be initiated or continued with, the Company, any of the Company’s subsidiaries or any of the Company’s representatives, in each case by a third party (other than any excluded person and its representatives) for the purpose of making an acquisition proposal or seeking to initiate discussions or negotiations concerning an acquisition proposal, which notification shall include (a) the identity of the third party making such acquisition proposal or information request (unless the Company is prohibited from disclosing the identity of such third party pursuant to a contract with such third party existing as of the date of the merger agreement), (b) unredacted copies of the terms and conditions of any such acquisition proposal (unless the Company is prohibited from disclosing the identity of such third party pursuant to a contract with such third party existing as of the date of the merger agreement, in which case only the identity of such third party and any information that would reasonably permit the identification of such third party may be redacted), or where no such copies are available, a reasonably detailed written description thereof, and (c) whether the company has any intention to provide confidential information to such person. Thereafter, the Company shall keep Parent reasonably informed in all material respects, as promptly as practicable (and in any event within twenty-four (24) hours after any material amendment thereto), of the status and changes to any material terms of any such acquisition proposals (including by furnishing copies of any material amendments thereto).

Company Board Recommendation; Adverse Recommendation Change; Fiduciary Exception

As described above, and subject to the provisions described below, the Board has recommended that the Company stockholders vote “FOR” the proposal to adopt the merger agreement, which recommendation we refer to as the “board recommendation.” The merger agreement provides that the Board will not effect an “adverse recommendation change” (as described in the paragraph below) except as described below.

Under the merger agreement, generally, the Board may not (a) withdraw, qualify, amend or modify, in each case in any manner adverse to Parent or Merger Sub, the board recommendation, (b) adopt or recommend an acquisition proposal or superior proposal, (c) if the Company has received an acquisition proposal that has become broadly publicly disseminated and remains outstanding (and is not a tender offer or exchange offer addressed in clause (d) of this sentence) and such acquisition proposal has not been publicly rejected by the Company, fail to publicly confirm the continued existence of the board recommendation within five (5) business days after receipt of a written request from Parent to do so, (d) fail to recommend against acceptance of any third party tender offer or exchange offer for the shares of the Company common stock within ten (10) business days after commencement of such offer, (e) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any subsidiary of the Company to execute or enter into any alternative acquisition agreement, (f) fail to include the board recommendation in this proxy statement (each of the foregoing actions described in clauses (a) through (f) being referred to as an “adverse recommendation change”), or (g) publicly propose to take any action described in the foregoing clauses (a) through (f).

However, prior to the receipt of the Company stockholder approval, in certain circumstances and subject to certain limitations set forth in the merger agreement, if the Board determines in good faith (after consultation with the Company’s outside legal counsel), that failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under Delaware law, the Board may make an adverse recommendation change in response to either (i) a superior proposal received after the date of the merger agreement, or (ii) an intervening event that was not known (or if known, the material consequences of which were unknown or reasonably unforeseeable) by the Board prior to or as of the date of the merger agreement.

In the case of an adverse recommendation change in response to a superior proposal, the Board may cause the Company to terminate the merger agreement and authorize the Company to enter into a binding written agreement with the person that has made such superior proposal with respect to the transaction contemplated thereby. However, the Company and the Board shall not make any adverse recommendation change unless the Company has given Parent at least four (4) business days’ prior written notice (a “company notice”) of its intention to make such adverse recommendation change, which notice (which notice itself shall not constitute an adverse recommendation change) discloses, (A) in the case of an adverse recommendation change in response to a superior proposal, certain information about the superior proposal and the third party making such superior proposal, accompanied by the alternative acquisition agreement (if any) and other proposed documents; and (B) in the case of an adverse recommendation change in response to an intervening event, a reasonably detailed description of such intervening event.

During such four (4) business day period, (i) the Company shall make the Board and its representatives reasonably available to negotiate in good faith with Parent (to the extent Parent confirms it desires to negotiate) with respect to any amendment or modification to the merger agreement or any other transaction document submitted in writing by Parent, and (ii) the Board shall consider in good faith (after consultation with the Company’s outside financial advisor and outside legal counsel) whether such superior proposal remains a superior proposal or such intervening event is continuing, in each case in light of any alternative acquisition proposal submitted in writing by Parent that is accompanied by a binding written commitment by Parent and Merger Sub to amend the merger agreement to reflect the terms of such alternative acquisition proposal. It is understood and agreed that (w) any material change during such four (4) business day period to an acquisition proposal that was previously the subject of a company notice, (x) any material change after such four (4) business day period to an acquisition proposal that is adverse from the standpoint of the Company that was previously the subject of a company notice, (y) any material development during such four (4) business day period with respect to an intervening event that was previously the subject of a company notice, and (z) any material development after such four (4) business day period with respect to an intervening event that is adverse from the standpoint of the Company that was previously the subject of a company notice shall, in each case, require the Company to deliver to Parent a new company notice; provided that the four (4) business day period referenced above provisions shall be reduced to two (2) business days in the case of the preceding clause (x) if such change primarily relates to the economic terms (and no other material terms) of such acquisition proposal.

Under the merger agreement, an “intervening event” means any material fact, event, change, development or circumstances that is positive with respect to the Company and its subsidiaries taken as a whole (other than any such fact, event, change, development or circumstance primarily resulting from the breach of the merger agreement by the Company or its representatives) occurring after the date of the merger agreement that was not known (or if known, the material consequences of which were unknown or reasonably unforeseeable) by the Board prior to or as of the date of the merger agreement, which fact, event, change, development or circumstances (or consequences thereof) becomes known to the Board prior to the approval of the Company’s shareholders of the merger. However, none of the following (alone or in combination) shall constitute an “intervening event”: (a) an acquisition proposal, (b) changes in the trading price or trading volume of the Company’s common stock, in and of itself and (c) the Company meeting or exceeding any published analyst estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceeding its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself.

Special Meeting

Unless there has been an adverse recommendation change that does not arise due to an intervening event, the Company has agreed to establish a record date for, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders as promptly as reasonably practicable, and in any event no later than fifty (50) days following the date that the SEC cleared this proxy statement (or such date as Parent and the Company may agree after consultation with the Company’s proxy advisor); and solicit proxies in favor of the adoption of this merger agreement unless the Board has withdrawn, qualified, amended or modified the board recommendation.

Access to Information

From the date of the merger agreement until the effective time or the date on which the merger agreement is validly terminated, the Company shall (and shall cause its subsidiaries to), upon reasonable prior notice, give Parent and Merger Sub, their officers and a reasonable number of their employees and its authorized representatives, reasonable access during normal business hours to the contracts, books, records, analyses, projections, plans, systems, senior management, offices and other facilities and properties of the Company and its subsidiaries and during such period, the Company shall (and shall cause its subsidiaries to) furnish as promptly as reasonably practicable to Parent and Merger Sub information related thereto. However, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would reasonably be expected to, based on the advice of outside legal counsel, (a) jeopardize the attorney-client privilege of the Company or any of its subsidiaries, or (b) contravene any applicable law; provided, however, that in such case the Company shall use commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the restrictions of this clause would not apply.

Transaction Litigation

The Company has agreed to notify Parent and Merger Sub, and Parent and Merger Sub will give prompt notice to the Company, of (a) any notice or other communication received by such party from any person alleging that the consent of such person is or may be required in connection with the merger or the other transactions, if the subject matter of such communication or the failure of such party to obtain such consent would be material to the Company, the surviving corporation or Parent; and (b) any proceedings (including any stockholder demands under Section 220 of the DGCL) commenced or, to the knowledge of the Company or to the knowledge of Parent, threatened against, relating to or involving or otherwise affecting such party or its affiliates and subsidiaries and/or any of their respective directors or officers or other representatives which relate to the merger agreement, the other transaction documents, the merger or the other transactions and of any material developments with respect thereto. The Company and Parent will keep each other informed on a reasonably current basis with respect to the status of any such proceeding, and will give reasonable and good faith consideration to the other’s advice with respect to such proceeding. Neither the Company nor Parent shall settle any such proceeding without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

Employee Benefit Plan Matters

For the period immediately following the effective time and ending on the first (1st) anniversary of the closing date, Parent must, or will cause the surviving corporation to provide, each employee of the Company or any of its subsidiaries who continues to be employed by the surviving corporation or any of its subsidiaries (who we refer to as “affected employees”) (a) a base salary or regular hourly wage, whichever is applicable, regular cash incentive compensation opportunities (including for sales representatives) (but excluding all equity-based, retention, transaction and change in control compensation opportunities) that are substantially comparable in the aggregate to what was provided to such affected employee by the Company or any of its Subsidiaries immediately prior to the effective time and (b) employee benefits (excluding severance, retention, change in control, defined benefit pension benefits and retiree health and welfare benefits) and perquisites that are, in the aggregate, substantially comparable to those provided to such affected employee (including all dependents) by the Company or any of its subsidiaries immediately prior to the effective time (excluding severance, retention, change in control, defined benefit pension benefits and retiree health and welfare benefits).

Without crediting service that would operate to duplicate any benefit or the funding of any such benefit for the same period of service, Parent must, or must cause the surviving corporation to, provide to the affected employees credit for all service with the Company or any of its subsidiaries under any employee benefit plan of Parent, the surviving corporation, or any of their subsidiaries in which any affected employee may be eligible to participate on or after the effective time for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, to the same extent recognized by the Company or any of its subsidiaries under comparable Company benefit plans immediately prior to the effective time (other than defined benefit pension plans, severance plans and retiree health and welfare plans).

Effective as of the effective time and thereafter, Parent must, and must cause the surviving corporation to, use commercially reasonable efforts to (i) reduce any period of limitation on health benefits coverage of affected employees due to pre-existing conditions (or actively at work or similar requirements) under the applicable health benefits plan of Parent or an affiliate of Parent (except to the extent such condition limitations or actively-at-work or similar requirements would not have been satisfied or waived under the comparable Company benefit plan prior to the effective time), (ii) waive any and all eligibility waiting periods and evidence of insurability requirements with respect to such affected employees to the extent that any applicable eligibility waiting periods or evidence of insurability requirements under similar health benefit plans were waived or satisfied (or deemed to be satisfied) with respect to the affected employees under the Company’s health benefit plans (except to the extent such eligibility waiting periods and evidence of insurability requirements would not have been satisfied or waived under the comparable Company benefit plan prior to the effective time), and (iii) credit each affected employee with all deductible payments, co-payments, and other out-of-pocket payments paid by such affected employee under the health benefit plans of the Company or its affiliates prior to the effective time during the year in which the closing occurs for the purpose of determining the extent to which any such affected employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such year.

Neither the merger nor any of the other transactions contemplated by the merger agreement will affect any employee’s accrual of, or right to take, any accrued but unused personal, sick or vacation policies applicable to such employee immediately prior to the effective time.

Prior to the effective time, the Company will (A) take all such necessary actions to terminate the Company NQDC plan effective no later than the day immediately preceding the effective time and (B) provide Parent with evidence that the Company NQDC plan has been terminated, with the termination of the Company NQDC plan effective no later than the day immediately preceding the effective time, pursuant to a duly adopted resolution of the Company, in form and substance reasonably acceptable to Parent.

Takeover Laws

After the date of the merger agreement, Parent and Merger Sub will take no action that would cause any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law to be applicable to the Company, the merger or any of the other transactions contemplated by the merger agreement. If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law becomes or is deemed to become applicable to the Company, the merger or any of the other transactions contemplated by the merger agreement, then the Board will use its reasonable best efforts to render the restrictions imposed by such statute (or the relevant provisions thereof) inapplicable to the foregoing.

Indemnification and Insurance

Parent must or must cause the surviving corporation to, honor and fulfill in all respects the obligations of the Company and its subsidiaries, to the fullest extent permitted under applicable law, (a) under the Company governing documents and organizational documents of the Company’s subsidiaries, in effect as of and made available to Parent prior to the date of the merger agreement, and (b) under the indemnification agreements or other similar agreements in effect of the date of the merger agreement, to the past or present officers and directors of the Company and its subsidiaries and other individuals covered by the Company’s governing documents, organizational documents of the Company’s subsidiaries or indemnification agreements (collectively, we refer to such individuals as the “covered persons”), arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the effective time, including in connection with the approval or adoption of the merger agreement and the approval of the merger and the transactions contemplated hereby.

For a period of six (6) years after the effective time, Parent will, or will cause the surviving corporation to indemnify and hold harmless each covered person against all costs and expenses, fees (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any proceeding, arising out of or pertaining to (i) any action or omission in their capacity as a covered person or (ii) the merger agreement and any of the transactions contemplated in the merger agreement. Additionally, for a period of six (6) years after the effective time, Parent will, or will cause the surviving corporation to pay in advance of the final disposition of any such proceeding the expenses (including attorneys’ fees) of any covered person upon receipt, to the extent required by the DGCL, subject to an undertaking by or on behalf of such covered person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such covered person is not entitled to be so indemnified.

In addition, for a period of six (6) years from the effective time, the certificate of incorporation and by-laws of the surviving corporation must contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of covered persons for periods prior to and including the effective time than are expressly set forth in the certificate of incorporation and by-laws of the Company. The indemnification agreements with covered persons shall survive the merger and shall continue in full force and effect in accordance with their terms.

The rights of each covered person are in addition to, and not in substitution for, any other rights to indemnification or contribution that any covered person may have by contract or otherwise, under the certificate of incorporation or by-laws (or similar organizational documents) of the Company and the surviving corporation or any of their subsidiaries, or under any law or under any agreement of any covered person with the Company or any the Company subsidiary.

As of the effective time, the Company must purchase “tail” insurance policies with respect to directors’ and officers’ liability insurance for a period of six (6) years after the effective time with respect to wrongful acts or omissions committed or allegedly committed at or prior to the effective time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not less than the annual aggregate coverage limit under the Company’s and its subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage); provided that in no event shall the annual premium for such insurance exceed 300% of the current annual premium paid by the Company for such insurance in the last full fiscal year prior to the date of the merger agreement. If the Company does not obtain “tail” insurance prior to the effective time, (A) Parent will purchase such “tail” policy on behalf of the Company or the surviving corporation; or (B) the surviving corporation will substitute policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the effective time. However, neither Parent nor the surviving corporation is required to expend more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance.

These provisions will survive the consummation of the merger indefinitely and will be binding, jointly and severally, on the successors and assigns of Parent and the surviving corporation. In the event the surviving corporation or any of its successors or assigns (1) consolidates with or merges into any other person and is not be the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume all of the applicable indemnification and insurance obligations related to the covered persons.

Efforts to Complete the Merger; Regulatory Approvals

The merger agreement provides that each of the Company, Parent and Merger Sub will each use its respective reasonable best efforts to:

•	take, or cause to be taken all appropriate actions and do all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by the merger agreement;

•

obtain from any governmental authority any consents, licenses, permits, waivers, clearances, approvals, waiting period terminations or expirations, authorizations or orders required to be obtained by Parent, Merger Sub or the Company or any of their respective subsidiaries, or avoid any proceeding by any governmental authority (including those in connection with the HSR Act and any other antitrust laws, applicable law, or regulation), in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions;

•

make or cause to be made within ten (10) business days of the date of the merger agreement, an appropriate filing of a notification and report form pursuant to the HSR Act, and as promptly as practicable make the appropriate applications or filings required to be made by each party with any other governmental authority to obtain any other applicable required governmental approvals (which filings and submissions shall seek early termination if made pursuant to the HSR Act and the equivalent, if available, with respect to any such other antitrust laws or applicable laws) in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions;

•

comply at the earliest reasonably practicable date with any reasonable requests for information or documents by any governmental authority in connection with such applications or filings or the transactions;

•

cooperate fully with each other in connection with the making of all such filing, responses or submissions, including consulting with the other parties to the merger agreement with respect to and providing any necessary information and assistance as the other parties may reasonably request with respect to any filings, responses, or submissions.

Neither Parent nor Merger Sub shall (a) elect or agree to extend any waiting period (e.g., pull and refile) under the HSR Act or any other antitrust law or (b) enter into any timing agreement with any governmental authority with respect to the transactions, in each case without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

To the extent permitted by applicable law, each of the parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connections with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, proposals, or agreements made or submitted by or on behalf of any party hereto in connection with any investigations, proceedings or other inquiries under or relating to the HSR Act or any other antitrust laws.

Under the merger agreement, each of the Company, Parent and Merger Sub is required to:

•	promptly notify the other of, and if in writing, promptly furnish the other with copies of any communications from or with any governmental authority with respect to the transactions;

•

permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed non-ministerial written or oral communication with any governmental authority;

•

not participate in any non-ministerial meeting or have any non-ministerial communication with any governmental authority unless it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such governmental authority, gives the other the opportunity to attend and participate therein; and

•

promptly furnish the other party (or its outside legal counsel) with copies of all filings and communications between it and any such governmental authority with respect to the transactions (other than any notification and report form under the HSR Act).

Neither the Company nor any of its subsidiaries nor any of its or their respective representatives, without Parent’s prior written consent, shall propose to any governmental authority or third party or negotiate, commit to or effect, by consent decree, hold separate order or otherwise, any transaction, remedy or action in connection with seeking or obtaining any required approval under any antitrust law.

Parent and its subsidiaries shall, and shall cause their affiliates (subject to such affiliates’ exercise of any fiduciary duties owed to their respective equity holders) to, use reasonable best efforts to avoid or eliminate each and every impediment and any proceeding instituted or threatened by a governmental authority or private party under the HSR Act or any other antitrust laws that is asserted with respect to the merger agreement so as to enable the consummation of such transactions to occur as expeditiously as possible and, in any event, before the end date. If any proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any of the transactions as violative of any antitrust laws (including the HSR Act), Parent shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions.

Parent, Merger Sub, and the Company shall not, and Parent shall cause its affiliates not to, knowingly take any action, knowingly refrain from taking any action, the effect of which would be to delay or impede the ability of the parties to consummate the transactions contemplated by the merger agreement. Parent shall not, and shall not permit any of its affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental authority necessary to consummate the transactions or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any governmental authority entering an order prohibiting or delaying the consummation of the transactions or (iii) materially delay the consummation of the transactions.

The Company shall, in consultation with Parent, give (and the Company shall cause its subsidiaries to give) any notices to third parties, and use (and the Company shall cause its subsidiaries to use) reasonable best efforts to obtain any third-party consents (other than from governmental authorities) necessary to consummate the transactions or required to be obtained as set forth in the disclosure schedule.

Section 16 Matters

Promptly after the date of the merger agreement, the Company will take all such steps as may be required to cause any dispositions of any equity securities of the Company (including derivative securities) resulting from the transactions contemplated by the merger agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.

Financing and Efforts Related to Financing

Parent and Merger Sub shall (a) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange and obtain the equity financing and the debt financing (which we refer to as the “financing”) as promptly as practicable, including using reasonable best efforts to (i) satisfy on a timely basis (or obtain the waiver of) all conditions precedent applicable to Parent and Merger Sub in the commitment letters and such definitive agreements to be entered into pursuant to the commitment letters that are within the control of Parent and Merger Sub, (ii) negotiate and enter into definitive agreements with respect thereto consistent with the terms and conditions contained in the commitment letters or on other terms not materially less favorable, in the aggregate (or with respect to conditionality of funding on the closing date, at all), to Parent and Merger Sub than the terms and conditions (including the “market flex” provisions, if any) contemplated by the commitment letters, and (iii) if all of the conditions have been satisfied or, to the extent permitted hereunder, waived (other than those that by their nature can only be satisfied on the closing date, but subject to the satisfaction of such conditions on the closing date or waiver by the party entitled to waive such conditions), (A) cause the funding of the financing at or prior to the closing in an amount sufficient to pay the aggregate consideration and to consummate the transactions, and (B) otherwise diligently and in good faith fully enforce its rights and the obligations of such party or parties under the commitment letters, (b) maintain in effect the commitment letters until the consummation of the transactions, and (c) comply with their obligations under the commitment letters. At the request of the Company, each of Parent and Merger Sub shall provide the Company with such information and documentation as shall be reasonably requested by the Company to allow the Company to monitor the progress of the financing and Parent’s efforts to arrange the financing.

Parent and Merger Sub acknowledge and agree that the obtaining of the financing, or any alternative financing, is not a condition to the closing and reaffirm their obligation to consummate the transactions irrespective and independently of the availability of the financing or any alternative financing, subject to fulfillment or waiver of the conditions set forth in the merger agreement.

Stock Exchange De-Listing

Prior to the effective time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under applicable law and rules and policies of Nasdaq to enable the delisting by the surviving corporation of the Company common stock from Nasdaq and the deregistration of the Company common stock under the Exchange Act as soon as practicable after the effective time.

Conditions to the Merger

The respective obligations of the Company, Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver of, at or prior to the closing, of the following conditions:

•	adoption of the merger agreement by the affirmative vote of the holders of not less than 75% of the issued and outstanding shares of Company common stock at the close of business on the record date;

•

no governmental authority having jurisdiction over any party to the merger agreement shall have entered or issued any order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger, and no applicable law shall have been enacted or adopted that makes consummation of the merger illegal or otherwise prohibited; and

•	the applicable waiting period (and any extension thereof) applicable to the merger under the HSR Act shall have expired or been terminated.

The respective obligations of Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent of, at or prior to the closing, of the following additional conditions:

•	the representations and warranties of the Company:

○

regarding the authorized share capital of the Company and issued and outstanding equity (including Company equity awards) shall be true and correct in all respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date, in each case other than de minimis inaccuracies (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date other than de minimis inaccuracies);

○	regarding corporate organization, corporate authority relative to the merger agreement, information regarding Company equity awards, and brokers’ fees resulting from the merger shall be true and correct in all material respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date); and

○

regarding each of the other matters set forth in the merger agreement, disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for those instances in which the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company material adverse effect;

•

the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with and by the Company under the merger agreement at or prior to the closing;

•	since the date of the merger agreement, no Company material adverse effect shall have occurred and be continuing; and

•

Parent shall have received a certificate validly signed on behalf of the Company by a duly authorized executive officer of the Company certifying that each of the conditions set forth above have been satisfied.

The obligations of the Company to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver, at or prior to the closing, of the following additional conditions:

•	the representations and warranties of Parent and Merger Sub:

○

regarding corporate existence and power, corporate authority relative to the merger agreement, and brokers’ fees resulting from the merger shall be true and correct in all material respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date); and

○

regarding each of the representations and warranties of Parent and Merger Sub set forth in the merger agreement that are not covered in the bullet above disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on the date of the merger agreement and as of the closing date with the same effect as if made as of the closing date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for those instances in which the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent material adverse effect;

•	Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing; and

•	the Company shall have received a certificate validly signed on behalf of Parent by a duly authorized officer of Parent certifying that the conditions set forth above have been satisfied.

Termination

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the closing:

•	by mutual written consent of each of the Company and Parent whether or not the Company stockholder approval has been obtained;

•	by either the Company or Parent, upon prior written notice to the other party, if:

○

the merger has not been consummated on or before 11:59 p.m., New York City time, on February 29, 2024 (which we refer to as the “end date”), whether or not the Company stockholder approval has been obtained; provided that the right to terminate the merger agreement shall not be available to any party whose failure to perform (or whose affiliate’s failure to perform) any covenant or obligation under the merger agreement or whose breach (or whose affiliate’s breach) of any provision of the merger agreement has been the principal cause of, or resulted in, the failure of the conditions to closing to have occurred prior to such termination;

○

any governmental authority of competent jurisdiction shall have issued a final and non-appealable order enjoining, restraining or otherwise prohibiting the consummation of the transactions (whether or not the approval of the Company stockholders shall have been obtained); provided that the party seeking to terminate the merger agreement shall not have (a) breached in any material respects its obligations regarding obtaining regulatory approval (and in the case of Parent, Merger Sub shall not have breached in any material respects its obligations regarding obtaining regulatory approval) and (b) been the principal cause of such order due to failure to perform any such obligations; and

○

the approval of the Company’s stockholders of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof);

•	by Parent, upon prior written notice to the Company if:

○

the Company breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions to Parent’s obligations to consummate the merger would not be satisfied and (ii) the Company cannot cure or has not cured such breach in all material respects prior to the earlier of the end date or the thirtieth (30th) calendar day following Parent’s delivery of written notice describing such breach to the Company; provided that Parent shall not be entitled to terminate the merger agreement on this basis if, at the time of such termination, either Parent of Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement;

○	prior to the approval of the Company’s stockholders, the Board or any duly authorized committee thereof shall have effected an adverse recommendation change;

•	by the Company, upon prior written notice to Parent, if:

○

Parent or Merger Sub breaches any representation, warranty, covenant or other agreement contained in the merger agreement (A) such that the conditions to the Company’s obligations to consummate the merger would not be satisfied and (B) Parent or Merger Sub cannot cure or has not cured such breach in all material respects prior to the earlier of the end date or the thirtieth (30th) calendar day following the Company’s delivery of written notice describing such breach to Parent; provided that the Company shall not be entitled to terminate the merger agreement on this basis if, at the time of such termination, the Company is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement;

○

prior to the approval of the Company’s stockholders and upon prior written notice to Parent and the concurrent payment of the Company termination fee, the Board has effected an adverse recommendation change in order to enter into an alternative acquisition agreement in connection with a superior proposal in accordance with the merger agreement; or

○

(i) all of the conditions to Parent’s obligations to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, and such conditions are then capable of being satisfied); (ii) the Company has notified Parent in writing that (A) the Company is ready, willing and able to consummate the merger; and (B) all conditions to the Company’s obligations to consummate the merger have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is then capable of being satisfied) or that it is willing to waive any unsatisfied conditions; and (iii) Parent and Merger Sub have failed to consummate the merger at the closing pursuant to the terms of the merger agreement.

Termination Fee

The Company will be required to pay Parent the Company termination fee if the merger agreement is terminated:

•	by Parent if, prior to the approval of the Company’s stockholders of the merger, the Board or any duly authorized committee thereof shall have effected an adverse recommendation change;

•

by the Company if (a) the merger has not been consummated on or before the end date or (b) the approval of the Company’s stockholders of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof), and in either such case Parent would have been entitled to terminate the merger agreement as a result of an adverse recommendation change by the Board at the time of such termination, and such Parent termination right first arose no more than ten (10) days prior to such termination by the Company;

•

by the Company if, prior to the approval of the Company’s stockholders and upon prior written notice to Parent, the Board has effected an adverse recommendation change in order to enter into an alternative acquisition agreement in connection with a superior proposal in accordance with the merger agreement;

•

by the Company if (a) the merger has not been consummated on or before the end date, and prior to the end date, an acquisition proposal by a third party was made publicly and was not withdrawn (with such withdrawal having been publicly disclosed), and (b) within twelve (12) months of the date the merger agreement is so terminated, the Company consummates or enters into a definitive agreement with respect to an acquisition proposal (for purposes of this clause, replacing all references in the definition of “acquisition proposal” to “25% or more” with “more than 50%”) that is subsequently consummated (whether during such twelve (12) month period or thereafter);

•

by Parent or the Company if (a) the approval of the Company’s stockholders of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof), and prior to the stockholders’ meeting, an acquisition proposal was made publicly and was not withdrawn (with such withdrawal having been publicly disclosed), and (b) within twelve (12) months of the date the merger agreement is so terminated, the Company consummates or enters into a definitive agreement with respect to an acquisition proposal (for purposes of this clause (b), replacing all references in the definition of “acquisition proposal” to “25% or more” with “more than 50%”) that is subsequently consummated (whether during such twelve (12) month period or thereafter);

•

by Parent (a) as a result of the Company breaching the terms of the merger agreement, and (b) within twelve (12) months of the date the merger agreement is so terminated, the Company consummates or enters into a definitive agreement with respect to an acquisition proposal (for purposes of this clause (b), replacing all references in the definition of “acquisition proposal” to “25% or more” with “more than 50%”) that is subsequently consummated (whether during such twelve (12) month period or thereafter).

The “Company termination fee” means (a) an amount equal to $23,584,701 if the Company termination fee had become payable in connection with (i) the Company’s termination of the merger agreement in order to enter into an alternative acquisition agreement in connection with a superior proposal during the go-shop period or with respect to an alternative acquisition agreement to be entered into with an excluded person in connection with a superior proposal after the go-shop period; or (ii) Parent’s termination of the merger agreement in the case of an adverse recommendation change during the go-shop period or in the case of an adverse recommendation change with respect to a superior proposal from an excluded person after the go-shop period; and (b) an amount equal to $42,331,515 in all other circumstances. The go-shop period expired at 11:59 p.m. Eastern Time on August 23, 2023. The Company did not receive any alternative acquisition proposals during the go-shop period and no excluded persons were identified.

The Company termination fee is payable in the case of termination of the of the merger agreement (i) within two (2) business days after the date of termination in the event that Parent is the party that terminates the merger agreement, (ii) prior to or concurrently with termination of the merger agreement in the event that the Company is the party terminating the merger agreement in order to accept a superior proposal. In the case of the termination described in the last bullet above, the Company termination fee is payable on the date that the Company consummates an acquisition transaction contemplated by the applicable acquisition proposal.

Parent will be required to pay the Company the Parent termination fee in an amount equal to $72,568,311 if the merger agreement is terminated:

•	by the Company as a result of Parent breaching the terms of the merger agreement;

•	by the Company as a result of Parent failing to close when the conditions to close have been satisfied or waived; or

•

by Parent if the merger has not been consummated on or before the end date (and at such time the Company would have been entitled to terminate the merger agreement as a result of Parent breaching the merger agreement or failing to close when the conditions to close have been satisfied or waived, and such Company termination right first arose no more than ten (10) days prior to the end date).

The Parent termination fee is payable (a) within two (2) business days after the date of termination in the event that the Company terminates the merger agreement due to Parent’s breach or Parent failing to close, or (b) prior to or contemporaneously with such termination in other circumstances.

Amendment; Extension; Waivers

Prior to the effective time, (a) any provision of the merger agreement may be amended, (b) any time period set forth in the merger agreement may be extended and (c) compliance with any provision of the agreement or any breach hereof or default hereunder may be waived if, but only if, such amendment, extension or waiver is in writing and is signed, in the case of an amendment, by each party the merger agreement or, in the case of an extension or waiver, by each party against whom the extension or waiver is to be effective.

However, (i) without the further approval of the Company’s stockholders, no such amendment shall be made or given after the approval of the Company’s stockholders of the merger that requires the approval of the stockholders of the Company under the DGCL or under the rules and regulations of Nasdaq unless the required further approval is obtained, (ii) no such extension shall operate as an extension with respect to any other time period, (iii) no such waiver shall operate as a waiver of, or estoppel with respect to, any other noncompliance, breach or default and (iv) any modification or amendment of the debt financing provisions or the definitions of debt commitment letter or debt financing sources that is adverse in any respect to the interests of the debt financing sources will not be effective against the debt financing sources without the prior written consent of the debt financing sources (such consent not to be unreasonably withheld, conditioned or delayed).

No failure or delay by any party in exercising any right, power or privilege under the merger agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the merger agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

Expenses

Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses. Parent is responsible for paying all filing fees payable pursuant to the HSR Act.

Jurisdiction

The Company, Parent and Merger Sub have agreed that any proceeding in respect of any claim arising from, under or in connection with the merger agreement will be brought exclusively in the competent courts in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. The parties have also agreed to waive jury trial to the fullest extent permitted by law.

Each party to the merger agreement (a) submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County for the purpose of any action arising out of or relating to the merger agreement brought by either party; (b) agrees that service or process will be properly served or delivered by sending notice in accordance with the merger agreement and (c) irrevocably waives, and agrees not to assert as a defense, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts in Delaware, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that the merger agreement or the transactions contemplated by the merger agreement may not be enforced in or by any of the above-named courts in Delaware.

Specific Performance

Each of the parties is entitled to an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions, in addition to any other remedy to which they are entitled at applicable law or in equity in connection with the merger agreement.

The Company is entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations under the merger agreement, including to effect the closing in the event that each of the following requirements have been and continue to be satisfied: (a) the conditions set forth in the merger agreement have been satisfied or waived at the time the closing would have occurred but for the failure of the equity financing to be funded, and such conditions remain satisfied; (b) the debt financing has been funded in accordance with the terms thereof or will be or would be funded in accordance with the terms thereof at the closing if the equity financing was funded at the closing; (c) the Company has confirmed in writing to Parent that if specific performance is granted and the equity financing and debt financing are funded, then the closing will occur; and (d) Parent and Merger Sub have failed to consummate the merger by the date the closing is required to have occurred.

By seeking the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies). Nothing within the merger agreement shall require any party to institute any proceeding for specific performance or as a condition to exercising termination rights, as discussed above.

Governing Law

The merger agreement is governed by Delaware law.

THE SUPPORT AGREEMENTS

This section describes the material terms of the support agreements, which were executed on July 19, 2023. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the support agreements, copies of which are attached as Annex D-1 and Annex D-2 to this proxy statement and are incorporated by reference herein in their entirety. This summary does not purport to be complete and may not contain all of the information about the support agreements that is important to you. You are encouraged to read each support agreement carefully and in its entirety.

In connection with the execution of the merger agreement, (a) Fred Fehsenfeld Jr. and Jim Schumacher, each solely in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, and certain other stockholders of the Company (including The Heritage Group), in their capacities as stockholders of the Company, which stockholders collectively hold approximately 26.7% of the outstanding shares of Company common stock (we refer to such agreement as the “Heritage support agreement”) and (b) Brian Recatto, solely in his capacity as a stockholder of the Company and not in his capacity as a director or the Chief Executive Officer of the Company, who holds approximately 3.1% of the outstanding shares of Company common stock (which, together with the stockholders in clause (a), we collectively refer to as the “supporting stockholders”), executed and delivered support agreements, pursuant to which such stockholders agreed, among other things, to vote all of their respective shares of Company common stock in favor of the adoption of the merger agreement and against certain actions that would prevent, interfere with or delay the consummation of the merger. The support agreements also include certain customary restrictions on transfer of shares of Company common stock by the supporting stockholders.

The Heritage support agreement further provides that Parent will cause Crystal Clean and its subsidiaries to cease and discontinue the use of the “Heritage” name (and any variations or derivatives thereof) within twelve (12) months after the effective time, subject to certain limited exceptions set forth in such support agreement.

Each support agreement will terminate upon the earliest to occur of (a) the valid termination of the merger agreement in accordance with its terms, (b) the effective time, (c) the termination of such support agreement by mutual written consent of the parties thereto, (d) such date and time as the merger agreement shall have been, without the prior written consent of the applicable supporting stockholder, amended, supplemented or waived in accordance with its terms in a manner that (i) changes the form of consideration or reduces the amount of the per share merger consideration (other than adjustments in accordance with the terms of the merger agreement or increases in the per share merger consideration), (ii) extends the end date or (iii) imposes additional conditions or obligations on the payment of the per share merger consideration or any additional conditions or obligations that would prevent or impede the consummation of the merger by the end date and (e) the date and time of failure to obtain stockholder approval at a stockholders’ meeting at which a quorum is present and a definitive vote on adoption of the merger agreement is taken (after giving effect to any postponements or adjournments thereof) and assuming the supporting stockholder is not in breach of its obligations under its support agreement at the time of such vote.

In addition, under the support agreements, each supporting stockholder has agreed, and has agreed to cause its respective controlled affiliates and to use its reasonable best efforts to cause its and their respective representatives, to immediately upon the non-solicitation start date until the expiration of its respective support agreement, not to take any action, which were it taken by Crystal Clean, its subsidiaries or its or their representatives, would violate the non-solicitation provisions of the merger agreement (as further described in the section of this proxy statement entitled “The Merger Agreement – Other Covenants and Agreements – Go-Shop; Unsolicited Proposals” beginning on page 77 of this proxy statement).

The support agreements expressly provide that nothing in the support agreements will limit or restrict a Supporting Stockholder in his capacity as a director or officer of Crystal Clean or any designee of, or individual that is a representative of or otherwise affiliated with, a Supporting Stockholder who is a director or officer of Crystal Clean, from acting in such capacity and exercising his rights or fiduciary duties as a director or officer of Crystal Clean.

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON MERGER-RELATED COMPENSATION ARRANGEMENTS

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding certain compensation for each of Crystal Clean’s named executive officers that will or may be paid in connection with the merger. This compensation is referred to as the “golden parachute” compensation by the applicable SEC disclosure rules, and in this section entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements” we use such term or the term “specified compensation” to describe these payments. These potential payments consist of:

•

severance payments that each named executive officer would be entitled to receive in connection with a covered termination pursuant to the terms of their employment agreements (each described in more detail in the section entitled “The Merger—Interests of Crystal Clean’s Directors and Executive Officers in the Merger—Employment Agreements” beginning on page 60 of this proxy statement);

•	certain transaction-based bonus payments;

•	Section 280G gross up payment; and

•

payments in connection with Crystal Clean’s equity-based compensation awards, the treatment of which is described in more detail in the section entitled “The Merger—Interests of Crystal Clean’s Directors and Executive Officers in the Merger—Treatment of the Company’s Equity Awards” beginning on page 59 of this proxy statement.

Further details on these potential payments and benefits, including applicable vesting terms and conditions, are provided in the footnotes to the table below and in the section entitled “The Merger—Interests of Crystal Clean’s Directors and Executive Officers in the Merger” beginning on page 59 of this proxy statement. Specified compensation does not include amounts that are already vested at the effective time of the merger. For purposes of quantifying these potential payments and benefits for the tables below, the following assumptions were used:

•	the effective date of the merger is October 1, 2023, which, solely for purposes of this specified compensation disclosure, is the assumed closing date of the merger;

•

immediately following the effective time, the employment of each of Crystal Clean’s named executive officers is terminated by Crystal Clean without “Cause,” or by the executive for “Good Reason,” as defined under their employment agreements (we refer to such a termination as a “covered termination”); and

•	the value of a share of Company common stock is $45.50.

The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this proxy statement and before the effective time. As a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

For purposes of this discussion, “single-trigger” refers to benefits that are payable solely as a result of the closing of the merger and “double-trigger” refers to benefits that require the closing of the merger, as well as a covered termination following the effective time, to become payable.

Name	Cash($)(1)	Equity($)(2)	Perquisites / Benefits($)(3)	Tax Reimbursement ($)(4)	Total($)
Brian Recatto	$741,100	$14,975,552	$0	$7,609,897	$23,326,549
Mark DeVita	$764,687	$2,256,573	$28,800	$0	$3,050,060
Ellie Bruce	$818,838	$519,833	$0	$0	$1,338,671

(1)

Cash. The cash amounts payable to the named executive officers in connection with a covered termination are the same regardless of whether the covered termination occurs before or after the merger. Cash severance payments are paid in installments over the course of the named executive officer’s severance period. The severance period is 18 months for Mr. Recatto and 12 months for Mr. DeVita. The cash amount for Ms. Bruce includes a severance bonus payment, payable in four equal installments if her employment is terminated prior to March 6, 2024. The cash amount for Mr. DeVita includes a cash transaction bonus in the amount of $250,000, which is payable upon the completion of the merger assuming he is continuously employed through such time. Set forth below are the separate estimated values of each of the cash payments for each named executive officer. Because the final amounts of 2023 annual bonuses have not yet been finalized, estimated pro-rata annual cash bonus amounts assume that each named executive officer’s 2023 bonus will be earned at 75% of the target amount (target bonuses are 50% of base salary for each of Mark DeVita and Ellie Bruce). Mr. Recatto’s employment agreement does not entitle him to a pro-rata bonus amount in the event of a covered termination.

Name	Continued Base Salary ($)	Pro-rata 2023 Annual Cash Bonus ($)	Severance/ Transaction Bonus ($)	Total ($)
Brian Recatto	$741,100	$0	$0	$741,100
Mark DeVita	$374,318	$140,369	$250,000	$764,687
Ellie Bruce	$0	$118,838	$700,000	$818,838

(2)

Equity. The amounts reflected in the table below are single-trigger and represent the value of unvested Crystal Clean restricted stock, RSUs, and performance stock units held by each named executive officer that will be subject to accelerated vesting upon the occurrence of the effective time pursuant to the merger agreement. The amounts do not include the portions of such equity awards that have already vested according to their terms.

Name	RSUs ($)	Restricted Stock ($)	Performance Shares ($)	Total ($)
Brian Recatto	$0	$758,167	$14,217,385	$14,975,552
Mark DeVita	$553,144	$597,142	$1,106,287	$2,256,573
Ellie Bruce	$0	$519,883	$0	$519,833

(3)

Perquisites/Benefits. Reflects the estimated cost (determined on the basis of current COBRA rates for post-employment continuation coverage) of the executive’s continued participation, for a period of 12 months following termination, in the Company’s health plan or reimbursement of premiums for comparable health benefits up to 125% of the cost to the Company of providing the coverage prior to termination. These benefits are only payable upon a covered termination, and the amounts are the same regardless of whether the termination occurs before or after the merger.

(4)

Tax Reimbursement. The amount listed in this column represents the Section 280G gross up payment Mr. Recatto could be entitled to receive in accordance with gross-up arrangements under his employment agreement in the event excise taxes arise pursuant to Section 280G, based on the assumptions listed above, including the share price of $45.50, and assuming that no actions mitigating the Section 280G excise taxes are applied. If Mr. Recatto’s employment is not terminated in a manner that results in severance benefits, the potential tax gross up payment is reduced to $7,194,714. The gross-up may be reduced, including to zero, based on the final assessment of Section 280G excise taxes, if any.

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger, as disclosed in the sections of this proxy statement above entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements––Golden Parachute Compensation” beginning on page 94 of this proxy statement and “The Merger—Interests of Crystal Clean’s Directors and Executive Officers in the Merger” beginning on page 59 of this proxy statement. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of Crystal Clean’s overall compensation program for its named executive officers, and have previously been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements.

The Board encourages you to review carefully the named executive officer specified compensation information disclosed in this proxy statement. The Board unanimously recommends that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Heritage-Crystal Clean, Inc. approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Crystal Clean’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements—Golden Parachute Compensation” in Heritage-Crystal Clean, Inc.’s proxy statement for the special meeting.”

Crystal Clean stockholders should note that this proposal is not a condition to completion of the merger and, as it is an advisory vote, the result will not be binding on Crystal Clean, the Board, the surviving corporation or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

Crystal Clean stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Crystal Clean does not intend to call a vote on this proposal if Proposal No. 1 is approved by the requisite number of shares of Company common stock at the special meeting.

The Board unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

MARKET PRICES

Company common stock is traded on Nasdaq under the symbol “HCCI.”

As of the close of business on the record date for the special meeting, there were 24,342,717 shares of Company common stock issued and outstanding and entitled to vote, held by approximately 312 holders of record of Company common stock. The following table sets forth during the periods indicated the high and low sale prices of Company common stock as reported on Nasdaq:

Fiscal Quarter	High	Low
Fiscal Year Ending December 30, 2023
Third Quarter (through August 30, 2023)	$47.98	$37.33
Second Quarter	$37.45	$32.63
First Quarter	$38.85	$31.02
Fiscal Year Ended December 31, 2022
Fourth Quarter	$33.50	$25.70
Third Quarter	$36.14	$24.53
Second Quarter	$30.57	$24.00
First Quarter	$33.03	$26.01
Fiscal Year Ended January 1, 2022
Fourth Quarter	$36.29	$26.78
Third Quarter	$30.51	$26.15
Second Quarter	$34.91	$26.24
First Quarter	$30.00	$20.09

The closing sale price of Company common stock on July 18, 2023, which was the last trading day prior to execution of the merger agreement, was $42.62 per share. On August 30, 2023, the most recent practicable date before this proxy statement was mailed to our stockholders of record, the closing price for Company common stock was $45.09 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

Following the merger, there will be no further market for Company common stock and our common stock will be de-listed from Nasdaq and de-registered under the Exchange Act. As a result, following the merger and such de-registration, we would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 28, 2023 (except as otherwise indicated by footnote), regarding the beneficial ownership of shares of common stock by each director, named executive officer, by all directors and executive officers as a group, and by each person known by Crystal Clean to own 5% or more of Company common stock. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table.

Except as noted below, we have based our calculation of the percentage of beneficial ownership on 24,342,717 shares of our common stock outstanding as of August 28, 2023. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including restricted stock awards and common stock issuable pursuant to restricted stock units which are subject to vesting conditions expected to occur within 60 days of August 28, 2023.

Unless otherwise noted, the business address of each of the beneficial owners listed in the table below is c/o Heritage-Crystal Clean, Inc., 2000 Center Drive, Suite East C300, Hoffman Estates, Illinois 60192. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Owned
Directors:
Fred Fehsenfeld, Jr.(1)	539,576	2.2%
Bruce Bruckmann	127,456	*
Charles Schalliol	57,362	*
Robert Willmschen, Jr.	50,360	*
Jim Schumacher(2)	32,636	*
Mary Pat Thompson	982	*

Beneficial Owners owning more than 5% of common stock (other than directors and NEOs):
The Heritage Group(3)	5,005,444	20.6%
ArrowMark Colorado Holdings(4)	1,393,049	5.7%

NEOs:
Brian Recatto(5)	758,623	3.1%
Mark DeVita(6)	110,518	*
Ellie Bruce(7)	64,185	*
All directors and executive officers as a group (9 persons)(8)	1,741,698	7.2%

*	Less than one percent.
(1)

Does not include (i) shares held by The Heritage Group or (ii) 830,680 shares held by certain trusts formed for the benefit of the Fehsenfeld Family (the “Fehsenfeld Grantor Trusts”) as well as two other trusts established for the benefit of certain members of the family of Mr. Fehsenfeld (together with the Fehsenfeld Grantor Trusts, the “Fehsenfeld Family Trusts”), for which Mr. Fehsenfeld disclaims beneficial ownership. The Fehsenfeld Family Trusts consist of 28 grantor trusts that collectively own all of the outstanding general partner interests in The Heritage Group as well as two other trusts established for the benefit of certain members of the family of Mr. Fehsenfeld. We have been advised that there are seven (7) trustees of the 28 grantor trusts, consisting of Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, William S. Fehsenfeld,

Amy M. Schumacher, Megan N. Arlinghaus, Clare S. Stoner Fehsenfeld and Geoffrey C. Dillon. We have been advised that six (6) trustees hold the voting rights to those shares held by the two other trusts, consisting of Fred M. Fehsenfeld, Jr., Amy M. Schumacher, Sara Morris, Katie Dillion, Fred M. Fehsenfeld III, and Courtney Fehsenfeld. The address of this stockholder is 6320 Intech Blvd, Indianapolis, IN 46278.
(2)

Includes 4,000 shares held by Mr. Schumacher’s spouse, Amy M. Schumacher, as custodian in trust for the benefit of their children. Mr. Schumacher is the son-in-law of Mr. Fehsenfeld. See footnotes (1) and (3).

(3)

Does not include shares of common stock as held by the Fehsenfeld Family Trusts or Mr. Fehsenfeld. The Heritage Group is a general partnership formed under the laws of the State of Indiana. The Fehsenfeld Grantor Trusts own all of the outstanding partnership interests in The Heritage Group. We have been advised that seven (7) trustees, acting on behalf of each of the 28 grantor trusts, have the duty and have been empowered to carry out the purposes of the general partnership. The seven (7) trustees are Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, William S. Fehsenfeld, Amy M. Schumacher, Megan N. Arlinghaus, Clare S. Stoner Fehsenfeld and Geoffrey C. Dillon. The Heritage Group disclaims beneficial ownership of the shares of common stock held by Mr. Fehsenfeld or by the Fehsenfeld Family Trusts. The address of The Heritage Group is 6320 Intech Blvd, Indianapolis, IN 46278.

(4)	Based on Schedule 13G filed with the SEC on February 14, 2023. The address of this stockholder is 100 Fillmore Street, Suite 325, Denver, Co 80206.
(5)	Includes 329,133 shares of restricted stock awards.
(6)	Includes 13,124 shares of restricted stock awards and 36,471 shares of common stock issuable pursuant to restricted stock units.
(7)	Includes 11,426 shares of restricted stock awards.
(8)	Does not include shares held by The Heritage Group and the Fehsenfeld Family Trusts. See footnotes (1) and (3) above.

APPRAISAL RIGHTS

If the merger agreement is adopted by Crystal Clean stockholders, stockholders and beneficial owners who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares in accordance with Section 262 of the DGCL (which we refer to as “Section 262”) will be entitled to appraisal rights in connection with the merger. All references in Section 262 and in this summary to a (a) “stockholder” are to the record holder of Company common stock, (b) “beneficial owner” are to a person who is the beneficial owner of shares of Company common stock held either in voting trust or by a nominee on behalf of such person, and (c) “person” are to an individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached as Annex C to this proxy statement. A copy of Section 262 is also accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262. Only stockholders and beneficial owners are entitled to demand appraisal for the shares owned by such persons by strictly complying with the requirements of Section 262. If you hold your shares of Company common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.

Under Section 262, stockholders and beneficial owners (i) who do not vote or submit a proxy in favor of the proposal to adopt the merger agreement, (ii) who continuously are the record holders or beneficial owners of such shares through the effective time, and (iii) who otherwise follow the procedures set forth in Section 262 will be entitled to the appraisal by the Delaware Court of Chancery of the fair value of their shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value of the shares from the effective date of the merger, as determined by the Delaware Court of Chancery. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder or beneficial owner entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Crystal Clean’s notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached as Annex C to this proxy statement. A copy of Section 262 is also accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any stockholder or beneficial owner who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company common stock, Crystal Clean believes that if a stockholder or beneficial owner considers exercising such rights, such stockholder or beneficial owner should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company common stock must do ALL of the following:

•	the stockholder or beneficial owner must NOT vote in favor of the proposal to adopt the merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, a stockholder or beneficial owner who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares;

•

the stockholder or beneficial owner must deliver to Crystal Clean a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting, and a demand made by a beneficial owner must (i) reasonably identify the holder of record of the shares for which the demand is made, (ii) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and (iii) a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list required by subsection (f) of Section 262;

•

the stockholder or beneficial owner must continuously hold the shares of Company common stock from the date of making the demand through the effective time. A stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective time; and

•

the stockholder or beneficial owners, as applicable or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within one hundred twenty (120) days after the effective time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of stockholders and beneficial owners to take all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262.

Filing Written Demand

Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Crystal Clean, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s or beneficial owner’s shares, and that stockholder or beneficial owner must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A stockholder or beneficial owner wishing to exercise appraisal rights must hold the shares on the date the written demand for appraisal is made and must continue to hold the shares through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s or beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement, abstain from voting on the proposal to adopt the merger agreement or not vote its shares. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Crystal Clean stockholders will constitute a waiver of appraisal rights.

Stockholders (Record Holders)

A demand for appraisal by a stockholder in respect of shares of Company common stock should be executed by or on behalf of such stockholder, and must reasonably inform Crystal Clean of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company common stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (a) such beneficial owner continuously owns such shares through the effective time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (b) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262. Although not expressly required by Section 262, Crystal Clean reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.

All written demands for appraisal pursuant to, and satisfying the requirements of, Section 262 should be mailed or delivered to Heritage-Crystal Clean, Inc., 2000 Center Drive, Suite East C300, Hoffman Estates, Illinois 60192, Attention: Executive Vice President & Chief Financial Officer, and must be delivered before the vote on the merger agreement is taken at the special meeting. Any stockholder or beneficial owner may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Crystal Clean a written withdrawal of the demand for appraisal within sixty (60) days after the effective date of the merger. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the merger is completed, within ten (10) days after the effective time, the surviving corporation will notify each holder of Company common stock who has complied with Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, and any beneficial owner who has demanded appraisal under subsection (d)(3) of Section 262, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred twenty (120) days after the effective time, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, any person who desires to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of

Company common stock within the time and in the manner prescribed in Section 262. The failure of any person to file such a petition within the period specified in Section 262 could nullify such person’s previous written demand for appraisal.

Within one hundred twenty (120) days after the effective time, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which Crystal Clean has received demands for appraisal and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The surviving corporation must mail this statement to the requesting person within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a stockholder or beneficial owner and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the persons shown on the verified list as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery may require the persons who demanded an appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of the shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of

Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Crystal Clean believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Crystal Clean nor Parent anticipates offering more than the per share merger consideration to any person exercising appraisal rights, and each of Crystal Clean and Parent reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the fair value of a share of Company common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the surviving corporation pursuant to subsection(f) of Section 262 who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262.

If any person who demands appraisal of shares of Company common stock under Section 262 fails to perfect, or loses his or her appraisal rights, or successfully withdraws such demand for appraisal, the person’s shares of Company common stock will be deemed to have been converted at the effective time into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A person will fail to perfect, or lose, his or her appraisal rights, or effectively withdraw a demand for appraisal, if no petition for appraisal is filed within one hundred twenty (120) days after the effective time or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time, no person who has demanded appraisal rights will be entitled to vote Company common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on such person’s shares of Company common stock, if any, payable to record holders of Crystal Clean as of a time prior to the effective time; provided, however, that, if no petition for an appraisal is filed, or if the person delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within sixty (60) days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such person to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, Crystal Clean will have no public stockholders and there will be no public participation in any of our future stockholder meetings. Crystal Clean intends to hold its 2024 annual meeting of stockholders only if the merger is not completed by that time. If the merger is not completed, Crystal Clean stockholders will continue to be entitled to attend and participate in our stockholder meetings.

Crystal Clean stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2024 annual meeting, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Company no later than November 15, 2023. Upon receipt of any such proposal, Crystal Clean will determine whether or not to include such proposal in the annual meeting proxy statement and proxy in accordance with regulations governing the solicitation of proxies. Stockholders who wish to submit a proposal not intended to be included in Crystal Clean’s annual meeting proxy statement but to be presented at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company’s bylaws to provide notice of such proposal or nomination to the principal executive office of the Company. This notice must be delivered to the Company no later than the close of business on March 15, 2024 but no earlier than the close of business on February 14, 2024 to be considered for a vote at next year’s annual meeting. The notice must contain the information required by the Company’s bylaws.

In addition to satisfying all of the requirements under the Company’s bylaws, to comply with the SEC’s new universal proxy rules for our 2024 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2024, provided that the date of the meeting has not changed by more than thirty (30) calendar days. If such meeting date is changed by more than thirty (30) days, then notice must be provided by the later of sixty (60) calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. The deadline for the Company to receive notice of a stockholder’s nomination of a director nominee is a different date, as reflected above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

Crystal Clean maintains a website at www.crystal-clean.com. Our bylaws, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Policy for Complaint on Procedures for Accounting and Audit Matters are available on this website under “Investor Relations” and “Corporate Governance.” In addition, you may obtain a copy of any of these documents without charge by sending a request to Heritage-Crystal Clean, Inc., Attn: Executive Vice President & Chief Financial Officer, 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192. The content of our website is not incorporated into this proxy statement. Further, our reference to the URL for our website is intended to be an inactive textual reference only.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 1, 2023;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed on May 9, 2023, and for the quarter ended June 30, 2023, filed on August 9, 2023;

•	Definitive Proxy Statement for Crystal Clean’s 2023 annual meeting of stockholders, filed on May 1, 2023; and

•	Current Reports on Form 8-K, filed on April 17, 2023, June 16, 2023, July 20, 2023 and August 24, 2023.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated August 31, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

JFL-TIGER ACQUISITION CO., INC.,

JFL-TIGER MERGER SUB, INC.

and

HERITAGE-CRYSTAL CLEAN, INC.

Dated as of July 19, 2023

The Agreement and Plan of Merger (the “Agreement”) contains representations, warranties and covenants that were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

A-i

A-ii

EXHIBITS

Exhibit A	— Amended and Restated Certificate of Incorporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 19, 2023, is entered into by and among JFL-Tiger Acquisition Co., Inc., a Delaware corporation (“Parent”), JFL-Tiger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, the Parties intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger as a wholly-owned Subsidiary of Parent (the “Merger”) pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), on the terms and subject to the conditions of this Agreement and in accordance with the DGCL;

WHEREAS, the Company Board, by unanimous vote, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger (the “Transactions”), are advisable and in the best interests of the Company and its stockholders, (b) approved the execution, delivery and performance of this Agreement, (c) approved the consummation of the Merger and the other Transactions on the terms and subject to the conditions set forth herein, and (d) resolved to recommend that the stockholders of the Company adopt this Agreement;

WHEREAS, the board of directors of Parent has unanimously approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger;

WHEREAS, the board of directors of Merger Sub has (a) determined that this Agreement and Transactions are advisable and in the best interests of Merger Sub and its sole stockholder, (b) approved the execution, delivery and performance of this Agreement, (c) approved the consummation of the Merger and the other Transactions on the terms and subject to the conditions set forth herein, and (d) resolved to recommend that Parent, as the sole stockholder of Merger Sub, adopt this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement and to consummate the Transactions, (a) JFL Equity Investors VI, L.P., a Delaware limited partnership (“Guarantor”) has delivered to the Company (i) a limited guarantee (the “Limited Guarantee”), pursuant to which Guarantor has agreed to guarantee certain of the obligations of Parent and Merger Sub hereunder, subject to the terms and conditions of the Limited Guarantee and (ii) a copy of the Equity Commitment Letters (as defined herein) pursuant to which the Guarantor and the HVP Equity Investors have agreed to provide to Parent on the Closing Date the Equity Financing (as defined herein), subject to the terms and conditions of the Equity Commitment Letters, and of which the Company is a third-party beneficiary, and (b) Parent has delivered to the Company a copy of the Debt Commitment Letter (as defined herein) pursuant to which the Debt Financing Sources (as defined herein) have agreed to provide to Parent on the Closing Date the Debt Financing (as defined herein), and of which the Company is a third-party beneficiary; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement and to consummate the Transactions, (a) Fred Fehsenfeld, Jr., Jim Schumacher and Brian Recatto, each in his capacity as a stockholder of the Company, and (b) certain other stockholders of the Company (including The Heritage Group (each of the foregoing in the parenthetical of this clause (b) together with Mr. Fehsenfeld, collectively, the “Heritage Stockholders”)), each in their capacity as a stockholder of the Company (each a “Supporting Stockholder”), are executing and delivering Voting and Support Agreements in favor of Parent and Merger Sub (the “Support Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement between the Company and any Third Party containing terms no less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement (unless such terms are waived with respect to the Confidentiality Agreement); provided, however, that such confidentiality agreement may contain provisions that permit the Company to comply with the provisions of Article 6 and shall not be required to contain standstill provisions.

“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest from any Third Party relating to any transaction or series of related transactions involving (a) any acquisition or purchase by such Third Party, directly or indirectly, of 25% or more of any class of outstanding voting securities of the Company (or securities exercisable or convertible into or exchangeable for 25% or more of any class of voting securities of the Company), or any tender offer or exchange offer that, if consummated, would result in such Third Party beneficially owning 25% or more of any class of outstanding voting securities of the Company (or securities convertible into or exchangeable for 25% or more of any class of voting securities of the Company), in each case whether by merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company, (b) any sale, exchange (including split-off), spin-off, transfer, acquisition, disposition or lease or license to such Third Party of 25% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (measured by the fair market value thereof) or to which 25% or more of the consolidated net revenue or net income of the Company and its Subsidiaries, taken as a whole, are attributable, including through the acquisition of one or more Subsidiaries of the Company owning such assets.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Consideration” means an amount equal to the product of (a) the Per Share Merger Consideration, multiplied by (b) the aggregate number of shares of Company Common Stock (including shares of Company Common Stock subject to Company Equity Awards that are being converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.06(a) and Section 2.06(b)) outstanding immediately prior to the Effective Time.

“Anti-Corruption Laws” means the FCPA, the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation, and any other anti-bribery or anti-corruption related provisions in criminal and competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Company or any of its Subsidiaries operates.

“Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. §§ 41-58, as amended; and all other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation Applicable Laws or Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Law” means, with respect to any Person, any international, multinational, national, federal, state, county, municipal, provincial, foreign or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, or other similar requirement enacted, adopted, promulgated, issued or applied, by a Governmental Authority, as amended unless expressly specified otherwise, that is binding upon and applicable to such Person.

“Business Day” means any day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or the Department of State of the State of Delaware are, in each case, authorized or required by Applicable Law to close.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q filed by the Company with the SEC for the fiscal quarter ended on the Company Balance Sheet Date.

“Company Balance Sheet Date” means March 31, 2023.

“Company Benefit Plan” means a Plan (whether written or unwritten) (a) that is maintained or sponsored by the Company or any of its Subsidiaries, (b) with respect to which contributions, premiums or other payments are made or required to be made by the Company or any of its Subsidiaries with respect to any current or former Employee or any current or former non-employee service provider of the Company and any of its Subsidiaries or beneficiary thereof or (c) pursuant to which the Company or any of its Subsidiaries has or could have any liability (including, for this purpose, a Plan sponsored by an ERISA Affiliate, and including a Company Employee Agreement).

“Company Board” means the Board of Directors of the Company.

“Company Bylaws” means the Amended and Restated Bylaws of the Company.

“Company Certificate” means the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended.

“Company Common Stock” means the Common Stock, as defined in the Company Certificate, of the Company.

“Company Employee Agreement” means any employment, consulting, severance, termination, bonus or incentive compensation, change in control, retention, deferred compensation or other compensatory agreement, contract, understanding, obligation or commitment with any current Employee (or any current non-employee service provider of the Company and its Subsidiaries) and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries could reasonably expect to have any liability.

“Company Equity Awards” means all Company Restricted Stock Awards and Company RSUs.

“Company Equity Plan” means the Heritage-Crystal Clean, Inc. 2019 Incentive Award Plan, as adopted on May 1, 2019.

“Company ESPP” means the Heritage-Crystal Clean, Inc. Employee Stock Purchase Plan of 2008.

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company IT Assets” means software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used by and under the control of the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, effect, development, circumstance, condition, development or occurrence (an “Effect”) that, individually or in the aggregate, has, or would be reasonably be expected to (a) have a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) materially delay beyond the End Date, materially impede or prevent the consummation by the Company of the Merger or the other Transactions; provided, however, that for purposes of the foregoing clause (a), no Effects resulting from or relating to the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists, has occurred or is reasonably expected to exist or occur:

(i) conditions (or changes therein) generally affecting the industry or industries in which the Company or any of its Subsidiaries operates;

(ii) general legal, tax, economic, political or regulatory conditions (or changes therein), including any conditions or events affecting financial, credit, debt or capital markets, generally affecting companies in the industry or industries in which the Company or any of its Subsidiaries operates;

(iii) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any Applicable Law or GAAP or judicial, regulatory or other interpretation following the date of this Agreement of any of the foregoing;

(iv) the taking of any action that is expressly required to be taken by this Agreement, or the failure to take any action, pursuant to or in accordance with the terms of this Agreement;

(v) any Effect attributable to the negotiation, execution or announcement of this Agreement, the Merger or the other Transactions, including the taking of any action expressly required by this Agreement and any Proceedings with stockholders of the Company, including Proceedings related to appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection with this Agreement, including any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Parent or its Affiliates; provided, however, that the exceptions in this clause (v) shall not apply with respect to any inaccuracy of the representations and warranties contained in Section 4.03;

(vi) changes in the Company Common Stock price or the trading volume of the Company Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account);

(vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account);

(viii) the outcome of any Proceeding to the extent it has been resolved or determined in a manner consistent in all material respects with the description of such Proceeding in the Company Disclosure Schedule or otherwise reserved for in the Financial Statements;

(ix) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees of the Company or any Subsidiary under employment contracts, non-competition agreements, Plans, severance arrangements or other arrangements in existence as of the date of this Agreement, to the extent made available to Parent prior to the date of this Agreement; and

(x) any changes in general United States or global economic conditions or any conditions arising out of the outbreak, commencement, continuation or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military action threatened or underway as of the date of this Agreement, war, weather conditions, pandemics or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement;

except, with respect to clauses (i), (ii), (iii), and (x), if such Effects have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect that such Effects have on other similarly situated companies operating in the industry and in the jurisdictions in which the Company and its Subsidiaries operate, then, to the extent not otherwise excluded from the definition of Company Material Adverse Effect, only such incremental disproportionate impact or impacts shall be taken into account in determining whether there has been, is or would be reasonably likely to be a Company Material Adverse Effect; provided further, that no actions pursuant to Section 6.11(c) shall be deemed to constitute a Company Material Adverse Effect or taken into account when determining whether a Company Material Adverse Effect exists, has occurred or is reasonably expected to exist or occur.

“Company Preferred Stock” means the Preferred Stock, as defined in the Company Certificate, of the Company.

“Company Related Party” means any Related Party of the Company.

“Company Restricted Stock Awards” means all awards of restricted Company Common Stock granted under the Company Equity Plan that are outstanding immediately prior to the Effective Time.

“Company RSUs” means all awards of restricted stock units granted under the Company Equity Plan that are outstanding immediately prior to the Effective Time.

“Company Termination Fee” shall mean (a) an amount equal to $23,584,701.00 if the Company Termination Fee becomes payable in connection with (i) the Company’s termination of this Agreement pursuant to Section 8.01(h) during the Go-Shop Period or with respect to an Alternative Acquisition Agreement to be entered into with an Excluded Person in connection with a Superior Proposal after the Go-Shop Period or (ii) Parent’s termination of this Agreement pursuant to Section 8.01(g) in the case of an Adverse Recommendation Change during the Go-Shop Period or in the case of an Adverse Recommendation Change with respect to a Superior Proposal from an Excluded Person after the Go-Shop Period, and (b) an amount equal to $42,331,515.00 in all other circumstances.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind to which the Company or any of its Subsidiaries is a party.

“Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing in connection with the Transactions, including the parties to any Debt Commitment Letter, joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, controlling persons, agents and other Representatives and their respective successors and permitted assigns.

“Employee” means any employee of the Company or any of its Subsidiaries.

“Environmental Law” means any Applicable Law relating to pollution, the protection of the environment, natural resources or, as such related to exposure to or management of Hazardous Materials, health and safety, or climate change, including Applicable Laws relating to the manufacture, generation, storage, treatment, disposal, use, handling or transport of, or exposure to, Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Person” means any Person from whom the Company has received, during the Go-Shop Period, a bona fide written Acquisition Proposal that the Company Board (or any duly authorized committee thereof) determines in good faith (such determination to be made prior to the Non-Solicitation Start Date), after consultation with the Company’s outside financial advisor and outside legal counsel, is, or would reasonably be expected to lead to, a Superior Proposal, and any Affiliate of any such Person; provided, however, that a Person shall immediately cease to be an Excluded Person (and the provisions of this Agreement applicable to Excluded Persons shall thereafter cease to apply with respect to such Person) if (a) such Acquisition Proposal is expressly withdrawn in writing by such Person without such Person or any Affiliate of such Person making an alternative bona fide Acquisition Proposal in writing, contemporaneously with such withdrawal, that is not adverse from the standpoint of the Company or its stockholders in comparison to the withdrawn Acquisition Proposal, (b) such Acquisition Proposal, in the good faith determination of the Company Board, after consultation with its outside financial advisor and outside legal counsel, no longer is a Superior Proposal or (c) if the Excluded Person is a group, those Persons who were members of such group immediately prior to the Non-Solicitation Start Date cease to constitute at least 70% of the equity financing of such group.

“executive officer” shall be as defined in Rule 16a-1(f) under the Exchange Act.

“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.).

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Government Bid” means any quotation, bid or proposal by the Company or any of its Subsidiaries that is outstanding and in effect as of the date of this Agreement, which if accepted or awarded, would lead to a Government Contract.

“Government Contract” means any Contract for the delivery of supplies or provision of services between the Company or any of its Subsidiaries, on the one hand, and (a) any Governmental Authority, (b) another Person under such other Person’s prime contract with a Governmental Authority or (c) any higher-tier subcontractor of a Governmental Authority in its capacity as a subcontractor, on the other hand.

“Government Official” means (a) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, (b) any political party or party official or candidate for political office or (c) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any Person described in the foregoing clause (a) or clause (b) of this definition.

“Government Submission” means a Government Contract or Government Bid.

“Governmental Authority” means any court, judicial or arbitral body, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether foreign, federal, state, territorial, local or supernational.

“Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” or “radioactive,” or as a “solid waste,” “contaminant” or “pollutant,” and any other substance, material or waste which is regulated pursuant to Environmental Law, including per- and poly-fluoroalkyl substances, petroleum and its by-products, asbestos and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HVP Equity Investors” means, collectively, the investment funds managed by HarbourVest Partners that are signatory to the Equity Commitment Letter delivered thereby.

“Indebtedness” means any of the following liabilities or obligations: (a) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest payable in connection therewith); (b) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities (but excluding performance bonds, surety bonds and similar instruments); (c) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case only to the extent drawn); (d) liabilities pursuant to capitalized leases, in each case, having obligations outstanding in excess of $150,000; (e) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (f) deferred purchase price liabilities related to past acquisitions; (g) payment obligations arising in connection with earnouts entered into in connection with acquisitions of businesses by the Company, and (h) any indebtedness described in the foregoing clauses of others guaranteed by the Company or any of its Subsidiaries or secured by any lien or security interest on the assets of the Company or any of its Subsidiaries (other than obligations between the Company and its Subsidiaries).

“Intellectual Property” means all right, title and interest in and to intellectual property and other proprietary rights throughout the world, whether registered or unregistered, including all rights associated with or arising out of any of the following: (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, trade dress, trade names and other indicia of origin, and all goodwill associated therewith and symbolized thereby (collectively, “Trademarks”); (b) Internet domain names; (c) rights in inventions and discoveries, whether patentable or not, and all patents, including all reissues, divisions, continuations, continuations-in-part and extensions therefor; (d) copyrights and works of authorship, whether in published or unpublished works (including databases and other compilations of information), including copyrights in Software, mask rights, website content, audiovisual content; (e) registrations and applications for registration of any of the foregoing under subclauses (a) through (d) of this definition; (f) trade secrets rights and other proprietary rights in confidential information and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, business and marketing plans, market surveys, customer lists and supplier lists; and (g) all actions and rights to sue at law or in equity for any past, present or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Knowledge of the Company” means the actual knowledge of each of the individuals identified in Section 1.01(a) of the Company Disclosure Schedule.

“Lien” means any lien, encumbrance, license, option to license Intellectual Property, covenant not to assert claims in connection with Intellectual Property, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

“Lookback Date” means January 1, 2021.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware,” “vulnerability” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (a) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) compromising the privacy or data security of a user or damaging or destroying any data or file without the user’s consent.

“NASDAQ” means the Nasdaq Global Market or such other Nasdaq market on which Company Common Stock is then listed.

“Open Source Software” means all Software that incorporates or uses any “open source,” or other Software having similar licensing or distribution models, including Software licensed pursuant to any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License or MIT or Apache licenses.

“Order” means any order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Authority.

“Owned Intellectual Property” means all Intellectual Property that is owned by the Company and any of its Subsidiaries.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, would reasonably be expected to materially delay beyond the End Date, materially impede or prevent the consummation by Parent or Merger Sub of the Merger or the other Transactions.

“Parent Related Party” means any Related Party of Parent.

“Parent Termination Fee” shall mean an amount equal to $72,568,311.00.

“Permitted Liens” means (a) Liens reflected on the Company Balance Sheet, (b) Liens consisting of zoning or planning restrictions, easements, permits and other covenants, conditions or restrictions or limitations on the use of real property or irregularities in title thereto and any other matters of record on title thereto, which do not materially impair the value of such properties or the use of such property by the Company or any of its Subsidiaries in the operation of its business, (c) Liens for current Taxes (i) not yet due and payable or (ii) that are being contested in good faith by appropriate Proceedings and for which an adequate reserve has been provided on the appropriate financial statements in accordance with GAAP, (d) mechanics liens and similar liens for labor, materials or supplies provided with respect to real property incurred in the ordinary course of business for amounts which are not due and payable, and (e) Liens that would not materially interfere with the use of any property or assets by the Company or any of its Subsidiaries.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, firm, joint venture, association or other entity or organization, including a Governmental Authority.

“Personal Data” means any information that identifies an individual Person, including any information that is defined as “personal data”, “personally identifiable information”, “personal information”, “protected health information” or “sensitive personal information” under any Applicable Law.

“Plan” or “Plans” means (a) any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and (b) any retirement, profit sharing, savings, deferred compensation, retiree medical, severance, termination, separation, retention, change in control, stay bonus, incentive, restricted stock, restricted stock unit, performance stock unit, stock option or other equity-based compensation, fringe benefit, insurance, disability, vacation, paid time off, supplemental unemployment, supplemental or excess benefit, or other employee benefit plan, contract, program or arrangement.

“Proceeding” means any claim, litigation, action, demand, suit, arbitration, investigation of a Governmental Authority, alternative dispute resolution action or any other judicial or administrative proceeding, in law or equity.

“Related Party” means, with respect to any party hereto, such party’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, directors, employees, stockholders, equity holders, managers, members, incorporators, general and limited partners, financing sources (including in the case of Parent, the Debt Financing Sources, the Guarantor and the HVP Equity Investors and Related Parties of the HVP Equity Investors) or other Representatives or any of the foregoing’s respective successors or assigns.

“Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the environment (including indoor and ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata).

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means (a) software of any type (including computer programs, mobile apps, browser-based apps, operating systems, tools, interfaces, firmware, modules, algorithms and routines) and in any form (including source code, executable code, and object code form), (b) databases, collections of related data, and data schemes, and (c) all documentation and materials relating to any of the foregoing.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means any bona fide written Acquisition Proposal (for purposes of this definition, replacing all references in the definition of “Acquisition Proposal” to “25% or more” with “more than 50%”) made after the date of this Agreement that (a) is not the result of a breach of Section 6.02 (other than immaterial breaches) and (b) the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with the Company’s outside financial advisor and outside legal counsel), and taking into account such factors as the Company Board (or any duly authorized committee thereof) considers to be appropriate (including the certainty and timing of closing, all legal, financial, financing (including availability thereof), regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal), (i) is reasonably likely to be consummated, and, (ii) if consummated, would result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Merger.

“Tax” means any and all federal, state, local, provincial or foreign taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or domestic or foreign Governmental Authority, including income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, occupancy, stamp, transfer, accumulated earnings, personal holding company, duty, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any and all interest, penalty, or addition imposed with respect to such amounts, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing or declaration required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“The Heritage Group” means The Heritage Group, an Indiana general partnership.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

“Trade Controls Laws” means any applicable statutes, rules, regulations, orders, ordinances, codes, directives or other Applicable Laws administered by an agency of the U.S. government, or by a non-U.S. government (except to the extent inconsistent with U.S. law), related to export controls and economic sanctions, including the Export Administration Act of 1979, as amended (50 U.S.C. App. §§ 2401-2420), the Export Administration Regulations (15 C.F.R. Part 730 et seq.), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1707), regulations and restrictions administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.), and Executive Orders of the President of the United States regarding restrictions on trade with designated countries and Persons.

“Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Equity Commitment Letters, the Debt Commitment Letter, the Limited Guarantee and the Support Agreements.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Applicable Law.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(a)
Affected Employees	6.07(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.03(a)
Alternate Debt Financing	6.15(b)
Bankruptcy and Equity Exceptions	4.02(a)
Board Recommendation	4.02(b)
Capitalization Date	4.04(a)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Closing Requirements	9.09(b)
Commitment Letters	5.07
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	Article 4
Company Insurance Policy	4.15
Company Environmental Permit	4.16(b)

Term	Section
Company Notice	6.03(b)
Company NQDC Plan	4.13(c)
Company Permits	4.10(b)
Company SEC Documents	4.05(a)
Company Securities	4.04(c)
Company Software	4.17(f)
Confidentiality Agreement	6.13
Continuing Officers	6.16(a)
Covered Persons	6.10(a)
Debt Commitment Letter	5.07
Debt Financing	5.07
Debt Financing Provisions	9.05(b)
Debt Payoff	6.16(a)(v)
D&O Insurance	6.10(d)
DGCL	Recitals
DTC	2.04(d)
Effect	Definition of Company Material Adverse Effect
Effective Time	2.02(b)
End Date	8.01(b)
Equity Commitment Letters	5.07
Equity Financing	5.07
Financial Statements	4.05(b)
Financing	5.07
Go-Shop Period	6.02(a)
Guarantor	Recitals
Heritage Stockholders	Recitals
Indemnification Agreements	6.10(a)
Intellectual Property Licenses	4.17(a)
Intervening Event	6.03(b)
Leased Real Property Leases	4.19(b)
Limited Guarantee	Recitals
Material Contract	4.11
Maximum Amount	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Non-Solicitation Start Date	6.02(a)
Offering Documents	6.16(a)
Owned Real Property	4.19(a)
Parent	Preamble
Payment Agent	2.04(a)
Payment Fund	2.04(a)
Per Share Merger Consideration	2.03(a)
Principal Customer	4.20(a)
Principal Supplier	4.20(a)
Proxy Statement	6.04(a)
Proxy Statement Clearance Date	6.04(c)
Registered Company Intellectual Property	4.17(a)
Required Governmental Approvals	6.11(a)
Solvent	5.07
Stifel	4.25
Stockholder Approval	4.02(a)

Term	Section
Stockholders’ Meeting	6.04(c)
Suppliers	4.20
Support Agreements	Recitals
Supporting Stockholder	Recitals
Surviving Corporation	2.02(c)
THG	Recitals
Trademarks	Definition of Intellectual Property
Transactions	Recitals
William Blair	4.25

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case, as amended. References to “$” and “dollars” are to the currency of the United States. References from or through any date means, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. All references to time shall refer to New York City time unless otherwise specified. Unless the context requires otherwise, any definition of or reference to any Applicable Law or any provision of any Applicable Law herein shall be construed as referring to such Applicable Law as from time to time amended, supplemented or modified, including by succession of comparable successor, in each case, as of or prior to the date of this Agreement. Applicable Laws and references to the rules and regulations promulgated thereunder or pursuant thereto. Documents, information or materials will be deemed to have been “delivered”, “provided”, “furnished” or “made available” (or any phrase of similar import) to Parent by the Company if such document, information or material was publicly available or provided in the “Project Tiger” online data room, hosted by Intralinks or otherwise delivered in person or electronically to Parent or Merger Sub or their Representatives, in each case prior to the execution of this Agreement.

ARTICLE 2

THE MERGER

Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., Eastern time, on the date that is two (2) Business Days (except if the last condition satisfied in Section 7.01 is either of the conditions set forth in Section 7.01(b) or Section 7.01(c), then four (4) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of McDermott Will & Emery LLP, 444 West Lake Street, Suite 4000, Chicago, Illinois 60606 or shall take place electronically by the mutual exchange of electronic (e.g., DocuSign or similar) or portable document format (.PDF) signatures, unless another place is agreed to in writing by the parties hereto.

Section 2.02 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in Section 251 of the DGCL.

(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or on such later date or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (such date and time, the “Effective Time”).

(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

(a) except as otherwise provided in Section 2.03(b), Section 2.05 or Section 2.06(a), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $45.50 in cash without interest (the “Per Share Merger Consideration”), subject to applicable withholding in accordance with Section 2.08. As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration for each share upon surrender of such certificate in accordance with Section 2.04, without interest;

(b) each share of Company Common Stock owned by the Company (as treasury stock or otherwise) and any shares of Company Common Stock owned by Parent or Merger Sub (or any of their respective Affiliates) immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a payment agent reasonably acceptable to the Company (the “Payment Agent”) to act as agent for the Company’s stockholders who shall become entitled to receive funds pursuant to this Agreement, including as agent for the purpose of surrendering, for the Per Share Merger Consideration, certificates representing shares of Company Common Stock (the “Certificates;” provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Payment Agent an amount equal to the amount of the Aggregate Consideration (other than with respect to the portion of the Aggregate Consideration related to Company Equity Award that will be paid pursuant to

Section 2.04(g)) required to be paid pursuant to this Article 2 (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the Aggregate Consideration (other than with respect to the portion of the Aggregate Consideration related to Company Equity Awards that will be paid pursuant to Section 2.04(g)), Parent and the Surviving Corporation shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Payment Agent as and to the extent directed by Parent; provided, however, that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of the Aggregate Consideration payable hereunder, and following any losses Parent shall, or shall cause the Surviving Corporation to, promptly provide additional funds to the Payment Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund and shall be paid to the Surviving Corporation on the earlier of six (6) months after the Effective Time or the full payment of the Aggregate Consideration (other than with respect to the portion of the Aggregate Consideration related to Company Equity Awards that will be paid pursuant to Section 2.04(g)). The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Payment Agent, in connection with the conversion of shares of Company Common Stock into the right to receive the Per Share Merger Consideration in respect of each of such shares. Promptly after the Effective Time, and in any event no later than two (2) Business Days after the Effective Time, Parent shall send, or shall cause the Payment Agent to send, to each record holder of shares of Company Common Stock as of immediately prior to the Effective Time whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.09) to the Payment Agent for use in such exchange).

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Per Share Merger Consideration shall be entitled to receive the Per Share Merger Consideration in respect of each share of Company Common Stock represented by a Certificate, promptly, upon (i) surrender to the Payment Agent of such Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Payment Agent, or (ii) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive the Per Share Merger Consideration with respect to each share of Company Common Stock represented by such Certificate. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

(c) If any portion of the Per Share Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Payment Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable.

(d) Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on or promptly after the Effective Time, and in any event no later than two (2) Business Days after the Effective Time, an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Merger Consideration.

(e) All cash amounts properly paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Share Merger Consideration with respect to each share of Company Common Stock represented by such Certificate, in accordance with the procedures set forth in this Article 2.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Per Share Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent or the Surviving Corporation for payment of the cash to which they are otherwise entitled in accordance with the procedures set forth in this Article 2, without interest. None of Parent, the Surviving Corporation or the Payment Agent shall be liable to any stockholder of the Company for any cash amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

(g) Notwithstanding anything in this Section 2.04 to the contrary, with respect to current and former employees of the Company and its Subsidiaries who hold outstanding Company Equity Awards as described in Section 2.06(a) and Section 2.06(b) that are being converted into the right to receive the Per Share Merger Consideration in accordance with this Agreement, at the Closing, Parent shall pay or cause to be paid to the Surviving Corporation an amount in cash necessary for the payment of the Per Share Merger Consideration with respect to such Company Equity Awards for further payment to such holders of Company Equity Awards, no later than five (5) Business Days following the Effective Time, through the Surviving Corporation’s payroll system.

Section 2.05 Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised and validly perfected appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Per Share Merger Consideration but instead shall be entitled only to payment of the appraised value of such shares in accordance with Section 262 of the DGCL following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration (less any amounts previously paid to such holder pursuant to Section 262(h) of the DGCL) in accordance with Section 2.03(a), without interest thereon, upon surrender of the Certificate formerly representing such shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06 Company Equity Awards and Company ESPP.

(a) Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding Company Restricted Stock Award shall become fully vested and the restrictions with respect thereto shall lapse. All Company Restricted Stock Awards, including shares that become fully vested and with respect to which the restrictions shall lapse immediately prior to the Effective Time, shall be treated in the Merger in the same manner as the other shares of Company Common Stock in accordance with Section 2.03(a) and Section 2.04.

(b) Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each award of Company RSUs that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive a cash payment in an amount, without interest thereon and subject to applicable withholding Taxes, equal to the product of (x) the Per Share Merger Consideration and (y) the total number of shares of Company Common Stock subject to such award of Company RSUs as of immediately prior to the Effective Time, which payment shall be made in accordance with Section 2.04(g).

(c) All payments with respect to Company Equity Awards pursuant to this Section 2.06 shall be subject to withholding in accordance with the provisions of Section 2.08. In no event shall this Section 2.06 and Section 2.04 result in a duplication of benefits with respect to any Company Equity Awards.

(d) The Company shall take all actions necessary pursuant to the terms of the Company ESPP to (i) provide that (A) the commencement of any future offering period will be suspended following the date of this Agreement under the Company ESPP unless and until this Agreement is terminated, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP during the current offering period from those in effect as of the date of this Agreement, (C) except to the extent required by Applicable Law, no individual participating in the Company ESPP shall be permitted to make separate non-payroll contributions to the Company ESPP, (D) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the earlier of the Effective Time or the date this Agreement is validly terminated, and (E) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is no later than two (2) Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of shares of Company Common Stock returned to the participant), and (ii) terminate the Company ESPP effective immediately prior to the Effective Time.

(e) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Equity Plan and the Company ESPP) shall adopt such resolutions that are necessary for the treatment of the Company Equity Awards and the Company ESPP in accordance with this Section 2.06, which resolutions will also provide that all Company Equity Awards, as well as the Company Equity Plan, shall terminate conditioned upon, and effective immediately prior to, the Effective Time and the holders thereof be will entitled only to the amount specified herein in respect thereof.

Section 2.07 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Per Share Merger Consideration, the Aggregate Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide to the holders of shares of Company Common Stock and Company Equity Awards, which Company Equity Awards shall be adjusted pursuant to the Company Equity Plan, the same economic effect as contemplated by this Agreement prior to such event. Notwithstanding the foregoing, nothing in this Section 2.07 shall be construed to permit the Company to take any action with respect to its shares of Company Common Stock or other capital stock that is prohibited by the terms of this Agreement.

Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any

Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any Applicable Law. To the extent that amounts are so deducted and withheld and are paid to the applicable Governmental Authority in accordance with Applicable Law (as reasonably determined by Parent, Merger Sub, the Surviving Corporation or the Payment Agent), such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, made such deduction and withholding.

Section 2.09 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and an indemnity against any claim that may be made against it with respect to such Certificate, the Payment Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration to be paid in respect of each of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Certificate of Incorporation. By virtue of the Merger, at the Effective Time, the Company Certificate, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth on Exhibit A hereto (which shall contain such provisions as are necessary to give full effect to Section 6.10), and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.02 Bylaws. By virtue of the Merger, at the Effective Time, the Company Bylaws shall be amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to Section 6.10) except the references to Merger Sub’s name shall be replaced by references to the name of the Surviving Corporation, and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.03 Directors and Officers. The Company shall take all actions reasonably necessary so that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The following representations and warranties by the Company are qualified in their entirety by reference to all disclosures and other statements (a) (i) with respect to the accuracy of such representations and warranties as of the date of this Agreement, in the Company SEC Documents filed or furnished at least one (1) Business Day prior to the date of this Agreement (without giving effect (but solely with respect to the accuracy of any representation or warranty) to any amendment or supplement to any Company SEC Document filed on or after the date of this Agreement), and (ii) with respect to the accuracy of such representations and warranties as of the Closing Date with the same effect as if made as of the Closing Date, in the Company SEC Documents filed or furnished at least one (1) Business Day prior to the date of this Agreement, and giving effect to any amendment or supplement to any Company SEC Document filed on or after the date of this Agreement, and excluding, in each case, any disclosures set forth in any risk factor section to the extent such disclosure is non-specific, forward-looking or cautionary in nature) and (b) set forth in the disclosure schedule delivered by the Company to Parent concurrently with or immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”). Disclosure of any item in any section or subsection of the Company Disclosure Schedule shall provide an exception to or otherwise qualify or modify the representations and warranties of the Company (i) set forth in the particular Section or subsection of this Article 4 that corresponds to the section or subsection of the Company Disclosure Schedule in which such disclosure is set forth, (ii) explicitly cross-referenced in the section or subsection of the Company Disclosure Schedule that corresponds to such Section or subsection of this Article 4, and (iii) such other representations and warranties to the extent such disclosure shall reasonably appear from the substance of such disclosure (without reference to any extrinsic document) to be applicable to such other representations and warranties. Subject to the foregoing, the Company represents to Parent and Merger Sub as follows:

Section 4.01 Organization and Good Standing.

(a) The Company is a corporation duly organized, validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted, except (other than with respect to the Company’s due organization and valid existence) where the lack of such power or authority would not have a Company Material Adverse Effect.

(b) The Company is in good standing under the laws of the State of Delaware, and each of the Company’s Subsidiaries is in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its respective jurisdiction of organization, except where the lack of such good standing would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each other jurisdiction in which it owns, leases or operates properties, or conducts business, so as to require such qualification, except where the lack of such license or qualification would not have a Company Material Adverse Effect.

(c) Complete and correct copies of the Company Governing Documents, each as amended to the date of this Agreement, are included in the Company SEC Documents and each is in full force and effect, and the Company is not in violation of any provision of the Company Governing Documents, except such failures to be in full force and effect or violations as would not have a Company Material Adverse Effect.

(d) Section 4.01(d) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of each Subsidiary of the Company and its jurisdiction and form of organization. Each Subsidiary of the Company is duly organized, validly existing under the laws of its jurisdiction of organization, and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted, except (other than with respect to such Subsidiary’s due organization and valid existence) where the lack of such power or authority would not have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the certificates of incorporation and by-laws or comparable governing documents of each Subsidiary, each as amended to the date of this Agreement, and each as so delivered is in full force and effect, and no Subsidiary is in violation of any provision of its certificate of incorporation and by-laws or comparable governing documents, except such failures to be in full force and effect or violations as would not have a Company Material Adverse Effect.

Section 4.02 Corporate Authorization.

(a) The Company has all requisite corporate power and authority to enter into and deliver this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other Transactions. Subject to the accuracy of the representations and warranties in Section 5.10, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The only vote of holders of any class or series of capital stock of the Company necessary to adopt this Agreement (under Applicable Law, the Company Governing Documents or otherwise) is adoption of this Agreement by the affirmative vote of the holders of not less than 75% of the issued and outstanding shares of Company Common Stock (such vote, the “Stockholder Approval”). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exceptions”).

(b) The Company Board, at a meeting duly called and held, unanimously has (i) determined that the entry into this Agreement and the consummation of the Transactions, including the Merger, are advisable and in the best interests of the Company and its stockholders, (ii) approved the consummation of the Merger and the other Transactions on the terms and subject to the conditions set forth herein, (iii) approved the execution, delivery and performance of this Agreement, (iv) determined to recommend that the stockholders of the Company adopt this Agreement (the “Board Recommendation”), and (v) directed that this Agreement be submitted to a vote of the Company’s stockholders; provided, that any Adverse Recommendation Change by the Company Board (or any duly authorized committee thereof) made in accordance by this Agreement shall not be a breach of this representation.

Section 4.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any of the other Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of (i) the Company Governing Documents or (ii) the comparable governing documents of any of its Subsidiaries, (b) require any filing by the Company with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) filings, permits, authorizations, waiting period terminations or expirations, consents and approvals as may be required under the HSR Act and any other Required Governmental Approvals, (iv) such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Merger or (v) such filings as may be required under the rules and regulations of the NASDAQ in connection with this Agreement and the Merger), (c) automatically result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including, but not limited to, any right of termination, amendment, cancellation or acceleration), result in the creation of any Liens (other than Permitted Liens), under, any of the terms, conditions or provisions of any Material Contract, or (d) violate any Order or Applicable Law applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets; except in each of clauses (a)(ii), (b), (c) or (d) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings or (z) any such modifications, violations, rights, breaches or defaults have not had a Company Material Adverse Effect. Section 4.03 of the Company Disclosure Schedule sets forth a list of Material Contracts as of the date of this Agreement pursuant to which consents or waivers are or may be required pursuant to the terms of such Material Contracts in connection with the consummation of the Transactions.

Section 4.04 Capitalization.

(a) The authorized capital stock of the Company consists of 26,500,000 shares of capital stock of the Company, par value $0.01 per share, of which 500,000 are shares of Preferred Stock, and 26,000,000 are shares of Company Common Stock. The rights and privileges of the Common Stock and the Preferred Stock are as set forth in the Company Certificate. At the close of business on July 17, 2023 (the “Capitalization Date”): 24,367,320 shares of Company Common Stock were issued and outstanding (which includes 532,045 shares of Company Common Stock subject to outstanding Company Restricted Stock Awards and 147,623 shares of Company Common Stock were subject to outstanding Company RSUs); and no shares of

Preferred Stock were issued and outstanding. Except as set forth on Section 4.04(a) of the Company Disclosure Schedule, all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(b)

(i) As of the Capitalization Date, there were (x) 1,495,826 shares of Company Common Stock available future issuance under the 2019 Incentive Plan and (y) unexercised rights to purchase approximately 31,438 shares of Company Common Stock under the Company ESPP in the current Company ESPP offering period.

(ii) Section 4.04(b) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, a complete and correct list of all Company Equity Awards, including the number of shares of Company Common Stock underlying each such award, the type of award, the name of the holder, the grant date, vesting schedule (including any performance conditions to the extent not accelerated in connection with the Transactions) and indicates whether the holder of such Company Equity Award timely filed an election under Section 83(b) of the Code. The Company Equity Plan set forth on Section 4.04(b) of the Company Disclosure Schedule is the only plan or program the Company or any of its Subsidiaries maintains under which stock options, restricted stock awards, restricted stock units, stock appreciation rights or other compensatory equity-based awards or profit participation or similar rights are outstanding. The Company has made available to Parent each form of award agreement under the Company Equity Plan.

(c) Except as set forth in this Section 4.04 (including, for the avoidance of doubt, as contemplated in the Company Disclosure Schedule), and for changes since the Capitalization Date resulting from the settlement of the Company Equity Awards, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible or exercisable into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments (contingent or otherwise) of the Company to issue or sell any capital stock or other voting securities or ownership interests in, or any securities convertible or exercisable into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”) or (v) voting agreements, voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the disposition or voting of any Company Securities or any capital stock of, or other equity or voting securities in, the Company’s Subsidiaries. There are no outstanding contractual obligations or commitments of the Company or its Subsidiaries relating to any Company Securities or any securities of the Company’s Subsidiaries, including any stockholders’ agreement, agreements restricting the transfer of, requiring the registration for sale of or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to, any Company Securities or any securities of the Company’s Subsidiaries.

(d) Except as set forth on Section 4.04(d) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of, or other equity or voting securities in, each Subsidiary of the Company (i) are owned directly or indirectly, beneficially and of record, by the Company, free and clear of all Liens and transfer restrictions, except for Permitted Liens and such Liens and transfer restrictions of general applicability as may be provided under the Securities Act, (ii) have been duly authorized, validly issued, fully paid, nonassessable (where such concepts are recognized under Applicable Law), and (A) there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any such shares of capital stock or equity or voting securities, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company or (B) outstanding restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any such shares of capital stock or equity or voting securities.

(e) As of the date of this Agreement, there are no accrued but unpaid dividends or any other distributions with respect to Company Common Stock or any other capital stock or other equity securities of the Company, and the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Company Securities.

Section 4.05 Company SEC Documents and Financial Statements; NASDAQ Compliance.

(a) Since the Lookback Date, the Company has filed or furnished (as applicable) with the SEC all material forms, reports, schedules, statements and other documents required by it to be filed or furnished (as applicable) through the date of this Agreement under the Exchange Act, the Securities Act, the Sarbanes-Oxley Act and, in each case, any rules and regulations promulgated thereunder (such documents and any other documents filed or furnished by the Company with the SEC, as have been amended or supplemented since the time of their filing or furnishing, collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents (a) do not (or with respect to Company SEC Documents filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) comply in all material respects (including as to form) with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC thereunder; provided, that, no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purpose of complying with Regulation FD promulgated under the Exchange Act. The Company has made available to Parent all material written correspondence with the SEC since January 1, 2023, and as of the date of this Agreement, there are no outstanding or unresolved written comments from the SEC with respect to any of the Company SEC Documents. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.

(b) All of the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the related notes and schedules) of the Company included in the Company SEC Documents (collectively, the “Financial Statements”), (i) are prepared from, and are in accordance with, the books and records of the Company in all material respects, (ii) comply, in all material respects (including as to form) with the applicable published accounting rules and regulations of the SEC with respect thereto, (iii) are prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments, for the absence of footnotes and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act), and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Subsidiaries as of the times and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments, for the absence of footnotes).

(c) Since the Lookback Date, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ.

Section 4.06 Internal Controls.

(a) Since the Balance Sheet Date, the Company has been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company has designed and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) to the Knowledge of the Company, has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (and made summaries of such disclosures available to Parent) (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act).

(b) Since January 1, 2023, each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Documents. For purposes of this Section 4.06(b), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(c) Since January 1, 2023, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has received any written complaint from any current or former employee of the Company or its Subsidiaries, regarding (i) a material violation of accounting procedures, internal accounting controls or auditing matters or questionable accounting or auditing compliance matters, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

Section 4.07 Absence of Certain Changes. Except as contemplated by this Agreement or in the Company SEC Documents or as set forth in Section 4.07 of the Company Disclosure Schedule, since the Company Balance Sheet Date and through the date of this Agreement, (a) the Company and its Subsidiaries have conducted, in all material respects, their business in the ordinary course of business, (b) neither the Company nor any of its Subsidiaries has taken any action that if taken after the date of this Agreement would, absent Parent’s consent, constitute a breach of any of the covenants set forth in Section 6.01, and (c) there has not been a Company Material Adverse Effect.

Section 4.08 No Undisclosed Material Liabilities; Indebtedness.

(a) Except (i) as reflected or otherwise reserved against on the Financial Statements, (ii) for liabilities and obligations incurred since the Company Balance Sheet Date in the ordinary course of business, (iii) for liabilities and obligations incurred under this Agreement or in connection with the Transactions and (iv) as set forth in Section 4.08(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, or contingent) other than as would not have a Company Material Adverse Effect.

(b) Section 4.08(b) of the Company Disclosure Schedule contains a list of all Indebtedness of the Company or its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Financial Statements or otherwise included in the Company SEC Documents.

Section 4.09 Litigation; Orders. As of the date of this Agreement, there is no Proceeding pending against (or to the Knowledge of the Company, threatened against or naming as a party thereto) the Company, any of its Subsidiaries or any of their respective properties or assets or any of their respective current or former officers, directors, employees or other Representatives (in their capacity as such) other than as would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any of their respective properties or assets, is subject to any Order which would have a Company Material Adverse Effect.

Section 4.10 Compliance with Applicable Law; Permits.

(a) Since the Lookback Date, (i) the Company and each of its Subsidiaries is in compliance with all Applicable Laws which affect the business, properties or assets of the Company, except such non-compliance that would not have a Company Material Adverse Effect, and (ii) no notice, charge or assertion has been received by the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any violation of any Applicable Laws that would have a Company Material Adverse Effect.

(b) The Company and its Subsidiaries are in possession of all material authorizations, licenses, consents, franchises, exemptions, permits, certificates, approvals, clearances and other similar authorizations of any Governmental Authority that are necessary for the Company and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as is being conducted as of the date of this Agreement (the “Company Permits”), and all such Company Permits are valid, and in full force and effect, except, in each case, such invalidities or failures that would not have a Company Material Adverse Effect.

Section 4.11 Material Contracts. Except as filed as exhibits to the Company SEC Documents and made publicly available no less than one (1) Business Day prior to the date of this Agreement, Section 4.11 of the Company Disclosure Schedule sets forth a true and complete list of each Contract to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound, which as of the date of this Agreement:

(a) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(b) involves annual expenditures in excess of $1,000,000, whether or not entered into in the ordinary course of business;

(c) is with a Principal Customer;

(d) is with a Principal Supplier;

(e) (i) materially restricts or prohibits the Company or any of its Subsidiaries from competing with any other Person in any line of business or any geographic area or from purchasing or selling any products or services in any geographic region, (ii) grants exclusivity or “most favored nation” status to any other Person or (iii) contains a standstill or similar agreement that will be in effect as of the Closing pursuant to which the Company or any of its Subsidiaries has agreed not to acquire the assets or securities of another Person in any material respect;

(f) relates to the acquisition or disposition (in each case, whether by merger, consolidation, acquisition or sale of stock or otherwise) of (i) any equity interest in any Person or a substantial portion of the assets of any Person, in each case having a value in excess of $3,000,000 that has not yet been consummated or that has continuing material obligations (including indemnification, deferred payment obligations or other contingent obligations), other than the sale and purchase of inventory in the ordinary course of business or

(ii) any equity interest in the Company or a substantial portion of the assets of the Company and its Subsidiaries not in the ordinary course of business and having a value of more than $5,000,000;

(g) grants to any Person any option, right of first offer or right of first refusal or similar right to purchase, lease, sublease, license, use, possess or occupy any assets of the Company or any of its Subsidiaries that have a value in excess of $1,000,000;

(h) relates to a partnership, joint venture or similar arrangement, unless immaterial to the Company;

(i) is a settlement, non-prosecution or similar agreement that provides for any continuing material obligations (whether in the form of performance or restraints on action) by the Company or any of its Subsidiaries;

(j) is a Government Contract involving annual payments of $1,000,000 or more;

(k) (i) provides for any material license granted by any third party for the use of Intellectual Property, other than (A) licenses of Open Source Software or (B) non-exclusive, “click-through”, “shrink-wrapped” or other commercially available off-the-shelf Software or (ii) provides for any material license granted to any Person of any Owned Intellectual Property, other than non-exclusive licenses granted by the Company or any of its Subsidiaries to customers, or to vendor or service providers for the benefit of the Company or its Subsidiaries, in each case, in the ordinary course of business;

(l) restricts the payment of dividends or the making of distributions to stockholders or the repurchase of stock or other equity of the Company or any of its Subsidiaries (other than any Contract in respect of non-recourse financing or tax equity financing in respect of a project);

(m) is a Company Employee Agreement with any current executive officer of the Company or any member of the Company Board;

(n) is a collective bargaining agreement or other Contract with any union;

(o) is a Contract, other than any agreement related to their employment, between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any Person beneficially owning five percent (5%) or more of the outstanding shares of Company Common Stock or any of their respective Affiliates, on the other hand (other than any Company Benefit Plan); and

(p) is a Contract under which the Company or any Subsidiary incurs Indebtedness having a principal amount in excess of $1,000,000, other than accounts receivables and payables incurred or arising in the ordinary course of business.

Each contract of the type described above in Section 4.11 is referred to herein as a “Material Contract”. True and correct copies of each Material Contract have been made available to Parent. Except for expirations or terminations in the ordinary course of business in accordance with the terms of such Material Company Contracts or that would not have a Company Material Adverse Effect, (x) each Material Contract is valid and binding on the Company or its Subsidiaries and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect (except as such enforceability may be limited by the Bankruptcy and Equity Exceptions), and (y) there is no event or condition which has occurred or exists, which constitutes or would reasonably be expected constitute (with or without notice, the happening of any event or the passage of time) a default or breach under any Material Contract by the Company or any of its Subsidiaries that would have a Company Material Adverse Effect.

Section 4.12 Taxes.

(a) Except as would not have a Company Material Adverse Effect:

(i) each Tax Return required to be filed by the Company and each of its Subsidiaries with any Governmental Authority (A) has been timely filed on or before the applicable due date (taking into account any valid extensions of such due date), (B) has been prepared in compliance in all material respects with all Applicable Laws, and (C) is true, correct, and complete in all material respects;

(ii) all Taxes owed by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid;

(iii) the Company and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with any payment to an employee, independent contractor, creditor, stockholder, or other third party;

(iv) neither the Company nor any of its Subsidiaries is currently under audit by a Governmental Authority with regard to its Taxes or Tax Returns and no examination, claim, assessment, deficiency or other Proceeding is pending or, to the Knowledge of the Company, threatened with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries;

(v) there are no unsatisfied liabilities for Taxes under any written notice of deficiency or similar document received by the Company or any of its Subsidiaries from a Governmental Authority with respect to any Tax (other than liabilities for Taxes asserted under any such written notice of deficiency or similar document which are being contested in good faith by the Company or a Subsidiary and with respect to which reserves for payment have been established on the Company Balance Sheet in accordance with GAAP);

(vi) there are no Liens for Taxes upon any of the assets of the Company or any of its Subsidiaries, except for Permitted Liens;

(vii) no extension or waiver of the time to assess or collect any Tax is currently in effect and no requests for waivers of the time to assess or collect any Tax have been made that are still pending (other than extensions of time to file Tax Returns obtained in the ordinary course);

(viii) Except for any group of which the Company or any of its Subsidiaries is or was the common parent, none of the Company or any of its Subsidiaries is or was (A) a member of an “affiliated group” (as defined in Section 1504 of the Code) or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of law, as a transferee or successor, by contract, or otherwise, (B) a party to any Contract allocating, sharing or providing for payments with respect to any amount of Taxes of any other Person except for any Contracts solely between or among the Company or any of its Subsidiaries or any commercial agreements not primarily related to Taxes;

(ix) no written claim has been made by a Governmental Authority in the past three years in a jurisdiction where the Company or any of its Subsidiaries does not file a particular Tax Return or pay a particular type of Tax that the Company or Subsidiary is or may be subject to such type of Tax by, or required to file such Tax Return in, that jurisdiction;

(x) neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify as tax-free pursuant to Section 355(a)(1) of the Code in the past two years;

(xi) neither the Company nor any of its Subsidiaries has participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b);

(xii) neither the Company nor any of its Subsidiaries will be required to pay any Tax attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date as a result of an election under Section 965(h) of the Code;

(xiii) the Company and each of its Subsidiaries have been compliant with any applicable documentation requirements of Section 482 of the Code and any similar state, local or non-U.S. Applicable Laws regarding documentation of related party transactions; and

(xiv) the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 4.13 Employee Benefit Plans.

(a) Section 4.13(a) of the Company Disclosure Schedule sets forth a complete and correct list of each material Company Benefit Plan as of the date of this Agreement. The Company has made available to Parent true, correct and complete copies (other than with respect to a multiemployer plan) as of the date of this Agreement of (i) each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, a description thereof), and any amendments thereto, (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been maintained in compliance with its terms and the applicable provisions of ERISA, the Code and all other Applicable Laws, other than as would not have a Company Material Adverse Effect. There are no material Proceedings or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, anticipated or expected to be asserted with respect to any Company Benefit Plan or any related trust or other funding medium thereunder or with respect to the Company or any of its ERISA Affiliates as the sponsor or fiduciary of a Company Benefit Plan or with respect to any other fiduciary thereof, other than as would not have a Company Material Adverse Effect.

(b) All Company Benefit Plans that are “employee pension plans” (as defined in Section 3(3) of ERISA) and that are intended to be tax qualified under Section 401(a) of the Code that are sponsored or maintained by the Company or any of its Subsidiaries are so qualified and, to the Knowledge of the Company, no event has occurred relating to any qualification of such plan that would reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent a complete copy of the most recent determination letter, if any, received with respect to each such plan as of the date of this Agreement.

(c) Except as set forth on Section 4.13(c) of the Company Disclosure Schedule, none of the Company Benefit Plans provides retiree medical or other retiree welfare benefits to any Person, other than health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or state law. There are no outstanding obligations with respect to the Heritage-Crystal Clean, Inc. Non-Qualified Deferred Compensation Plan (the “Company NQDC Plan”).

(d) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made in accordance with the terms of the Company Benefit Plans have been timely made, in all material respects.

(e) Except as set forth on Section 4.13(e) of the Company Disclosure Schedule, (i) no Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to, or has any obligation or liability with respect to, or has, in the past six (6) years sponsored, maintained or contributed to, or had any obligation or liability with respect to, (A) an employee benefit plan subject to Title IV of ERISA or Section 412 of the Code, or (B) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA), and (ii) no Company Benefit Plan is, and neither the Company nor any of its Subsidiaries (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to, or has any obligation or liability with respect to, or has, in the past six (6) years sponsored, maintained or contributed to, or had any obligation or liability with respect to (A) a “multiple employer plan” as described in Section 413(c) of the Code or (B) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). With respect to each Company Benefit Plan (other than a multiemployer plan as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA, except to the extent it would not have a Company Material Adverse Effect: (i) the minimum funding standard has been satisfied and all contributions required under Section 302 of ERISA and Section 412 of the Code have been timely made; (ii) all amounts due to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA have been timely paid; (iii) no notice of intent to terminate has been filed; (iv) the Pension Benefit Guaranty Corporation has not instituted proceedings to treat any such plan as terminated; (v) no reportable event (as defined in Section 4043 of ERISA and in the regulations issued thereunder) has occurred (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) with respect to such plan; and (vi) no such plan is considered to be in “at risk” status under Section 430 of the Code.

(f) Except as set forth in Section 4.13(f) of the Company Disclosure Schedule, or expressly provided in this Agreement, the consummation of the Transactions will not (either alone or together with any other event): (i) entitle any current or former Employee, or any current or former non-employee service provider of the Company and any of its Subsidiaries, to any payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Benefit Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or the Surviving Corporation to merge, amend or terminate any Company Benefit Plan, (iv) result in the loss of a deduction under Section 280G of the Code, or (v) entitle any Person to receive any Tax gross-up, indemnity or reimbursement from the Company or any of its Subsidiaries for any Tax incurred by such Person, including under Section 409A or Section 4999 of the Code. Each Company Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code is in a form that has been operated and administered in compliance with all applicable requirements of Section 409A of the Code in all material respects.

Section 4.14 Labor and Employment Matters.

(a) Except as set forth on Section 4.14(a) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other Contract, including letters of understanding, letters of intent and other written communications with any labor union, labor organization, works council, or association of employees, (ii) to the Knowledge of the Company, no Employee is in material violation of any confidentiality, non-competition, proprietary rights, employment agreement, nondisclosure agreement, fiduciary duty, non-solicitation agreement, restrictive covenant or other such obligation or agreement between such Employee and any other Person that would be material to the performance of such Employee’s employment duties, if any, or the ability of the Company or its Subsidiaries to conduct their business, (iii) in the past two (2) years, no Person, labor union, labor organization, works council or group of employees has applied to be the certified as a bargaining agent or has filed any representation petition or made any written or oral demand for recognition and (iv) no union organizing, certification or decertification efforts have occurred in the last three (3) years and none are underway or, to the Knowledge of the Company, threatened.

(b) Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is a party or subject to any pending or, to the Knowledge of the Company, threatened material labor strike, organized work stoppage, slowdown, lock out, unfair labor practice charge or similar labor activity or dispute affecting the Company or any of its Subsidiaries.

(c) Except as would not have a Company Material Adverse Effect, each of the Company and its Subsidiaries is and has been, since the Lookback Date, in compliance in all material respects with all Applicable Laws respecting employment or labor and employment practices, including discrimination in employment, harassment in employment, terms and conditions of employment, worker classification (including the classification of workers as independent contractors as well as eligibility of employees for overtime pay), wages (including wage payment and withholding of employment-related Taxes), hours, occupational safety and health, and employment practices, immigration, workers’ compensation, and no Person has been improperly excluded from participation in any Company Benefit Plan or is entitled to any compensation or benefits in any material amount from the Company or its Subsidiaries under any Applicable Law or a Company Benefit Plan that he or she has not received.

(d) Except as would not have a Company Material Adverse Effect, there is no, and since the Lookback Date, there has not been any, litigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any current or former Employee, or any current or former non-employee service provider of the Company and any of its Subsidiaries, in such Person’s capacity as such), in each case, involving allegations of sexual harassment or sexual misconduct. Since the Lookback Date, the Company and its Subsidiaries have taken appropriate action with respect to any allegations of sexual harassment and sexual misconduct or breach of any policy of the Company and its Subsidiaries relating to the foregoing, in each case (i) involving any current or former Employee, or any current or former non-employee service provider of the Company or any of its Subsidiaries, in relation to his or her work at the Company and its Subsidiaries and (ii) about which the Company has knowledge, in accordance with any written policies related thereto.

Section 4.15 Insurance Policies. The material insurance policies maintained by the Company or any of its Subsidiaries with respect to the Company and its Subsidiaries and their respective assets and properties are set forth on Section 4.15 of the Company Disclosure Schedule (“Company Insurance Policy”) as of the date of this Agreement. Except as would not have a Company Material Adverse Effect, the Company Insurance Policies provide coverage in such amounts and with such deductibles, and against such risks, as are customarily insured against by companies in similar lines of business as the Company and its Subsidiaries and as are sufficient to comply in all material respects with Applicable Law and all Material Contracts. Except as would not have a Company Material Adverse Effect, the Company Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet but may be required to be paid with respect to any period ending prior to the Effective Time) and no notice of cancellation or termination has been received, or to the Knowledge of the Company, threatened with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 4.16 Environmental Matters. Except as set forth on Section 4.16 of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect:

(a) the Company and each of its Subsidiaries is, and since the Lookback Date has been, in compliance with all applicable Environmental Laws applicable to the ownership or operation of its business;

(b) the Company and each of its Subsidiaries possess, and are, and since the Lookback Date have been, in compliance with, in compliance with, all Company Permits required under applicable Environmental Laws (each a “Company Environmental Permit”) for the ownership or operation of their businesses as conducted at the relevant time, and all such Company Environmental Permits are valid and in good standing and no action is pending or, to the Knowledge of the Company, threatened to revoke, suspend or modify in an adverse manner any such Company Environmental Permit;

(c) neither the Company nor any of its Subsidiaries is, or has been since the Lookback Date, a party to any pending or, to the Knowledge of the Company, threatened Proceeding alleging non-compliance by the Company or its Subsidiaries with, or that the Company or its Subsidiaries have a liability under, Environmental Laws;

(d) neither the Company nor any of its Subsidiaries has received any written claim, notice of violation, citation or government inquiry concerning any violation or alleged violation of any applicable Environmental Law or Company Environmental Permit since the Lookback Date or that otherwise remains unresolved;

(e) neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any other Person has Released any Hazardous Materials (i) on, at, in, under, to or from the Owned Real Property or the real property operated or leased by the Company or any of its Subsidiaries or (ii) to the Knowledge of the Company, during the period of the Company’s or any of its Subsidiaries’ ownership, operation or lease thereof, on, at, in, under, to or from any real property formerly owned, operated or leased by the Company or any of its Subsidiaries, that, in the case of clauses (i) or (ii), require any investigation, removal, remediation, cleanup, corrective action or remedial action pursuant to Environmental Law or that would otherwise be expected to result in any liability to the Company or any of its Subsidiaries;

(f) neither the Company nor any of its Subsidiaries is conducting or funding any investigation, removal, remediation cleanup of, or any corrective action or remedial action with respect to, any Release of Hazardous Materials, including at any third-party treatment, storage or disposal site; and

(g) neither the Company nor any of its Subsidiaries has assumed or held harmless or provided an indemnity to a third party for, any cost, obligation or liability of a third party under Environmental Law.

Section 4.17 Intellectual Property.

(a) Section 4.17(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of all (i) patents and patent applications and trademark, service mark and copyright registrations and applications for registration and domain names, in each case, that are owned by the Company or any of its Subsidiaries (collectively, “Registered Company Intellectual Property”) and (ii) licenses of Intellectual Property (other than licenses concerning Open Source Software or commercially available off-the-shelf software) granted by third parties to the Company or any of its Subsidiaries that are material to the business (“Intellectual Property Licenses”).

(b) Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries: (i) is the exclusive owner of all right, title and interest in and to each item of Owned Intellectual Property, free and clear of any and all Liens, other than Permitted Liens, without obligation to pay or otherwise account to any third party and (ii) is entitled to use each item of Intellectual Property licensed under the Intellectual Property Licenses in the operation of its business as currently conducted. All Registered Company Intellectual Property is subsisting, and, to the Knowledge of the Company, valid and enforceable.

(c) All Persons who have contributed to the development of any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries, including any employees or independent contractors of the Company or any of its Subsidiaries, have executed a valid written agreement assigning, by way of present tense assignment language, to the Company or any of its Subsidiaries all of such Person’s right, title and interest in and to such Intellectual Property that would not otherwise vest in the Company or its Subsidiaries under Applicable Law.

(d) The operation and activities of the business of the Company or any of its Subsidiaries as currently conducted is not infringing, misappropriating or otherwise violating, and since the Lookback Date has not infringed, misappropriated or otherwise violated, any Intellectual Property of any Person in any material respect. Except as would not have a Company Material Adverse Effect, (i) no Proceeding is pending or, to the Knowledge of the Company, threatened by any Person regarding the infringement, misappropriation or other violation of any Intellectual Property of any third party by the Company or any of its Subsidiaries, and (ii) no Proceeding is pending or, to the Knowledge of the Company, threatened against any third party involving an infringement or misappropriation by such third party of any Owned Intellectual Property and, to the Knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates any Owned Intellectual Property.

(e) The Company IT Assets (i) operate and perform and have been maintained, in each case, in all material respects in a manner that enables the business of the Company and its Subsidiaries to be conducted, (ii) have not malfunctioned or failed any material respect, except for any malfunctions or failures that have been adequately remedied in all material respects, and (iii) except as would not result in a Company Material Adverse Effect, do not contain any Malicious Code. The Company has taken commercially reasonable technical, physical and organizational steps to protect the confidentiality, integrity and security of (A) the Company IT Assets (and all information and transactions stored or contained therein or transmitted thereby), including from Malicious Code, unauthorized use, access, interruption, modification or corruption, and (B) any trade secrets or confidential information of the Company. To the Knowledge of the Company, there have been no reportable unauthorized intrusions or breaches of security with respect to the Company IT Assets or unauthorized or unlawful use, disclosure or access to any trade secrets, confidential information or Personal Data.

(f) No Software used or held for use by the Company (the “Company Software”) incorporates, is integrated with, or links to any Open Source in such a manner (x) would subject any material Company Software to the terms of an Open Source license, (y) requires the contribution, licensing, provision or public disclosure to any Person of any source code or related source materials of any material Company Software, or (z) imposes material limitations on any of the Company’s or any of its Subsidiaries’ right to require royalty payments with respect to, or restricts further distribution of, any material Company Software. No source code or related source materials of any Company Software (i) has been disclosed to any Person, and no Person has been granted any current or contingent right to access, possess or use any such source code or related source materials other than Persons under a commercially reasonable duty to maintain the confidentiality of such source code or related source materials or (ii) is currently subject to any source code escrow requiring the deposit of such source code or providing access by any Person to the same.

Section 4.18 Data Privacy.

(a) Since the Lookback Date, the Company, and, to the Knowledge of the Company, any Person acting on behalf of the Company, has complied with and has not received any claim regarding violation of any, Applicable Laws, policies and contractual obligations regarding privacy and data security, except where the failure to so comply and conduct would not have a Company Material Adverse Effect. The execution, delivery, and performance by the Company of this Agreement and, with respect to the Company and its Subsidiaries, the consummation of the Transactions complies in all material respects with all Applicable Laws regarding privacy and data security, except where such failure would not have a Company Material Adverse Effect.

(b) Except as (x) has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and (y) would not reasonably be expected to prevent or materially impair or delay the consummation the Transactions, there are no claims pending or, to the Knowledge of the Company, threatened, against, or any audit or investigations by any Governmental Authority involving, the Company or any of its Subsidiaries relating to the security, collection or use of Personal Data.

Section 4.19 Properties; Assets.

(a) Section 4.19(a) of the Company Disclosure Schedule sets forth a list of all material real property owned by the Company and its Subsidiaries as of the date of this Agreement (the “Owned Real Property”). Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good, valid and marketable fee simple title to all Owned Real Property free and clear of all Liens, other than Permitted Liens. Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries, as applicable, has exclusive possession of each Owned Real Property, other than (i) rights arising under the Permitted Liens, and (ii) any use or other occupancy rights, without any options to purchase, granted to third-party tenants, licensees or other Persons pursuant to agreements entered into or otherwise permitted in the ordinary course of business.

(b) Section 4.19(b) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of all leases or subleases for material real property leased by the Company or its Subsidiaries as tenant or lessee (including as subtenant or sublessee) (collectively, the “Leased Real Property Leases”). Except as would not have a Company Material Adverse Effect, the Leased Real Property Leases are in full force and effect, subject to proper authorization and execution of such lease by the other party thereto and the Bankruptcy and Equity Exceptions. From the Lookback Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice that it is in default under any Leased Real Property Lease (which default remains uncured), except as would not have a Company Material Adverse Effect. Except as would not have individually or in the aggregate a Company Material Adverse Effect, the Company or one of its Subsidiaries, as applicable, has exclusive possession of the real property demised under each Leased Real Property Lease, other than (i) rights arising under the Permitted Liens, and (ii) any use or other occupancy rights, without any options to purchase, granted to third-party owners, tenants, licensees or other Persons pursuant to agreements entered into or otherwise permitted in the ordinary course of business.

(c) Except as would not have a Company Material Adverse Effect, the Company or its Subsidiaries, as applicable, has a valid and enforceable right to use any real property that is used in the Company’s business as currently conducted but is not Owned Real Property or a Leased Real Property Lease.

(d) Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid title to, or have a valid leasehold interest in, or a valid right under contract to use, all of the material tangible personal property reflected in the most recent Financial Statements included in the Company SEC Documents filed prior to the date of this Agreement as being owned by the Company or its Subsidiaries or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than Permitted Liens. The tangible personal property owned by the Company and its Subsidiaries is in good operating condition and repair for its continued use as it has been used in all material respects, subject to reasonable wear and tear.

Section 4.20 Customers and Suppliers.

(a) Section 4.20 of the Company Disclosure Schedule sets forth a list of (i) the twenty-five (25) largest customers (each, a “Principal Customer”) of the Company and its Subsidiaries based on the combined consolidated revenues received from such Persons by the Company and its Subsidiaries with respect to the Company’s and its Subsidiaries’ (A) environmental services segment and (B) oil business segment for each of the fiscal year ended December 31, 2022 and the six-month period ended June 30, 2023 and (ii) the twenty-five (25) largest vendors (each, a “Principal Supplier”) to the Company and its Subsidiaries based on the combined consolidated cost of goods and services paid to such Persons by the Company and its Subsidiaries with respect to the Company’s and its Subsidiaries’ (A) environmental services segment and (B) oil business segment for each of the fiscal year ended December 31, 2022 and the six-month period ended June 30, 2023.

(b) From December 31, 2022 and through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice from any Principal Customer or Principal Supplier indicating that any such Person (i) is either ceasing, substantially reducing, materially altering the terms or conditions of their dealings, or (ii) intends to cease, substantially reduce, or materially alter the terms or conditions of their dealings with the Company or any of its Subsidiaries, except in each case as would have a Company Material Adverse Effect. To the Company’s Knowledge, there is no anticipated cancellation, termination, non-renewal or material alteration (including any material reduction in the rate or volume of purchases or sales or material increase in the prices charged or paid, as the case may be) involving any Principal Customer or Principal Supplier.

Section 4.21 Government Contracts.

(a) Since the Lookback Date and except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has breached or violated any Applicable Law, certification, representation, clause, provision or requirement pertaining to any Government Contract nor received notice that the Company or any of its Subsidiaries, (ii) has breached or violated any Applicable Law, certification, representation, clause or provision pertaining to any Government Contract, (iii) is in breach of any Government Submission, (iv) is subject to any cost disallowance, withhold, offset, overpayment or credit requested by or on behalf of a Governmental Authority to any Government Contract, (v) has received any small business set-aside contract, any other set-aside contract or other order or contract requiring small business or other preferred bidder status pertaining to any Government Contract or (vi) has conducted or initiated any internal investigation, made a voluntary, or been obligated to provide a mandatory, disclosure to any Governmental Authority with respect to any alleged or potential irregularity, misstatement or omissions arising under or relating to a Government Submission.

(b) Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, all representations, certifications and statements executed, acknowledged or submitted by or on behalf of the Company or any of its Subsidiaries to a Governmental Authority or any other Person in connection with any Government Submission since the Lookback Date were current, accurate and complete as of its effective date.

(c) Since the Lookback Date, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of the Company’s officers, senior management or employees has been debarred, suspended or excluded from participation in the award or performance of any Government Contract for any reason, nor has any debarment, suspension or exclusion investigation been formally initiated.

Section 4.22 Anti-Corruption.

(a) None of the Company and its Subsidiaries, or, to the Knowledge of the Company, any of their respective officers, directors, employees or agents has, since the Lookback Date, taken any action in material violation of any applicable Anti-Corruption Laws or Trade Controls Laws.

(b) None of the Company and its Subsidiaries, or, to the Knowledge of the Company, any of their respective officers, directors, employees or agents has, since the Lookback Date, directly or indirectly, made or authorized any offer, gift, payment or promise of, any money or anything else of value, or provided any benefit to any Government Official for the purposes of improperly, in each case except as would not be material to the Company, (i) influencing any act or decision of such Government Official in his official capacity, (ii) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (iii) securing any improper advantage or (iv) inducing such Government Official to use his or her influence with another Government Official, in order to obtain or retain business or direct any business to the Company or its Subsidiaries.

(c) The Company and its Subsidiaries have instituted, maintained and enforced policies and procedures designed to promote and reasonably ensure compliance in all material respects with all applicable Anti-Corruption Laws.

Section 4.23 Takeover Provisions. Assuming the accuracy of the representations and warranties in Section 5.10, except as set forth on Section 4.23 of the Company Disclosure Schedule, no “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation of any Governmental Authority or any anti-takeover provision in the Company Governing Documents (other than with respect to the requirements for the Stockholder Approval) is applicable to the Company or the Company Common Stock.

Section 4.24 Interested Party Transactions. As of the date of this Agreement, there are no Contracts or transactions, and no, change, effect, development, circumstance, condition or occurrence that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

Section 4.25 Brokers’ Fees. Except for William Blair & Company L.L.C. (“William Blair”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”), no Person has acted as a broker, finder or financial advisor for the Company in connection with the Transactions and no such Person is entitled to any fee or commission or like payment from the Company in respect thereof. The Company has made available to Parent a copy of the Company’s engagement letters with William Blair and Stifel relating to the Transactions.

Section 4.26 Fairness Opinion. The Company Board has received the written opinion (or oral opinion to be confirmed in writing) of Stifel, dated on or about the date of this Agreement, to the effect that, as of the date of such opinion and subject to the limitations, qualifications, disclaimers and assumptions set forth in such opinion, the Per Share Merger Consideration to be received by the holders of the Company Common Stock (other than as set forth in the opinion) pursuant to this Agreement is fair from a financial point of view to such holders. A duly executed, true, complete and correct copy of such written opinion has been made available to Parent solely for information purposes promptly following its delivery to the Company Board (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub). Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 4.27 Information in the Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, on the date on which the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement that were supplied by or on behalf of Parent or Merger Sub or their respective Affiliates for use therein or information or statements supplied by or on behalf of the Guarantor, the Parent Related Parties, the HVP Equity Investors or the Debt Financing Sources.

Section 4.28 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article 4, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations or affairs or with respect to any other information made available to Parent or Merger Sub in connection with this Agreement, the Merger or the other Transactions. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the making available to Parent or Merger Sub of, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent or Merger Sub in “data rooms” or management presentations in expectation of this Agreement, the Merger or the other Transactions, unless, and to the extent that, any such information is expressly included in a representation or warranty contained in this Article 4.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that:

Section 5.01 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted.

Section 5.02 Corporate Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Parent, as sole stockholder of Merger Sub, has adopted this Agreement in accordance with the DGCL. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

Section 5.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any of the other Transactions or compliance by Parent and Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Parent or the certificate of incorporation and bylaws of Merger Sub, (b) require any filing by Parent or Merger Sub with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) filings, permits, authorizations, waiting period terminations or expirations, consents and approvals as may be required under the HSR Act and any other Required Governmental Approvals, (iv) such filings with the SEC as may be required to be made by Parent or Merger Sub in connection with this Agreement and the Merger or (v) such filings as may be required under the rules and regulations of the NASDAQ in connection with this Agreement and the Merger), (c) automatically result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including, but not limited to, any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, commitment or arrangement (whether written or oral) to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, or (d) violate any Order or Applicable Law applicable to Parent or Merger Sub or any of their respective properties or assets; except in each of clauses (b), (c) or (d) where (i) any failure to obtain such permits, authorizations, consents or approvals, (ii) any failure to make such filings or (iii) any such modifications, violations, rights, breaches or defaults have not had and would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04 Capitalization and Operation of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and as of the Effective Time will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the Transactions and through the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the Transactions.

Section 5.05 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other Transactions. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 5.06 Litigation. As of the date of this Agreement, there is no Proceeding pending against or, to the knowledge of Parent, threatened in writing against or affecting, Parent or Merger Sub or any of Parent’s other Subsidiaries that would have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub nor any of Parent’s other Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.07 Available Funds. Each of Parent and Merger Sub affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent or Merger Sub obtain financing for or related to any of the Transactions. Parent and Merger Sub have received (a) executed equity commitment letters dated the date of this Agreement (including all exhibits, schedules, annexes, supplements and amendments thereto, collectively, the “Equity Commitment Letters”) from (i) the Guarantor, pursuant to which the Guarantor has committed to invest cash, subject to (and only to) the terms and conditions therein, in an aggregate amount set forth therein and (ii) the HVP Equity Investors pursuant to which the HVP Equity Investors have committed to invest cash, subject to (and only to) the terms and conditions therein, in an aggregate amount set forth therein (together with the Guarantor’s commitment under the Guarantor’s Equity Commitment Letter, collectively, the “Equity Financing”), and (b) an executed debt commitment letter dated as of the date of this Agreement (including all exhibits, schedules, annexes, supplements and amendments thereto and each fee and engagement letter related thereto, with only the fee amounts and any economic provisions of the “market flex provisions” of the fee letter, if any, redacted (none of which redacted provisions adversely affect the availability of or impose any additional conditions on the availability of the Debt Financing at the Closing), collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letters, the “Commitment Letters”) from the Debt Financing Sources pursuant to which such Debt Financing Sources have committed, subject to the terms and solely to the conditions set forth therein, to provide to Parent and Merger Sub the amount of financing set forth in the Debt Commitment Letter (the “Debt Financing” and, together with the Equity Financing, the “Financing”). A true, correct, complete and fully-executed copy of each Commitment Letter and any related engagement letter and fee letter (except for provisions in the fee letter related solely to fees and economic terms (other than covenants) that may be redacted at the request of the Debt Financing Sources) as in effect on the date of this Agreement has been previously provided to the Company. Subject to the satisfaction (or waiver) of the conditions set forth in the Commitment Letters, the aggregate proceeds contemplated by the Commitment Letters will be sufficient, when funded to enable Parent and Merger Sub to consummate the Transactions (including the refinancing of existing Indebtedness of the Company to be paid at the Closing) and pay all amounts (including fees, premiums, and expenses) required to be paid by Parent and/or Merger Sub hereunder at the Closing in connection with the Transactions. There are no conditions precedent related to the Equity Financing as contemplated by the Equity Commitment Letters or the Debt Financing as contemplated by the Debt Commitment Letter, other than as set forth in the applicable Commitment Letter, and as of the date of this Agreement none of the respective commitments contained in the Equity Commitment Letters or Debt Commitment Letter have been withdrawn, terminated or rescinded in any respect. Each Commitment Letter is valid and in full force and effect and enforceable against Parent and Merger Sub and, to the knowledge of Parent, each other Person party thereto, subject to the Bankruptcy and Equity Exceptions, and as of the date of this Agreement Parent has not amended, modified, supplemented, or waived any of the conditions or contingencies to funding contained therein (including definitive agreements related thereto) or any other provision of, or remedies under, the Commitment Letters (including definitive agreements related thereto). As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any of the other parties thereto, under the Commitment Letters that has not been cured or irrevocably waived or that would otherwise make the Financing not available on the Closing Date. As of the date of this Agreement, none of the Commitment Letters has been amended or modified, no such amendment or modification is pending or contemplated by Parent or Merger Sub (other than amending the Debt Commitment Letter to add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement) or to the knowledge of Parent, the other parties thereto. Parent or Merger Sub has fully paid all commitment and other fees to the extent (if any) required to be paid under the Commitment Letters on or prior to the date of this Agreement, and will timely pay all commitment and other fees to the extent (if any) required to be paid under the Commitment Letters after the date of this Agreement. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, neither Parent nor Merger Sub has any reason to believe that it or any other party will be unable to satisfy on a timely basis any applicable condition to the Financing, and to Parent’s knowledge there are no facts or circumstances that will result in (x) any of the conditions set forth in the Commitment Letters not being satisfied or (y) the Financing not being made available to Parent and Merger Sub on a timely basis in order to consummate the Transactions on the Closing Date. There are no side letters or other contracts or arrangements that could affect the amount, availability or conditions of the Financing other than as expressly set forth in the Commitment Letters which have been previously furnished to the Company.

Section 5.08 Solvency. Assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the Transactions, including the Financing and the payment of the amounts contemplated in Article 2, including the Aggregate Consideration, (b) any repayment or refinancing of Indebtedness contemplated in this Agreement or the Commitment Letters, (c) that the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Closing, (d) that all cost estimates, financial or other projections and other predictions of the Company have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately after giving effect to the Transactions, (e) the accuracy in all material respects of the representations and warranties of the Company set forth in Article 4, (f) payment of all amounts required to be paid in connection with the consummation of the Transactions, and (g) payment of all related fees and expenses, Parent and the Surviving Corporation and its Subsidiaries, taken as a whole, will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted term; are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, plus (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 5.09 Absence of Certain Agreements. As of the date of this Agreement, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any Contract, or authorized, committed or agreed to enter into any Contract, (a) except for the Support Agreements, between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, that relate to the Company, any of the Company’s Subsidiaries or the Transactions, (b) pursuant to which any stockholder of the Company would be entitled to receive in respect of any share, consideration of a different amount or nature than the Per Share Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (c) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the Transactions. Except for the Support Agreements, there are no Contracts between Parent, Merger Sub, or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date of this Agreement that relate in any way to, or are in connection with, the Transactions.

Section 5.10 Stock Ownership. Neither Parent nor Merger Sub nor any of their respective Affiliates is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 5.11 Limited Guarantee. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company a true, complete and correct copy of the duly executed Limited Guarantee. The Limited Guarantee is in full force and effect, has not been amended or modified and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantor pursuant to the Limited Guarantee.

Section 5.12 Brokers’ Fees. Other than the engagement of Houlihan Lokey, Inc. by Parent to act as financial advisor, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent or Merger Sub in connection with the Transactions and no such Person is entitled to any fee or commission or like payment from Parent or Merger Sub in respect thereof.

Section 5.13 Information in the Proxy Statement. None of the information supplied by or on behalf of Parent or Merger Sub or their respective Affiliates expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, on the date on which the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Proxy Statement that were not supplied by or on behalf of Parent or Merger Sub or their respective Affiliates for use therein.

Section 5.14 Investment Intention; Acknowledgement and Sophistication.

(a) Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in

Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation will not be registered under the Securities Act or any blue sky laws and cannot be sold unless subsequently registered under the Securities Act, any applicable blue sky laws or pursuant to an exemption from any such registration.

(b) Parent hereby represents and warrants that Parent is directed by Persons who are sophisticated as contemplated by Rule 506(b)(2)(ii) promulgated under the Securities Act and that Parent has such knowledge and experience in financial and business matters that Parent is capable of evaluating the merits and risks of the Transactions, including the Merger.

Section 5.15 Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges that each of Parent and Merger Sub has been provided sufficient access to personnel, properties, premises and records of the Company and its Subsidiaries for such purposes. In entering into this Agreement, each of Parent and Merger Sub has relied solely upon its independent investigation and analysis of the Company and its Subsidiaries, and each of Parent and Merger Sub acknowledges and agrees that, it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, any of its Subsidiaries, or any of their respective Affiliates, stockholders, controlling persons or Company representatives except for the representations and warranties of the Company expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by Applicable Law, the Company and its Subsidiaries, and their respective Affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any of Parent’s Subsidiaries, or their respective Affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any of Parent’s Subsidiaries or any of their Representatives, or any Affiliates, stockholders, or controlling persons of Parent or Merger Sub, except as and only to the extent expressly set forth in this Agreement (as qualified by the Company Disclosure Schedule). Parent and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in Article 4, (a) the Company does not make, and has not made, any representations or warranties relating to the Company or its Subsidiaries or their respective businesses, operations or affairs or otherwise in connection with the Merger or the other Transactions, and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article 4, (b) no Person has been authorized by the Company to make any representation or warranty relating to the Company or its Subsidiaries or their respective businesses, operations or affairs or otherwise in connection with the Merger or the other Transactions, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by or on behalf of the Company, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or otherwise made available to Parent, Merger Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of an express representation or warranty set forth in Article 4. Notwithstanding the foregoing, nothing in this Section 5.15 is intended to modify or limit in any respect any of the representations or warranties of the Company in Article 4.

ARTICLE 6

COVENANTS

Section 6.01 Conduct of the Company. The Company agrees that between the date of this Agreement and the Effective Time or, if earlier, the date, if any, on which this Agreement is validly terminated pursuant to Section 8.01, except (a) as set forth in Section 6.01 of the Company Disclosure Schedule, (b) as required pursuant to or permitted by this Agreement (including Section 6.02 and Section 6.03), (c) as may be required by Applicable Law or any Governmental Authority, or (d) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable efforts to conduct its and its Subsidiaries’ businesses in all material respects in the ordinary course (except to the extent prohibited by this Section 6.01) and to the extent consistent with the foregoing, the Company shall use commercially reasonable efforts to (x) preserve in the ordinary course of business the Company’s and its Subsidiaries’ material business organizations, material assets and material properties intact and in good working order and condition, ordinary wear and tear excepted, and in the ordinary course of business maintain in all material respects existing or satisfactory relations with its and their material commercial relationships with third parties (including with Governmental Authorities and material customers, suppliers, service providers, creditors, partners and lessors) and (y) maintain in effect all material business Company Permits and material insurance policies (subject to the right to replace such insurance policies with comparable coverage) necessary for the conduct of the business of the Company and its Subsidiaries as conducted on the date of this Agreement. Without limiting the generality of the foregoing, except (i) as set forth in Section 6.01 of the Company Disclosure Schedule, (ii) as required pursuant to or permitted by this Agreement (including Section 6.02 and Section 6.03), (iii) as may be required by Applicable Law or (iv) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company agrees that between the date of this Agreement and the Effective Time or, if earlier, the date, if any, on which this Agreement is validly terminated pursuant to Section 8.01, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) adopt any change or amendment to the Company Governing Documents or other comparable charter or organizational documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise);

(b) establish a record date for, declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof, in each case that would be outside the ordinary course of business; provided, that the foregoing shall not restrict dividends or other distributions from any wholly owned Subsidiary to the Company (or any other direct or indirect Subsidiary of the Company);

(c) issue, sell or grant any Company Securities;

(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to the Company or any of its Subsidiaries;

(e) except (i) as required by the terms of any Company Benefit Plan set forth on Section 4.13(a) of the Company Disclosure Schedule, as in effect on the date of this Agreement, or (ii) to the extent necessary to comply with, or satisfy an exemption from, Section 409A of the Code or other applicable Law, (A) increase the compensation or benefits payable or to become payable to any Employee, other than increases in compensation in the ordinary course of business to non-executive Employees, (B) grant or promise to grant any Employee any award or benefit or any increase in severance or termination pay, other than in the ordinary course of business to non-executive Employees, (C) enter into any written employment, consulting, retention, change in control, severance or termination agreement with any Employee, other than in the ordinary course of business to non-executive Employees or (D) establish, amend, adopt or enter into any collective bargaining agreement or Company Benefit Plan;

(f) hire or terminate the employment or service of any named executive officer of the Company (or any individual who would reasonably be expected to be a named executive officer of the Company for fiscal year 2023 pursuant to Item 402 of Regulation S-K of the Exchange Act);

(g) implement any employee layoffs that would implicate the WARN Act;

(h) permit or allow any Employee or any other Person to participate in the Company NQDC Plan;

(i) acquire any business or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), in each case, for consideration in excess of $10,000,000 individually or $20,000,000 in the aggregate;

(j) dispose of any business line, division or similar material asset, whether in whole or in part (and whether by sale of stock, sale of assets, merger, consolidation, or otherwise), in each case, for consideration in excess of $1,000,000 individually or $5,000,000 in the aggregate;

(k) make any material change to any of the accounting methods used by the Company, except for such changes that are permitted by GAAP or Regulation S-X promulgated under the Exchange Act;

(l) (i) issue any debt securities or incur, create or assume or otherwise become liable or responsible for any Indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person that is not a controlled Affiliate of the Company for borrowed money; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; or (iv) cancel any Indebtedness or waive any claims or rights of substantial value, in each case for purposes of this clause (l), for amounts in excess of $1,000,000 individually or $5,000,000 in the aggregate;

(m) (i) make, change, or rescind any material Tax election, (ii) other than in the ordinary course of business, materially change any annual Tax accounting period, (iii) other than in the ordinary course of business adopt or change any material method of Tax accounting, (iv) other than in the ordinary course of business, enter into a material closing agreement, Tax sharing agreement or Tax indemnity agreement, in each case, relating to any material amount of Taxes, (v) other than in the ordinary course of business, settle any material Tax claim, audit or assessment relating to a material amount of Taxes in excess of the amount reserved with respect thereto, (vi) other than in the ordinary course of business surrender any material right to claim a material Tax refund, (vii) other than in the ordinary course of business, file any material amended Tax Return, or (viii) other than in the ordinary course of business, give or request any material extension or waiver of the limitation period applicable to any material Tax claim or assessment;

(n) (i) (A) modify or amend in any material respect, (B) terminate (other than terminations pursuant to the expiration of its term), fail to renew (if renewal on terms not less favorable terms to the Company than those in effect on the date of this Agreement are available) or cancel or (C) waive, release or assign any material rights or claims with respect to, any Material Contract or (ii) enter into any Contract that, if entered into prior to the date of this Agreement, would qualify as a Material Contract (other than Material Contracts with Principal Customers or Principal Suppliers or Government Contracts, in each case entered into in the ordinary course of business);

(o) except as may be required by Applicable Laws, become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(p) make any capital expenditures or incur any obligations or liabilities in respect thereof, except (i) in accordance with the capital expenditures budget for the Company made available to Parent or (ii) not to exceed $1,000,000 individually or $5,000,000 in the aggregate;

(q) settle any Proceeding, in each case, made by or pending against the Company or any of its Subsidiaries, or any of its or their respective officers and directors in their respective capacities as such, other than the settlement of Proceedings that do not require payment by the Company or any Subsidiary of an amount in excess of $1,000,000 or $5,000,000 in the aggregate; provided, however, that neither the Company nor any of its Subsidiaries shall be permitted to settle any Proceeding that would involve injunctive or equitable relief on the Company or any of its Subsidiaries, impose any restrictions or changes on the business or operations of the Company or any of its Subsidiaries or of any present or future Affiliate of the Company or any of its Subsidiaries (including, after the Effective Time, Parent and its Subsidiaries) (other than any such restrictions or changes that are immaterial and do not have an adverse effect on the business, operations or prospects of the Company or any of its Subsidiaries or, after the Effective Time, Parent and its Subsidiaries), or involve any admission of any wrongdoing by the Company or any of its Subsidiaries;

(r) enter into any material new line of business other than any line of business that is reasonably ancillary to any existing line of business as of the date of this Agreement;

(s) sell, lease, assign, abandon, or permit to lapse, prematurely fail to maintain, exclusively license or otherwise transfer or dispose of or grant any option or exclusive rights in, to or under, any material Owned Intellectual Property (for the avoidance of doubt, including any Registered Company Intellectual Property), or permit or allow all or any portion of any material Owned Intellectual Property (for the avoidance of doubt, including any Registered Company Intellectual Property) to be subjected to any Lien, other than Permitted Liens or Liens that will be released at or prior to the Closing;

(t) enter into or adopt any “poison pill” or similar stockholder rights plan; or

(u) authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, (x) nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time and (y) prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their operations. In addition, notwithstanding the foregoing, nothing in this Section 6.01 shall restrict the Company or any of its Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and one or more of its Subsidiaries to the extent done in the ordinary course of business consistent with past practice.

Section 6.02 Go-Shop; Unsolicited Proposals.

(a) During (x) the period beginning on the date of this Agreement and continuing until 11:59 p.m. Eastern time on August 23, 2023 (the “Go-Shop Period,” and the first (1st) calendar day immediately after the last day of the Go-Shop Period, the “Non-Solicitation Start Date”), and (y) any period until the receipt of the Stockholder Approval if such action is in respect of an Excluded Person, the Company and its Subsidiaries and its and their Representatives shall have the right to: (i) solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an Acquisition Proposal, including by way of entering into Acceptable Confidentiality Agreements and providing access to non-public information to any Person pursuant to the terms thereto; provided, however, that (x) any such nonpublic information has previously been made available to Parent or is made available to Parent prior to, or substantially concurrently with, the time such information is made available to such Person, and (y) any competitively sensitive information or data provided to any such Person who is, or whose Affiliates include, a direct competitor of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as determined by the Company in good faith after having obtained advice from its outside legal counsel; (ii) engage in, continue, enter into and otherwise participate in any discussion or negotiation with any Person with respect to any Acquisition Proposal; (iii) otherwise cooperate with, assist, participate in, and facilitate any such inquiry, proposal, offer, discussion or negotiation and any effort or attempt to make any Acquisition Proposal, including through the waiver or release by the Company, at its sole discretion, of any standstill or similar agreement with any Person; and (iv) take any other action and make any other decision with respect to any Acquisition Proposal not otherwise prohibited by the terms of this Agreement.

(b) Subject to Section 6.03(a), and except as permitted by Section 6.02(a) or any other provision of this Section 6.02, during the period commencing on the Non-Solicitation Start Date, and continuing until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to and in accordance with Section 8.01:

(i) immediately upon the Non-Solicitation Start Date, the Company and its Subsidiaries shall, and shall cause their respective Representatives to, immediately cease all actions permitted by Section 6.02(a) with any Third Party (other than any Excluded Person and its Representatives) that may be ongoing with respect to an Acquisition Proposal;

(ii) the Company shall not, nor shall the Company permit any of its Subsidiaries to, nor shall the Company authorize or knowingly permit any of its Representatives or any of its Subsidiaries’ Representatives to, directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (other than with respect to any Excluded Person and its Representatives), (B) knowingly engage in, continue or otherwise participate in any discussions or negotiations with any Third Party (other than with respect to any Excluded Person and its Representatives) regarding an Acquisition Proposal, or furnish to any Third Party (other than with respect to any Excluded Person and its Representatives) information or data or provide to any Third Party (other than with respect to any Excluded Person and its Representatives) access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries in connection with, for the purpose of encouraging or facilitating, an Acquisition Proposal, (C) approve, endorse, recommend, or execute or enter into any agreement, arrangement or understanding, including any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement and other than with respect to any Excluded Person) or (other than with respect to any Excluded Person) enter into any agreement, contract or commitment requiring the Company to abandon, terminate, breach or fail to consummate the Transactions, or (D) resolve, propose or agree to do any of the foregoing; and

(iii) the Company shall, and shall cause its Subsidiaries to, and shall direct the Company’s and its Subsidiaries’ Representatives to, immediately upon the Non-Solicitation Start Date cease and terminate any existing solicitation, discussion or negotiation with any Third Party (other than any Excluded Person and its Representatives) theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal and the Company shall immediately upon the Non-Solicitation Start Date terminate any electronic “data room” or similar access previously granted to any Third Party (other than any Excluded Person and its Representatives) and request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party (other than any Excluded Person and its Representatives) be returned or destroyed in accordance with the applicable Acceptable Confidentiality Agreement.

(c) Notwithstanding anything to the contrary contained in Section 6.02(a), if, at any time on or after the Non-Solicitation Start Date, but prior to the receipt of Stockholder Approval, (i) the Company receives a bona fide unsolicited written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not, directly or indirectly, result from or arise out of a breach of Section 6.02(a) (other than immaterial breaches), (iii) the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with the Company’s outside financial advisor and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (iv) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Delaware law, then the Company and its Representatives may, without limiting its notice obligations set forth in Section 6.02(d), (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and its

Representatives and afford such Third Party and its Representatives access to the businesses, properties, assets and personnel of the Company and its Subsidiaries; provided, however, that that (x) any such nonpublic information has previously been made available to Parent or is made available to Parent prior to, or substantially concurrently with, the time such information is made available to such Person, and (y) any competitively sensitive information or data provided to any such Person who is, or whose Affiliates include, a direct competitor of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by the Company with advice from its outside legal counsel, and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party and its business); provided, however, that the Company will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may (x) following the receipt of an Acquisition Proposal from a Third Party, and provided that the Company shall have complied in all material respects with the requirements of Section 6.02 with respect to such Acquisition Proposal, contact such Third Party in order to clarify and understand the terms and conditions of an Acquisition Proposal made by such Third Party so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (y) direct any Persons to this Agreement, including the specific provisions and restrictions of Section 6.02. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, the foregoing provisions of this Section 6.02 will not prevent the Company Board from waiving any standstill agreements entered into by Third Parties in favor of the Company.

(d) Within twenty-four (24) hours following the expiration of the Go-Shop Period, the Company shall deliver to Parent a list identifying all Excluded Persons as of such date (excluding Affiliates of any other Excluded Persons) and the Acquisition Proposal with respect to which the Company Board made the determination that each Excluded Person is an Excluded Person and copies of the terms and conditions of any such Acquisition Proposal made by each such Excluded Person, or where no such copies are available, a reasonably detailed written description thereof. From the Non-Solicitation Start Date until the earlier to occur of the Effective Time or the valid termination of this Agreement pursuant to and in accordance with Section 8.01, the Company shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours) notify Parent if any Acquisition Proposal is received by it or any of its Representatives from a Third Party (other than any Excluded Person and its Representatives) after the Non-Solicitation Start Date, or any non-public information is requested from, or any inquiries are made or discussions or negotiations are sought to be initiated or continued with, the Company, any of the Company’s Subsidiaries or any of the Company’s Representatives, in each case by a Third Party (other than any Excluded Person and its Representatives) for the purpose of making an Acquisition Proposal or seeking to initiate discussions or negotiations concerning an Acquisition Proposal, which notification shall include (i) the identity of the Third Party making such Acquisition Proposal or information request (unless the Company is prohibited from disclosing the identity of such Third Party pursuant to a Contract with such Third Party existing as of the date of this Agreement), (ii) unredacted copies of the terms and conditions of any such Acquisition Proposal (unless the Company is prohibited from disclosing the identity of such Third Party pursuant to a Contract with such Third Party existing as of the date of this Agreement, in which case only the identity of such Third Party and any information that would reasonably permit the identification of such Third Party may be redacted), or where no such copies are available, a reasonably detailed written description thereof, and (iii) whether the Company has any intention to provide confidential information to such person. Thereafter, the Company shall keep Parent reasonably informed in all material respects, as promptly as practicable (and in any event within twenty-four (24) hours after any material amendment thereto), of the status and changes to any material terms of any such Acquisition Proposals (including by furnishing copies of any material amendments thereto).

Section 6.03 Board Recommendation.

(a) On the date of this Agreement, the Company Board will publicly make the Board Recommendation. Subject to this Section 6.03, the Company Board (including any committee thereof) shall not (i) withdraw, qualify, amend or modify, or publicly propose to withdraw, qualify, amend or modify, in each case in any manner adverse to Parent or Merger Sub, the Board Recommendation, (ii) adopt or recommend, or publicly propose to adopt or recommend, an Acquisition Proposal or Superior Proposal, (iii) if the Company has received an Acquisition Proposal that has become broadly publicly disseminated and remains outstanding (and is not a tender offer or exchange offer addressed in clause (iv) of this sentence) and such Acquisition Proposal has not been publicly rejected by the Company, fail to publicly confirm the continued existence of the Board Recommendation within five (5) Business Days after receipt of a written request from Parent to do so, (iv) fail to recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement of such offer, (v) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any Subsidiary of the Company to execute or enter into any definitive acquisition agreement with respect to any Acquisition Proposal from any Person other than Parent and its Affiliates (an “Alternative Acquisition Agreement”), (vi) fail to include the Board Recommendation in the Proxy Statement (each of the foregoing actions described in clauses (i) through (vi) being referred to as an “Adverse Recommendation Change”), or (vii) publicly propose to take any action described in the foregoing clauses (i) through (vi).

(b) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholder Approval, and subject to the Company’s or the Company Board’s, as applicable, compliance with this Section 6.03 and Section 6.02, if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Delaware law, (i) the Company Board may make an Adverse Recommendation Change in response to either (A) a Superior Proposal received after the date of this Agreement or (B) any material fact, event, change, development or circumstances that is positive with respect to the Company and its Subsidiaries taken as a whole (other than any such fact, event, change, development or circumstance primarily resulting from the breach of this Agreement by the Company or its Representatives) occurring after the date of this Agreement that was not known (or if known, the material consequences of which were unknown or reasonably unforeseeable) by the Company Board prior to or as of the date of this Agreement, which fact, event, change, development or circumstances (or consequences thereof) becomes known to the Company Board prior to the Stockholder Approval (such material fact, event, change, development or circumstance (or consequence thereof), an “Intervening Event”; provided, however, that in no event shall any of the following, alone or in combination, constitute an Intervening Event: (1) an Acquisition Proposal; (2) changes in the trading price or trading volume of the Company Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes may be taken into account to the extent otherwise permitted by the definition of “Intervening Event”); or (3) meeting or exceeding any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operation for any period, in and of itself, or exceeding the Company’s internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to the Company meeting or exceeding such estimates, expectations, budgets, plans or forecasts may be taken into account to the extent otherwise permitted by the definition of “Intervening Event”), and (ii) in the case of an Adverse Recommendation Change in response to a Superior Proposal, the Company Board may cause the Company to terminate this Agreement pursuant to Section 8.01(h) and authorize the Company to enter into a binding written Agreement with the Person that has made such Superior Proposal with respect to the transaction contemplated thereby; provided, however that the Company and the Company Board shall not make any Adverse Recommendation Change unless the Company has given Parent at least four (4) Business Days’ prior written notice (a “Company Notice”) of its intention to make such Adverse Recommendation Change, which notice (which notice itself shall not constitute an Adverse Recommendation Change) discloses (A) in the case of an Adverse Recommendation

Change in response to a Superior Proposal, the material terms and conditions of such Superior Proposal and the identity of the Third Party making such Superior Proposal, and is accompanied by an unredacted copy of the most current version of the Alternative Acquisition Agreement (if any) with respect to such Superior Proposal and an unredacted copy of any other agreement proposed by such Third Party to be entered between such Third Party and the Company or any of its Affiliates (including for this purposes any Supporting Stockholder) in connection with the Acquisition Proposal that the Company Board determined was material to its determination that the Acquisition Proposal constitutes a Superior Proposal (unless the Company is prohibited from disclosing the identity of such Third Party or any of the foregoing pursuant to a Contract with such Third Party existing as of the date of this Agreement, in which case only the identity of such Third Party and any information that would reasonably permit the identification of such Third Party may be redacted), and (B) in the case of an Adverse Recommendation Change in response to an Intervening Event, a reasonably detailed description of such Intervening Event; provided, further, that during such four (4) Business Day period, (1) the Company shall make the Company Board and its Representatives reasonably available to negotiate in good faith with Parent (to the extent Parent confirms it desires to negotiate) with respect to any amendment or modification to this Agreement or any other Transaction Document submitted in writing by Parent, and (2) the Company Board shall consider in good faith (after consultation with the Company’s outside financial advisor and outside legal counsel) whether such Superior Proposal remains a Superior Proposal or such Company Intervening Event is continuing, in each case in light of any alternative Acquisition Proposal submitted in writing by Parent that is accompanied by a binding written commitment by Parent and Merger Sub to amend this Agreement to reflect the terms of such alternative Acquisition Proposal. It is understood and agreed that (w) any material change during such four (4) Business Day period to an Acquisition Proposal that was previously the subject of a Company Notice, (x) any material change after such four (4) Business Day period to an Acquisition Proposal that is adverse from the standpoint of the Company that was previously the subject of a Company Notice, (y) any material development during such four (4) Business Day Period with respect to an Intervening Event that was previously the subject of a Company Notice, and (z) any material development after such four (4) Business Day period with respect to an Intervening Event that is adverse from the standpoint of the Company that was previously the subject of a Company Notice shall, in each case, require the Company to deliver to Parent a new Company Notice; provided that the four (4) Business Day period referenced in the above provisions of this Section 6.03(b) shall be reduced to two (2) Business Days in the case of the preceding clause (x) if such change primarily relates to the economic terms (and no other material terms) of such Acquisition Proposal.

(c) Nothing contained in Section 6.02 or Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with the Company’s outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Delaware law or any disclosure requirements under Applicable Law. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation or applicability of this Agreement with respect thereto, or any “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company, shall not constitute an Adverse Recommendation Change or a proposal by the Company Board to withhold, withdraw, qualify, amend or modify its recommendation of this Agreement, the Merger or the other Transactions, and shall not be a basis, in themselves, for Parent or Merger Sub to terminate this Agreement pursuant to Section 8.01. Notwithstanding anything in this Section 6.03, public disclosure of a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act shall be deemed to be an Adverse Recommendation Change if it otherwise meets the requirements set forth in clauses (i) through (v) of Section 6.03(a).

Section 6.04 Adoption of Agreement

(a) Preparation of Proxy Statement. As soon as practicable after the date of this Agreement (and in any event, but subject to Parent’s timely performance of its obligations under Section 6.04(b), within twenty (20) Business Days after the date of this Agreement), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Unless there is an Adverse Recommendation Change pursuant to Section 6.03, the Proxy Statement shall include the Board Recommendation. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or covenant is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub (or their Representatives) for inclusion or incorporation by reference in the Proxy Statement. The Company will cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of the NASDAQ. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating such documents to stockholders of the Company and reasonable opportunity to review and comment on all responses to requests from the SEC for additional information, in each case, to the extent reasonably practicable. The Company shall consider in good faith any comments made by Parent and its counsel with respect to the foregoing; provided, however, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent to effect an Adverse Recommendation Change pursuant to and in accordance with Section 6.03. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall promptly provide Parent with copies of all correspondence with respect to the Proxy Statement or the Transactions between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to, and Parent shall use reasonable best efforts to assist the Company in responding to, any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Parent and its counsel a reasonable opportunity to review and comment in accordance with this Section 6.04(a) on any proposed written response to any such written comments of the SEC or its staff. Prior to the filing of the Proxy Statement or the dissemination thereof to the Company’s stockholders, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response.

(b) Covenants of Parent with Respect to the Proxy Statement. Parent and Merger Sub shall provide to the Company all information concerning Parent and Merger Sub and their Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent and Merger Sub will cause the information relating to Parent or Merger Sub or their Affiliates supplied by them for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement promptly following request therefor from the Company.

(c) Mailing of Proxy Statement; Stockholders’ Meeting; Solicitation of Proxies. Unless there has been an Adverse Recommendation Change pursuant to Section 6.03 that does not arise due to an Intervening

Event, (i) the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement (which date will be deemed to occur if the SEC or its staff has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement, provided that the SEC does not notify the Company prior to such mailing that the SEC will be reviewing the Proxy Statement) (such date, the “Proxy Statement Clearance Date”), (ii) the Company will take, in accordance with Applicable Law and the Company Governing Documents, all reasonable action necessary to establish a record date for (after reasonable consultation with Parent and taking into consideration its views) and give notice of a meeting of its stockholders, solely for the purpose of voting upon the adoption of this Agreement (including any adjournment, recess or postponement thereof, the “Stockholders’ Meeting”), (iii) the Company shall, after reasonable consultation with Parent and taking into consideration its views, duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable, and in any event no later than fifty (50) days after the Proxy Statement Clearance Date (or such date as Parent and the Company may agree after consultation with the Company’s proxy advisory), and (iv) unless the Company Board shall have withdrawn, qualified, amended or modified its recommendation thereof or otherwise effected any Adverse Recommendation Change, the Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement in compliance in all material respects with all Applicable Laws and all rules of the NASDAQ. Once established, the Company shall not change the record date or the meeting date for the Stockholders’ Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or, after reasonable consultation with Parent and taking into consideration its views, as required by Applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Company may, after reasonable consultation with Parent and taking into consideration its views, adjourn, recess or postpone the Stockholders’ Meeting on one or more successive instances (A) if any information relating to the Company, Parent or any of their respective Affiliates, officers or directors has been discovered by the Company or Parent, and the Company Board has determined, after consultation with the Company’s outside legal counsel, that such information is required under Applicable Law to be set forth in an amendment or supplement to the Proxy Statement, such that the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not false or misleading, to allow reasonable additional time to correct such information and file an appropriate amendment or supplement describing such information with the SEC and for the filing or mailing of any supplement or amendment to the Proxy Statement and for such supplement or amendment to be disseminated to the stockholders of the Company in advance of the Stockholders’ Meeting, (B) to the extent the Company Board has determined, after consultation with the Company’s outside legal counsel, that it is required to adjourn, recess or postpone the Stockholders’ Meeting by Applicable Law, (C) if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting (D) to solicit additional proxies for the purpose of obtaining the Stockholder Approval, or (E) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined (after consultation with its outside legal counsel) is necessary under Applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Stockholder Meeting; provided, that, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Stockholders’ Meeting will not be postponed or adjourned by more than ten (10) days.

(d) Amendments to Proxy Statement. If at any time prior to the Stockholders’ Meeting any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, is required to be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent in writing. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which to the knowledge of such party shall have become false or misleading, and if at any time prior to the Stockholders’ Meeting any event or circumstance relating to Parent or Merger Sub or their respective officers or directors or Representatives should be discovered by Parent or Merger Sub which, pursuant to the Securities Act or Exchange Act, is required to be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company in writing. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Obligation to Hold Stockholders’ Meeting. Notwithstanding anything contained herein to the contrary, in the event that there has been an Adverse Recommendation Change pursuant to Section 6.03 (other than an Adverse Recommendation Change that arises due to an Intervening Event), the Company shall not be required to continue to comply with the provisions of this Section 6.04. Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with Section 8.01, the Company’s obligations to duly call, give notice of, convene and hold the Stockholders’ Meeting in accordance with this Section 6.04 shall not be affected or limited in any way by any Adverse Recommendation Change for an Intervening Event; provided, however, that the Company may amend or supplement the proxy statement without review or comments of Parent to effect such Adverse Recommendation Change. The Company shall not be required to hold the Stockholder Meeting if this Agreement is terminated in accordance with its terms.

Section 6.05 Access to Information. From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.01, the Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice, give Parent and Merger Sub, their officers and a reasonable number of their employees and its authorized Representatives, reasonable access during normal business hours to the contracts, books, records, analyses, projections, plans, systems, senior management, offices and other facilities and properties of the Company and its Subsidiaries and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish as promptly as reasonably practicable to Parent and Merger Sub information related thereto. The terms of the Confidentiality Agreement shall apply to any information provided or made available to Parent or its officers, employees or other Representatives pursuant to this Section 6.05. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would reasonably be expected to, based on the advice of outside legal counsel, (a) jeopardize the attorney-client privilege of the Company or any of its Subsidiaries, or (b) contravene any Applicable Law; provided, however, that in such case the Company shall use commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the restrictions of this clause would not apply. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 for any purpose unrelated to the evaluation or consummation of the Transactions or post-closing integration plans. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to the offices and other facilities and properties of the Company and its Subsidiaries for any “Phase II” environmental investigation work of any environmental media (such as surface or subsurface soil, soil vapor, groundwater, surface water, sediment, wastewater, drinking water or indoor air) or any building material testing or any other sampling or other invasive testing.

Section 6.06 Notice of Certain Events; Transaction Litigation. The Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate as if made as of any time prior to the Effective Time, such that the conditions set forth in Section 7.02(a) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties, or the conditions to the obligations of the parties hereto. Furthermore, the Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would be material to the Company, the Surviving Corporation or Parent and (b) any Proceedings (including any stockholder demands under Section 220 of the DGCL) commenced or, to the Knowledge of the Company or to the knowledge of Parent, threatened against, relating to or involving or otherwise affecting such party or its Affiliates and Subsidiaries and/or any of their respective directors or officers or other Representatives which relate to this Agreement, the other Transaction Documents, the Merger or the other Transactions and of any material developments with respect thereto. The Company and Parent shall keep each other informed on a reasonably current basis with respect to the status of any such Proceeding. Without limiting the preceding sentence, the Company and Parent shall give reasonable and good faith consideration to the other’s advice with respect to such Proceeding. Neither the Company nor Parent shall settle any such Proceeding without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

Section 6.07 Employee Benefit Plan Matters.

(a) Effective as of the Effective Time and for a period of one (1) year thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or any of its Subsidiaries who continues to be employed by the Surviving Corporation or any of its Subsidiaries (the “Affected Employees”), (i) a base salary or regular hourly wage, whichever is applicable, regular cash incentive compensation opportunities (including for sales representatives) but excluding all equity-based, retention, transaction and change in control compensation opportunities) that are substantially comparable in the aggregate to what was provided to such Affected Employee by the Company or any of its Subsidiaries immediately prior to the Effective Time and (ii) employee benefits (excluding severance, retention, change in control, defined benefit pension benefits and retiree health and welfare benefits) and perquisites that are, in the aggregate, substantially comparable to those provided to such Affected Employee (including all dependents) by the Company or any of its Subsidiaries immediately prior to the Effective Time (excluding severance, retention, change in control, defined benefit pension benefits and retiree health and welfare benefits).

(b) Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that periods of employment with the Company or any of its Subsidiaries (including any current or former Affiliate of the Company or any predecessor of the Company or any of its Subsidiaries) and any other periods of service recognized under any Company Benefit Plan shall be taken into account for purposes of determining, as applicable, the eligibility for participation of each Affected Employee in, the vesting of rights and benefits by each Affected Employee under, and the determination of level or amount of benefits payable to or accrued by each Affected Employee under all employee benefit plans maintained or contributed to by Parent or any Affiliate of Parent for the benefit of the Affected Employees (other than defined benefit pension plans, severance plans and retiree health and welfare plans), to the same extent recognized by the Company or any of its Subsidiaries under comparable Company Benefit Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit for the same period of service. Effective as of the Effective Time and thereafter, Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to (i) reduce any period of limitation on health benefits coverage of Affected Employees due to pre-existing conditions (or actively at work or similar requirements) under the applicable health benefits plan of Parent or any Affiliate of Parent (except to the extent such condition limitations or actively-at-work or similar requirements would not have been satisfied or waived under the comparable Company Benefit Plan prior to the Effective Time), (ii) waive any and all eligibility waiting periods and evidence of insurability requirements with respect to such Affected Employees to the extent that any applicable eligibility waiting periods or evidence of insurability requirements under similar health benefit plans were waived or satisfied (or deemed to be satisfied) with respect to the Affected Employees under such health benefit plans (except to the extent such eligibility waiting periods and evidence of insurability requirements would not have been satisfied or waived under the comparable Company Benefit Plan prior to the Effective Time) and (iii) credit each Affected Employee with all deductible payments, co-payments, and other out-of-pocket payments paid by such employee under the health benefit plans of the Company or its Affiliates prior to the Effective Time during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an Affiliate of Parent for such year. Neither the Merger nor any of the other Transactions shall affect any Affected Employee’s accrual of, or right to take, any accrued but unused personal, sick or vacation policies applicable to such Affected Employee immediately prior to the Effective Time.

(c) Prior to the Effective Time, the Company shall (i) take all such necessary actions to terminate the Company NQDC Plan effective no later than the day immediately preceding the Effective Time and (ii) provide Parent with evidence that the Company NQDC Plan has been terminated, with the termination of the Company NQDC Plan effective no later than the day immediately preceding the Effective Time, pursuant to a duly adopted resolution of the Company, in form and substance reasonably acceptable to Parent.

(d) Nothing in this Agreement shall confer upon any Affected Employee or any other Person any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Affected Employee or any other Person at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement, whether express or implied, shall (i) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or Parent employee benefit plan, (ii) create any third party beneficiary rights or other rights in any current or former employee or service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof) or (iii) alter or limit the ability of Parent or the Surviving Corporation or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.

Section 6.08 State Takeover Laws. After the date of this Agreement, Parent and Merger Sub shall take no action that would cause any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law to be applicable to the Company, the Merger or any of the other Transactions. If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law becomes or is deemed to become applicable to the Company, the Merger or any of the other Transactions, then the Company Board shall use its reasonable best efforts to render the restrictions imposed by such statute (or the relevant provisions thereof) inapplicable to the foregoing.

Section 6.09 Obligations of Merger Sub. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations, agreements and undertakings required to be performed by Merger Sub under this Agreement or otherwise with respect to the Merger and the other Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or default in performance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 6.09 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.

Section 6.10 Director and Officer Liability.

(a) Parent shall, or shall cause the Surviving Corporation to, honor and fulfill in all respects the obligations of the Company and its Subsidiaries to the fullest extent permissible under Applicable Law, under the Company Governing Documents and the organizational documents of the Company’s Subsidiaries, in effect as of, and made available to Parent prior to, the date of this Agreement and under any indemnification or other similar agreements in effect on the date of this Agreement (the “Indemnification Agreements”) to the past or present officers and directors of the Company and its Subsidiaries and other individuals covered by such Company Governing Documents, the organizational documents of the Company Subsidiaries or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Effective Time, including in connection with the approval and adoption of this Agreement and the approval of the Merger and the other Transactions.

(b) Without limiting the provisions of Section 6.10(a), for a period of six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Covered Person against and from any costs, fees or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding, whether civil, criminal, administrative or investigative, to the extent such Proceeding arises out of or pertains to (A) any action or omission or alleged action or omission in such Covered Person’s capacity as such, or (B) this Agreement and any of the Transactions; and (ii) pay in advance of the final disposition of any such Proceeding the expenses (including attorneys’ fees) of any Covered Person upon receipt, to the extent required by the DGCL, subject to an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Covered Person is not entitled to be so indemnified. Notwithstanding anything to the contrary contained in this Section 6.10 or elsewhere in this Agreement, neither Parent nor the Surviving Corporation shall (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Proceeding of a Covered Person for which indemnification may be sought under this Section 6.10(b) unless such settlement, compromise, consent or termination includes an unconditional release of such Covered Person from all liability arising out of such Proceeding.

(c) For a period of six (6) years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to and including the Effective Time than are expressly set forth in the Company Governing Documents and the organizational documents of the Company’s Subsidiaries. The Indemnification Agreements with Covered Persons shall survive the Merger shall continue in full force and effect in accordance with their terms.

(d) Effective as of the Effective Time, notwithstanding anything contained in Section 6.01, the Company shall purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance program (“D&O Insurance”) for a period of six (6) years after the Effective Time with respect to wrongful acts or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not less than the annual aggregate coverage limit under the Company’s and its Subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage); provided that in no event shall the annual premium for such D&O Insurance exceed 300% of the current annual premium paid by the Company for such insurance in the last full fiscal year prior to the date of this Agreement (the “Maximum Amount”). If the Company fails to timely purchase such prepaid D&O Insurance, then either (i) Parent shall purchase such D&O Insurance on behalf of the Company or the Surviving Corporation or (ii) the Surviving Corporation shall substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.10(d) more than the Maximum Amount and if such premiums for such insurance would at any time exceed the Maximum Amount, then Parent and the Surviving Corporation shall only be required to obtain and cause to be maintained policies of insurance that, in their good faith judgment, provide the maximum coverage available at an annual premium equal to the Maximum Amount. If any Proceeding is asserted or made against those Persons who are currently covered by the directors and officers liability insurance policies of the Company and its Subsidiaries on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained under this Section 6.10 shall be continued in respect of such claim until the final disposition thereof.

(e) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.10 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on the successors and assigns of Parent and the Surviving Corporation. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 6.10.

(f) The provisions of this Section 6.10 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any Covered Person may have by contract or otherwise. Nothing in this Agreement, including this Section 6.10, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any of its Subsidiaries or the Covered Persons, it being understood and agreed that the indemnification provided for in this Section 6.10 is in addition to, and not in substitution for, any such claims under any such policies.

(g) The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.10, and this Section 6.10 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.

Section 6.11 Consents and Approvals.

(a) Subject to the provisions of this Agreement, each of the Company, Parent and Merger Sub shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Applicable Law or otherwise to consummate and make effective the Transactions as promptly as practicable, but in no event later than the End Date, (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, clearances, approvals, waiting period terminations or expirations, authorizations or Orders required to be obtained by Parent, Merger Sub or the Company or any of their respective Subsidiaries, or avoid any Proceeding by any Governmental Authority (including those in connection with the HSR Act and any other Antitrust Laws, Applicable Law, or regulation) (the “Required Governmental Approvals”), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) make or cause to be made within ten (10) Business Days of the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act, and as promptly as practicable make the appropriate applications or filings required to be made by each party with any other Governmental Authority to obtain any other applicable Required Governmental Approvals (which filings and submissions shall seek early termination if made pursuant to the HSR Act and the equivalent, if available, with respect to any such other Antitrust Laws or Applicable Laws) in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iv) comply at the earliest reasonably practicable date with any reasonable requests for information or documents by any Governmental Authority in connection with such applications or filings or the Transactions, and (v) cooperate fully with each other in connection with the making of all such filing, responses or submissions, including consulting with the other parties to this

Agreement with respect to and providing any necessary information and assistance as the other parties may reasonably request with respect to any filings, responses, or submissions. Neither Parent nor Merger Sub shall (A) elect or agree to extend any waiting period (e.g., pull and refile) under the HSR Act or any other Antitrust Law or (B) enter into any timing agreement with any Governmental Authority with respect to the Transactions, in each case without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(b) To the extent permitted by Applicable Law, each of the parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connections with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, proposals, or agreements made or submitted by or on behalf of any party hereto in connection with any investigations, proceedings or other inquiries under or relating to the HSR Act or any other Antitrust Laws. Each of the parties shall, in connection with the Transactions, with respect to actions taken on or after the date of this Agreement, without limitation: (i) promptly notify the other of, and if in writing, promptly furnish the other with copies of any communications from or with any Governmental Authority with respect to the Transactions; (ii) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed non-ministerial written or oral communication with any Governmental Authority; (iii) not participate in any non-ministerial meeting or have any non-ministerial communication with any Governmental Authority unless it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein; and (iv) promptly furnish the other party (or its outside legal counsel) with copies of all filings and communications between it and any such Governmental Authority with respect to the Transactions (other than any Notification and Report Form under the HSR Act); provided however, that such material may be redacted as necessary to (A) comply with contractual arrangements; (B) address legal privilege or confidentiality concerns; and (C) remove references concerning the valuation the parties or the Transactions. Without limiting the foregoing, neither the Company nor any of its Subsidiaries nor any of its or their respective Representatives, without Parent’s prior written consent, shall propose to any Governmental Authority or third party or negotiate, commit to or effect, by consent decree, hold separate order or otherwise, any transaction, remedy or action in connection with seeking or obtaining any required approval under any Antitrust Law.

(c) In furtherance of Section 6.11(a), Parent and its Subsidiaries shall, and shall cause their Affiliates (subject to such Affiliates’ exercise of any fiduciary duties owed to their respective equity holders) to, use reasonable best efforts to avoid or eliminate each and every impediment and any proceeding instituted or threatened by a Governmental Authority or private party under the HSR Act or any other Antitrust Laws that is asserted with respect to this Agreement so as to enable the consummation of such Transactions to occur as expeditiously as possible and, in any event, before the End Date. If any Proceeding, including any Proceeding by a private party, is instituted (or threatened to be instituted) challenging any of the Transactions as violative of any Antitrust Laws (including the HSR Act), Parent shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

(d) Except as specifically required by this Agreement and subject to the terms herein, Parent, Merger Sub, and the Company shall not, and Parent shall cause its Affiliates not to, knowingly take any action, knowingly refrain from taking any action, the effect of which would be to delay or impede the ability of the parties to consummate the Transactions. Without limiting the generality of the forgoing, Parent shall not, and shall not permit any of its Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period (ii) materially increase the risk of any Governmental Authority entering an order prohibiting or delaying the consummation of the Transactions or (iii) materially delay the consummation of the Transactions.

(e) The Company shall, in consultation with Parent, give (and the Company shall cause its Subsidiaries to give) any notices to third parties, and use (and the Company shall cause its Subsidiaries to use) reasonable best efforts to obtain any third-party consents (other than from Governmental Authorities) necessary to consummate the Transactions or required to be obtained as set forth in the Company Disclosure Schedule.

(f) Parent shall vote (or act by written consent with respect to) all of the shares of capital stock of Merger Sub beneficially owned by it or any of its Subsidiaries or Affiliates in favor of the adoption of this Agreement in accordance with Applicable Law.

Section 6.12 Public Announcements. The initial press release regarding the execution of this Agreement shall be a joint press release agreed to by the Company and Parent, which each of the Company and Parent shall be permitted to file with any Governmental Authority as may be required by Applicable Law. Thereafter, neither the Company nor Parent, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Merger or the other Transactions without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such party determines, after consultation with such party’s outside legal counsel, that it is required by Applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to this Agreement, the Merger or the other Transactions, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide an opportunity to the other party to review and comment upon such press release or other announcement; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent before issuing any press release or making any other public statement with respect to an Adverse Recommendation Change effected pursuant to Section 6.03 or with respect to its receipt and consideration of any Acquisition Proposal; provided, further, each party hereto and their respective controlled Affiliates may make statements that are substantially the same as previous press releases, public disclosures or public statements made by Parent or the Company, respectively, in compliance with this Section 6.12. Prior to making any written communications to Employees pertaining to compensation or benefit matters that are affected by the Transactions, the Company shall provide Parent with a copy of the intended communication, and the Company shall consider in good faith any comments made by Parent to such communication (it being understood that any subsequent communication that sets forth substantially the same information shall not require compliance with this sentence), provided that the Company may, without Parent’s or Merger Sub’s consent, communicate to its employees, creditors, customers, suppliers and consultants in a manner consistent in all material respects with prior communications of the Company that were previously approved by Parent or consistent with a communications plan previously agreed to by Parent and the Company.

Section 6.13 Section 16 Matters. Promptly after the date of this Agreement, the Company shall take all such steps as may be required to cause any dispositions of any equity securities of the Company (including derivative securities) resulting from the Transactions by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.

Section 6.14 Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the letter agreement dated as of February 27, 2023 between an affiliate of Parent and the Company (the “Confidentiality Agreement”); provided, that (a) the actions taken by Parent, Merger Sub or their Affiliates or their respective Representatives to the extent necessary to comply with Parent’s or Merger Sub’s express obligations under this Agreement shall not be deemed a violation of the Confidentiality Agreement and (b) the confidentiality, non-disclosure and use restrictions on Parent and its Affiliates and Representatives under the Confidentiality Agreement shall terminate upon the Effective Time.

Section 6.15 Financing.

(a) Parent and Merger Sub shall (i) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange and obtain the Financing as promptly as practicable, including using reasonable best efforts to (A) satisfy on a timely basis (or obtain the waiver of) all conditions precedent applicable to Parent and Merger Sub in the Commitment Letters and such definitive agreements to be entered into pursuant to the Commitment Letters that are within the control of Parent and Merger Sub, (B) negotiate and enter into definitive agreements with respect thereto consistent with the terms and conditions contained in the Commitment Letters or on other terms not materially less favorable, in the aggregate (or with respect to conditionality of funding on the Closing Date, at all), to Parent and Merger Sub than the terms and conditions (including the “market flex” provisions, if any) contemplated by the Commitment Letters, and (C) if all of the conditions set forth in Article 7 have been satisfied or, to the extent permitted hereunder, waived (other than those that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the party entitled to waive such conditions), (1) cause the funding of the Financing at or prior to the Closing in an amount sufficient to pay the Aggregate Consideration and to consummate the Transactions, and (2) otherwise diligently and in good faith fully enforce its rights and the obligations of such party or parties under the Commitment Letters, (ii) maintain in effect the Commitment Letters until the consummation of the Transactions, and (iii) comply with their obligations under the Commitment Letters. At the request of the Company, each of Parent and Merger Sub shall provide the Company with such information and documentation as shall be reasonably requested by the Company to allow the Company to monitor the progress of the Financing and Parent’s efforts to arrange the Financing.

(b) Subject to the terms and conditions of the Debt Commitment Letter, Parent and Merger Sub shall use their reasonable best efforts to cause the Debt Financing Sources to provide the Debt Financing on the Closing Date (which shall include, for the avoidance of doubt and without limiting the generality of the foregoing, by enforcing its rights under the Debt Commitment Letter). If any portion of the debt financing contemplated in the Debt Commitment Letter necessary, together with the Equity Financing, to consummate the Transactions in accordance with the terms hereof becomes unavailable on the terms and conditions (including any “market flex” provisions, if any) contemplated in the Debt Commitment Letter, Parent and Merger Sub shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange to obtain alternative debt financing (each, an “Alternate Debt Financing”) from alternative sources in an amount sufficient to consummate the Transactions and on terms not materially less favorable, taken as a whole (taking into account and assuming all “market flex” provisions therein, if any, are exercised) and with respect to conditionality of funding on the Closing Date, not less favorable in any respect, to Parent and Merger Sub than those in the Debt Commitment Letter as in effect on the date of this Agreement as promptly as practicable following the occurrence of such event; provided, that nothing herein or in any other provision of this Agreement shall require, and in no event shall the reasonable best efforts of Parent and Merger Sub be deemed or construed to require Parent or Merger Sub, or any of their respective Affiliates to (i) waive any term or condition of this Agreement, (ii) pay any additional fees or other amounts in excess of the terms contemplated by the Debt Commitment Letter as of the date of this Agreement or any fee letter referenced therein (and assuming for purposes hereof that all “market flex” provisions contained therein, if any, are exercised) or (iii) seek any additional equity financing or commitments beyond those set forth in the Equity Commitment Letters.

(c) Parent shall promptly (and in any event, within two (2) Business Days) notify the Company in writing (i) of any side letters or other contracts or arrangements entered into by Parent or Merger Sub after the date hereof relating to the Financing (other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date of this Agreement and as in effect as of the date of this Agreement), (ii) of any material breach or default by Parent or Merger Sub under the Commitment Letters or, solely if prior to the Closing, any definitive agreements related thereto or, to the knowledge of Parent, any other party to any Commitment Letter or, solely if prior to the Closing, any definitive agreement related thereto, and (ii) of the receipt by Parent or Merger Sub or any of their respective Affiliates or

Representatives of any written notice or communication, or to the knowledge of Parent other communication, from any Person with respect to any (A) actual or potential material breach, default, termination or repudiation by any party to any Commitment Letter, or, solely if prior to the Closing, any definitive agreement related thereto or any provision of the financing contemplated pursuant to the Commitment Letters or, solely if prior to the Closing, any definitive agreement related thereto (including any proposal by any Debt Financing Source named in the Debt Commitment Letter to withdraw, terminate, reduce the amount of financing below that necessary, together with the Equity Financing, to consummate the Transactions in accordance with the terms hereof or delay the timing of financing contemplated by the Debt Commitment Letter) beyond the date set pursuant to Section 2.01 or (B) dispute or disagreement between or among any parties to any Commitment Letter or, solely if prior to the Closing, any definitive agreement related thereto, in the case of clauses (A) and (B) above, that could reasonably be expected to result in Parent and Merger Sub not receiving or delaying the receipt of the proceeds of the Financing.

(d) Without the prior written consent of the Company (which may be granted or withheld in the Company’s sole discretion), Parent and Merger Sub shall not consent to or enter into, as applicable, (i) any amendment or modification to, or any waiver of any provision or remedy under, any Commitment Letter or enter into any side letter or other contract or arrangement, in each case, if such amendment, modification or waiver or side letter or other contract or arrangement, in each case, would (A) impose new or additional conditions precedent to funding at Closing of the Financing or adversely expand, amend or modify the conditions precedent to funding in any Commitment Letter, (B) delay the timing of the funding of the commitments thereunder beyond the date set pursuant to Section 2.01 or reduce the aggregate cash amount of the funding commitments under any Commitment Letter (including by increasing the amount of fees to be paid or original issue discount as compared to such fees and original issue discount contemplated by the Debt Commitment Letter and related fee letters (including pursuant to any “market flex” provisions thereof, if any) in effect as of the date of this Agreement necessary, together with the Equity Financing, to consummate the Transactions in accordance with the terms hereof, unless (1) the Debt Financing is increased by such amount, (2) such amount is available to be borrowed under an Alternate Debt Financing secured by Parent, (3) the financing commitment under the Equity Commitment Letters is increased by such amount, or (4) the remaining commitments under the Commitment Letters are not below that necessary to consummate the Transactions in accordance with the terms hereof, or (C) adversely impact the ability of Parent or Merger Sub to enforce their rights under the Commitment Letters or to consummate the Transactions, or (ii) early termination of the Commitment Letters. Each of Parent and Merger Sub shall, and shall cause their respective Affiliates to, use reasonable best efforts to maintain the effectiveness of the Commitment Letters until the Transactions are consummated. For purposes of this Agreement, references to either “Commitment Letter” and to the “Financing” or “Debt Financing” (in each case, other than references to such terms for purposes of representations made at the date of this Agreement) shall include such document and such financing contemplated thereby as permitted or required by this Section 6.15(d) to be amended, modified, replaced or waived, in each case from and after such amendment, modification, replacement or waiver.

(e) Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing (including any Alternate Debt Financing), is not a condition to the Closing and reaffirm their obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any alternative financing (including any Alternate Debt Financing), subject to fulfillment or waiver of the conditions set forth in Article 6.

(f) Concurrently with the Closing, Parent shall pay or cause to be paid, in full and in immediately available funds, any and all amounts outstanding and then necessary to effect the Debt Payoff in accordance with the payoff letters delivered by the Company pursuant to Section 6.16(a)(v).

Section 6.16 Cooperation with Financing.

(a) Prior to the earlier of Closing and the valid termination of this Agreement in accordance with its terms, the Company shall use reasonable best efforts to provide to Parent, and the Company shall cause each of its Subsidiaries to use its reasonable best efforts to provide and shall use its reasonable best efforts to cause appropriate personnel and Representatives of the Company and each of its Subsidiaries, at Parent’s sole expense, to provide to Parent, all cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the Debt Financing, including using reasonable best efforts with respect to:

(i) participation by the principal financial officer of the Company or his designee(s) at reasonable times and locations, as jointly determined by Parent and the Company, in a reasonable number of requested and customary meetings with, lead arrangers, agents, prospective lenders, investors, purchasers and advisors with respect to the Debt Financing (including customary one-on-one meetings that are requested in advance with the lead arrangers or agents for, and prospective lenders, investors and purchasers of, the Debt Financing); provided that not more than one general “bank meeting” shall be required to be in-person and any other meetings may be conducted by telephone conference;

(ii) assisting with the preparation of materials for, but shall have no obligation to prepare, rating agency presentations, private placement memoranda, bank information memoranda (including “public” and “private” versions), offering documents, lender presentations and similar customary documents required in connection with the Debt Financing (the “Offering Documents”), and delivering upon request of Parent or Merger Sub prior to the commencement of the marketing of the Debt Financing a customary executed authorization letter to accompany the Offering Documents regarding the material accuracy of information contained in such Offering Documents with respect to the Company and its Subsidiaries and, with respect to any “public version” of such Offering Documents, the lack of material non-public information with respect to the Company and its Subsidiaries therein;

(iii) facilitating communications between the Debt Financing Sources and the Company’s existing lending relationships in connection with the marketing and syndication of the Debt Financing;

(iv) causing officers of the Company and its Subsidiaries who will be officers of the Company and its Subsidiaries after the Closing (the “Continuing Officers”) to execute and deliver, solely effective as of the Closing Date and subject to the Closing (and provided that no agreement, document, or instrument related to the granting of a security interest, lien, or guarantee will be filed prior to the Closing), customary definitive financing documentation, including customary pledge and security documents and certificates, officer’s certificates, and documents and instruments relating to guarantees, collateral and other matters ancillary to the Debt Financing, and otherwise facilitating the pledging of collateral and the providing of guarantees; provided, with respect to this clause (a), that (A) none of the Company or its Subsidiaries shall be required to incur any liability in connection with the Debt Financing prior to the Closing, (B) the pre-Closing directors, managers and general partners of the Company and its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, (C) none of the Company or its Subsidiaries shall be required to take any corporate actions prior to the Closing to permit the consummation of the Debt Financing, (D) any solvency certificate that is requested to be executed or delivered pursuant to this Section 6.16(a) shall be in the form of Annex I to Exhibit C of the Debt Commitment Letter as in effect on the date of this Agreement, and (E) neither the Company nor any of its Subsidiaries shall be required to commit to take any action that is not contingent upon the Closing (including the entry into any agreement or execution or delivery of any document, instrument or certificate) or that would be effective prior to the Effective Time;

(v) one (1) Business Day prior to the Closing Date (or such later date as Parent may agree to), delivering or causing to be delivered to Parent payoff letters duly executed by each holder or counterparty of any third party Indebtedness set forth on Section 6.16(a)(v) of the Company Disclosure Schedule together with related lien or guarantee release instruments and agreements, each in form and substance reasonably acceptable to Parent (and at least three (3) Business Days prior to the Closing Date (or such later date as Parent may agree to), drafts of each such payoff letters and related lien or guarantee release instruments and agreements), in which the payee thereunder shall agree that upon payment of the amount specified in such payoff letter: (A) all outstanding obligations of the Company arising under or related to such third party Indebtedness shall be repaid, discharged and extinguished in full (the “Debt Payoff”); and (B) all Liens or guarantees by the Company or a Subsidiary in connection therewith or otherwise securing the obligations thereunder shall be released; and

(vi) at least four (4) Business Days prior to the Closing Date, provide Parent, or Merger Sub, as applicable, with all documentation and other information about the Company and its Subsidiaries that is required in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act and a beneficial ownership certificate for any entity that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230), in each case to the extent reasonably requested in writing by Parent or Merger Sub at least nine (9) Business Days prior to the Closing Date; and

(vii) solely with respect to data derived from the Company’s books and records, assist Parent with the preparation of (for the avoidance of doubt, the Company shall not be responsible or obligated to prepare) pro forma financial information and pro forma financial statements to the extent customary or reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or offering documents or of the type required by the Debt Commitment Letter; provided, however, that the Company and its Subsidiaries will not be required to (i) prepare any such pro forma financial statements, (ii) prepare projections or other forward-looking information covering any period after the Closing or (iii) provide any information relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and/or any fees and expenses relating to the incurrence of such debt or equity financing, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent.

(b) Notwithstanding the foregoing, (i) any assistance required pursuant to this Section 6.16 shall not unreasonably interfere with the Company’s or its Subsidiaries’ business or normal operations or employee relations, (ii) the effectiveness of any documentation executed by the Company or its Subsidiaries with respect to any assistance required pursuant to this Section 6.16 or the Debt Financing shall be subject in all events to the consummation of the Closing, failing which such documentation shall be void and of no force or effect; (iii) none of the Company or any of its Subsidiaries shall be required to take any action pursuant to this Section 6.16 that would reasonably be expected to result in a breach of any Contract or subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment (other than reasonable out-of-pocket costs which are promptly reimbursed pursuant to this Section 6.16) or incur any other liability of any kind or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing, in each case that does not occur substantially concurrently with or is not subject to the occurrence of the Closing; and (iv) neither the Company nor any of its Subsidiaries shall be required to take any action pursuant to this Section 6.16 that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Company’s or its Subsidiaries’ organizational and governing documents or any Applicable Law; provided, that, the foregoing clause (ii) shall not prohibit Continuing Officers from executing such documents, agreements, certificates and instruments prior to the Effective Time, so long as such documents, agreements, certificates or instruments are not effective prior to the Effective Time.

(c) The Company hereby authorizes the use of the financial information and other information provided to Parent in the Offering Documents for purposes of the Debt Financing. Parent and its Affiliates may share non-public or confidential information regarding the Company and its Subsidiaries with the Debt Financing Sources, and Parent, its Affiliates and the Debt Financing Sources may share such information with potential Debt Financing Sources in connection with any marketing efforts (including any syndication) of debt financing (including the Debt Financing) undertaken to finance the Transactions, in each case, provided that the recipients of such information agree to customary “click-through” or similar confidentiality arrangements used in financings similar to the Debt Financing. In connection with the Offering Documents and rating agency presentations related to any syndication of the Debt Financing, the Company consents to the use of the Company’s Trademarks in a manner customary for such financing transactions, provided that such Trademarks are used solely in a manner that is not intended to nor reasonably likely to harm, disparage or otherwise adversely affect the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or its or their Trademarks.

(d) Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective directors, officers, employees, advisors and other Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred in connection with the arrangement of the Debt Financing (including any action taken in accordance with this Section 6.16) and any information utilized in connection therewith, in each case, to the extent in respect of or related to actions taken prior to the Closing, except to the extent resulting from the gross negligence, fraud or willful misconduct of the Company or any of its Subsidiaries or Representatives. Parent shall, promptly upon request by the Company, reimburse the Company for any documented expenses and costs incurred by the Company, its Subsidiaries and its and their respective Representatives in connection with their respective obligations under this Section 6.16.

(e) Each party hereto acknowledges and agrees that the Company shall be deemed to have complied with its obligations under this Section 6.16 for the purpose of any condition set forth in Section 7.02(b), unless (i) the Company has willfully breached its obligations under this Section 6.16 in any material respect (excluding, for this purpose, breaches with respect to Section 6.16(a)(v) or Section 6.16(a)(vi), which for the avoidance of doubt shall not form the basis for a claim against the Company pursuant to this Section 6.16(e)), (ii) Parent has promptly notified the Company of such breach in writing in good faith, detailing in good faith reasonable steps that comply with this Section 6.16 in order to cure such breach, (iii) the Company has not taken such steps or otherwise cured such breach in reasonably sufficient time such that it prevents the Debt Financing from being timely funded, and (iv) the Debt Financing has not been funded and the material breach by the Company is a primary cause of such failure. Parent and Merger Sub each acknowledge and agree that obtaining Debt Financing is not a condition to any of their obligations under this Agreement.

Section 6.17 FIRPTA Certificate. At the Closing, the Company shall deliver to Parent, in a form reasonably acceptable to Parent, a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Section 1.897-2(g), (h) and 1.1445-2(c), and a form notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

Section 6.18 Stock Exchange Delisting and Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under Applicable Law and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Company Common Stock from the NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as soon as practicable after the Effective Time.

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger and the other Transactions are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, at or prior to the Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto shall have entered or issued any Order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger, and no Applicable Law shall have been enacted or adopted that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any extension thereof, subject to Section 6.11) applicable to the Merger under the HSR Act shall have expired or been terminated.

Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the other Transactions are subject to the satisfaction, or, to the extent permitted by Applicable Law, waiver, at or prior to the Closing, of the following conditions:

(a) (i) the representations and warranties of the Company in Section 4.04(a), Section 4.04(b)(i), and Section 4.04(c)(i)-(iv) (Capitalization) shall be true and correct in all respects on the date of this Agreement and as of the Closing Date with the same effect as if made as of the Closing Date, in each case other than de minimis inaccuracies (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date other than de minimis inaccuracies); (ii) the representations and warranties of the Company in Section 4.01(a) (Organization), Section 4.02 (Corporate Authorization), Section 4.04(b) and Section 4.04(c) (in each case, other than the representations and warranties set forth in clause (i) of this Section 7.02(a)) (Capitalization) and Section 4.25 (Brokers’ Fees) shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same effect as if made as of the Closing Date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date); and (iii) all other representations and warranties of the Company set forth in Article 4, disregarding all materiality, Material Adverse Effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on the date of this Agreement and as of the Closing Date with the same effect as if made as of the Closing Date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for those instances in which the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing; and

(d) Parent shall have received a certificate validly signed on behalf of the Company by a duly authorized executive officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger and the other Transactions is subject to the satisfaction, or, to the extent permitted by Applicable Law, waiver, at or prior to the Closing, of the following conditions:

(a) (i) the representations and warranties of Parent and Merger Sub in Section 5.01 (Corporate Existence and Power), Section 5.02 (Corporate Authorization) and Section 5.12 (Brokers’ Fees), shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same effect as if made as of the Closing Date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date), and (ii) all other representations and warranties of Parent and Merger Sub set forth in Article 5, disregarding all materiality, Material Adverse Effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on the date of this Agreement and as of the Closing Date with the same effect as if made as of the Closing Date (provided that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except for those instances in which the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect;

(b) Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

(c) the Company shall have received a certificate validly signed on behalf of Parent by a duly authorized officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

Section 7.04 Frustration of Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was principally caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was principally caused by the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and Parent (whether or not the Stockholder Approval shall have been obtained);

(b) by either Parent or the Company, upon prior written notice to the other party, if the Merger has not been consummated on or before 11:59 p.m., New York City time, on February 29, 2024 (the “End Date”) (whether or not the Stockholder Approval shall have been obtained); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to perform (or whose Affiliate’s failure to perform) any covenant or obligation under this Agreement or whose breach (or whose Affiliate’s breach) of any provision of this Agreement has been the principal cause of, or resulted in, the failure of the conditions to Closing to have occurred prior to such termination;

(c) by either Parent or the Company, upon prior written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order enjoining, restraining or otherwise prohibiting the consummation of the Transactions (whether or not the Stockholder Approval shall have been obtained); provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have (i) breached in any material respects its obligations under Section 6.11 (and in the case of Parent, Merger Sub shall not have breached in any material respects its obligations under Section 6.11) and (ii) been the principal cause of such Order due to failure to perform any such obligations;

(d) by either Parent or the Company, upon prior written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholders’ Meeting (or any adjournment or postponement thereof);

(e) by Parent, upon prior written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) cannot be cured or has not been cured in all materials respects prior to the earlier of the End Date or the thirtieth (30th) calendar day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if, at the time of such termination, either Parent of Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(f) by the Company, upon prior written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) cannot be cured or has not been cured in all material respects prior to the earlier of the End Date or the thirtieth (30th) calendar day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(g) by Parent, upon prior written notice to the Company, if, prior to the Stockholder Approval, the Company Board or any duly authorized committee thereof shall have effected an Adverse Recommendation Change;

(h) by the Company, prior to the Stockholder Approval and upon prior written notice to Parent and the concurrent payment of the Company Termination Fee in accordance with Section 8.02(b), if the Company Board shall have effected an Adverse Recommendation Change in order to enter into an Alternative Acquisition Agreement in connection with a Superior Proposal in accordance with Section 6.03; or

(i) by the Company, upon prior written notice to Parent, if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) the Company has notified Parent in writing that (A) the Company is ready, willing and able to consummate the Merger and (B) all conditions set forth in Section 7.03 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 7.03 and (iii) Parent and Merger Sub have failed to consummate the Merger at the Closing pursuant to Section 2.01.

Section 8.02 Effect of Termination; Payment of Termination Fee.

(a) If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Related Party of such party) to each other party hereto, except as otherwise provided in this Section 8.02; provided, however, that the Confidentiality Agreement and the provisions of Section 6.11(c), Section 6.12, Section 6.16(d), this Section 8.02 and Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding anything to the contrary provided in this Agreement, subject to the limitations set forth in the last three (3) sentences of Section 8.02(b) and the last three (3) sentences of Section 8.02(d), nothing shall relieve any party hereto from liability for fraud or an intentional or willful breach of its covenants or agreements set forth in this Agreement prior to such termination.

(b) In the event that:

(i) this Agreement is terminated by Parent pursuant to Section 8.01(g) (Adverse Recommendation Change);

(ii) this Agreement is terminated by the Company pursuant to Section 8.01(b) (End Date) or Section 8.01(d) (No Stockholder Approval), and in either such case Parent would have been entitled to terminate this Agreement pursuant to Section 8.01(g) (Adverse Recommendation Change) at the time of such termination, and such Parent termination right first arose no more than ten (10) days prior to such termination by the Company;

(iii) this Agreement is terminated by the Company pursuant to Section 8.01(h) (Company Superior Proposal); or

(iv) (A) this Agreement is terminated (1) by the Company pursuant to Section 8.01(b) (End Date) where prior to the End Date an Acquisition Proposal was made publicly and was not withdrawn (with such withdrawal having been publicly disclosed) on or prior to the End Date (as it may have been extended by the parties), (2) by Parent or the Company pursuant to Section 8.01(d) (No Stockholder Approval) where prior to the Stockholders’ Meeting an Acquisition Proposal was made publicly and was not withdrawn (with such withdrawal having been publicly disclosed) at the time of the Stockholders’ Meeting (as it may have been postponed or adjourned), or (3) by Parent pursuant to

Section 8.01(e) (Company Breach), and (B) within twelve (12) months of the date this Agreement is so terminated, the Company consummates or enters into a definitive agreement with respect to an Acquisition Proposal (for purposes of this clause (B), replacing all references in the definition of “Acquisition Proposal” to “25% or more” with “more than 50%”) that is subsequently consummated (whether during such twelve (12) month period or thereafter);

then the Company shall pay Parent the Company Termination Fee by wire transfer of same-day funds to an account designated by Parent (A) in the case of Section 8.02(b)(i), within two (2) Business Days after such termination, (B) in the case of Section 8.02(b)(ii) or Section 8.02(b)(iii), prior to or contemporaneously with such termination, and (C) in the case of Section 8.02(b)(iv), on the date that the Company consummates the transaction contemplated by the applicable Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 8.02(g) and Section 9.09(d), in the event that Parent shall become entitled to receive (and shall actually have received) payment of the Company Termination Fee pursuant to this Section 8.02(b), (i) the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and (ii) the receipt of the Company Termination Fee shall constitute the sole and exclusive remedy of Parent and Merger Sub against the Company and the Company Related Parties and neither the Company nor the Company Related Parties shall have any further liability for any breach, loss or damage suffered as a result of or relating to or arising out of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, whether pursuant to a claim at law or in equity, to Parent or Merger Sub or any of the Parent Related Parties under this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination. Notwithstanding anything in this Agreement to the contrary, without limiting the obligations of the Supporting Stockholders under, and pursuant to the terms of, the Support Agreements, and other than the obligations of the Company under, and pursuant to the terms of, this Agreement, in no event will the Company or any Company Related Party have any liability for monetary damages to Parent or Merger Sub or any Parent Related Party or any other Person relating to or arising out of this Agreement, the other Transaction Documents or the Transactions. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company or any of the Company Related Parties be subject to (nor shall Parent, Merger Sub or any of the Parent Related Parties seek to recover) monetary damages of any kind (including (x) consequential, special, indirect or punitive or liquidated damages, (y) monetary damages in lieu of specific performance and (z) damages pursuant to the last sentence of Section 8.02(a)) in excess of the amount set forth in clause (b) in the definition of Company Termination Fee (subject to the proviso therein), in the aggregate, for any losses or other liabilities arising out of or in connection with breaches by the Company or any Company Related Party of the Company’s representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that Parent, Merger Sub or any of the Parent Related Parties may have; provided, that Parent shall also be entitled to seek and recover (1) reimbursement of expenses and payment of accrued interest pursuant to Section 8.02(g), to the extent owed and (2) reimbursement of expenses incurred in pursuing (if obtained) specific performance under Section 9.09.

(c) For the avoidance of doubt, any payment made by the Company under Section 8.02(b) shall be payable only once and not in duplication even though such payment may be payable under more than one of the provisions hereof.

(d) In the event that this Agreement is terminated (i) by the Company pursuant to Section 8.01(f) (Parent Breach) or Section 8.01(i) (Failure to Close), or (ii) by Parent pursuant to Section 8.01(b) (End Date) (and at such time the Company would have been entitled to terminate this Agreement pursuant to Section 8.01(f) (Parent Breach) or Section 8.01(i) (Failure to Close) and such Company termination right first arose no more than ten (10) days prior to the End Date), then Parent shall pay the Company the Parent Termination Fee by wire transfer of same-day funds within two (2) Business Days after such termination in the case of Section 8.02(d)(i) and prior to or contemporaneously with such termination in the case of Section 8.02(d)(ii). In the event that the Company shall become entitled to receive (and shall actually have received) the payment of the Parent Termination Fee pursuant to this Section 8.02(d), subject to and without limiting the Company’s right to seek amounts available pursuant to Section 6.16, Section 8.02(g) and Section 9.09 and subject to and without limiting the Company’s right to seek specific performance pursuant to Section 9.09, (i) the receipt of the Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, any of its Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and (ii) the receipt of the Parent Termination Fee shall constitute the sole and exclusive remedy of the Company against Parent and Merger Sub and the Parent Related Parties and neither Parent nor Merger Sub nor the Parent Related Parties shall have any further liability, whether pursuant to a claim at law or in equity, to the Company or any of the Company Related Parties under this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination. Notwithstanding anything in this Agreement to the contrary, (A) without limiting (1) the Guarantor’s and the HVP Equity Investors’ obligations under, and pursuant to the terms of, the Equity Commitment Letters and (2) the Guarantor’s obligations under, and pursuant to the terms of, the Limited Guarantee and (B) other than the obligations of Parent and Merger Sub under, and pursuant to the terms of, this Agreement, in no event will Parent, Merger Sub or any Parent Related Party have any liability for monetary damages to the Company, any Company Related Party or any other Person relating to or arising out of this Agreement, the other Transaction Documents or the Transactions. Notwithstanding anything in this Agreement to the contrary, but subject to clauses (A) and (B) of the immediately preceding sentence, in no event shall Parent, Merger Sub or any of the Parent Related Parties (including the Guarantor under the Limited Guarantee) be subject to (nor shall the Company or any of the Company Related Parties seek to recover) monetary damages of any kind (including (x) consequential, special, indirect or punitive or liquidated damages, (y) monetary damages in lieu of specific performance and (z) damages pursuant to the last sentence of Section 8.02(a)) in excess of an amount equal to $72,568,311.00, in the aggregate, for any losses or other liabilities arising out of or in connection with breaches by Parent or Merger Sub of their representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that the Company or any of the Company Related Parties may have; provided, that the Company shall also be entitled to seek and recover (1) reimbursement of expenses and payment of accrued interest pursuant to Section 8.02(g), (2) reimbursement of expenses incurred in pursuing (if obtained) specific performance under Section 9.09, and (3) indemnification pursuant to Section 6.16(d), in each case to the extent owed.

(e) For the avoidance of doubt, any payment made by Parent under Section 8.02(d) shall be payable only once with respect to Section 8.02(d) and not in duplication even though such payment may be payable under one or more provisions hereof.

(f) Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.02 are an integral part of this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to this Section 8.02 are not a penalty but rather constitute liquidated damages in a reasonable amount to compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.02, the parties hereto would not have entered into this Agreement.

(g) Any amounts payable pursuant to Section 8.02(b), Section 8.02(d) or this Section 8.02(g) shall be paid by wire transfer of same day funds in accordance with this Section 8.02 to an account designated by Parent or the Company, as applicable (such account designation to be provided in writing at least one (1) Business Day prior to the date such fee is to be paid). If the Company or Parent, as applicable fails to pay any amounts payable pursuant to Section 8.02(b) or Section 8.02(d) or this Section 8.02(g) when due hereunder and the Company or Parent, as applicable commences a Proceeding which results in a final, non-appealable judgment against Parent for the Parent Termination Fee or any portions thereof or the

Company for the Company Termination Fee or any portions thereof, as applicable, then such party shall pay and reimburse the other party its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such Proceeding, together with interest on such amount owed at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:

if to Parent, Merger Sub, or the Surviving Corporation, to:

c/o J.F. Lehman & Company 110 East 59th Street, 27th Floor
New York, NY 10022
Attention: Glenn M. Shor David F. Thomas David L. Rattner Alec M. Schmidt
Email: gms@jflpartners.com dft@jflpartners.com dlr@jflpartners.com ams@jflpartners.com with a copy to (which shall not constitute notice):

Shearman & Sterling LLP 2601 Olive Street, Suite 1700
Dallas, TX 75201
Attention: Alain Dermarkar Robert Cardone Kyle Park
Email: alain.dermarkar@shearman.com robert.cardone@shearman.com kyle.park@shearman.com if to the Company (prior to the Merger) to:

Heritage-Crystal Clean, Inc. 2000 Center Drive, Suite East C300
Hoffman Estates, Illinois, 60192

Attention: Brian Recatto
Email: brian.recatto@crystal-clean.com

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP 444 West Lake Street
Suite 4000
Chicago, Illinois 60606-0029
Attention: Heidi Steele
Email: hsteele@mwe.com

Section 9.02 No Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 9.03 Amendments and Waivers.

(a) Prior to the Effective Time, (i) any provision of this Agreement may be amended, (ii) any time period set forth herein may be extended and (iii) compliance with any provision of this Agreement or any breach hereof or default hereunder may be waived if, but only if, such amendment, extension or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of an extension or waiver, by each party against whom the extension or waiver is to be effective; provided, however, that (A) without the further approval of the Company’s stockholders, no such amendment shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL or under the rules and regulations of the NASDAQ unless the required further approval is obtained, (B) no such extension shall operate as an extension with respect to any other time period set forth herein, (C) no such waiver shall operate as a waiver of, or estoppel with respect to, any other noncompliance herewith, breach hereof or default hereunder, and (D) any modification or amendment of the Debt Financing Provisions or the definitions of Debt Commitment Letter or Debt Financing Sources that is adverse in any respect to the interests of the Debt Financing Sources will not be effective against the Debt Financing Sources without the prior written consent of the Debt Financing Sources (such consent not to be unreasonably withheld, conditioned or delayed).

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees payable pursuant to the HSR Act.

Section 9.05 Assignment; Benefit.

(a) This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, (i) to any Affiliate of Parent, (ii) to any parties providing secured debt financing for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing or (iii) in connection with a merger or consolidation involving Parent, Merger Sub or, after the Effective Time, the Surviving Corporation or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; provided, that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder and shall not be permitted if it would have a Parent Material Adverse Effect.

(b) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (i) the rights of the Company’s stockholders (other than the holders of

Company Equity Awards) to receive the Per Share Merger Consideration with respect to each outstanding share of Company Common Stock at the Effective Time pursuant to the terms and conditions of this Agreement, (ii) the rights of the Debt Financing Sources pursuant to this Section 9.05(b), Section 9.03(a), Section 9.06, Section 9.07, Section 9.08, Section 9.09(b) and Section 9.14(b) (collectively, the “Debt Financing Provisions”) and (iii) the rights of the Covered Persons pursuant to Section 6.10. For the avoidance of doubt, prior to the Effective Time, the rights and remedies conferred on the Company’s stockholders (other than the holders of Company Equity Awards) pursuant to Article 2 concerning payment of the Aggregate Consideration may be enforced (and may only be enforced) by the Company acting on the behalf of the Company’s stockholders. The parties hereto further agree that the rights of third-party beneficiaries under this Section 9.05 (other than clause (ii) of this Section 9.05) shall not arise unless and until the Merger is consummated.

Section 9.06 Governing Law. This Agreement, and all Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto, on behalf of itself and its Subsidiaries, acknowledges and irrevocably agrees that any Proceedings involving any Debt Financing Source in connection with the Debt Financing or the Debt Commitment Letter will be governed by and construed in accordance with and enforced under the Applicable Laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County in respect of any Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the Transactions may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto, on behalf of itself and its Subsidiaries, acknowledges and irrevocably agrees: (a) that any claims or causes of action involving the Debt Financing Sources in connection with the Debt Financing, the Debt Commitment Letter will be brought in and subject to the exclusive jurisdiction of any federal or state court located in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court; (b) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Proceeding involving the Debt Financing Sources in connection with the Debt Financing or the Debt Commitment Letter in any other court; (c) that service of process, summons, notice or document by registered mail addressed to the Debt Financing Sources at their respective addresses provided in any Debt Commitment Letter will be effective service of process against them for any such Proceeding involving the Debt Financing Sources in connection with the Debt Financing or the Debt Commitment Letter brought in any such court; and (d) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding involving the Debt Financing Sources in connection with the Debt Financing or the Debt Commitment Letter in any such court.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS (INCLUDING THE FINANCING) IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS (INCLUDING ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) AGAINST OR INVOLVING ANY DEBT FINANCING SOURCE OR THE GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMMITMENT LETTERS, THE LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE FINANCING)). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.

Section 9.09 Specific Performance.

(a) The parties hereto agree that irreparable harm would occur, and the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Applicable Law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (for the avoidance of doubt, including to specifically enforce a party’s obligation to effect the Closing), without bond, or other security being required and without proof of any damages, and (ii) the right of specific enforcement is an integral part of the Transactions, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement.

(b) The parties hereto further agree that unless and until this Agreement is terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations hereunder, including to effect the Closing in the event that each of the following requirements have been and continue to be satisfied: (i) the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, provided that each such condition is then capable of being satisfied at the Closing) have been satisfied or waived at the time the Closing would have occurred but for the failure of the Equity Financing to be funded, and such conditions remain satisfied; (ii) the Debt Financing has been funded in accordance with the terms thereof or will be or would be funded in accordance with the terms thereof at the Closing if the Equity Financing was funded at the Closing; (iii) the Company has confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur; and (iv) Parent and Merger Sub have failed to consummate the Merger by the date the Closing is required to have occurred pursuant to Section 2.01 (such clauses (i), (ii), (iii) and (iv), together, the “Closing Requirements”).

(c) Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the party seeking such injunction, specific performance or other equitable relief has an adequate remedy at law; provided, that solely with respect to the equitable remedy to specifically enforce Parent’s or Merger Sub’s obligation to effect the Closing or cause the Equity Financing to be funded, Parent and Merger Sub may oppose the granting of specific performance only on the basis that one of the Closing Requirements is not satisfied.

(d) The parties hereto further agree that (i) following the Company’s valid termination of this Agreement in accordance with Section 8.01, the Company shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in this Section 9.09 to enforce specifically Parent’s and Merger Sub’s surviving obligations herein, including with respect to payment of the Parent Termination Fee to which the Company is entitled under Section 8.02, and (ii) following Parent’s valid termination of this Agreement in accordance with Section 8.01, Parent shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in this Section 9.09 to enforce specifically the Company’s surviving obligations herein, including with respect to the payment of the Company Termination Fee to which Parent is entitled under Section 8.02. Notwithstanding anything contained herein to the contrary, (A) the Company shall be entitled to recover its costs and expenses in pursuing (if obtained) specific performance of Parent’s or Merger Sub’s obligations hereunder, including with respect to Parent’s payment of the Parent Termination Fee, including under the Limited Guarantee and (B) Parent shall be entitled to recover its costs and expenses in pursuing (if obtained) specific performance of the Company’s obligations hereunder, including with respect to the Company’s payment of the Company Termination Fee.

(e) The parties hereto further agree that, except as otherwise expressly set forth in this Agreement, (i) by seeking the remedies provided for in this Section 9.09, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including fraud remedies) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8 (and pursuing fraud remedies), nor shall the commencement of any Proceeding pursuant to this Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available at any time. Except as otherwise expressly set forth in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by Applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 8.02, while the (i) Company may pursue each of (A) a grant of specific performance as expressly permitted by this Section 9.09, (B) monetary damages in the case of Parent or Merger Sub’s fraud or intentional and willful breach of its covenants or agreements set forth in this Agreement and (C) the payment of the Parent Termination Fee (as expressly permitted by Section 8.02), under no circumstances shall the Company be permitted or entitled to receive both (1) such grant of specific performance to require Parent and Merger Sub to effect the Closing or to cause the Equity Financing to be funded, on the one hand, and (2) payment of the Parent Termination Fee or monetary damages, on the other hand, provided, however, that in no event shall the Company be permitted or entitled to receive aggregate monetary damages in excess of the Parent Termination Fee (other than (1) expenses and accrued interest pursuant to Section 8.02(g), (2) reimbursement of expenses incurred in pursuing (if obtained) specific performance hereunder and (3) indemnification pursuant to Section 6.16(d), in each case, to the extent owed), and (ii) Parent may pursue each of (A) a grant of specific performance as expressly permitted by this Section 9.09, (B) monetary damages in the case of Company’s fraud or intentional and willful breach of its covenants or agreements set forth in this Agreement and (C) the payment of the Company Termination Fee (as expressly permitted by Section 8.02), under no circumstances shall the Parent be permitted or entitled to receive both (1) such grant of specific performance to require Company to effect the Closing, on the one hand, and (2) payment of the Company Termination Fee or monetary damages, on the other hand, provided, however, that in no event shall Parent be permitted or entitled to receive aggregate monetary damages in excess of the amount set forth in clause (b) in the definition of Company Termination Fee (subject to the proviso therein) (other than (1) expenses and accrued interest pursuant to Section 8.02(g), to the extent owed and (2) reimbursement of expenses incurred in pursuing (if obtained) specific performance hereunder).

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.11 Entire Agreement; No Reliance.

(a) This Agreement, the other Transaction Documents, the exhibits and schedules to this Agreement, the Company Disclosure Schedule and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

(b) Each party hereto agrees that, except for the representations and warranties contained in Article 4 and Article 5, respectively, neither the Company, Parent or Merger Sub makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the Transactions, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties in this Agreement, each of Parent and Merger Sub agrees that neither the Company nor any of its Subsidiaries makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in this Agreement.

Section 9.12 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

Section 9.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.14 Non-Recourse; Limitation on Liability; Waiver of Claims.

(a) Without limiting the rights of the parties under Section 9.09, each party hereto agrees, on behalf of itself and its Related Parties, that this Agreement may only be enforced against, and any Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, arising out of, in connection with, or related in any manner to (i) this Agreement, any of the other Transaction Documents, the Merger or the other Transactions, (ii) the negotiation, execution or performance of this Agreement, or any of the other Transaction Documents (including any representation or warranty made in connection with, or as an inducement thereto), (iii) any breach or violation of this Agreement or any of the other Transaction Documents or (iv) any failure of the Merger to be consummated, in each case, may only be made (A) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the other Transaction Documents, Persons expressly identified as parties to such Transaction Documents and (B) in accordance with, and subject to the terms, conditions and limitations of, this Agreement and such other Transaction Documents. Without limiting the rights of the Company against Parent and Merger Sub, in no event shall the Company seek (nor shall the Company authorize any Company Related Party to) to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Related Party (other than in accordance with the Limited Guarantee or the Equity Commitment Letters), and without limiting the rights of Parent or Merger Sub against the Company, in no event shall Parent or Merger Sub (nor shall Parent or Merger Sub authorize any Parent Related Party to) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Company Related Party (without limiting the terms of the Support Agreements). Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each party hereto agrees that no recourse under this Agreement or any of the other Transaction Documents or in connection with the Merger will be sought or had against any other Person, including any Related Party, and no other Person, including any Related Party, will have any liabilities or obligations (whether in Contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the clauses (i) through (iv) of this Section 9.14(a); provided, however, that, notwithstanding the foregoing, nothing in this Section 9.14 shall in any way limit or modify the rights and obligations of (1) Parent, Merger Sub or the Company under this Agreement, (2) the Debt Financing Sources and Parent under the Debt Commitment Letter, (3) the Company and the Guarantor under the Limited Guaranty and (4) the Guarantor, the HVP Equity Investors and the Company under the Equity Commitment Letters.

(b) Notwithstanding anything to the contrary contained herein, no Company Related Party will bring, or support the bringing of, any action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof. Notwithstanding the foregoing, nothing in this Section 9.14(b) will in any way limit or modify the rights or obligations of Parent, Merger Sub or the Guarantor under this Agreement or any other Transaction Documents, or the rights of Parent under the Debt Commitment Letter or the obligations of any Debt Financing Source under the Debt Commitment Letter owing to Parent or its Affiliates party to the Debt Commitment Letter. No Debt Financing Source shall be liable for any special, consequential, punitive or indirect damages.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

JFL-TIGER ACQUISITION CO., INC.

By	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: President and Assistant Secretary

JFL-TIGER MERGER SUB, INC.

By	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: President and Assistant Secretary

HERITAGE-CRYSTAL CLEAN, INC.

By:	/s/ Brian Recatto
Name: Brian Recatto
Title: Chief Executive Officer

Exhibit A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HERITAGE-CRYSTAL CLEAN, INC.

1. The original Certificate of Incorporation of Heritage-Crystal Clean, Inc. (the “Corporation”) was filed with the Secretary of State of Delaware on June 13, 2007.

2. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 13, 2008 (the “A&R Certificate”).

3. This Second Amended and Restated Certificate of Incorporation amends and restates the A&R Certificate as set forth below and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE I

The name of the corporation is Heritage-Crystal Clean, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The Corporation is authorized to issue one class of shares, designated “Common Stock.” The number of shares of Common Stock authorized to be issued is one hundred (100) shares, par value $0.001 per share.

ARTICLE V

The number of directors which shall constitute the whole Board of Directors (the “Board”) of the Corporation shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the Board shall have the power to adopt, amend, repeal or otherwise alter the bylaws of the Corporation without any action on the part of the stockholders; provided, however, that any bylaws of the Corporation made by the Board and any and all powers conferred by any of said bylaws may be amended, altered or repealed by the stockholders in the manner provided in the bylaws of the Corporation.

ARTICLE VIII

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this ARTICLE VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE VIII shall eliminate or reduce the effect of this ARTICLE VIII in respect to any matter occurring, or any cause of action, proceeding, suit or claim that, but for this ARTICLE VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

The Corporation shall, to the fullest extent permitted by applicable law, as it may be amended and supplemented from time to time, indemnify, and advance expenses to, any and all persons serving as members of the Board of this Corporation or any predecessor of the Corporation or any testator or intestate of any of the foregoing whom it shall have the power to indemnify under such law against any expenses, liabilities or other matters referred to in or covered by the DGCL, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL whether such action, suit or proceeding is criminal, civil, administrative or investigative in nature.

The Corporation may indemnify, and advance expenses to, any officer, employee or other agent or any testator or intestate of any of the foregoing of this Corporation or any predecessor of the Corporation or any other person the DGCL permits the corporation to indemnify to the fullest extent permitted by applicable law, through bylaw provisions, agreements with any such officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL whether such action, suit or proceeding is criminal, civil, administrative or investigative in nature. The indemnification and advancement of expenses provided for in this ARTICLE IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Neither any amendment nor repeal of this ARTICLE IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE IX shall eliminate or reduce the effect of this ARTICLE IX in respect to any matter occurring, or any cause of action, proceeding, suit or claim that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Subject to ARTICLES VIII and IX, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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ANNEX B

July 19, 2023

Board of Directors

Heritage-Crystal Clean, Inc.

2000 Center Drive, Suite East C300

Hoffman Estates, IL 60192

Members of the Board:

Stifel, Nicolaus & Company, Incorporated (“Stifel” or “we”) has been advised that Heritage-Crystal Clean, Inc. (the “Company”) is considering entering into an agreement and plan of merger (the “Merger Agreement”) with J.F. Lehman & Company (the “Buyer”), pursuant to which, among other things, a wholly-owned subsidiary of the Buyer will be merged with and into the Company with the Company surviving the Merger as a wholly-owned subsidiary of the Buyer, and each issued and outstanding share (excluding any shares owned by the Company, the Merger Sub or the Buyer and excluding shares not voted in favor of the Merger owned by holders that have properly exercised their right to appraisal, the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”) will be converted into the right to receive $45.50 per Share in cash (the “Merger Consideration”), on terms and conditions more fully set forth in the Merger Agreement (the “Merger”).

The Board of Directors of the Company (the “Board”), in its capacity as such, has requested Stifel’s opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of Shares of Company Common Stock (other than the Excluded Holders, as defined below) of the Merger Consideration to be received by such holders of Shares from the Buyer in the Merger pursuant to the Merger Agreement (the “Opinion”). Fred Fehsenfeld, Jr., Jim Schumacher and Brian Recatto, each in his capacity as a stockholder of the Company, and all other stockholders of the Company that are executing voting and support agreements in favor of the Merger are collectively referred to as the “Excluded Holders”.

In rendering our Opinion, we have, among other things:

(i)	discussed the Merger and related matters with the Company’s counsel and reviewed a draft dated July 17, 2023 of the Merger Agreement;

(ii)

reviewed the audited consolidated financial statements of the Company contained in its Annual Reports filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the two years ended December 31, 2022 and unaudited consolidated financial statements of the Company contained in its Quarterly Report filed with the SEC on Form 10-Q for the quarter ended March 31, 2023;

(iii)	reviewed and discussed with the Company’s management certain other publicly available information concerning the Company and the Buyer;

(iv)

reviewed certain non-publicly available information concerning the Company, including internal financial analyses and forecasts prepared by its management and held discussion with the Company’s senior management regarding recent developments;

(v)	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we deemed relevant to our analysis;

(vi)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(vii)	reviewed the reported prices and trading activity of the Company Common Stock;

Board of Directors – Heritage-Crystal Clean, Inc.

July 19, 2023

(viii)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our Opinion;

(ix)

reviewed a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company; and

(x)

took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company’s industry generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company, or that was otherwise reviewed by Stifel, and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by the Company, we have assumed, at the direction of the Company, that they were reasonably prepared in good faith on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and that they provided a reasonable basis upon which we could form our Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities, nor have we been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or any other party and without any adjustment to the Merger Consideration (other than any adjustment pursuant to the express terms of the Merger Agreement), and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or the Merger.    We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Merger and the Merger Agreement, and we have assumed that all such advice was correct.

Board of Directors – Heritage-Crystal Clean, Inc.

July 19, 2023

Our Opinion is limited to whether the Merger Consideration is fair to the holders of Shares of Company Common Stock (other than the Excluded Holders), from a financial point of view, and does not address any other terms, aspects or implications of the Merger including, without limitation, the form or structure of the Merger, any consequences of the Merger on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company; (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Company Common Stock; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the effect of the Merger on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than the Shares, or any class of securities of any other party to any transaction contemplated by the Merger Agreement; or (v) any advice or opinions provided by William Blair & Company L.L.C. or any other advisor to the Company. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company Common Stock will trade following public announcement of the Merger.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of this Opinion. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that Stifel does not have any obligation to update, revise or reaffirm this Opinion, except in accordance with the terms and conditions of Stifel’s engagement letter agreement with the Company. Our Opinion is for the information of, and directed to, the Board (in its capacity as such), for its information and assistance in connection with its consideration of the financial terms of the Merger and may not be used for any other purpose without the prior written consent of Stifel. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or to any stockholder of the Company as to how any such stockholder should vote at any stockholders’ meeting at which the Merger is considered, or whether or not any stockholder of the Company should enter into a voting, stockholders’, or affiliates’ agreement with respect to the Merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Merger. We were not requested to, and we did not, initiate or participate in discussions or negotiations with the Buyer, explore alternatives to the Merger or solicit the interest of any other parties in pursuing transactions with the Company.

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Merger. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us for certain liabilities arising out of our engagement. There are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the Merger. Stifel may seek to provide investment banking services to the Buyer or its affiliates in the future, for which we would seek customary compensation. In the ordinary

Board of Directors – Heritage-Crystal Clean, Inc.

July 19, 2023

course of business, Stifel and our clients may transact in the equity securities of each of the Company and the Buyer and may at any time hold a long or short position in such securities.

Stifel’s Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent, except in accordance with the terms and conditions of Stifel’s engagement letter agreement with the Company.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Shares of Company Common Stock (other than the Excluded Holders) from the Buyer in the Merger pursuant to the Merger Agreement is fair to such holders of Shares, from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

ANNEX C

§ 262. Appraisal rights

[For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45,

§ 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to §  251, §  252, §  254, §  255, §  256, §  257, §  258, §  263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

ANNEX D-1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 19, 2023 by and among JFL-Tiger Acquisition Co, Inc., a Delaware corporation (“Parent”), JFL-Tiger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholders (each, a “Stockholder” and, collectively, the “Stockholders”) of Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), pursuant to which each share of Company Common Stock shall be converted into the right to receive the Per Share Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record holder and/or beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of such number of shares of the Company Common Stock set forth next to such Stockholder’s name on Schedule I of this Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required the Stockholders, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Stockholder (solely in each Stockholder’s capacity as such) has agreed, to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration and intending legally to be bound, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION 1 Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Encumbrance” shall mean any lien, hypothecation, charge, security interest, pledge or option, proxy, right of first refusal, voting trust or any other similar right.

(b) “Expiration Time” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 8 thereof, (ii) the Effective Time, (iii) the termination of this Agreement by mutual written consent of the parties, (iv) such date and time as the Merger Agreement shall have been, without the prior written consent of any affected Stockholder, amended or supplemented, or any provision thereof waived, in accordance with its terms, in each case in a manner that (A) changes the form of the consideration or that reduces the amount of the Per Share Merger Consideration payable in respect of any Subject Shares (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Per Share Merger Consideration), (B) extends the End Date or (C) imposes any additional conditions or obligations on the

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payment of the Per Share Merger Consideration or any additional conditions or obligations that would prevent or impede the consummation of the Merger by the End Date, and (v) the date and time of failure to obtain the Stockholder Approval at the Stockholders’ Meeting at which a quorum is present and a definitive vote on adoption of the Merger Agreement is taken and after giving effect to any postponements or adjournments thereof, and provided that at the time of such vote no Stockholder was in breach of his, her or its obligations under this Agreement.

(c) “Permitted Encumbrance” shall mean any Encumbrance arising under securities laws, the Company’s Governing Documents, any Company policies or plans (including any Company equity plan), customary custody arrangements with brokerage accounts or this Agreement.

(d) “Subject Shares” shall mean, with respect to a Stockholder, (i) all shares of Company Common Stock beneficially owned by such Stockholder as of the date hereof and (ii) all additional shares of Company Common Stock of which such Stockholder acquires beneficial ownership during the Support Period (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

(e) “Support Period” means that period from the date of this Agreement until the Expiration Time.

(f) “Transfer” means to, directly or indirectly, (i) tender into any tender or exchange offer, (ii) sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein or (iii) enter into an agreement or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii).

SECTION 2 Transfer of Subject Shares.

(a) Transfer Restrictions. Except as expressly contemplated by this Agreement, during the Support Period, each Stockholder shall not Transfer any of his, her or its Subject Shares nor cause or voluntarily consent to any Transfer of any of his, her or its Subject Shares to be effected. Notwithstanding the foregoing, (x) direct or indirect transfers of equity or other interests in such Stockholder by its equityholders is not prohibited by this Section 2(a) and (y) each Stockholder may make Transfers of Subject Shares as Parent may agree in advance in writing.

(b) Transfer of Voting Rights. During the Support Period, each Stockholder shall not (i) deposit any Subject Shares in a voting trust or grant any proxy or power of attorney or enter into any voting agreement or similar agreement with respect to any of the Subject Shares, (ii) Transfer any voting rights with respect to any of the Subject Shares or (iii) enter into any agreement or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii). Any action taken in violation of the foregoing sentence shall be null and void ab initio and of no effect whatsoever.

(c) Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by a Stockholder (i) to one or more partners, or members of a Stockholder or to a controlled Affiliate of, or Affiliate under common control with, a Stockholder, (ii) to any other Person to whom Parent has consented with respect to a Transfer by such Stockholder in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), (iii) in the case of a Stockholder who is an individual, to any member of any Stockholder’s family or to a trust for the benefit of any Stockholder and/or any member of any Stockholder’s family, (iv) if such Stockholder is a trust, any beneficiary of such trust, (v) to any charitable foundation or organization, (vi) any involuntary Transfer of any of the Subject Shares as contemplated by Section 2(d), or (vii) to any other Stockholder; provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if, in the case of clauses (i) through (v), the transferee agrees in writing, in substantially the form attached hereto as Exhibit A, to be bound by the terms of this Agreement.

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(d) Involuntary Transfer. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, a sale to a purchaser at any creditor’s or court sale or upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the Applicable Laws of intestate succession), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

SECTION 3 Voting Agreement.

(a) During the Support Period, each Stockholder hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s stockholders at which any of the matters set forth in clause (ii) below is put to the vote of stockholders of the Company, however called, and in connection with any written consent of the Company’s stockholders with respect to any of the matters set forth in clause (ii) below, if applicable, such Stockholder shall (i) appear at such meeting or otherwise cause all of such Stockholder’s Subject Shares entitled to vote thereat, as applicable, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Stockholder’s Subject Shares entitled to vote thereat, as applicable, (A) in favor of (“for”) (1) the adoption of the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that increases the Per Share Merger Consideration (without changing the form of consideration and without extending the End Date or imposing any additional conditions or obligations on the payment of the Per Share Merger Consideration or any additional conditions or obligations that would prevent or impede the consummation of the Merger by the End Date) and (2) the approval of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, and (B) against (1) any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (2) any action, proposal, transaction, agreement or amendment of the Company Governing Documents, in each case of this clause (B) which would reasonably be expected to (x) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement or (y) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the Transactions, including the Merger. Each Stockholder covenants and agrees that, (x) except for this Agreement such Stockholder shall not enter into, during the Support Period, any voting agreement or voting trust with respect to any Subject Shares, (y) except as expressly set forth herein, such Stockholder shall not grant, during the Support Period, a proxy, consent or power of attorney with respect to any Subject Shares, or (z) during the Support Period, such Stockholder shall not take (or knowingly refrain from taking) any other action with respect to the Subject Shares or such Stockholder, in the case of each of clauses (x), (y) and (z) except as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by such Stockholder of its obligations under this Agreement.

(b) In furtherance, and not in limitation of the foregoing, during the Support Period, each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), promptly upon receipt (and in any event within five Business Days after receipt thereof), any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3(a), which shall be voted in the manner described in Section 3(a) (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions); provided, that such proxy card or voting instructions shall not be expressed to be irrevocable or similar.

(c) Nothing in this Agreement shall obligate any Stockholder to exercise any option or any other right to acquire any shares of Company Common Stock.

SECTION 4 Non-Solicitation. Each Stockholder hereby agrees, and agrees to cause its controlled Affiliates (which, for the avoidance of doubt, does not include the Company) and to use its reasonable best

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efforts to cause its and their Representatives not to, immediately upon the Non-Solicitation Start Date until the Expiration Time, take any action which, were it taken by the Company, its Subsidiaries or its or their Representatives, would violate Section 6.02(b) of the Merger Agreement as such provision is drafted as of the date of this Agreement. For the avoidance of doubt, nothing in this Section 4 shall restrict a Stockholder and its controlled Affiliates and its and their respective Representatives from engaging in any actions that the Company, its Subsidiaries or its or their Representatives are permitted to engage in under Section 6.02(c) of the Merger Agreement with respect to any bona fide unsolicited written Acquisition Proposal received by the Company from a Third Party that the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with the Company’s outside legal and financial advisors, constitutes, or would reasonably be expected to lead to, a Superior Proposal, and that the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Delaware law, including participating in discussions and negotiations with, providing information and data to and otherwise facilitating any Person making such Acquisition Proposal (or its Representatives) in conjunction with and ancillary to the Company’s discussions and negotiations with such Person.

SECTION 5 Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement (including Section 4 hereof) shall (or shall require a Stockholder to attempt to) limit or restrict a Stockholder in his or her capacity as a director or officer of the Company or any designee of, or individual that is a Representative of or otherwise affiliated with, such Stockholder who is a director or officer of the Company, from acting in such capacity and exercising his or her rights or fiduciary duties as a director or officer of the Company or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to such Stockholder solely in such Stockholder’s capacity as stockholder of the Company and that any director or officer of the Company who signs this Agreement as a Stockholder, or on behalf of a Stockholder is signing only as a Stockholder (or on behalf of a Stockholder) and not in any other capacity). No action (or inaction) taken by a Stockholder or any designee or Representative of, or Person otherwise affiliated with, such Stockholder who is a director or officer of the Company, in their capacity as a director or officer of the Company, shall be deemed to constitute a breach of this Agreement.

SECTION 6 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder, and neither Parent nor Merger Sub shall have the authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as otherwise provided herein.

SECTION 7 Representations and Warranties of the Stockholders. Each Stockholder solely on its own behalf hereby represents and warrants to Parent and Merger Sub, severally and not jointly, as follows:

(a) Power; Binding Agreement. Such Stockholder has full power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its obligations hereunder have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement or the performance by such Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(b) No Conflicts. None of the execution and delivery by such Stockholder of this Agreement or the performance by such Stockholder of its obligations hereunder will (i) if such Stockholder is an entity,

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conflict with or result in any breach of any governing documents of such Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets may be bound, or (iii) violate any Order or Applicable Law applicable to such Stockholder or any of such Stockholder’s properties or assets, except, in the case of each of the foregoing clauses (i) - (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of its obligations hereunder.

(c) Ownership of Shares. Such Stockholder is the record and/or beneficial owner of the shares of Company Common Stock as of the date hereof set forth opposite such Stockholder’s name on Schedule I of this Agreement, all of which are free and clear of any Encumbrances (other than Permitted Encumbrances) other than any Encumbrances that would not prevent or delay such Stockholders’ ability to perform such Stockholder’s obligations hereunder. As of the date hereof, such Stockholder does not own, of record or beneficially, any securities of the Company other than those securities set forth opposite such Stockholder’s name on Schedule I of this Agreement.

(d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the performance by such Stockholder of its obligations hereunder, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by such Stockholder of its obligations under this Agreement.

(e) Voting and Disposition Power. Such Stockholder has sole voting power with respect to the Subject Shares and sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole or shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares. None of the shares of Company Common Stock indicated on Schedule I of this Agreement are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares except as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by such Stockholder of its obligations under this Agreement.

(f) Reliance. Such Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and it has had the full right and opportunity to consult with its attorney, to the extent, if any, that it desired, it availed itself of this right and opportunity, it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement and the Merger Agreement in its entirety and have had it fully explained to them by its counsel, that it is fully aware of the contents thereof and its meaning, intent and legal effect, and it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Such Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(g) Absence of Litigation. With respect to each Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, charge or arbitration pending against, or, to the actual knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder.

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(h) Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Parent, Merger Sub or the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (other than as an officer or director of the Company).

SECTION 8 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Stockholders as follows:

(a) Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Applicable Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned, directly or indirectly, by Parent.

(b) Power; Binding Agreement. Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Merger Sub and no other actions or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent or Merger Sub, the performance by either Parent or Merger Sub of its obligations hereunder or the consummation by Parent or Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

SECTION 9 Use of Heritage Name. No later than the date that is twelve (12) months after the Effective Time (such date, the “Heritage Name Expiration Date”), Parent shall cause the Company and its Subsidiaries to, (a) cease and discontinue use of, the “Heritage” name (and any variations or derivatives thereof) (the “Heritage Name”), and thereafter not use, register, or apply to register such name or any such variation or derivative (including as, or as part of, a trademark, servicemark, domain name, or social media handle), (b) complete the removal of the Heritage Name from all corporate names, products, signage, vehicles, properties, technical information, stationery, promotional materials and other materials and assets (including in any electronic medium or website) and (c) use their respective reasonable best efforts to remove (or cover over) the Heritage Name on any product or document held by a customer that is serviced by, returned to or that otherwise comes into the possession of the Company or its Subsidiaries; provided that Parent and its Subsidiaries (including the Company and its Subsidiaries) may at all times after the Effective Time and the Heritage Name Expiration Date (i) retain and use, for its internal business purposes, records and other historical or archived documents existing as of the Heritage Name Expiration Date containing or referencing the Heritage Name, (ii) describe the transactions contemplated by the Merger Agreement as a factual matter, (iii) state the historical relationship between the Company (and its Subsidiaries) and the Heritage Name, (iv) during the eighteen (18) month period after the Effective Time, sell or distribute in the ordinary course any inventory of the Company or its Subsidiaries that exists prior to the date that is six (6) months following the Effective Time and that includes or displays the Heritage Name; provided, that Parent shall use commercially reasonable efforts to cover over the Heritage Name prior to the sale or distribution of such inventory, and (v) use and operate any equipment owned or leased by the Company or any of its Subsidiaries as of the date that is six (6) months following the Effective Time (or that has been ordered prior to such time) that is permanently branded or affixed with the Heritage Name; provided, that Parent shall use commercially reasonable efforts to cover over such Heritage Name as soon as reasonably practicable following the Effective Time. Parent shall indemnify and hold harmless, and pay on behalf of or reimburse, The Heritage Group and its Affiliates’, and its and their respective employees, agents, officers, and directors, from and against any losses, costs, interest, charges, expenses (including reasonable attorneys’ fees), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, assessments, or deficiencies related to or in connection with (whether or not in connection with any third party claim) any use of the Heritage Name in connection with the clauses (iv) or (v) in the immediately preceding sentence. Parent shall

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cause the Company and its Subsidiaries not to, at any point following the Effective Time, hold themselves out as having any affiliation with The Heritage Group or any of its Affiliates, and no Stockholder shall or shall cause any of his, her or its Affiliates or Representatives to at any point following the Effective Time, hold themselves out as having any affiliation with Parent or any of its Subsidiaries (including the Company and its Subsidiaries). Subject to consummation of the Closing, Parent, on behalf of itself and its Subsidiaries, hereby assigns to The Heritage Group (and hereby causes and shall cause its Subsidiaries (including the Company and its Subsidiaries) to assign to The Heritage Group), effective on and from the Effective Time, all of Parent’s and its Subsidiaries’ (including the Company and its Subsidiaries) right, title, and interest in and to (i) the Heritage Name (and any variations or derivatives thereof) and all trademarks, service marks, domain names, and social media handles that compromise or include “Heritage” (or any variations or derivatives thereof), and any registrations or applications for trademarks or service marks related thereto, in each case other than the rights of Parent to use the Heritage Name in accordance with this Section 9, and (ii) all goodwill associated with any asset referenced in clause (i), and all of Parent’s and its Subsidiaries’ (including the Company and its Subsidiaries) rights to sue or bring other causes of action or any other claims for, and to recover damages and other rights of recovery in connection with, any past, present and future infringement or other violation of any such asset. Notwithstanding subclause (i) above, from and after the Heritage Name Expiration Date for a period of six (6) months thereafter, the Heritage Group shall forward and redirect visitors of domain names and websites used in the businesses of the Company and its Subsidiaries that are assigned to the Heritage Group pursuant to this Section 9 to the domain names and websites provided by Parent (provided, that Parent shall provide a list of such domain names and websites (and the redirect websites) to The Heritage Group as promptly as practicable after the Heritage Name Expiration Date).

SECTION 10 Participation Rights Agreement. During the Support Period, the Heritage Group shall not assign or Transfer any of its rights under that certain Participation Rights agreement, dated March 7, 2008 (the “PRA”), by and between the Company and The Heritage Group, (b) not exercise, directly or indirectly, the THG Participation Right (as defined in the PRA) from and after the Closing and (c) cause the PRA to be terminated effective as of the Closing.

SECTION 11 Disclosure. Each Stockholder shall permit the Company, Parent and Merger Sub to publish and disclose (in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub determines to be required by Applicable Law in connection with the Merger and the other Transactions) such Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Parent and Merger Sub shall permit the Stockholders to publish and disclose in all disclosure documents to the extent required by Applicable Law (including, without limitation, any proxy statement, Schedule 13D or Schedule 13D) the nature of the commitments, arrangements and understandings under this Agreement.

SECTION 12 Waiver of Appraisal Rights. Each Stockholder hereby waives, to the full extent permitted by Applicable Law, and agrees not to assert any, appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all Subject Shares held by the undersigned of record or beneficially owned and entitled to appraisal rights pursuant to Section 2.05 of the Merger Agreement.

SECTION 13 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.

SECTION 14 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time; provided that Section 9, Section 11, this Section 14 and Section 15 shall survive such termination and remain in full force and effect. Except as expressly set forth in the prior sentence, the representations, warranties and covenants of the Stockholders contained herein shall not survive the termination of this Agreement. Notwithstanding anything in this Section 14 to the contrary, nothing in this Section 14 shall relieve any party hereto from liability for any willful breach of this Agreement that is material prior to such termination.

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SECTION 15 Miscellaneous Provisions.

(a) Entire Agreement; Amendments. This Agreement (including any schedules hereto) constitutes the entire understanding and supersedes and cancels all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned with respect to the subject matter hereof. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent, Merger Sub and each of the Stockholders. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

(b) Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 2(c), neither the Stockholders nor Parent nor Merger Sub may assign their rights or obligations hereunder without the prior written consent of the other parties. Any attempted assignment or delegation in violation of this Section 15(b) will be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(c) Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Applicable Law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 14, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 15(d)(2) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond, or other security being required, and (ii) the right of specific enforcement is an integral part of the performance of the obligations and other transactions contemplated hereby, and without that right, none of Parent or Merger Sub would have entered into this Agreement.

(d) Governing Law; Consent to Jurisdiction; Venue.

(1) This Agreement, and all Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

(2) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the performance of the obligations contemplated hereby shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County in respect of any Proceeding arising out of or relating to this Agreement or the performance of the obligations contemplated hereby , or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the performance of the obligations contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding out of or relating to this Agreement or the performance of the obligations contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 15(g) or in any other manner permitted by law.

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(e) Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS OR OTHER TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(E).

(f) Expenses. All out-of-pocket fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees, costs and expenses, whether or not the transactions contemplated by the Merger Agreement are consummated.

(g) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:

If to Parent or Merger Sub to:

c/o J.F. Lehman & Company

110 East 59th Street, 27th Floor

New York, NY 10022

Attention:              Glenn M. Shor

David F. Thomas

David L. Rattner

Alec M. Schmidt

Email:                   gms@jflpartners.com

dft@jflpartners.com

dlr@jflpartners.com

ams@jflpartners.com

with a copy to (which alone will not constitute notice):

Shearman & Sterling LLP

2601 Olive Street, Suite 1700

Dallas, Texas 75201

Attention:              Alain Dermarkar

Robert Cardone

Email:                   alain.dermarkar@shearman.com

robert.cardone@shearman.com

D-1-9

If to a Stockholder to:

The address set forth on Schedule I hereto

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York, 10022

Attention:             Sarkis Jebejian, P.C.

                              Carlo Zenkner, P.C.

Email:                  sarkis.jebejian@kirkland.com

                              carlo.zenkner@kirkland.com

(h) Stockholder Obligations Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any similar provision of Applicable Law.

(i) Descriptive Headings. The section headings of this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions hereunder is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions hereunder be consummated as originally contemplated to the fullest extent possible.

(k) Limit on Liability. In no event shall a Stockholder’s liability for monetary damages with respect to any claim related to this Agreement exceed the portion of the Aggregate Consideration that would be payable to such Stockholder with respect to the Subject Shares held by such Stockholder.

(l) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

JFL-TIGER ACQUISITION CO, INC.

By:	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: President and Assistant Secretary

JFL-TIGER MERGER SUB, INC.

By:	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: President and Assistant Secretary

THE HERITAGE GROUP

/s/ Amy Schumacher
By: Amy Schumacher
Its: In her capacity as trustee

FRED FEHSENFELD, JR.

/s/ Fred M. Fehsenfeld, Jr.
Fred M. Fehsenfeld, Jr.

[Signature Page to Voting and Support Agreement]

D-1-11

[REDACTED]

/s/ Fred M. Fehsenfeld, Jr.
By:	Fred M. Fehsenfeld, Jr.
Its:	Trustee acting on behalf of each of the twenty-six trusts named above

[REDACTED]

/s/ Fred M. Fehsenfeld, Jr.
By: Fred M. Fehsenfeld, Jr.
Its: Trustee acting on behalf of each of the two trusts named above

[REDACTED]

/s/ James Cornelius Fehsenfeld
By: James Cornelius Fehsenfeld
Its: Trustee acting on behalf of each of the two trusts named above

PAUL JAMES SCHUMACHER, JR.

/s/ Paul James Schumacher, Jr.
Paul James Schumacher, Jr.

PAUL JAMES SCHUMACHER & AMY MAE SCHUMACHER JOINT ACCOUNT

/s/ Amy M. Schumacher
Name: Amy M. Schumacher

[REDACTED]

/s/ Amy M. Schumacher
By: Amy M. Schumacher
Its: Custodian acting on behalf of each of the two accounts named above

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SCHEDULE I

Stockholder	Owned Shares	Address (including email)
The Heritage Group	5,005,444	The Heritage Group 5400 W. 86th Street Indianapolis, IN 46268-0123 Attention: Fred Fehsenfeld Jr. Amy Schumacher David Rosen Email: fmf@thgrp.com ams@thgrp.com drosen@thgrp.com

[REDACTED]	30,774	c/o The Heritage Group 5400 W. 86th Street Indianapolis, IN 46268-0123 Attention: Fred Fehsenfeld Jr. Amy Schumacher David Rosen Email: fmf@thgrp.com ams@thgrp.com drosen@thgrp.com
[REDACTED]	30,774
[REDACTED]	30,774
[REDACTED]	30,774
[REDACTED]	30,774
[REDACTED]	30,774
[REDACTED]	30,774
[REDACTED]	30,774
[REDACTED]	30,774
[REDACTED]	30,774
[REDACTED]	30,775
[REDACTED]	30,775
[REDACTED]	30,775
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	26,671
[REDACTED]	15,275
[REDACTED]	15,275
[REDACTED]	637,647
[REDACTED]	22,148	c/o The Heritage Group 5400 W. 86th Street Indianapolis, IN 46268-0123 Attention: Fred Fehsenfeld Jr. Amy Schumacher David Rosen Email: fmf@thgrp.com ams@thgrp.com drosen@thgrp.com
[REDACTED]	2,000
[REDACTED]	2,000
[REDACTED]	6,488

D-1-13

EXHIBIT A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Voting and Support Agreement dated as of July 19, 2023, as amended or modified from time to time in accordance with its terms, by and among JFL-Tiger Acquisition Co, Inc., The Heritage Group and the other parties named therein (the “Voting Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Voting Agreement.

The undersigned acknowledges and agrees that it shall be bound by, and subject to, all of the restrictions, covenants, terms and conditions of the Voting Agreement as though an original “Stockholder” party thereto with respect to the Subject Shares Transferred to it.

The address and e-mail address to which notices may be sent to the undersigned are as follows:

Name:
Address:
E-mail:

Date:

[Name]

D-1-14

ANNEX D-2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 19, 2023 by and among JFL-Tiger Acquisition Co, Inc., a Delaware corporation (“Parent”), JFL-Tiger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (the “Stockholder”) of Heritage-Crystal Clean Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), pursuant to which each share of Company Common Stock shall be converted into the right to receive the Per Share Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record holder and/or beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of such number of shares of the Company Common Stock set forth next to the Stockholder’s name on Schedule I of this Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required the Stockholder, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder (solely in the Stockholder’s capacity as such) has agreed, to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration and intending legally to be bound, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION 1 Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Encumbrance” shall mean any lien, hypothecation, charge, security interest, pledge or option, proxy, right of first refusal, voting trust or any other similar right.

(b) “Expiration Time” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 8 thereof, (ii) the Effective Time, (iii) the termination of this Agreement by mutual written consent of the parties, (iv) such date and time as the Merger Agreement shall have been, without the prior written consent of the Stockholder, amended or supplemented, or any provision thereof waived, in accordance with its terms, in each case in a manner that (A) changes the form of the consideration or that reduces the amount of the Per Share Merger Consideration payable in respect of any Subject Shares (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Per Share Merger Consideration), (B) extends the End Date or (C) imposes any additional conditions or obligations on the payment of the Per

D-2-1

Share Merger Consideration or any additional conditions or obligations that would prevent or impede the consummation of the Merger by the End Date and (v) the date and time of failure to obtain the Stockholder Approval at the Stockholders’ Meeting at which a quorum is present and a definitive vote on adoption of the Merger Agreement is taken and after giving effect to any postponements or adjournments thereof, and provided that at the time of such vote Stockholder was not in breach of his obligations under this Agreement.

(c) “Permitted Encumbrance” shall mean any Encumbrance arising under securities laws, the Company’s Governing Documents, any Company policies or plans (including any Company equity plan), customary custody arrangements with brokerage accounts or this Agreement.

(d) “Subject Shares” shall mean, with respect to the Stockholder, (i) all shares of Company Common Stock beneficially owned by the Stockholder as of the date hereof and (ii) all additional shares of Company Common Stock of which the Stockholder acquires beneficial ownership during the Support Period (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

(e) “Support Period” means that period from the date of this Agreement until the Expiration Time.

(f) “Transfer” means to, directly or indirectly, (i) tender into any tender or exchange offer, (ii) sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein or (iii) enter into an agreement or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii).

SECTION 2 Transfer of Subject Shares.

(a) Transfer Restrictions. Except as expressly contemplated by this Agreement, during the Support Period, the Stockholder shall not Transfer any of his Subject Shares nor cause or voluntarily consent to any Transfer of any of his Subject Shares to be effected. Notwithstanding the foregoing, (x) following any Transfer permitted by, and made in accordance with, this Section 2, direct or indirect transfers of equity or other interests in such transferee Stockholder by its equityholders are not prohibited by this Section 2(a) and (y) the Stockholder may make Transfers of Subject Shares as Parent may agree in advance in writing.

(b) Transfer of Voting Rights. During the Support Period, the Stockholder shall not (i) deposit any Subject Shares in a voting trust or grant any proxy or power of attorney or enter into any voting agreement or similar agreement with respect to any of the Subject Shares, (ii) Transfer any voting rights with respect to any of the Subject Shares or (iii) enter into any agreement or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii). Any action taken in violation of the foregoing sentence shall be null and void ab initio and of no effect whatsoever.

(c) Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by the Stockholder (or, following any Transfer permitted by, and made in accordance with, this Section 2, by any such transferee Stockholder) (i) to one or more partners, or members of such Stockholder or to a controlled Affiliate of, or Affiliate under common control with, such Stockholder, (ii) to any other Person to whom Parent has consented with respect to a Transfer by the Stockholder in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), (iii) in the case of a Stockholder who is an individual, to any member of any Stockholder’s family or to a trust for the benefit of any Stockholder and/or any member of any Stockholder’s family, (iv) if such Stockholder is a trust, to any beneficiary of such trust, (v) to any charitable foundation or organization, or (vi) that is an involuntary Transfer of any of the Subject Shares as contemplated by Section 2(d); provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if, in the case of clauses (i) through (v), the transferee agrees in writing, in substantially the form attached hereto as Exhibit A, to be bound by the terms of this Agreement.

D-2-2

(d) Involuntary Transfer. If, during the Support Period, any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, a sale to a purchaser at any creditor’s or court sale or upon the death of the Stockholder pursuant to the terms of any trust or will of the Stockholder or by the Applicable Laws of intestate succession), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the earlier of the Expiration Time and the valid termination of this Agreement.

SECTION 3 Voting Agreement.

(a) During the Support Period, the Stockholder hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s stockholders at which any of the matters set forth in clause (ii) below is put to the vote of stockholders of the Company, however called, and in connection with any written consent of the Company’s stockholders with respect to any of the matters set forth in clause (ii) below, if applicable, the Stockholder shall (i) appear at such meeting or otherwise cause all of the Stockholder’s Subject Shares entitled to vote thereat, as applicable, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all the Stockholder’s Subject Shares entitled to vote thereat, as applicable, (A) in favor of (“for”) (1) the adoption of the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that increases the Per Share Merger Consideration (without changing the form of consideration and without extending the End Date or imposing any additional conditions or obligations on the payment of the Per Share Merger Consideration or any additional conditions or obligations that would prevent or impede the consummation of the Merger by the End Date) and (2) the approval of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement and (B) against (1) any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (2) any action, proposal, transaction, agreement or amendment of the Company Governing Documents, in each case of this clause (B) which would reasonably be expected to (x) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement or (y) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the Transactions, including the Merger. The Stockholder covenants and agrees that, (x) except for this Agreement the Stockholder shall not enter into, during the Support Period, any voting agreement or voting trust with respect to any Subject Shares, (y) except as expressly set forth herein, the Stockholder shall not grant, during the Support Period, a proxy, consent or power of attorney with respect to any Subject Shares, or (z) during the Support Period, the Stockholder shall not take (or knowingly refrain from taking) any other action with respect to the Subject Shares or the Stockholder, in the case of each of clauses (x), (y) and (z), except as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by the Stockholder of his obligations under this Agreement.

(b) In furtherance, and not in limitation of the foregoing, during the Support Period, the Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), promptly upon receipt (and in any event within five Business Days after receipt thereof), any proxy card or voting instructions he receives that are sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3(a), which shall be voted in the manner described in Section 3(a) (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions); provided, that such proxy card or voting instructions shall not be expressed to be irrevocable or similar.

(c) Nothing in this Agreement shall obligate the Stockholder to exercise any option or any other right to acquire any shares of Company Common Stock.

SECTION 4 Non-Solicitation. The Stockholder hereby agrees, and agrees to cause his controlled Affiliates (which, for the avoidance of doubt, does not include the Company or any of its Subsidiaries or their

D-2-3

Representatives) and to use his reasonable best efforts to cause his and their Representatives, immediately upon the Non-Solicitation Start Date until the Expiration Time, not to take any action which, were it taken by the Company, its Subsidiaries or its or their Representatives, would violate Section 6.02(b) of the Merger Agreement as such provision is drafted as of the date of this Agreement. For the avoidance of doubt, nothing in this Section 4 shall restrict the Stockholder and his controlled Affiliates and their respective Representatives from engaging in any actions that the Company, its Subsidiaries or its or their Representatives are permitted to engage in under Section 6.02(c) of the Merger Agreement with respect to any bona fide unsolicited written Acquisition Proposal received by the Company from a Third Party that the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with the Company’s outside legal and financial advisors, constitutes, or would reasonably be expected to lead to, a Superior Proposal, and that the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Delaware law, including participating in discussions and negotiations with, providing information and data to and otherwise facilitating any Person making such Acquisition Proposal (or its Representatives) in conjunction with and ancillary to the Company’s discussions and negotiations with such Person.

SECTION 5 Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement (including Section 4 hereof) shall (or shall require the Stockholder to attempt to) limit or restrict the Stockholder in his capacity as a director or officer of the Company or any designee of, or individual that is a Representative of or otherwise affiliated with, the Stockholder who is a director or officer of the Company, from acting in such capacity and exercising his rights or fiduciary duties as a director or officer of the Company or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as stockholder of the Company and that any director or officer of the Company who signs this Agreement as the Stockholder, or on behalf of the Stockholder, is signing only as the Stockholder (or on behalf of the Stockholder) and not in any other capacity). No action (or inaction) taken by the Stockholder or any designee or Representative of, or Person otherwise affiliated with, the Stockholder who is a director or officer of the Company, in their capacity as a director or officer of the Company, shall be deemed to constitute a breach of this Agreement.

SECTION 6 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have the authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as expressly provided herein.

SECTION 7 Representations and Warranties of the Stockholder. The Stockholder solely on his own behalf hereby represents and warrants to Parent and Merger Sub as follows:

(a) Power; Binding Agreement. The Stockholder has full legal capacity to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(b) No Conflicts. None of the execution and delivery by the Stockholder of this Agreement or the performance by the Stockholder of his obligations hereunder will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which the Stockholder is a party or by which the Stockholder or any of

D-2-4

the Stockholder’s properties or assets may be bound, or (ii) violate any Order or Applicable Law applicable to the Stockholder or any of the Stockholder’s properties or assets, except, in the case of each of the foregoing clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by the Stockholder of his obligations hereunder.

(c) Ownership of Shares. Such Stockholder (together with his spouse, as set forth on Schedule I of this Agreement) is the record and/or beneficial owner of the shares of Company Common Stock as of the date hereof set forth opposite the Stockholder’s name on Schedule I of this Agreement, all of which are free and clear of any Encumbrances (other than Permitted Encumbrances) other than any Encumbrances that would not prevent or delay the Stockholder’s ability to perform the Stockholder’s obligations hereunder. As of the date hereof, the Stockholder does not own, of record or beneficially, any securities of the Company other than those securities set forth opposite the Stockholder’s name on Schedule I of this Agreement.

(d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance by the Stockholder of his obligations hereunder, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by the Stockholder of his obligations under this Agreement.

(e) Voting and Disposition Power. Such Stockholder (together with his spouse, as set forth on Schedule I of this Agreement) has sole voting power with respect to the Subject Shares and sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole or shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Subject Shares. None of the shares of Company Common Stock indicated on Schedule I of this Agreement are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares except as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by the Stockholder of its obligations under this Agreement.

(f) Reliance. The Stockholder has been represented by or had the opportunity to be represented by, independent counsel of his own choosing, and he has had the full right and opportunity to consult with his attorney, to the extent, if any, that he desired, he availed himself of this right and opportunity, he has carefully read and fully understand this Agreement and the Merger Agreement in its entirety and have had it fully explained to him by his counsel, that he is fully aware of the contents thereof and its meaning, intent and legal effect, and that he is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(g) Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, charge or arbitration pending against, or, to the actual knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform his obligations hereunder.

(h) Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Parent, Merger Sub or the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder (other than as an officer or director of the Company).

D-2-5

SECTION 8 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Stockholder as follows:

(a) Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Applicable Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned, directly or indirectly, by Parent.

(b) Power; Binding Agreement. Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Merger Sub and no other actions or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent or Merger Sub, the performance by either Parent or Merger Sub of its obligations hereunder or the consummation by Parent or Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

SECTION 9 Disclosure. The Stockholder shall permit the Company, Parent and Merger Sub to publish and disclose (in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub determines to be required by Applicable Law in connection with the Merger and the other Transactions) the Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Parent and Merger Sub shall permit the Stockholder to publish and disclose in all disclosure documents to the extent required by Applicable Law (including, without limitation, any proxy statement, or Schedule 13D) the nature of the commitments, arrangements and understandings under this Agreement.

SECTION 10 Waiver of Appraisal Rights. The Stockholder hereby waives, to the full extent permitted by Applicable Law, and agrees not to assert any, appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all Subject Shares held by the undersigned of record or beneficially owned and entitled to appraisal rights pursuant to Section 2.05 of the Merger Agreement.

SECTION 11 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.

SECTION 12 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time; provided that Section 9, this Section 12 and Section 13 shall survive such termination and remain in full force and effect. Except as expressly set forth in the prior sentence, the representations, warranties and covenants of the Stockholder contained herein shall not survive the termination of this Agreement. Notwithstanding anything in this Section 12 to the contrary, nothing in this Section 12 shall relieve any party hereto from liability for any willful breach of this Agreement that is material prior to such termination.

SECTION 13 Miscellaneous Provisions.

(a) Entire Agreement; Amendments. This Agreement (including any schedules hereto) constitutes the entire understanding and supersedes and cancels all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned with respect to the subject matter hereof. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent, Merger Sub and the Stockholder. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights

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arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

(b) Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 2(c), neither the Stockholder nor Parent nor Merger Sub may assign their rights or obligations hereunder without the prior written consent of the other parties. Any attempted assignment or delegation in violation of this Section 13(b) will be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(c) Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Applicable Law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 12, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 13(d)(2) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond, or other security being required, and (ii) the right of specific enforcement is an integral part of the performance of the obligations and other transactions contemplated hereby, and without that right, none of Parent or Merger Sub would have entered into this Agreement.

(d) Governing Law; Consent to Jurisdiction; Venue.

(1) This Agreement, and all Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

(2) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the performance of the obligations contemplated hereby shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County in respect of any Proceeding arising out of or relating to this Agreement or the performance of the obligations contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the performance of the obligations contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding out of or relating to this Agreement or the performance of the obligations contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 13(g) or in any other manner permitted by law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS OR OTHER TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY

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HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(e).

(f) Expenses. All out-of-pocket fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees, costs and expenses, whether or not the transactions contemplated by the Merger Agreement are consummated.

(g) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:

If to Parent or Merger Sub to:

c/o J.F. Lehman & Company 110 East 59th Street, 27th Floor
New York, NY 10022
Attention:	Glenn M. Shor
David F. Thomas
David L. Rattner
Alec M. Schmidt
Email:	gms@jflpartners.com
dft@jflpartners.com dlr@jflpartners.com ams@jflpartners.com

with a copy to (which alone will not constitute notice):

Shearman & Sterling LLP 2601 Olive Street, Suite 1700
Dallas, Texas 75201
Attention:	Alain Dermarkar
Robert Cardone
Email:	alain.dermarkar@shearman.com
robert.cardone@shearman.com

If to the Stockholder to:

The address set forth on Schedule I hereto

with a copy to (which shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention:	Beth E. Berg
Brent M. Steele
Email:	bberg@sidley.com
bsteele@sidley.com

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(h) Stockholder Obligations. No Stockholder shall be liable for any breach of the terms of this Agreement by any other stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of Applicable Law.

(i) Descriptive Headings. The section headings of this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions hereunder is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions hereunder be consummated as originally contemplated to the fullest extent possible.

(k) Limit on Liability. In no event shall the Stockholder’s liability for monetary damages with respect to any claim related to this Agreement exceed the portion of the Aggregate Consideration that would be payable to the Stockholder with respect to the Subject Shares held by the Stockholder.

(l) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

JFL-TIGER ACQUISITION CO, INC.

By:	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: President and Assistant Secretary

JFL-TIGER MERGER SUB, INC.

By:	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: President and Assistant Secretary

STOCKHOLDER

/s/ Brian Recatto
Brian Recatto

[Signature Page to Voting and Support Agreement – Recatto]

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SCHEDULE I

Stockholder	Owned Shares	Address (including email)
Brian Recatto*	786,311	[Redacted]

*	Certain of the shares are held in a joint account owned by Brian and Melissa Recatto.

[Signature Page to Voting and Support Agreement – Recatto]

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EXHIBIT A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Voting and Support Agreement dated as of July 19, 2023, as amended or modified from time to time in accordance with its terms, by and among JFL-Tiger Acquisition Co, Inc., Brian Recatto and the other parties named therein (the “Voting Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Voting Agreement.

The undersigned acknowledges and agrees that it shall be bound by, and subject to, all of the restrictions, covenants, terms and conditions of the Voting Agreement as though an original “Stockholder” party thereto with respect to the Subject Shares [Transferred to it][owned in a joint account with Brian Recatto].

The address and e-mail address to which notices may be sent to the undersigned are as follows:

Name:

Address:

E-mail:

Date:

[Name]

[Exhibit A to Voting and Support Agreement—Recatto]

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ANNEX E

LIMITED GUARANTEE

This Limited Guarantee is dated as of July 19, 2023 (this “Limited Guarantee”), and is made by JFL Equity Investors VI, L.P., a Delaware limited partnership (the “Guarantor”), in favor of Heritage-Crystal Clean, Inc., a Delaware corporation (the “Guaranteed Party”). Capitalized terms used and not defined herein have the meanings given to such terms in the Merger Agreement (defined below), except as otherwise provided herein.

1. Limited Guarantee.

(a) To induce the Guaranteed Party to enter into the Agreement and Plan of Merger, dated as of the date hereof, entered into concurrently herewith by and among the Guaranteed Party, JFL-Tiger Acquisition Co., Inc., a Delaware corporation (“Parent”), and JFL-Tiger Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”) (as may be amended, restated, supplemented, modified or assigned from time to time in accordance with the terms thereof, the “Merger Agreement”), the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party, on the terms and subject to the conditions set forth herein, (i) the full and timely performance by Parent and Merger Sub of all of their respective obligations expressly set forth in Article 6 of the Merger Agreement to be performed at or prior to the Closing, (ii) the financial obligations of Parent and Merger Sub pursuant to the Merger Agreement, including the expense reimbursement obligations pursuant to Sections 6.16(d), 8.02(g) and 9.09(d) of the Merger Agreement (the “Expense Reimbursement Obligations”), in each case to the extent owed, subject to the limitations on liability set forth in the Merger Agreement, (iii) the punctual payment, if and when due pursuant to the terms and conditions of the Merger Agreement, of the Expense Reimbursement Obligations and the Parent Termination Fee pursuant to Section 8.02(d) of the Merger Agreement and (iv) any monetary damages resulting from any actual fraud, intentional or willful breach of Parent or Merger Sub payable by Parent or Merger Sub in accordance with 8.02(a) of the Merger Agreement (collectively, all of the foregoing, the “Obligations”), provided, that in no event shall the maximum aggregate liability of the Guarantor under this Limited Guarantee exceed the Obligations Cap. If Parent fails or refuses to discharge the Obligations when due and payable, then the Guarantor’s liabilities to the Guaranteed Party hereunder in respect any such overdue and unpaid Obligations shall, at the Guaranteed Party’s option, become immediately due and payable, and the Guaranteed Party may at any time and from time to time thereafter, at the Guaranteed Party’s option and in its sole discretion, and so long as Parent has failed or refuses to perform such unpaid Obligations, take any and all actions available hereunder and under Applicable Law to collect the Guarantor’s liabilities hereunder in respect of such overdue and unpaid Obligations, including bringing and prosecuting a separate Proceeding against the Guarantor for the amount of any such unpaid Obligations (subject to the Obligations Cap and any defenses available to Parent or Merger Sub under the Merger Agreement), regardless of whether such Proceeding is brought against Parent, or whether Parent is joined in any such Proceeding. Subject to the terms and conditions set forth herein, including any defenses the Guarantor (or Parent or Merger Sub) may have, the Guarantor shall, upon the written request of the Guaranteed Party, promptly pay any unpaid Obligations in full. All payments hereunder shall be made in cash by wire transfer of immediately available funds.

(b) The Guarantor acknowledges and agrees that: (i) the Guarantor, in its capacity as a party to an Equity Commitment Letter (the “JFL Equity Commitment Letter”) and separate and apart from its rights and obligations as Guarantor under this Limited Guarantee, is delivering the JFL Equity Commitment Letter to Parent, and the Guaranteed Party is relying on the obligations and commitments of the Guarantor under the JFL Equity Commitment Letter in connection with the Guaranteed Party’s decision to enter into the Merger Agreement and consummate the Transactions; (ii) the provisions set forth in Section 8.02 of the Merger Agreement and this Limited Guarantee shall not be construed to diminish or otherwise impair the Guaranteed Party’s right to specific enforcement (I) to cause Parent and Merger Sub to cause, or to directly cause, the Guarantor, to fund, directly or indirectly, the Cash Equity under the JFL Equity Commitment Letter to the extent it is required to do so under the terms thereof or to cause the parties to the other Equity Commitment Letters to fund, directly or indirectly, their respective commitments thereunder to the extent such other parties are required to do so under the terms thereof, and in each case subject to the terms and conditions in the Merger Agreement or (II) to cause Parent and Merger Sub to consummate the Transactions to the extent the Guaranteed Party has the right to do so under the Merger Agreement; and (iii) the right of specific performance under the Equity Commitment Letters and Section 9.09 of the Merger Agreement is an integral part of the Transactions and without those rights, the Guaranteed Party would not have entered into the Merger Agreement. For the avoidance of doubt, nothing in this Limited Guarantee shall limit or otherwise affect the Guaranteed Party’s right to specific performance as provided in Section 9.09 of the Merger Agreement, provided, while the Guaranteed Party may pursue both a grant of specific performance and payment of the Parent Termination Fee, in no event shall the Guaranteed Party be permitted or entitled to receive both (1) a grant of specific performance to require Parent and Merger Sub to effect the Closing or to cause the Equity Financing to be funded, on the one hand, and (2) payment of the Parent Termination Fee or other monetary damages, on the other hand.

(c) The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. If the Guaranteed Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Obligations from Parent or Merger Sub by reason of any automatic stay or otherwise, the Guaranteed Party shall be entitled to receive from the Guarantor, upon demand therefor, the sums that otherwise would have been due had such demand or acceleration occurred. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by and the Guarantor hereby waives any defense upon or arising out of any of the following:

(i) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub or any other Person interested in the Transactions or to pursue any other remedy in the Guaranteed Party’s power whatsoever and the Guarantor waives the right to have the proceeds of property of Parent or Merger Sub or any other Person interested in the Transactions liable on the Obligations first applied to the discharge of the Obligations;

(ii) any change in the time, place, manner or terms of payment or performance, or any change or extension of the time of payment or performance, of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or the Equity Commitment Letters or any other Transaction Document made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Obligations;

(iii) the addition, substitution or release of any entity or other Person interested in the Transactions made in accordance with the terms thereof;

(iv) any change in the existence, structure or ownership of Parent, Merger Sub or any other Person interested in the Transactions;

(v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person interested in the Transactions or any of their respective assets;

(vi) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub, the Guaranteed Party, their respective Affiliates or any other Person interested in the Transactions, whether in connection with the Obligations or otherwise (other than defenses that are available to Parent or Merger Sub under the Merger Agreement or the Guarantor under its Equity Commitment Letter);

(vii) the adequacy or potential inadequacy of any means the Guaranteed Party may have of obtaining payment related to the Obligations;

(viii) the value, genuineness, regularity, illegality or enforceability of the Merger Agreement, the Equity Commitment Letters, or any other Transaction Document or agreement or instrument referred to herein or therein, including this Limited Guarantee affecting Parent or Merger Sub or any other Person interested in the Transactions or any of its or their respective assets (other than defenses that are available to (A) Parent or Merger Sub under the Merger Agreement and (B) the Guarantor for a breach by the Guaranteed Party of Section 6 of this Limited Guarantee);

(viii) any lack of authority of any officer, director or any other Person acting or purporting to act on behalf of the Guarantor, Parent or Merger Sub, or any defect in the formation of the Guarantor, Parent or Merger Sub; or

(ix) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than payment of the Obligations).

(d) Subject only to the Obligations Cap, to the fullest extent permitted by Applicable Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Applicable Law which would otherwise require any election of remedies by the Guaranteed Party, provided that the Guaranteed Party shall not be entitled to duplicative recoveries. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of any Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (other than notices expressly required to be provided to Parent pursuant to the Merger Agreement or to the Guarantor as expressly required under the terms of this Limited Guarantee), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar Applicable Law now or hereafter in effect, or any right to require the marshalling of assets of Parent, Merger Sub or any other Person interested in the Transactions. The Guarantor acknowledges and agrees that each of the waivers set forth herein is made with the Guarantor’s full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any Applicable Law or public policy, such waiver shall be effective to the fullest extent permitted by Applicable Law. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the Transactions and that the waivers set forth herein are knowingly made in contemplation of such benefits.

2. Expiration.

(a) This Limited Guarantee will remain in full force and effect and will be binding on the Guarantor until the earliest to occur of (i) the Closing and the payment by Parent of all amounts required to be paid by it (and Merger Sub) pursuant to the Merger Agreement on or prior to Closing, (ii) 60 days following termination of the Merger Agreement in accordance with its terms in any of the circumstances pursuant to which Parent would be required pursuant to the terms and subject to the conditions of the Merger Agreement to make a payment of all or any portion of the Obligations (except to the extent the Guaranteed Party has initiated a Proceeding by or before a Governmental Authority under this Limited Guarantee against the Guarantor, Parent or Merger Sub alleging that Parent or Merger Sub are liable for any of the Obligations under the Merger Agreement, in which case this Limited Guarantee and the Guarantor’s related obligations will survive until the final resolution of such Proceeding or the signing of a written agreement by each of the parties hereto terminating this Limited Guarantee), and (iii) the date the Obligations equal to the Obligations Cap have been fully discharged and paid in full. Notwithstanding anything in this Limited Guarantee to the contrary, in the event that the Guaranteed Party or any Supporting Stockholder or other Company Related Party who (in either case) is acting on behalf of, or at the direction of the Guaranteed Party, asserts a written claim in a Proceeding that is not a Retained Claim in any Proceeding by or before a Governmental Authority against the Guarantor or any Non-Recourse Party (defined below) in connection with this Limited Guarantee, then (A) all obligations of the Guarantor under this Limited Guarantee will terminate ab initio and will thereupon be null and void, and (B) neither the Guarantor nor any Non-Recourse Party will have any liability to the Guaranteed Party or any Company Related Party with respect to this Limited Guarantee, the other Transaction Documents or the Transactions. The “Retained Claims” means each of the following: (1) claims by the Guaranteed Party against the Guarantor under this Limited Guarantee, but subject to the limitations herein; (2) claims by the Guaranteed Party to enforce the Equity Commitment Letters in accordance with their terms, but subject to the limitations therein; and (3) claims by the Guaranteed Party against Parent and/or Merger Sub (or their successors and assigns) pursuant to any of the Transaction Documents, but subject to the limitations therein. Immediately upon termination of this Limited Guarantee and without the need for any further action by any Person, the Guarantor shall have no further obligation or liability hereunder, provided, that, upon termination of this Limited Guarantee, this Section 2, Section 5, and Sections 6 through and including 13 hereof will survive termination of this Limited Guarantee in accordance with their respective terms and conditions.

(b) The Guaranteed Party acknowledges that the Guarantor is agreeing to enter into this Limited Guarantee in reliance on the provisions set forth in this Section 2. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guarantee, and all dealings between Parent, Merger Sub or the Guarantor, on the one hand, and the Guaranteed Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guarantee. When pursuing its rights and remedies hereunder against the Guarantor, the Guaranteed Party shall be under no obligation to pursue such rights and remedies it may have against Parent or Merger Sub or any other Person for the Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Party to pursue such other rights or remedies or to collect any payments from Parent or Merger Sub or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Guaranteed Party of Parent or Merger Sub or any such other Person or any right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party. The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Parent and Merger Sub and of all other circumstances bearing upon the risk of nonpayment by Parent and Merger Sub of the Obligations and agrees that the Guaranteed Party shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances.

3. Limitations on Liability Under this Limited Guarantee. Notwithstanding anything to the contrary set forth in this Limited Guarantee, the Merger Agreement, the Equity Commitment Letters, or any other Transaction Document, in no event will the aggregate amount of the Obligations pursuant to this Limited Guarantee exceed an amount equal to the Parent Termination Fee plus the Expense Reimbursement Obligations (such amount, the “Obligations Cap”). The Guaranteed Party, on behalf of itself and its Affiliates, agrees that this Limited Guarantee may not be enforced against the Guarantor without giving effect to the Obligations Cap. The Guaranteed Party hereby agrees that in no event will the Guarantor be required to pay to the Guaranteed Party under, in respect of, or in connection with, this Limited Guarantee or the Merger Agreement or the Transactions or otherwise any amounts other than as expressly set forth herein; provided, that nothing herein shall limit the Guaranteed Party’s rights to seek an injunction or specific performance to enforce the Merger Agreement (including consummation of the Transactions and the Closing) pursuant to the terms of the Merger Agreement and the Equity Commitment Letters; provided, further, while the Guaranteed Party may pursue both a grant of specific performance and payment of the Parent Termination Fee, in no event shall the Guaranteed Party be permitted or entitled to receive both (a) a grant of specific performance to require Parent and Merger Sub to effect the Closing or to cause the Equity Financing to be funded, on the one hand, and (b) payment of the Parent Termination Fee or other monetary damages, on the other hand. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that (i) to the extent any of the representations, warranties, covenants or agreements of Parent and Merger Sub contained in the Merger Agreement are expressly waived by the Guaranteed Party, then such waiver will extend to the Guarantor, (ii) to the extent Parent is relieved of all or any portion the Obligations by satisfaction thereof or pursuant to any written agreement with the Guaranteed Party to such effect, the Guarantor will be similarly relieved of its obligations under this Limited Guarantee to the extent of such satisfaction and the Obligations Cap shall be reduced accordingly by any amount so relieved, provided, however, this clause (ii) will not apply to the extent that Parent is relieved of its obligations as a result of or in connection with any insolvency, bankruptcy, reorganization, dissolution, receivership or other similar Proceeding affecting Parent, and (iii) the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guarantee, any claim or defense that Parent could assert against the Guaranteed Party under the express terms of the Merger Agreement.

4. Representations and Warranties and Covenants of the Guarantor.

(a) The Guarantor hereby represents and warrants to the Guaranteed Party that: (i) the Guarantor has all requisite power and authority to execute and deliver this Limited Guarantee and to perform its obligations hereunder; (ii) the execution, delivery and performance by the Guarantor of this Limited Guarantee (x) does not contravene any provision of the Guarantor’s organizational documents or any Applicable Law or contractual restriction binding on the Guarantor or its assets and (y) has been duly authorized by all necessary action on the part of the Guarantor; (iii) this Limited Guarantee represents a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (except as such enforceability may be limited by the Bankruptcy and Equity Exceptions); (iv) the Guarantor has the financial capability necessary for it to satisfy its obligations under this Limited Guarantee (including the payment of the Obligations) and all funds necessary for the Guarantor to satisfy its obligations under this Limited Guarantee (including the payment of the Obligations) shall be available for so long this Limited Guarantee shall remain in effect; and (v) the Guarantor is a limited partnership duly formed and validly existing under the laws of the State of Delaware.

(b) So long as this Limited Guarantee is in effect, the Guarantor hereby covenants and agrees that: (i) it shall not institute, and shall cause each of its Affiliates not to institute, directly or indirectly, any action, suit or proceeding or bring any other claim, asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, but subject to the terms of this Limited Guarantee; (ii) it will comply with all Applicable Law and Orders of Governmental Authorities to which it may be subject if failure to so comply would materially impair its ability to perform its obligations under this Limited Guarantee; and (iii) it will not take any action or omit to take any action that would or would reasonably be expected to cause or result in any of its representations and warranties set forth in Section 4(a) becoming untrue or materially impair its ability to perform its obligations under this Limited Guarantee.

5. Successors and Assigns; No Third Party Beneficiaries. Unless terminated pursuant to the provisions of Section 2 of this Limited Guarantee, this Limited Guarantee is a continuing guarantee and agreement and may not be revoked or terminated and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Obligations. This Limited Guarantee will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Limited Guarantee may assign any of its rights or interests or delegate any of its obligations under this Limited Guarantee without the prior written consent of the other party hereto; provided, however, that notwithstanding the foregoing, Guarantor may assign its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any Affiliate of the Guarantor so long as such assignment would not, and would not reasonably be expected to, prevent or materially impair or delay the consummation of the Transactions; provided, further, that no such assignment, transfer or delegation shall relieve the Guarantor from its obligations hereunder. Any attempted assignment or delegation in violation of this Section 5 will be null and void. Except as set forth in this Section 5, nothing in this Limited Guarantee, express or implied, is intended to confer upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Limited Guarantee.

6. No Recourse. Notwithstanding anything that may be expressed or implied in this Limited Guarantee, the Merger Agreement, the Equity Commitment Letters or any other Transaction Document, the Guaranteed Party, by its acceptance of this Limited Guarantee, unconditionally and irrevocably covenants, agrees and acknowledges, on its behalf and on behalf of its Affiliates, equityholders, officers, directors, employees, representatives and agents, that: (a) no Person other than the Guarantor shall have any liability hereunder (on the terms and subject to the conditions set forth herein); (b) notwithstanding that the Guarantor is organized as a limited partnership, no recourse hereunder or under any other Transaction Document or the Transactions

(whether or not consummated) shall be had against any Non-Recourse Party, whether by the enforcement of any Order by a Governmental Entity or by any Proceeding, or by virtue of any Applicable Law (including common law); and (c) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, for any liability of the Guarantor under any Transaction Document or the Transactions (whether or not consummated) or for any Proceeding based on, in respect of, or by reason of such obligations or by their creation (including the breach, termination or failure to consummate the Transactions), in each case whether based on contract, tort, strict liability, other Applicable Laws or otherwise, and whether by piercing the corporate veil, by a claim by or on behalf of a party hereto or another Person or otherwise. “Non-Recourse Party” means the Related Parties of the Guarantor and the HVP Equity Investors but shall in no event include Parent, Merger Sub, the Guarantor, the HVP Investors or any of their respective successors or assignees and any parties to the Support Agreements. For the avoidance of doubt, this Section 6 will not apply to (I) the enforcement of the Guaranteed Party’s rights under this Limited Guarantee, (II) the Guaranteed Party’s third party beneficiary rights under the Equity Commitment Letters, and (III) the Guaranteed Party’s rights against Parent or Merger Sub under, and in accordance with, the terms and conditions of the Merger Agreement, and (IV) Parent’s rights under the Equity Commitment Letters.

7. Entire Agreement; Amendments. This Limited Guarantee, together with the Merger Agreement and the Equity Commitment Letters, and any other documents delivered by the parties in connection herewith or therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto. No amendment of any provision of this Limited Guarantee shall be valid unless the same shall be in writing and signed by the Guaranteed Party and the Guarantor. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent, Merger Sub or any other Person liable for any Obligations prior to proceeding against the Guarantor hereunder.

8. Headings Descriptive. The section headings of this Limited Guarantee are for reference purposes only and will not in any way affect the meaning or interpretation of this Limited Guarantee.

9. Severability. If any term, provision, covenant or restriction of this Limited Guarantee is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Limited Guarantee shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Limited Guarantee is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be effected as originally contemplated to the fullest extent possible.

10. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Limited Guarantee shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail,

(iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:

If to the Guarantor:

c/o J.F. Lehman & Company

110 East 59th Street, 27th Floor

New York, New York 10022

Attention:  Glenn M. Shor

          David F. Thomas

          David L. Rattner

          Alec M. Schmidt

Email:       gms@jflpartners.com

          dft@jflpartners.com

          dlr@jflpartners.com

          ams@jflpartners.com

with a copy to (which alone will not constitute notice):

Shearman & Sterling LLP

2601 Olive Street, Suite 1700

Dallas, Texas 75201

Attention:  Alain Dermarkar

          Robert Cardone

          Kyle Park

Email:       alain.dermarkar@shearman.com

          robert.cardone@shearman.com

          kyle.park@shearman.com

If to the Guaranteed Party:

Heritage-Crystal Clean, Inc.

2000 Center Drive, Suite Es

Hoffman Estates, Illinois, 60192

Attention:  Brian Recatto

Email:       brian.recatto@crystal-clean.com

with a copy to (which shall not constitute notice):

McDermott Will & Emery LLP

444 West Lake Street

Suite 4000

Chicago, Illinois 60606-0029

Attention:  Heidi Steele

Email:       hsteele@mwe.com

11. Governing Law; Consent to Jurisdiction; Venue.

(a) This Limited Guarantee, and all Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Limited Guarantee, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

(b) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County in respect of any Proceeding arising out of or relating to this Limited Guarantee or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Limited Guarantee, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Limited Guarantee or the transactions contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding out of or relating to this Limited Guarantee or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9 or in any other manner permitted by Applicable Law.

12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LIMITED GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LIMITED GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13. Counterparts; Effectiveness. This Limited Guarantee may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Limited Guarantee shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Limited Guarantee shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Limited Guarantee transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. The parties and their respective counsel have participated jointly in negotiating and drafting this Limited Guarantee. In the event that an ambiguity or a question of intent or interpretation arises, this Limited Guarantee shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Limited Guarantee.

[Signature Pages Follow]

GUARANTOR:

JFL EQUITY INVESTORS VI, L.P.

By:	JFL GP Investors VI, LLC,
its General Partner

	By:	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: Member

[Signature Page to Limited Guarantee]

Agreed to and accepted by GUARANTEED PARTY:

HERITAGE-CRYSTAL CLEAN, INC.

By:	/s/ Brian Recatto
Name: Brian Recatto
Title: President and Chief Executive Officer

[Signature Page to Limited Guarantee]

SCAN TO VIEW MATERIALS & VOTE w HERITAGE-CRYSTAL CLEAN, INC. VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. 2000 CENTER DRIVE, SUITE EAST C300 Vote by 11:59 p.m. Eastern Time on October 9, 2023. Have your proxy card in hand when you HOFFMAN ESTATES, IL 60192 access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 9, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON You may also vote in person at the special meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V22935-S73390 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HERITAGE-CRYSTAL CLEAN, INC. The Board of Directors unanimously recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of July 19, 2023 (the “Merger Agreement”), by and among JFL-Tiger Acquisition Co., Inc., !,!! a Delaware corporation, JFL-Tiger Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of JFL-Tiger Acquisition Co., Inc., and Heritage-Crystal Clean, Inc. (the “Company”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and the Company will become a wholly-owned subsidiary of Parent. 2. To approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company’s named executive officers ! ! ! in connection with the Merger. 3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at ! ! ! the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. Please sign exactly as your name(s) appear(s) herein. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com V22936-S73390 HERITAGE-CRYSTAL CLEAN, INC. Special Meeting of Stockholders October 10, 2023 9:00 am CT This Proxy is solicited by the Board of Directors The undersigned hereby appoints Brian Recatto and Mark DeVita, and each of them, with full power of substitution, as proxies and attorneys-in-fact for the undersigned, and hereby authorizes them, and each of them, to attend the Special Meeting of Stockholders of Heritage-Crystal Clean, Inc. (the “Company”), to be held on October 10, 2023, at 9:00 a.m. Central Time, and any adjournments or postponements thereof (the “Special Meeting”), and to vote all shares of the common stock of the Company that the undersigned is entitled to vote at the Special Meeting, with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any other proxy executed previously for the Special Meeting. This Proxy, when properly executed, will be voted in the manner the undersigned directs on this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted in accordance with the recommendations of the Board of Directors of the Company. The Board of Directors of the Company unanimously recommends that you vote FOR Proposals 1, 2, and 3. The undersigned may revoke this Proxy at any time before it is voted by revoting at a subsequent time by Internet or by telephone, by signing a new proxy card with a date later than any previously delivered Proxy and submitting it following the instructions on this proxy card, by delivering a signed revocation letter to the Vice President & Chief Financial Officer before the Special Meeting, or by attending the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of stockholders accompanying the proxy statement. Continued and to be signed on reverse side